Exhibit 10.1

EXECUTION COPY

$90,000,000 CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of January 11, 2006

by and among

PANTHER II TRANSPORTATION, INC.,

as the Borrower,

ANTARES CAPITAL CORPORATION,

for itself, as a Lender, and as Agent for all Lenders,

GE CAPITAL MARKETS, INC.,

as the Lead Arranger,

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders

TABLE OF CONTENTS

ARTICLE I - THE CREDITS		1
1.1	Amounts and Terms of Commitments	1
1.2	Notes	5
1.3	Interest	5
1.4	Loan Accounts	7
1.5	Procedure for Revolving Credit Borrowing	7
1.6	Conversion and Continuation Elections	8
1.7	Optional Prepayments	9
1.8	Mandatory Prepayments of Loans and Commitment Reductions	10
1.9	Fees	14
1.10	Payments by the Borrower	15
1.11	Payments by the Lenders to the Agent; Settlement	16

ARTICLE II - CONDITIONS PRECEDENT		18
2.1	Conditions of Effectiveness	18
2.2	Conditions to All Borrowings	21

ARTICLE III - REPRESENTATIONS AND WARRANTIES		22
3.1	Corporate Existence and Power	22
3.2	Corporate Authorization; No Contravention	23
3.3	Governmental Authorization	23
3.4	Binding Effect	24
3.5	Litigation	24
3.6	No Default	24
3.7	ERISA Compliance	24
3.8	Use of Proceeds; Margin Regulations	25
3.9	Title to Properties	25
3.10	Taxes	25
3.11	Financial Condition	26
3.12	Environmental Matters	26
3.13	Collateral Documents	27
3.14	Regulated Entities	27
3.15	Solvency	27
3 16	Labor Relations	27
3.17	Copyrights, Patents, Trademarks and Licenses, etc.	27
3.18	Subsidiaries	28
3.19	Brokers’ Fees; Transaction Fees	28
3.20	Insurance	28
3.21	Full Disclosure	28
3.22	Certain Other Representations and Warranties	29
3.23	Foreign Assets Control Regulations and Anti-Money Laundering	29
3.24	Material Contracts	29

ARTICLE IV - AFFIRMATIVE COVENANTS		30
4.1	Financial Statements	30

i

4.2	Certificates; Borrowing Base Certificates; Other Information	30
4.3	Notices	32
4.4	Preservation of Corporate Existence, Etc.	34
4.5	Maintenance of Property	34
4.6	Insurance	35
4.7	Payment of Obligations	36
4.8	Compliance with Laws	36
4.9	Inspection of Property and Books and Records	36
4.10	Use of Proceeds	37
4.11	Solvency	37
4.12	Further Assurances	37
4.13	Interest Rate Protection	38

ARTICLE V - NEGATIVE COVENANTS		39
5.1	Limitation on Liens	39
5.2	Disposition of Assets	40
5.3	Consolidations and Mergers	41
5.4	Loans and Investments	41
5.5	Limitation on Indebtedness	42
5.6	Transactions with Affiliates	43
5.7	Management Fees and Compensation	43
5.8	Use of Proceeds	44
5.9	Contingent Obligations	45
5.10	Compliance with ERISA	45
5.11	Restricted Payments	46
5.12	Change in Business	48
5.13	Change in Structure	48
5.14	Accounting Changes	48
5.15	Amendments to Related Agreements and Subordinated Indebtedness	48
5.16	No Negative Pledges	48
5.17	OFAC	49
5.18	Integration	49
5.19	Stay, Extension and Usury Laws	49

ARTICLE VI - FINANCIAL COVENANTS		49
6.1	Capital Expenditures	50
6.2	Senior Leverage Ratio	50
6.3	Fixed Charge Coverage Ratio	51
6.4	Interest Coverage Ratio	51

ARTICLE VII - EVENTS OF DEFAULT		52
7.1	Event of Default	52
7.2	Remedies	55
7.3	Rights Not Exclusive	56
7.4	Cash Collateral for Letters of Credit	56

ARTICLE VIII - THE AGENT		56
8.1	Appointment and Authorization	56
8.2	Delegation of Duties	56
8.3	Liability of Agent	56
8.4	Reliance by Agent	57
8.5	Notice of Default	57
8.6	Credit Decision	58
8.7	Indemnification	58
8.8	Agent in Individual Capacity	59
8.9	Successor Agent	59
8.10	Collateral Matters	59
8.11	Documentation Agent and Syndication Agent	60

ARTICLE IX - MISCELLANEOUS		60
9.1	Amendments and Waivers	60
9.2	Notices	61
9.3	No Waiver; Cumulative Remedies	62
9.4	Costs and Expenses	63
9.5	Indemnity	63
9.6	Marshaling; Payments Set Aside	64
9.7	Successors and Assigns	65
9.8	Assignments, Participations, etc.	65
9.9	Confidentiality	67
9.10	Set-off; Sharing of Payments	68
9.11	Notification of Addresses, Lending Offices, Etc.	69
9.12	Counterparts	69
9.13	Severability; Facsimile Signature	69
9.14	Captions	69
9.15	Independence of Provisions	69
9.16	Interpretation	69
9.17	No Third Parties Benefited	69
9.18	Governing Law and Jurisdiction	69
9.19	Waiver of Jury Trial	70
9.20	Entire Agreement; Release	71
9.21	Patriot Act	71
9.22	Replacement of Lender	71
9.23	Continued Effectiveness; No Novation	72
9.24	Press Release and Related Matters	72

ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY		72
10.1	Taxes	72
10.2	Illegality	76
10.3	Increased Costs and Reduction of Return	76
10.4	Funding Losses	77
10.5	Inability to Determine Rates	78
10.6	Reserves on LIBOR Rate Loans	78
10.7	Certificates of Lenders	78
10.8	Survival	78

ARTICLE XI - DEFINITIONS		79
11.1	Defined Terms	79
11.2	Other Interpretive Provisions	98
11.3	Accounting Principles	99

SCHEDULES

Schedule 1.1 (a)	Term Loan Commitments
Schedule 1.1 (b)	Revolving Loan Commitments
Schedule 3.2	Capitalization
Schedule 3.5	Litigation
Schedule 3.7	ERISA
Schedule 3.9	Title to Properties
Schedule 3.10	Taxes
Schedule 3.17	Intellectual Property
Schedule 3.19	Brokers Fees; Transaction Fees
Schedule 3.24	Material Contracts
Schedule 5.1	Liens
Schedule 5.5	Indebtedness
Schedule 5.6	Affiliate Transactions
Schedule 5.9	Contingent Obligations

EXHIBITS

Exhibit 1.8(e)	Excess Cash Flow Certificate
Exhibit 4.2(b)	Compliance Certificate
Exhibit 5.7	Performance Bonuses
Exhibit 11.1(a)	Borrowing Base Certificate
Exhibit 11.1(b)	Notice of Borrowing
Exhibit 11.1(c)	Notice of Continuation/Conversion
Exhibit 11.1(d)	Revolving Note
Exhibit 11.1(e)	Term Note
Exhibit 11.1(f)	Swing Line Note

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of January 11, 2006, by and among PANTHER II TRANSPORTATION, INC., an Ohio corporation (the “Borrower”), ANTARES CAPITAL CORPORATION, a Delaware corporation, as agent for the several financial institutions from time to time party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender, and such other Lenders.

W I T N E S S E T H:

WHEREAS, Panther Acquisition, Inc., an Ohio corporation and predecessor of the Borrower (“Acquisition Co.”), the Agent and certain of the Lenders are parties to a Credit Agreement dated as of June 10, 2005 (as heretofore amended, modified and supplemented, including, without limitation, pursuant to that certain First Amendment to Loan Documents dated as of September 21, 2005, the “Original Credit Agreement”); and

WHEREAS, the Borrower, the Agent and the Lenders desire to amend and restate in its entirety the Original Credit Agreement, without constituting a novation, all on the terms and subject to the conditions contained herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto amend and restate the Original Credit Agreement in its entirety as follows:

ARTICLE I - THE CREDITS

1.1 Amounts and Terms of Commitments.

(a) The Term Loan. Borrower acknowledges and agrees that, immediately prior to the effectiveness of this Agreement, the outstanding principal amount of the “Term Loan A” under the Original Credit Agreement is $49,350,000 and of the “Term Loan B” under the Original Credit Agreement is $8,000,000 (collectively, the “Existing Term Loans”), in each case all of which Existing Term Loans hereby shall be deemed to have been, and hereby is, converted into a portion of the outstanding Term Loan hereunder in like amount without constituting a novation, and Borrower hereby represents, warrants, agrees, covenants and reaffirms that it has no defense, set off, claim or counterclaim against the Agent and the Lenders with regard to its Obligations in respect of such Existing Term Loans. Each Lender with a Term Loan Commitment severally and not jointly agrees, on the terms and conditions hereinafter set forth, to lend to Borrower on the Restatement Effective Date, the additional amount set forth opposite such Lender’s name in Schedule 1.1(a) under the heading “Term Loan Commitment” (such amount, together with the amount of the Existing Term Loans of such Lender, being referred to herein as such Lender’s “Term Loan Commitment”). Amounts borrowed, or deemed borrowed, under this subsection 1.1(a) are referred to as the “Term Loan”. Amounts borrowed, or deemed borrowed, as the Term Loan which are repaid or prepaid by the Borrower may not be reborrowed.

(b) The Revolving Credit. Each Lender with a Revolving Loan Commitment severally and not jointly agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower (each such Loan, a “Revolving Loan”) from time to time on any Business Day during the period from the Restatement Effective Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender’s name in Schedule 1.1(b) under the heading “Revolving Loan Commitment” (such amount as the same may be reduced from time to time pursuant to subsection 1.8(f) hereof or as a result of one or more assignments pursuant to Section 9.8, being referred to herein as such Lender’s “Revolving Loan Commitment”); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans shall not exceed the Maximum Revolving Loan Balance. Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(b) may be repaid and reborrowed from time to time. The “Maximum Revolving Loan Balance” from time to time will be the lesser of:

(i) the “Borrowing Base” (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time, or

(ii) the Aggregate Revolving Loan Commitment then in effect;

less , in either case, the sum of (a) the aggregate amount of Letter of Credit Participation Liability and (b) the Swing Line Commitment in effect at such time.

If at any time the then outstanding balance of Revolving Loans exceeds the Maximum Revolving Loan Balance, then Borrower shall immediately prepay outstanding Revolving Loans in an amount sufficient to eliminate such excess. Borrower and each Lender with a Revolving Loan Commitment under the Original Credit Agreement hereby acknowledge and agree that, immediately prior to the effectiveness of this Agreement, except for Letter of Credit Participation Liability arising under the Existing Letters of Credit, there are no “Revolving Loans” outstanding under the Original Credit Agreement.

(c) Lender Letters of Credit and Letter of Credit Participation Agreements. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Revolving Loan Commitment may, in addition to advances of Revolving Loans, be utilized, upon the request of Borrower, for (i) the issuance of letters of credit by the Agent or an Affiliate of the Agent (each such letter of credit, a “Lender Letter of Credit”) or (ii) the issuance of letter of credit participation agreements by Agent (each such letter of credit participation, a “Letter of Credit Participation Agreement”) to confirm payment to banks (whether or not such banks are Lenders) which issue letters of credit for the account of Borrower on behalf of each Lender having a Revolving Loan Commitment (severally and not jointly) according to such Lender’s Revolving Loan Commitment. The aggregate amount of Letter of Credit Participation Liability with respect to all Lender Letters of Credit and Letter of Credit Participation Agreements outstanding at any time shall not exceed $7,500,000. As of the Restatement Effective Date, all of the Lender Letters of Credit and Letter of Credit Participation Agreements issued under the Original Credit Agreement (collectively, the “Existing Letters of Credit”) shall be deemed to be Lender Letters of Credit and Letter of Credit Participation Agreements, as the case may be, issued hereunder and shall be subject to all of the terms and provisions of this Agreement and the other Loan Documents applicable to Lender Letters of Credit and Letter of Credit Participation Agreements issued hereunder. Each Lender with a Revolving Loan Commitment agrees that its obligations with respect to Lender Letters of Credit and Letter of Credit Participation Agreements pursuant to this subsection 1.1(c) shall include the Existing Letters of Credit and the Borrower hereby (x) represents, warrants, agrees, covenants and reaffirms that it has no defense, set off, claim or counterclaim against the Agent and the Lenders with regard to its Obligations in respect of such Existing Letters of Credit and (y) reaffirms its obligation to reimburse the Agent (or Affiliate of the Agent) for honored drawings under such Existing Letters of Credit in accordance with the terms and provisions of this Agreement and the other Loan Documents.

The Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse the Agent immediately for any amounts paid by the Agent (or Affiliate of the Agent) under any Lender Letter of Credit or Letter of Credit Participation Agreement. All amounts paid by the Agent (or Affiliate of the Agent) with respect to any Lender Letter of Credit or Letter of Credit Participation Agreement that are not immediately repaid by Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the interest rate then applicable to Revolving Loans, calculated using the Base Rate and the Applicable Margin then in effect. The Borrower hereby authorizes and directs the Lenders with Revolving Loan Commitments (or if the Revolving Loan Commitments have terminated, who had a Revolving Loan Commitment at the time of such termination), at the Agent’s option, to make a Revolving Loan in the amount of any payment made by the Agent (or Affiliate of the Agent) with respect to any Lender Letter of Credit or Letter of Credit Participation Agreement. Each Lender agrees to fund its Commitment Percentage of any Revolving Loan made pursuant to this subsection 1.1(c) and, if no such Revolving Loans are made, each Lender with a Revolving Loan Commitment (or if the Revolving Loan Commitments have terminated, who had a Revolving Loan Commitment at the time of such termination) agrees to purchase, and shall be deemed to have purchased on the date on which it pays to the Agent its ratable portion of any payments made by the Agent (or Affiliate of the Agent), a participation in such Lender Letter of Credit or Letter of Credit Participation Agreement in an amount equal to its ratable share of such Lender Letter of Credit or Letter of Credit Participation Agreement based upon the Revolving Loan Commitments then in effect (or which were in effect at the time the Revolving Loan Commitments terminated) and each Lender agrees to pay to the Agent promptly such share of any payments made by the Agent (or Affiliate of the Agent) under such Lender Letter of Credit or Letter of Credit Participation Agreement. The obligations of each Lender under the preceding two (2) sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 2.2 hereof.

In addition to all other terms and conditions set forth in this Agreement, the issuance by the Agent (or Affiliate of the Agent) of any Lender Letter of Credit or Letter of Credit Participation Agreement shall be subject to the condition precedent that the Lender Letter of Credit, Letter of Credit Participation Agreement or the letter of credit or written contract for which Borrower requests a Letter of Credit Participation Agreement shall support a transaction entered into by Borrower or one of its Subsidiaries in the Ordinary Course of Business, or

otherwise be reasonably acceptable to Agent, and shall be in such form, be for such amount, and contain such terms as are reasonably satisfactory to Agent.

The expiration date of each Lender Letter of Credit shall be on a date which is the earlier of (a) one year from its date of issuance, or (b) the thirtieth (30th) day before the Revolving Termination Date. Each Letter of Credit Participation Agreement shall provide that the Letter of Credit Participation Agreement terminates and all demands or claims for payment must be presented by a date certain, which date will be the earlier of (a) one year from its date of issuance, or (b) the thirtieth (30th) day before the Revolving Termination Date.

Borrower shall give Agent at least seven (7) Business Days’ prior written notice specifying the date a Lender Letter of Credit or Letter of Credit Participation Agreement is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the drawing terms for the Lender Letter of Credit or form of each letter of credit signed by the Borrower as applicant and account party.

(d) Swing Line Loans. The Swing Line Lender may, in its sole and absolute discretion, make Loans to the Borrower (each such Loan, a “Swing Line Loan”) from time to time on any Business Day during the period from the Restatement Effective Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Swing Line Lender’s name in Schedule 1.1(d) under the heading “Swing Line Commitment” or in an Assignment and Acceptance pursuant to which Swing Line Lender first becomes a party hereto (such amount as the same may be reduced from time to time pursuant to subsection 1.7(c) hereof or as a result of one or more assignments pursuant to Section 9.8, being referred to herein as such Lender’s “Swing Line Commitment”); provided, however, that, after giving effect to any Borrowing of Swing Line Loans, (i) the aggregate principal amount of all outstanding Swing Line Loans shall not exceed the Swing Line Commitment and (ii) the sum of the aggregate amount of all outstanding Swing Line Loans, outstanding Revolving Loans and the aggregate amount of Letter of Credit Participation Liability shall not exceed the lesser of:

(i) the “Borrowing Base” (as calculated pursuant to the Borrowing Base Certificate) in effect from time to time, or

(ii) the Aggregate Revolving Loan Commitment then in effect.

Subject to the other terms and conditions hereof, amounts borrowed under this subsection 1.1(d) may be repaid and reborrowed from time to time.

If at any time the then outstanding principal balance of Swing Line Loans exceeds the Swing Line Commitment, then the Borrower shall immediately prepay outstanding Swing Line Loans in an amount sufficient to eliminate such excess. Outstanding Swing Line Loans shall not be deemed outstanding Revolving Loans. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Swing Line Lender agrees that, without the prior written consent of Required Revolving Lenders, it will not make any Swing Line Loan to Borrower, and Borrower agrees that it shall not be entitled to receipt of proceeds of a Swing Line Loan, after Swing Line Lender has received written notice from the Borrower or Agent (either individually or at the direction of Required Revolving Lenders) that an Event of Default has occurred and is continuing.

(e) Lender Assignments. Each Lender, severally and not jointly, hereby agrees that the Lenders’ pro rata shares of the Revolving Loan Commitment and the Term Loan Commitment as of the Restatement Effective Date shall be as set forth on Schedules 1.1 (a) and 1.1(b) attached hereto. The Assigning Lenders and the Assignee Lenders, severally and not jointly, hereby agree, on the Restatement Effective Date, to effect any inter-Lender transfers necessary to cause each Lender to hold the portion of the Revolving Loan Commitment and the portion of the Term Loan set forth beside such Lender’s name on Schedules 1.1(a) and 1.1(b). To the extent necessary to give effect to the provisions of the preceding sentences, each Lender under and as defined in the Original Credit Agreement (to the extent such Lender is assigning Loans in accordance with this subsection 1.1(e), an “Assigning Lender”), severally and not jointly, hereby agrees on the date hereof to sell and to assign to each Lender hereunder (each Lender, in such capacity is referred to herein as an “Assignee Lender”), without recourse, representation or warranty, and each Assignee Lender, severally and not jointly, hereby purchases and assumes from the applicable Assigning Lender, a percentage interest in the Revolving Loan Commitment and the Term Loan in amounts required to give effect to the pro rata shares set forth on Schedules 1.1(a) and 1.1(b) hereto. Upon the effectiveness of the assignments and acceptances described in this subsection 1.1(e), the Agent shall thereafter make all payments in respect of the interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee Lenders. The Lenders shall make all appropriate adjustments in payment for periods prior to the effectiveness of the assignment and acceptance described in this subsection 1.1(e) by the Agent or with respect to the making of this assignment directly between themselves.

1.2 Notes.

(a) The Term Loan made, or deemed made, by each Lender with a Term Loan Commitment shall, at the option of such Lender, be evidenced by a Term Note payable to the order of such Lender in an amount equal to such Lender’s Term Loan Commitment.

(b) The Revolving Loans made, or deemed made, by each Lender with a Revolving Loan Commitment shall, at the option of such Lender, be evidenced by a Revolving Note payable to the order of such Lender in an amount equal to such Lender’s Revolving Loan Commitment.

(c) The Swing Line Loans made, or deemed made, by the Swing Line Lender with a Swing Line Loan Commitment shall, at the option of such Lender, be evidenced by a Swing Line Note payable to the order of such Lender in an amount equal to such Swing Line Lender’s Swing Line Commitment.

1.3 Interest.

(a) Subject to subsections 1.3(c) and 1.3(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made at a rate per annum equal to the LIBOR or the Base Rate, as the case may be, plus the Applicable Margin; provided, that Swing

Line Loans may not be LIBOR Rate Loans. Commencing on the fifth (5th) Business Day following the date of delivery of the monthly financial statements and the Compliance Certificate for June 2006, and continuing thereafter, the Applicable Margin for the Loans shall be subject to adjustment as set forth in the definition of Applicable Margin. The Agent will with reasonable promptness notify the Borrower and the Lenders of the effective date and the amount of each such change (other than changes affecting the Swing Line Notes); provided, that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Agent. Each determination of an interest rate by the Agent (or, with respect to the Swing Line Loans, the Swing Line Lender) shall be conclusive and binding on Borrower and the Lenders in the absence of demonstrable error. All computations of fees (other than the Agent’s annual fee) and interest payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. The Borrower hereby agrees that all accrued and unpaid interest due and owing to the Lenders under the Original Credit Agreement as of the Restatement Effective Date shall be deemed accrued and continued hereunder and shall be paid in cash by the Borrower to the Agent, for the benefit of the Lenders, on the Restatement Effective Date.

(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any payment or prepayment of Loans in full.

(c) At the election of the Agent or the Required Lenders while any Event of Default under subsections 4.1, 4.2(b), 7.1(a) or, as a result of the Borrower’s failure to observe any of the covenants contained in Article VI hereof, 7.1(c) exists (or automatically while any Event of Default under subsections 7.1(f), 7.1(g) or 7.1(m)(iv) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Obligations from and after the date of occurrence and during the continuance of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the LIBOR or Base Rate, as the case may be) and, in the case of Obligations not subject to an Applicable Margin (other than the fees described in subsection 1.9(c)), at a rate per annum equal to the rate per annum applicable to Revolving Loans which are Base Rate Loans (including the Applicable Margin with respect thereto) plus two percent (2.0%); provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Loan outstanding during the continuance of such Event of Default, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin plus two percent (2.0%). All such interest shall be payable on demand of the Agent or the Required Lenders.

(d) Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

1.4 Loan Accounts.

(a) The Agent, on behalf of the Lenders, shall record on its books and records the amount of each Loan (other than Swing Line Loans) made, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Agent shall deliver to the Borrower on a monthly basis a loan statement setting forth such record for the immediately preceding month. Such record shall, absent demonstrable error, be conclusive evidence of the amount of the Loans (other than Swing Line Loans) made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against the Agent.

(b) Swing Line Lender shall record on its books and records the amount of each Swing Line Loan made by it, the interest rate applicable, all payments of principal and interest thereon and the principal balance thereof from time to time outstanding. The Swing Line Lender shall deliver to the Borrower and Agent on a monthly basis (no later than ten (10) Business Days after the end of the previous month) a loan statement setting forth such record for the immediately preceding month. Such records shall, absent demonstrable error, be conclusive evidence of the amount of the Swing Line Loans made by the Swing Line Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so, or any failure to deliver such loan statement shall not, however, limit or otherwise affect the obligation of the Borrower hereunder (and under any Swing Line Note) to pay any amount owing with respect to the Swing Line Loans or provide the basis for any claim against the Swing Line Lender. Except as specifically set forth in this Agreement, in no event shall Agent have any responsibility whatsoever for administration of the Swing Line Commitment and Swing Line Loans.

1.5 Procedure for Revolving Credit Borrowing.

(a) Each Borrowing of a Revolving Loan shall be made upon the Borrower’s irrevocable (subject to Section 10.5 hereof) written notice delivered to the Agent in the form of a Notice of Borrowing, which notice must be received by the Agent prior to 11:00 a.m. (Chicago time) (i) on the requested Borrowing date in the case of each Base Rate Loan equal to or less than $1,000,000 and in the case of the Loans to be made on the Restatement Effective Date, (ii) on the date which is one (1) Business Day prior to the requested Borrowing date of each Base Rate Loan in excess of $1,000,000 but equal to or less than $3,000,000 and (iii) on the day which is three (3) Business Days prior to the requested Borrowing date in the case of each LIBOR Rate Loan and each Base Rate Loan in excess of $3,000,000; provided, that with respect to Loans subsequent to the Loans to be made on the Restatement Effective Date, the Borrower may give notice of the requested Borrowing to the Agent by telephone call, with such notice confirmed not later than the following Business Day by delivery to the Agent of a signed Notice of Borrowing. Such Notice of Borrowing shall specify:

(i) the amount of the Borrowing (which shall be in an aggregate minimum principal amount of $100,000 and multiples of $50,000 in excess thereof);

(ii) the requested Borrowing date, which shall be a Business Day;

(iii) whether the Borrowing is to be comprised of LIBOR Rate Loans or Base Rate Loans; and

(iv) if the Borrowing is to be LIBOR Rate Loans, the Interest Period applicable to such Loans;

provided , however , that with respect to the Borrowing to be made on the Restatement Effective Date, such Borrowing will consist of Base Rate Loans only and shall remain so for not less than three (3) Business Days after the Restatement Effective Date. Thereafter, Borrower may request that Revolving Loans be made as LIBOR Rate Loans and that Loans be converted to or continued as LIBOR Rate Loans.

(b) Upon receipt of the Notice of Borrowing, Agent will promptly notify each Lender with a Commitment affected thereby of such Notice of Borrowing and of the amount of such Lender’s Commitment Percentage of the Borrowing.

(c) Unless Agent is otherwise directed in writing by Borrower, the proceeds of each requested Borrowing after the Restatement Effective Date will be made available to the Borrower by the Agent by wire transfer (or ACH transfer) of such amount to the Borrower pursuant to the wire transfer instructions specified on the signature page hereto.

(d) Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice delivered to the Swing Line Lender in a form acceptable to the Swing Line Lender (such notice, a “Notice of Swing Line Borrowing”), which notice must be received by the Swing Line Lender prior to 12:00 p.m. (Chicago time) on the requested Borrowing date.

1.6 Conversion and Continuation Elections.

(a) The Borrower may upon irrevocable (subject to subsection 10.2(c) and Section 10.5) written notice to the Agent in accordance with subsection 1.6(b) elect to convert on any Business Day, any Base Rate Loans into LIBOR Rate Loans or elect to continue on the last day of the applicable Interest Period any LIBOR Rate Loans having Interest Periods maturing on such day, in each instance, in whole or in part in an amount not less than $100,000, or that is in an integral multiple of $50,000 in excess thereof.

(b) The Borrower shall deliver a Notice of Continuation/Conversion to be received by the Agent not later than 11:00 a.m. (Chicago time) at least three (3) Business Days in advance of the requested Conversion Date or continuation date, specifying:

(i) the proposed Conversion Date or continuation date;

(ii) the aggregate amount of Loans to be converted or continued; and

(iii) the duration of the requested Interest Period with respect to the Loans to be converted or continued as LIBOR Rate Loans.

(c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to such LIBOR Rate Loans or if any Event of Default shall then exist, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

(d) Upon receipt of a Notice of Continuation/Conversion, the Agent will promptly notify each Lender thereof. In addition, the Agent will, with reasonable promptness, notify the Borrower and the Lenders of each determination of LIBOR; provided that any failure to do so shall not relieve the Borrower of any liability hereunder or provide the basis for any claim against the Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

(e) Unless the Required Lenders shall otherwise agree, during the existence of an Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

(f) Notwithstanding any other provision contained in this Agreement, after giving effect to any Borrowing, or to any continuation or conversion of any Loans, there shall not be more than eight (8) different Interest Periods in effect. LIBOR Rate Loans that shall have been evidenced by the Original Credit Agreement and remain outstanding as of the Restatement Effective Date shall continue as LIBOR Rate Loans hereunder and the Interest Periods relating thereto shall continue as Interest Periods hereunder.

(g) Notwithstanding anything herein to the contrary, Swing Line Loans shall at all times be Base Rate Loans and no Swing Line Loans may be borrowed as, or converted into, a LIBOR Rate Loan.

1.7 Optional Prepayments.

(a) The Borrower may at any time upon at least two (2) Business Days’ (one (1) Business Day for Revolving Loans) prior written notice to the Agent, prepay the Loans in whole or in part in an amount greater than or equal to $100,000, in each instance, without penalty or premium except as provided in Section 10.4. Optional partial prepayments of the Term Loan shall be applied in the manner set forth in subsection 1.8(f) hereof. Optional partial prepayments of the Term Loan in amounts less than $100,000 shall not be permitted.

(b) The notice of any prepayment shall not thereafter be revocable by the Borrower and the Agent will promptly notify each Lender thereof and of such Lender’s Commitment Percentage of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein. Together with each prepayment under this Section 1.7, the Borrower shall pay any amounts required pursuant to Section 10.4.

(c) The Borrower shall be permitted at any time and from time to time from and after the Restatement Effective Date, to reduce voluntarily the Swing Line Commitment in the minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof for each such reduction; provided , that the Borrower shall only be permitted to make two (2) such voluntary reductions in the Swing Line Commitment pursuant to the provisions of this subsection 1.7(c). All requests for a reduction in the Swing Line Commitment shall be made by irrevocable written notice of the Borrower to Agent and the Swing Line Lender stating the amount and effective date of such reduction and shall be received by Agent and the Swing Line Lender not less than three (3) Business Days prior to the effective date of such reduction and Agent shall promptly notify each Lender thereof. All reductions in the Swing Line Commitment made pursuant to the terms of this subsection 1.7(c) shall be permanent. In addition to the foregoing, if and to the extent the Revolving Loan Commitment is reduced (whether pursuant to subsection 1.7(a) or otherwise to an amount less than the Swing Line Commitment, the Swing Line Commitment shall automatically be reduced by an amount equal to the excess of the Swing Line Commitment over the Revolving Loan Commitment, such that the Swing Line Commitment never exceeds the Revolving Loan Commitment.

1.8 Mandatory Prepayments of Loans and Commitment Reductions.

(a) Scheduled Term Loan Payments. The principal amount of the Term Loan shall be paid in installments on the dates and in the respective amounts shown below:

Date of Payment:	Amount of Term Loan Payment:
March 31, 2006	$625,000
June 30, 2006	$625,000
September 30, 2006	$625,000
December 31, 2006	$625,000
March 31, 2007	$750,000
June 30, 2007	$750,000
September 30, 2007	$750,000
December 31, 2007	$750,000
March 31, 2008	$875,000
June 30, 2008	$875,000
September 30, 2008	$875,000
December 31, 2008	$875,000
March 31, 2009	$1,000,000
June 30, 2009	$1,000,000
September 30, 2009	$1,000,000
December 31, 2009	$1,000,000
March 31, 2010	$1,125,000
June 30, 2010	$1,125,000
September 30, 2010	$1,125,000
December 31, 2010	$1,125,000
March 31, 2011	$13,125,000
June 30, 2011	$13,125,000
September 30, 2011	$13,125,000
December 31, 2011	Remaining outstanding balance of Term Loan

(b) Revolving Loan and the Swing Line Loan. The Borrower shall repay to the Lenders in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Revolving Loans outstanding on the Revolving Termination Date. The Borrower shall repay to the Swing Line Lender in full on the date specified in clause (a) of the definition of “Revolving Termination Date” the aggregate principal amount of the Swing Line Loans outstanding on the Revolving Termination Date.

(c) Asset Dispositions. If the Borrower or any of its Subsidiaries shall at any time or from time to time:

(i) make or agree to make a Disposition; or

(ii) suffer an Event of Loss;

and the aggregate amount of the Net Proceeds received by Borrower and its Subsidiaries in connection with such Disposition or Event of Loss and all other Dispositions and Events of Loss occurring during the fiscal year exceeds $500,000, then (A) the Borrower shall promptly notify Agent of such proposed Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Borrower and/or any of its Subsidiaries in respect thereof) and (B) promptly upon receipt by the Borrower and/or any of its Subsidiaries of the Net Proceeds of such Disposition or Event of Loss, the Borrower shall deliver, or cause to be delivered, such Net Proceeds to the Agent for distribution (i) first, to the Swing Line Lender as a prepayment of the Swing Line Loans (but not as a permanent reduction of the Swing Line Commitment) until the Swing Line Loans are repaid in full and (ii) following the repayment in full of the Swing Line Loans, thereafter to the Lenders as a prepayment of the Loans, which prepayment shall be applied in accordance with subsection 1.8(f) hereof. Notwithstanding the foregoing, provided no Default or Event of Default has occurred and is continuing and such reinvestment of Net Proceeds is permitted under the Subordinated Indebtedness Documents, such prepayment shall not be required to the extent the Borrower reinvests the Net Proceeds of such Disposition or Event of Loss, or a portion thereof, in productive assets of a kind then used or usable in the business of the Borrower, within one hundred eighty (180) days after the date of such Disposition or Event of Loss or enters into a binding commitment thereof within said one hundred eighty (180) day period and subsequently makes such reinvestment. Pending such reinvestment, the Net Proceeds shall be delivered to the Agent, for distribution to the Lenders, as a prepayment of the Revolving Loans (to the extent of Revolving Loans then outstanding), but not as a permanent reduction of the Revolving Loan Commitment.

(d) Issuance of Securities. Immediately upon the receipt by Holdings, Borrower or any of its respective Subsidiaries of the Net Issuance Proceeds of the issuance of equity securities or debt securities (other than Net Issuance Proceeds from the issuance of (i) debt securities in respect of Indebtedness permitted hereunder, (ii) equity securities to employees of

Holdings, the Borrower and its Subsidiaries, (iii) equity securities to the Sponsor and its Controlled Investment Affiliates and (iv) equity securities, the proceeds of which are used to finance a Permitted Acquisition), the Borrower shall deliver, or cause to be delivered, to Agent an amount equal to such Net Issuance Proceeds, for application to the Loans in accordance with subsection 1.8(f).

(e) Excess Cash Flow. Within five (5) days after the annual financial statements are required to be delivered pursuant to subsection 4.1(a) hereof, commencing with such annual financial statements for the fiscal year ending December 31, 2006, the Borrower shall deliver to the Agent a written calculation of Excess Cash Flow of the Borrower for such fiscal year or, with respect to the fiscal year ending December 31, 2006, for the period from the Restatement Effective Date through the last day of such fiscal year, in the form of Exhibit 1.8(e) and certified as correct on behalf of Borrower by a Responsible Officer and concurrently therewith shall deliver to the Agent, for distribution to the Lenders, an amount equal to the applicable ECF Percentage of such Excess Cash Flow, for application to the Loans in accordance with the provisions of subsection 1.8(f) hereof. Excess Cash Flow prepayments shall be calculated in the manner set forth in Exhibit 1.8(e).

(f) Application of Prepayments. Any prepayment pursuant to subsection 1.8(e) shall be applied as follows: (i) the first fifty percent (50%) of such prepayment shall be applied to prepay all remaining scheduled installments of the Term Loan in the order of their maturity and (ii) the remaining fifty percent (50%) of such prepayment shall be applied to prepay all remaining scheduled installments of the Term Loan in the inverse order of their maturity. Any prepayments of Term Loan pursuant to Section 1.7(a) and any prepayments pursuant to subsections 1.8(c) (other than prepayments of Swing Line Loans and Revolving Loans as set forth therein) or 1.8(d) shall be applied as follows: (i) first, to prepay all remaining installments of the Term Loan pro rata against all such scheduled installments based upon the respective amounts thereof until the Term Loan shall have been paid in full, and (ii) second, to prepay the Swing Line Loans and thereafter in permanent reduction of the Revolving Loans (along with a corresponding permanent reduction of the Swing Line Commitment solely at such time as the Revolving Loan Commitment is reduced to an amount equal to the Swing Line Commitment so that at no time will the Revolving Loan Commitment be less than the Swing Line Commitment), whereupon the Revolving Loan Commitment of each Lender shall automatically and permanently be reduced by an amount equal to such Lender’s ratable share of the aggregate of principal repaid, effective as of the earlier of the date that such prepayment is made or the date by which such prepayment is due and payable hereunder. To the extent permitted by the foregoing sentences, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding LIBOR Rate Loans with the shortest Interest Periods remaining, or as the Borrower may otherwise specify in writing at the time of such prepayment. Together with each prepayment under this Section 1.8, the Borrower shall pay any amounts required pursuant to Section 10.4 hereof.

(g) Refunding Swing Line Loans. With respect to any outstanding Swing Line Loans incurred in accordance with the terms of this Agreement (for the sake of clarity, any Swing Line Loans incurred without the prior written consent of Required Revolving Lenders as required pursuant to subsection 1.1(d) after the Borrower or Agent gives notice to Swing Line Lender of an Event of Default, and any Swing Line Loans made in excess of the Swing Line Commitment at the time of making of such Swing Line Loan shall not be deemed to be Swing Line Loans incurred in accordance with the terms of this Agreement), at the request of the Swing Line Lender in its sole and absolute discretion, the Swing Line Lender may, at any time, and is hereby authorized and empowered by the Borrower to, request a Borrowing of Revolving Loans to be made for the purpose of repaying such Swing Line Loans by delivering to the Agent (on behalf of, and with a copy to, the Borrower), not later than 11:00 a.m. (Chicago time), one (1) Business Day prior to the proposed Borrowing date therefor, a notice (which shall be deemed to be a Notice of Borrowing given by the Borrower) requesting the Lenders with Revolving Loan Commitments to make Revolving Loans (which shall be made initially as Base Rate Loans) on such Borrowing date in an aggregate amount equal to the amount of the Swing Line Loans requested to be paid (the “Refunded Swing Line Loans”). Upon receipt of any such notice, the Agent will promptly notify each Lender with a Revolving Loan Commitment (or, if such Revolving Loan Commitments shall have been terminated, with a Revolving Loan Commitment immediately prior to such termination) thereof (which notice shall be given either telephonically (promptly confirmed thereafter by telecopy) or by telecopy). Whether or not the conditions set forth in Section 2.2 or any other condition set forth in this Agreement have been satisfied, and notwithstanding any termination or reduction of the Revolving Loan Commitments, no later than 3:00 p.m. (Chicago time) on the requested Borrowing date, each Lender with a Revolving Loan Commitment (other than the Swing Line Lender, which shall be deemed to have funded its portion of the Revolving Loan requested through a book entry reduction of an equal amount of the outstanding Swing Line Loans) will make available to the Agent an amount, in Dollars in immediately available funds, equal to the amount of the Revolving Loans to be made by such Lender. To the extent the Lenders with Revolving Loan Commitments have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Swing Line Lender in like funds as received by the Agent, which shall apply such amounts in repayment of the Refunded Swing Line Loans.

If any Lender with a Revolving Loan Commitment fails for any reason whatsoever (other than with respect to Swing Line Loans not incurred in accordance with the terms of this Agreement as described in the preceding paragraph) to make a Revolving Loan when requested by the Swing Line Lender pursuant to this subsection 1.8(g), such Lender will, by the time and in the manner such Revolving Loan was to have been funded to the Swing Line Lender, purchase from the Swing Line Lender an undivided participating interest in the outstanding Swing Line Loans and pay to the Swing Line Lender an amount equal to its Commitment Percentage (based on the Revolving Loan Commitments of the Lenders or, if the Revolving Loan Commitments shall have been terminated, the Revolving Loan Commitments immediately prior to such termination) of the aggregate principal amount of Swing Line Loans that were to have been paid with Revolving Loans. Each Lender with a Revolving Loan Commitment that so purchases a participation in a Swing Line Loan shall thereafter be entitled to receive its pro rata share (based on the amount of such Lender’s participation interest in the Swing Line Loans that were to have been paid with Revolving Loans) of each payment of principal received on such Swing Line Loans and of interest received thereon accruing from the date such Lender funded to the Swing Line Lender its participation in such Swing Line Loan. The several obligations of the Lenders with a Revolving Loan Commitment (or, if such Revolving Loan Commitments shall have been terminated, with a Revolving Loan Commitment immediately prior to such termination) under this subsection 1.8(g) shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any such Lender may have or have had against the Borrower, any other Lender or any other Person whatsoever. Without limiting the generality of the foregoing, each payment made by a Lender with a Revolving Loan Commitment (or, if such Revolving Loan Commitments shall have been terminated, with a Revolving Loan Commitment immediately prior to such termination) under this subsection 1.8(g) shall be made without any offset, abatement, withholding or reduction whatsoever.

1.9 Fees.

(a) Agent’s Fees. The Borrower shall pay to the Agent for the Agent’s own account the fees in the amounts and at the times set forth in an amended and restated letter agreement between the Borrower and the Agent dated of even date herewith (as further amended from time to time, the “Fee Letter”).

(b) Commitment Fee. Borrower shall pay to Agent, for the ratable benefit of the Lenders having Revolving Loan Commitments, a fee (the “Commitment Fee”) in an amount equal to

(i) the Aggregate Revolving Loan Commitment, less

(ii) the sum of (x) the average daily balance of all Revolving Loans outstanding plus (y) the average daily amount of Letter of Credit Participation Liability, in each case, during the preceding month,

multiplied by one-half of one percent (0.5%) per annum, such fee to be payable monthly in arrears on the first day of the month following the date hereof and the first day of each month thereafter. The Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after the Restatement Effective Date. The Borrower hereby agrees that accrued and unpaid Commitment Fees under the Original Credit Agreement as of the Restatement Effective Date shall be deemed accrued and continued hereunder and shall be paid in full in cash by the Borrower to the Agent, for the benefit of the Lenders, on the first day of the month following the date hereof.

(c) Letter of Credit Participation Fee. Borrower shall pay to Agent, for the ratable benefit of the Lenders having Revolving Loan Commitments, fees for each Lender Letter of Credit and each Letter of Credit Participation Agreement (the “Letter of Credit Participation Fee”) for the period from and including the date of issuance of same to and excluding the date of expiration or termination, equal to the average daily amount of Letter of Credit Participation Liability multiplied by the Applicable Margin then in effect for Revolving Loans outstanding as LIBOR Loans; provided, however, at the Agent’s or the Required Lenders’ option, while an Event of Default under subsections 4.1, 4.2(b), 7.1(a) or, as a result of the Borrower’s failure to observe any of the covenants contained in Article VI hereof, 7.1(c), exists (or automatically while any Event of Default under subsections 7.1(f), 7.1(g) or 7.1(m)(iv) exists), such percent shall be increased by two percent (2.0%) per annum. The Letter of Credit Participation Fee is payable monthly in arrears on the first day of the month following the date hereof and the first day of each month thereafter. Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent to the issuer of any letter of credit subject to a Letter of Credit

Participation Agreement. The Borrower hereby agrees that all accrued and unpaid Letter of Credit Participation Fees due and owing to the Lenders that have Revolving Loan Commitments under the Original Credit Agreement as of the Restatement Effective Date shall be deemed accrued and continued hereunder and shall be paid in full in cash by the Borrower to the Agent, for the benefit of the Lenders that have Revolving Loan Commitments, on the first day of the month following the date hereof.

1.10 Payments by the Borrower.

(a) All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Lenders in accordance with subsection 1.10(c) at the address for payment specified in the signature page hereof in relation to the Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Chicago time) on the date due; provided, that any payments made by the Borrower to the Swing Line Lender in respect of Swing Line Loans (other than in accordance with subsection 1.8(g)), shall be paid directly to Swing Line Lender. Any payment which is received by the Agent later than 11:00 a.m. (Chicago time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Borrower hereby authorizes Agent and each Lender to make a Revolving Loan (which shall be a Base Rate Loan) to pay (i) interest, principal, Agent fees, Commitment Fees and Letter of Credit Participation Fees, in each instance, on the date due and, with respect to Swing Line Loans, in accordance with subsection 1.8(g), or (ii) after five (5) days’ prior notice to Borrower, other fees, costs or expenses payable by Borrower or any of its Subsidiaries hereunder or under the other Loan Documents.

(b) Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) All amounts collected or received by the Agent after the Obligations have been accelerated (so long as such acceleration has not been rescinded) and all proceeds received by the Agent as a result of the exercise of its remedies under the Collateral Documents after the occurrence and during the continuance of an Event of Default shall be applied, as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by Borrower under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to the Agent and the Lenders (including, without limitation, regularly scheduled periodic payments under any Rate Contract between Borrower and a Lender or an Affiliate of a

Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery thereof) required hereunder);

fourth, to payment of principal of the Obligations (including any termination payment under any Rate Contract between the Borrower and a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery thereof) required hereunder and, if an Event of Default has occurred and is continuing, cash collateralization of Letter of Credit Participation Liability);

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category; (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share (based on the Commitment Percentages of the Lenders, as applicable) of amounts available to be applied pursuant to clauses second, third, fourth and fifth above; and (iii) to the extent that the Revolving Loan Commitments shall not have been terminated either before or after such application of any amounts applied to the Revolving Loans pursuant to this subsection 1.10(c), any such amounts applied to the Revolving Loans shall act as a permanent reduction of the Revolving Loans, whereupon the Revolving Loan Commitment of each Lender shall automatically and permanently be reduced by an amount equal to such Lender’s ratable share of the aggregate of principal repaid, effective as of the date that such application is made.

1.11 Payments by the Lenders to the Agent; Settlement.

(a) As set forth in subsection 1.5(b), upon receipt of a Notice of Borrowing, the Agent will promptly notify each Lender of such Lender’s Commitment Percentage of the Borrowing requested thereby. Each Lender with a Revolving Loan Commitment will fund its Commitment Percentage of Borrowings of Revolving Loans to Agent at Agent’s account specified on its signature page hereto, or to such other account as Agent may designate in writing, no later than 1:00 p.m. (Chicago time) on the scheduled Borrowing date.

(b) Unless the Agent shall have received notice from a Lender on the Restatement Effective Date or, with respect to each Borrowing after the Restatement Effective Date by 12:00 p.m. (Chicago time) on the date of any proposed Borrowing, that such Lender will not make available to the Agent as and when required hereunder for the account of the Borrower the amount of such Lender’s Commitment Percentage of the proposed Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the applicable Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the next Business Day following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds

Rate for and determined as of each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection 1.11(b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender’s Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the date of such Borrowing, the Agent shall notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(c) The failure of any Lender to make any Loan on any date of Borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Commitment Percentage of any Revolving Loan made after any acceleration of the Obligations with respect to any draw on any Lender Letter of Credit or any payment made under any Letter of Credit Participation Agreement.

(d) Provided that such Lender has made all payments required to be made by it under this Agreement, the Agent will pay to such Lender, by wire transfer to such Lender’s account (as specified by such Lender on such Lender’s respective signature page to this Agreement or the applicable Assignment and Acceptance) such Lender’s Commitment Percentage of principal, interest, Commitment Fees and Letter of Credit Participation Fees, in each instance, received by Agent, promptly after Agent’s receipt thereof.

(e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full as and when required hereunder, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If the Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Agent from the Borrower and such related payment is not received by the Agent, the Agent shall be entitled to recover such amount from such Lender, and such Lender shall repay to Agent on demand such amount, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate, without setoff, recoupment, counterclaim or deduction of any kind. If the Agent determines at any time that any amount received by the Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any solvency, fraudulent conveyance or similar law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Agent will not be required to distribute any portion of such payment to any Lender. In addition, each Lender will repay to the Agent on demand any portion of such amount that the Agent has distributed to such Lender, together with interest thereon at such rate, if any, as the Agent is required to pay to the Borrower or such other Person, without setoff, recoupment, counterclaim or deduction of any kind.

ARTICLE II - CONDITIONS PRECEDENT

2.1 Conditions of Effectiveness. The effectiveness of this Agreement and the obligation of each Lender to make Loans and of the Agent (or Affiliate of the Agent) to issue Lender Letters of Credit or Letter of Credit Participation Agreements hereunder is subject to the condition that the Agent shall have received on or before the Restatement Effective Date all of the following, in form and substance reasonably satisfactory to the Agent and each Lender and (except for the Notes and any instruments or documents which are Pledged Collateral) in sufficient counterparts for each Lender, duly executed by all parties thereto:

(a) Credit Agreement and Notes. This Agreement executed by the Borrower, the Agent and each of the Lenders, and the Notes executed by the Borrower;

(b) Secretary’s Certificates; Resolutions; Incumbency. A certificate of the Secretary or Assistant Secretary (or other authorized officer reasonably acceptable to the Agent) of Holdings, the Borrower, and each Subsidiary of the Borrower which is a party to any Loan Document, certifying:

(i) the names and true signatures of the officers of Holdings, the Borrower and each such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder; and

(ii) copies of the resolutions of the board of directors or other governing body of Holdings, the Borrower and each such Subsidiary approving and authorizing the execution, delivery and performance, as applicable, by Holdings, the Borrower or such Subsidiary of this Agreement and the other Loan Documents to be executed or delivered by it hereunder;

(c) Organization Documents and Good Standing. Each of the following documents:

(i) the Organization Documents of Holdings, the Borrower and each Subsidiary of the Borrower, as such Organization Documents are in effect on the Restatement Effective Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of the state of incorporation or formation of Holdings, the Borrower or such Subsidiary as of a recent date, if and as applicable, all certified by the Secretary or Assistant Secretary (or other authorized officer reasonably acceptable to the Agent) of Holdings, the Borrower or such Subsidiary as of the Restatement Effective Date; and

(ii) a good standing and, if available, tax good standing certificate for Holdings, the Borrower and each Subsidiary of the Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or formation, as applicable, and each state where Holdings, Borrower or such Subsidiary is qualified to do business as a foreign entity as of a recent date;

(d) Collateral Documents. The Collateral Documents, to the extent not previously delivered to the Agent under the Original Credit Agreement, executed by Holdings, the Borrower or any Subsidiary of the Borrower, as applicable, in appropriate form for recording, where necessary, together with (to the extent not previously delivered to the Agent under the Original Credit Agreement):

(i) acknowledgment copies of all uniform commercial code financing statements filed, registered or recorded to perfect the security interests of the Agent, for the benefit of Agent and the Lenders, granted pursuant to the Collateral Documents, or other evidence reasonably satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings reasonably necessary and advisable to perfect the Liens of the Agent, for the benefit of Agent and the Lenders, granted pursuant to the Collateral Documents, in accordance with applicable law;

(ii) uniform commercial code financing statement, federal and state tax lien, pending litigation, and judgment searches as the Agent shall have reasonably requested of Holdings and the Borrower, its Subsidiaries, and such other Persons as Agent may reasonably request, and such termination statements, releases or other documents as may be reasonably necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

(iii) all certificates and instruments representing the Pledged Collateral, irrevocable proxies and stock transfer powers executed in blank or other executed endorsements reasonably satisfactory to the Agent, with signatures guaranteed as the Agent may reasonably require;

(iv) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Agent, desirable to perfect and protect the Liens created by the Collateral Documents have been taken;

(v) funds sufficient to pay any filing or recording tax or fee in connection with any and all uniform commercial code financing statements and, if applicable, the Mortgages, or amendments thereto, all title insurance premiums, documentary stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any Mortgage, amendment thereto, or filing of any uniform commercial code financing statements or the issuance of the title insurance policies (whether due on the Restatement Effective Date or in the future) including sums due in connection with any future advances;

(vi) with respect to each parcel of real Property in respect of which there is delivered a Mortgage, if any (or, with respect to mortgagee policies of title insurance delivered in connection with the Original Credit Agreement, date down endorsements), an A.L.T.A. mortgagee policy of title insurance or a binder issued by a title insurance company reasonably satisfactory to the Agent insuring (or undertaking to insure, in the case of a binder) that the Mortgage creates and constitutes a valid first Lien against such real Property in favor of the Agent, for the benefit of the Agent and the Lenders, in an amount and subject only to exceptions reasonably acceptable to the Agent, with such endorsements and affirmative insurance as the Agent may reasonably request;

(vii) if reasonably required by the Agent, flood insurance and earthquake insurance on terms reasonably satisfactory to the Agent;

(viii) current A.L.T.A. surveys and surveyor’s certifications as to all real Property in respect of which there is delivered a Mortgage, if any, each in form and substance reasonably satisfactory to the Agent; and

(ix) such consents, estoppels, subordination agreements and other documents and instruments executed by landlords, tenants and other Persons party to material contracts relating to any Collateral as to which the Agent shall be granted a Lien for the benefit of Agent and the Lenders, as reasonably requested by the Agent;

(e) Legal Opinions. Such opinions of counsel to Holdings, Borrower and its Subsidiaries, in each instance addressed to Agent and the Lenders, and opinions of counsel to Holdings, Borrower and its Subsidiaries in connection with the consummation of the transactions contemplated by the Subordinated Loan Agreement with reliance language in favor of the Agent and the Lenders, in each case, in form and substance reasonably satisfactory to Agent;

(f) Payment of Fees. The Borrower shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Restatement Effective Date, together with Attorney Costs of the Agent;

(g) Certificate. A certificate signed on behalf of Borrower by a Responsible Officer, dated as of the Restatement Effective Date, stating that:

(i) the representations and warranties contained in Article III hereof are true and correct in all material respects on and as of such date, as though made on and as of such date; and

(ii) no Default or Event of Default exists or would result from the consummation of the transactions contemplated hereby.

(h) Financial Statements. Copies of all of the financial statements and projections of the Borrower and its Subsidiaries referred to in Section 3.11 together with a pro forma balance sheet giving effect to the transactions contemplated hereby and by the Related Agreements, including, without limitation, the Restatement Effective Date Transactions, certified on behalf of Borrower by a Responsible Officer;

(i) Insurance Policies. Standard lenders’ or mortgagees’ (as applicable) loss payable endorsements in favor of the Agent, for the benefit of Agent and Lenders, with respect to the insurance policies or other instruments or documents evidencing insurance coverage on the properties of the Borrower and its Subsidiaries in accordance with Section 4.6 and endorsements to all liability insurance policies naming the Agent and the Lenders as additional insureds thereunder;

(j) Borrowing Base Certificate. A duly completed Borrowing Base Certificate setting forth the Borrowing Base as of a date not more than thirty (30) days prior to the Restatement Effective Date. No more than $4,750,000 in Revolving Loans shall be outstanding on the Restatement Effective Date, and after giving effect to the funding (or deemed funding) of all Loans on the Restatement Effective Date, the consummation of the Restatement Effective Date Transactions and payment of all costs and expenses in connection therewith, Availability is not less than $5,000,000;

(k) Restatement Effective Date Transactions. The Borrower shall have delivered evidence to the satisfaction of the Agent and each Lender that the Restatement Effective Date Transactions shall have been consummated or shall be consummated simultaneously with the funding (or deemed funding) of all Loans on the Restatement Effective Date;

(l) Subordination Agreement. The Subordination Agreement, executed by the parties thereto, in form and substance acceptable to the Agent;

(m) Related Transactions. The Related Transactions shall have closed in the manner contemplated by the Related Agreements and shall otherwise be in form and substance reasonably satisfactory to the Agent and, after giving effect to the Related Transactions, (i) there shall be not more than $25,100,000 of funded Subordinated Indebtedness, (ii) not less than $10,000,000 in cash equity capital shall have been contributed to Holdings, and (iii) Holdings shall have contributed not less than $10,000,000 in cash to the capital of the Borrower. The Agent shall have received executed copies of the Related Agreements certified by a Responsible Officer as true, correct and complete;

(n) EBITDA and Leverage. Borrower shall have delivered evidence to the satisfaction of Agent and each Lender demonstrating that (i) adjusted EBITDA of Borrower for the twelve month period ended December 31, 2005 shall be not less than $23,000,000, (ii) the ratio of (x) the total Indebtedness of the Borrower as of, and after giving effect to the funding (or deemed funding) of all Loans on the Restatement Effective Date, the consummation of the Related Transactions and the payment of all costs and expenses in connection therewith, to (y) adjusted EBITDA of the Borrower for the twelve month period ended December 31, 2005 shall be not greater than 4.40 to 1.00; and (iii) the ratio of (x) total Indebtedness of the Borrower less Subordinated Indebtedness of the Borrower, in each instance, as of, and after giving effect to the funding (or deemed funding) of all Loans on the Restatement Effective Date, the consummation of the Related Transactions and the payment of all costs and expenses in connection therewith, to (y) adjusted EBITDA of the Borrower for the twelve month period ended December 31, 2005 shall be not greater than 3.25 to 1.00; and

(o) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

2.2 Conditions to All Borrowings. The obligation of each Lender to make any Loan and of the Agent (or Affiliate of the Agent) to issue any Lender Letter of Credit or Letter of Credit Participation Agreement, or to continue a Loan as, or convert any Loan to, a LIBOR Rate Loan, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing date, continuation date, Conversion Date or issuance date:

(a) Notices of Borrowing, Swing Line Borrowing or Continuation/Conversion. The Agent shall have received (with, in the case of the Loans made on the Restatement Effective

Date only, a copy for each Lender) a Notice of Borrowing, a Notice of Swing Line Borrowing or a Notice of Continuation/Conversion, as applicable in accordance with Section 1.5 or Section 1.6;

(b) Continuation of Representations and Warranties. The representations and warranties made by the Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of such Borrowing date, continuation date, Conversion Date or issuance date, with the same effect as if made on and as of such Borrowing date, continuation date, Conversion Date or issuance date (except to the extent such representations and warranties (i) expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) are not true and correct due to events or conditions, the occurrence or existence of which are not prohibited by this Agreement or the other Loan Documents and which do not, in and of themselves, constitute a Default or an Event of Default, or (iii) are qualified by materiality, contain dollar thresholds or have Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects); and

(c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing, continuation, conversion or issuance.

Each Notice of Borrowing, Notice of Swing Line Borrowing and Notice of Continuation/Conversion submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of each such notice or application and as of the date of each Borrowing, continuation, conversion or issuance, as applicable, that the conditions in Section 2.2 are satisfied.

ARTICLE III - REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Agent and each Lender that the following are, and after giving effect to the consummation of the Related Transactions will be, true, correct and complete:

3.1 Corporate Existence and Power. Holdings, the Borrower and each of its Subsidiaries:

(a) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

(b) has the power and authority and all governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business, (ii) execute, deliver, and perform its obligations under, the Loan Documents and the Related Agreements to which it is a party and (iii) consummate the Restatement Effective Date Transactions;

(c) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and

(d) is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.2 Corporate Authorization; No Contravention.

(a) The execution, delivery and performance by the Borrower of this Agreement, and Holdings, the Borrower and its Subsidiaries of any other Loan Document and Related Agreement to which such Person is party, and the consummation of the Restatement Effective Date Transactions, have been duly authorized by all necessary action, and do not and will not:

(i) contravene the terms of any of that Person’s Organization Documents;

(ii) conflict with or result in any material breach or contravention of, or the creation of any Lien (other than Liens in favor of Agent, for the benefit of Agent and the Lenders) under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii) violate any material Requirement of Law in any material respect.

(b) Schedule 3.2 sets forth the authorized equity securities of each of Holdings, the Borrower and its Subsidiaries as of the Restatement Effective Date after giving effect to the consummation of the Restatement Effective Date Transactions. After giving effect to the consummation of the Restatement Effective Date Transactions, all issued and outstanding equity securities of each of Holdings, Borrower and its Subsidiaries are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than, with respect to the equity securities of Borrower and its Subsidiaries, those in favor of Agent, for the benefit of Agent and Lenders, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. All of the issued and outstanding capital stock of Panther Sub is owned by the Borrower. As of the Restatement Effective Date, all of the issued and outstanding equity securities of Holdings are owned by the Persons and in the amounts set forth on Schedule 3.2. Except as set forth on Schedule 3.2, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any shares of capital stock or other securities of Borrower, its Subsidiaries or, as of the Restatement Effective Date, Holdings.

3.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Holdings, the Borrower or any of its Subsidiaries of this Agreement, any other Loan Document or any Related Agreement except (a) for recordings and filings in connection with the Liens granted to the Agent under the Collateral Documents, (b) those obtained or made on or prior to the Restatement Effective Date and (c) in the case of any other Related Agreement, those which, if not obtained or made, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.4 Binding Effect. This Agreement and each other Loan Document and Related Agreement to which Holdings, the Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of Holdings, the Borrower and each Subsidiary which is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles.

3.5 Litigation. Except as specifically disclosed in Schedule 3.5, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, against Holdings, the Borrower, or any of its Subsidiaries or any of their respective Properties which:

(a) purport to affect or pertain to this Agreement, any other Loan Document or Related Agreement, or any of the transactions contemplated hereby or thereby; or

(b) if determined adversely to Holdings, Borrower or any of its Subsidiaries, could reasonably be expected to result in equitable relief or monetary judgment(s), individually or in the aggregate, in excess of $500,000 (other than with respect to claims relating to ordinary course traffic accidents, to the extent covered by independent third-party insurance; provided, that such third-party insurer has acknowledged coverage with respect thereto).

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document or any Related Agreement, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

3.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Borrower or the grant or perfection of the Agent’s Liens on the Collateral or the consummation of the Related Transactions. Neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or that would, if such default had occurred after the Restatement Effective Date, create an Event of Default under subsection 7.1(e).

3.7 ERISA Compliance.

(a) Schedule 3.7 lists all Qualified Plans and Multiemployer Plans. Borrower and each of its Subsidiaries is in compliance in all respects with all requirements of each Plan, and each Plan complies in all respects, and is operated in compliance in all respects, with all applicable provisions of law, except to the extent such non-compliance would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect. Borrower is not aware, after due inquiry, of any item of non-compliance which would reasonably be expected to result in the loss of Plan qualification or tax-exempt status, or which could not be corrected under any correction program of any Governmental Authority without resulting in a Material Adverse Effect, or which would give rise to an excise tax or other penalty imposed by a Governmental Authority that would reasonably be expected to result in a Material Adverse

Effect. No proceeding, claim, lawsuit and/or investigation is pending concerning any Plan which would reasonably be expected to result in a Material Adverse Effect. Except to the extent that it could not reasonably be expected to give rise to a material liability to Borrower or any of its Subsidiaries, all required contributions have been and will be made in accordance with the provisions of each Qualified Plan and Multiemployer Plan, and with respect to Borrower or any ERISA Affiliate, there are, have been and will be no material Unfunded Pension Liabilities or Withdrawal Liabilities.

(b) No ERISA Event has occurred or is expected to occur with respect to any Qualified Plan, Multiemployer Plan or Plan that could reasonably be expected to give rise to a material liability to Borrower or any of its Subsidiaries.

(c) Members of the Controlled Group currently comply and have complied in all respects with the notice and continuation coverage requirements of Section 4980B of the Code, except such noncompliance as could not reasonably be expected to give rise to a material liability to Borrower or any of its Subsidiaries.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Borrower’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Borrower and its Subsidiaries is not material.

3.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 4.10, and are intended to be and shall be used in compliance with Section 5.8. Neither the Borrower nor any of its Subsidiaries is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. Proceeds of the Loans shall not be used for the purpose of purchasing or carrying Margin Stock.

3.9 Title to Properties. As of the Restatement Effective Date, neither the Borrower nor any of its Subsidiaries own any real Property. Except as disclosed in Schedule 3.9, the Borrower and each of its Subsidiaries have valid leasehold interests in all real Property, and good and valid title to all owned personal property and valid leasehold interests in all leased personal property, in each instance, necessary or used in the ordinary conduct of their respective businesses. The Property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

3.10 Taxes. Except as disclosed in Schedule 3.10, the Borrower and its Subsidiaries have filed all Federal income and other material tax returns and reports required to be filed, and have paid all Federal income and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently prosecuted and for which adequate reserves have been provided in accordance with GAAP and no notice of Lien has been filed or recorded. There is no proposed tax assessment against the Borrower or any of its Subsidiaries which would, if the assessment were made, either individually or in the aggregate, have a Material Adverse Effect.

3.11 Financial Condition.

(a) Each of (i) the audited consolidated balance sheet of Panther and its Subsidiaries dated December 31, 2004, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal year ended on that date and (ii) the unaudited interim consolidated balance sheet of the Borrower and its Subsidiaries dated November 30, 2005 (and, to the extent available, December 31, 2005) and the related unaudited consolidated statements of income, shareholders’ equity and cash flows for the eleven (11) months (and twelve (12) months, as applicable) then ended:

(x) were prepared in accordance with GAAP consistently applied throughout the respective periods covered thereby, except as otherwise expressly noted therein, subject to, in the case of the unaudited interim financial statements, normal year-end adjustments and the lack of footnote disclosures; and

(y) present fairly in all material respects the consolidated financial condition of (1) Panther and its Subsidiaries, in the case of clause (i) of this subsection 3.1 l(a), or (2) the Borrower and its Subsidiaries, in the case of clause (ii) of this subsection 3.11 (a), in each case, as of the dates thereof and results of operations for the periods covered thereby.

(b) Since December 31, 2004 there has been no Material Adverse Effect.

(c) Borrower and its Subsidiaries have no Indebtedness other than Indebtedness permitted pursuant to Section 5.5 and have no Contingent Obligations other than Contingent Obligations permitted pursuant to Section 5.9.

(d) The projections for Holdings, Borrower and its Subsidiaries for the period January 1, 2005 through December 31, 2010 heretofore delivered to Agent represent the Borrower’s good faith estimate of future financial performance and are based on assumptions believed by the Borrower to be fair and reasonable in light of current market conditions; provided, the Borrower can give no assurances that such projections will be attained.

3.12 Environmental Matters.

(a) The on-going operations of the Borrower and each of its Subsidiaries comply in all respects with all Environmental Laws, except as would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(b) The Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law (“Environmental Permits”) and necessary for their respective Ordinary Course of Business, all such Environmental Permits are in good standing and in full force and effect, and the Borrower and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits, except where the failure to obtain, to maintain in good standing and in full force and effect, or to be in compliance with such Environmental Permits would not reasonably be expected to result in material liability to the Borrower or any of its Subsidiaries and could not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

(c) None of the Borrower, any of its Subsidiaries or any of their respective present Property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting non-compliance with any Environmental Law, any Environmental Claim or any Hazardous Material.

(d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Restatement Effective Date, of the Borrower or any of its Subsidiaries, that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. In addition, neither the Borrower nor any of its Subsidiaries has any underground storage tanks (i) that are not properly registered or permitted under applicable Environmental Laws, or (ii) that are leaking or disposing of Hazardous Materials, the result of which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

3.13 Collateral Documents. All representations and warranties of Holdings, the Borrower or any of its Subsidiaries and any other party to any Collateral Document (other than the Agent and/or any Lender) contained in the Collateral Documents are true and correct in all material respects.

3.14 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any Subsidiary of the Borrower, is (a) an “investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

3.15 Solvency. Each of Holdings and the Borrower, individually, is and the Borrower and its Subsidiaries, on a consolidated basis, are, Solvent.

3.16 Labor Relations. There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, in any case which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority in any case which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

3.17 Copyrights, Patents, Trademarks and Licenses, etc. Schedule 3.17 identifies all registrations and applications for registration of any United States and foreign patents, trademarks, service marks, trade names and copyrights, and all licenses thereof, owned or held by Borrower or any of its Subsidiaries on the Restatement Effective Date, and identifies the jurisdictions in which such registrations and applications have been filed. Except as otherwise disclosed in Schedule 3.17, as of the Restatement Effective Date, Borrower and its Subsidiaries are the sole beneficial owners of, or have the right to use, free from any Liens, restrictions or burdens, the intellectual property identified on Schedule 3.17 and all other processes, designs, formulas, computer programs, computer software packages, trade secrets, inventions, product manufacturing instructions, technology, research and development, know-how and all other intellectual property that are necessary for the operation of Borrower’s and its Subsidiaries’ businesses as being operated on the Restatement Effective Date, except to the extent any such failure will not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each patent, trademark, service mark, trade name, copyright and license listed on Schedule 3.17 is in full force and effect except to the extent the failure to be in effect will not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 3.17, to the best knowledge of Borrower, as of the Restatement Effective Date (a) none of the present or contemplated products or operations of Borrower or its Subsidiaries infringes any patent, trademark, service mark, trade name, copyright, license of intellectual property or other right owned by any other Person, and (b) there is no pending or threatened claim or litigation against or affecting Borrower or any of its Subsidiaries contesting the right of any of them to manufacture, process, sell or use any such product or to engage in any such operation except for infringements, claims and/or litigation which will not and could not reasonably be expected to have a Material Adverse Effect. None of the trademark applications set forth on Schedule 3.17 is an “intent-to-use” application.

3.18 Subsidiaries. The Borrower has no Subsidiaries or equity investments in any other corporation or entity other than those specifically disclosed in Schedule 3.2.

3.19 Brokers’ Fees; Transaction Fees. Except as disclosed in Schedule 3.19 and except for fees payable to the Agent and the Lenders, neither the Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

3.20 Insurance. The Borrower and each of its Subsidiaries and their respective Properties are insured with financially sound and reputable insurance companies, and which are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Borrower or such Subsidiary operates. A true and complete listing of such insurance, including issuers, coverages and deductibles, has been provided to the Agent.

3.21 Full Disclosure. None of the representations or warranties made by the Borrower or any of its Subsidiaries in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with the Loan Documents (including, as of the respective dates thereof, the offering and disclosure materials, if any, delivered by or on behalf of the Borrower to the Lenders prior to the Restatement Effective Date), taken as a whole, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

3.22 Certain Other Representations and Warranties. As of the (a) Original Closing Date and any other date on which representations and warranties are otherwise remade or deemed remade thereunder, (i) each of the representations and warranties contained in the Panther Purchase Agreement made by Holdings and Acquisition Co. is true and correct, and (ii) to the knowledge of the Borrower, each of the representations and warranties contained in the Panther Purchase Agreement made by Persons other than Holdings and Acquisition Co. is true and correct and (b) Restatement Effective Date and any other date on which representations and warranties are otherwise remade or deemed remade thereunder, each of the representations and warranties contained in the Subordinated Indebtedness Documents made by Holdings and the Borrower is true and correct. The Borrower agrees that, by this reference, such representations and warranties contained in the Panther Purchase Agreement and in the Subordinated Indebtedness Documents, without limiting any of the representations and warranties otherwise contained herein or in any other Loan Document, hereby are incorporated herein, mutatis mutandis, for the benefit of the Agent and each Lender.

3.23 Foreign Assets Control Regulations and Anti-Money Laundering.

(a) OFAC. Neither Holdings, Borrower nor any Subsidiary of Holdings (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(b) Patriot Act. Holdings and each of its Subsidiaries are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

3.24 Material Contracts. Schedule 3.24 accurately and completely lists all Material Contracts to which any of Holdings, Borrower or its Subsidiaries is a party that are in effect on the Restatement Effective Date in connection with the operation of the business conducted thereby and Borrower has delivered to the Agent complete and correct copies of all such Material Contracts, including any amendments, supplements or modifications with respect thereto.

ARTICLE IV - AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

4.1 Financial Statements. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly financial statements shall not be required to have footnote disclosure and are subject to normal year-end adjustments). The Borrower shall deliver to the Agent and each Lender in electronic form and in detail reasonably satisfactory to the Agent and the Required Lenders:

(a) as soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year, a copy of the audited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of any “Big Four” or other nationally-recognized independent public accounting firm reasonably acceptable to the Agent (provided, that solely with respect to such opinion for the fiscal year ending December 31, 2005, in setting forth in comparative form the figures for the fiscal year ending December 31, 2004 in such opinion, such “Big Four” or other nationally-recognized independent public accounting firm shall be entitled to rely upon, and such opinion may be qualified by reference to, the audited consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of December 31, 2004 and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year that have been prepared by Moore, Stephens Apple), which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years; and

(b) as soon as available, but not later than thirty (30) days after the end of each fiscal month, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flows as of the end of such month and for the portion of the fiscal year then ended, all certified on behalf of Borrower by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrower and the Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosure.

4.2 Certificates; Borrowing Base Certificates; Other Information. The Borrower shall furnish, in electronic form, to the Agent, Swing Line Lender and each Lender:

(a) intentionally omitted;

(b) concurrently with the delivery of the financial statements referred to in subsections 4.1(a) and 4.1(b) above, a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certified on behalf of Borrower by a Responsible Officer;

(c) promptly after the same are sent, copies of all financial statements and reports which Holdings or the Borrower sends to its shareholders or other equity holders, as applicable, generally; and promptly after the same are filed, copies of all financial statements and regular, periodic or special reports which Holdings or the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d) as soon as available and in any event within ten (10) days after the end of each calendar month, and at such other times as the Agent may reasonably require, a Borrowing Base Certificate, certified on behalf of Borrower by a Responsible Officer, setting forth the Borrowing Base of Borrower as at the end of the most-recently ended fiscal month or as at such other date as the Agent may reasonably require;

(e) (i) as soon as available, but not later than forty-five (45) days after the end of each fiscal quarter, a management report, in reasonable detail, signed by the chief financial officer or controller of the Borrower, describing the operations and financial condition of the Borrower and its Subsidiaries for the quarter and the portion of the fiscal year then ended (or for the fiscal year then ended in the case of annual financial statements), and (ii) together with each delivery of financial statements pursuant to subsection 4.1(a) and (b), a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to subsection 4.2(g) and discussing the reasons for any significant variations;

(f) upon the request of the Agent, at any time if an Event of Default shall have occurred and be continuing but otherwise not more often than once a year, the Borrower will obtain and deliver to the Agent a report of an independent collateral auditor satisfactory to the Agent with respect to the Accounts and Inventory, which report shall indicate whether or not the information set forth in the Borrowing Base Certificate most recently delivered is accurate and complete in all material respects;

(g) as soon as available and in any event no later than the earlier of (i) thirty (30) days following the first day of each fiscal year of the Borrower and (ii) ten (10) days after the same shall have been approved by the board of directors of the Borrower, projections of the Borrower’s (and its Subsidiaries’) consolidated and consolidating financial performance for the forthcoming fiscal year on a month by month basis;

(h) annually, concurrently with the Borrower’s delivery of the projections under subsection 4.2(g), the Borrower shall supplement in writing and deliver to the Agent revisions of and supplements to the Schedules hereto related to Article III hereof to the extent necessary to disclose new or changed facts or circumstances after the Restatement Effective Date; provided that delivery or receipt of such subsequent disclosure shall not constitute a waiver by the Agent or any Lender or a cure of any Default or Event of Default resulting in connection with the matters disclosed;

(i) promptly upon receipt thereof, copies of any reports submitted by the Borrower’s certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or internal control systems of the Borrower made by such accountants, including any comment letters submitted by such accountants to management of the Borrower in connection with their services;

(j) from time to time, if the Agent determines in good faith that obtaining appraisals is necessary in order for the Agent or any Lender to comply with applicable laws or regulations, and at any time if an Event of Default shall have occurred and be continuing, the Agent may, or may require the Borrower to, in either case at the Borrower’s expense, obtain appraisals in form and substance and from appraisers reasonably satisfactory to the Agent stating the then current fair market value of all or any portion of the real or personal property of the Borrower or any of its Subsidiaries;

(k) promptly from time to time, copies of all material notices, reports and certificates received or given by Holdings, the Borrower or any of its Subsidiaries under the Subordinated Loan Agreement;

(1) promptly from time to time, copies of any material notices or other deliveries from time to time made or received by Holdings, the Borrower or any of its Subsidiaries under or pursuant to the Panther Purchase Agreement, including, without limitation, post-closing deliveries in connection with any material indemnification claims and disbursements of any escrowed funds in accordance with the Panther Purchase Agreement;

(m) the occurrence of a “Default” or an “Event of Default” under the Subordinated Indebtedness Documents; and

(n) promptly, such additional business, financial, corporate affairs, perfection certificates and other information as the Agent may from time to time reasonably request.

4.3 Notices. The Borrower shall notify promptly the Agent, Swing Line Lender and each Lender of each of the following (and in no event later than five (5) Business Days after a Responsible Officer becoming aware thereof):

(a) the occurrence or existence of any Default or Event of Default, or any event or circumstance that will become a Default or Event of Default;

(b) any breach or non-performance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries, or any violation of, or non-compliance with, any Requirement of Law, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, non-performance, default, violation or non-compliance and the steps, if any, the Borrower or such Subsidiary has taken, is taking or proposes to take in respect thereof;

(c) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect;

(d) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any of its Subsidiaries (i) in which the amount of damages claimed is $500,000 (or its equivalent in another currency or currencies) or more (other than with respect to claims relating to ordinary course traffic accidents, to the extent covered by independent third-party insurance; provided, that such third-party insurer has acknowledged coverage with respect thereto), (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement, any Loan Document or any Related Agreement;

(e) any of the following if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect: (i) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Borrower or any of its Subsidiaries or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) any other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining the Property of the Borrower or any Subsidiary of the Borrower that could reasonably be anticipated to cause Borrower’s or any of its Subsidiaries’ Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws;

(f) any of the following if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, together with a copy of any notice with respect to such event that was required, on or before the date of such notice, to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any member or its Controlled Group with respect to such event:

(i) an ERISA Event;

(ii) the adoption of any new Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group;

(iii) the adoption of any amendment to a Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities, except to the extent any such amendment is required by law; or

(iv) the commencement of contributions by any member of the Controlled Group to any Multiemployer Plan or any Qualified Plan that is subject to Title IV of ERISA or Section 412 of the Code;

(g) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Borrower delivered to the Agent and Lenders pursuant to this Agreement;

(h) any material change in accounting policies or financial reporting practices by the Borrower or any of its Subsidiaries;

(i) any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any of its Subsidiaries if the same would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(j) the creation, establishment or acquisition of any Subsidiary or the issuance by the Borrower of any capital stock or warrant, option or similar agreement in respect thereof.

Each notice pursuant to this Section shall be in electronic form accompanied by a statement by a Responsible Officer on behalf of Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower proposes to take with respect thereto and at what time. Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated in reasonable detail the nature of the Default or Event of Default.

4.4 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Subsidiaries to:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its state or jurisdiction of incorporation, organization or formation as applicable, except, with respect to the Borrower’s Subsidiaries, in connection with transactions permitted by Section 5.3;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except in connection with transactions permitted by Section 5.3 and sales of assets permitted by Section 5.2 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization (except as otherwise expressly permitted by this Agreement) and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

(d) preserve or renew all of its registered trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.5 Maintenance of Property. The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.6 Insurance.

(a) The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers’ compensation insurance, public liability and property and casualty insurance, which amounts shall not be reduced by the Borrower or any of its Subsidiaries in the absence of thirty (30) days’ prior notice to the Agent, and business interruption insurance (i) with respect to the one (1) year period following the Original Closing Date in an amount not less than $1,500,000, and (ii) thereafter, in such amounts as are proposed by the Borrower and agreed to by the Agent in consultation with Agent’s insurance consultants; provided, that at no time shall such amount be less than $1,500,000. Such business interruption insurance shall cover lost Business Income (as hereinafter defined) as determined by a currently valued comprehensive exposure analysis (business interruption worksheet), which takes into account each insured location where earnings are generated, prepared by the Borrower in connection with its obtaining such insurance and reviewed and approved prior to the Original Closing Date and annually thereafter by Agent in consultation with Agent’s insurance consultants. “Business Income” means, for the Borrower and its Subsidiaries on a consolidated basis, the sum of total net profit plus all operating expenses, including, without limitation, all payroll expenses, taxes, interest expenses and rent expenses.

(b) All property damage and casualty insurance shall name the Agent, for the benefit of Agent and Lenders, as loss payee/mortgagee, all liability insurance shall name the Agent and the Lenders as additional insureds and all business interruption insurance shall name Agent, for the benefit of Agent and Lenders, as assignee. Upon request of the Agent or any Lender, the Borrower shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer on behalf of Borrower (and, if requested by the Agent, any insurance broker of the Borrower) setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section 4.6.

(c) Unless Borrower provides Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower’s expense to protect Agent’s and Lenders’ interests in Borrower’s and its Subsidiaries’ properties. This insurance may, but need not, protect Borrower’s and its Subsidiaries’ interests. The coverage that Agent purchases may not pay any claim that Borrower or any Subsidiary of Borrower makes or any claim that is made against Borrower or any Subsidiary of Borrower in connection with said property. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance, Borrower will be responsible for the costs of that insurance, including interest and any other charges Agent may impose in connection with the placement of insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance shall be added to the Obligations. The costs of the insurance must be reasonable, but may be more than the cost of insurance Borrower may be able to obtain on its own.

4.7 Payment of Obligations. The Borrower shall, and shall cause its Subsidiaries (and any Joint Venture which is less than fifty percent (50%) owned by the Borrower or any of its Subsidiaries, if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary) to, pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary;

(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of the Lien and for which adequate reserves in accordance with GAAP are being maintained by Borrower;

(c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained herein and/or in any instrument or agreement evidencing such Indebtedness, the non-payment of which would constitute an Event of Default under subsection 7.1(e); and

(d) the performance of all obligations under any Contractual Obligation to which Borrower or any of its Subsidiaries is bound, or to which it or any of its properties is subject, including the Related Agreements, except where the failure to perform would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.8 Compliance with Laws. The Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including, without limitation, all Environmental Laws), except (a)(i) such as may be contested in good faith by appropriate proceedings diligently prosecuted without risk of loss of any material portion of the Collateral, (ii) as to which a bona fide dispute exists, and (iii) for which appropriate reserves have been established on the Borrower’s financial statements, or (b) where the failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

4.9 Inspection of Property and Books and Records. The Borrower shall maintain and shall cause each of its Subsidiaries to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and such Subsidiaries. The Borrower shall permit, and shall cause each of its Subsidiaries to permit, representatives and independent contractors of the Agent (at the expense of the Borrower; provided that the Borrower shall be responsible for such expenses not more than one (1) time per year unless an Event of Default has occurred and is continuing), or any Lender (at such Lender’s expense unless an Event of Default shall have occurred and be continuing), to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that the foregoing shall not give rise to an independent right to conduct or cause to be conducted a collateral audit (it being agreed that subsection 4.2(f) hereof shall be the sole provision of this Agreement governing Agent and Lenders’ right to conduct such a collateral audit); and provided, further, however, when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

4.10 Use of Proceeds. The Borrower shall use the proceeds of the Loans solely as follows: (a) first, to pay a portion of the costs and expenses of the Related Transactions and costs and expenses required to be paid pursuant to Section 2.1, (b) second, on the Restatement Effective Date, to make a dividend to Holdings, the proceeds of which dividend shall be immediately used by Holdings to pay a portion of the repurchase price relating to the shares of capital stock of Holdings being repurchased pursuant to the Restatement Effective Date Transactions, (c) third, for financing the purchase price of, and the costs and expenses incurred in connection with, Permitted Acquisitions to the extent permitted by clause (g) of the definition thereof, and (d) fourth, for working capital and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement. The Borrowers shall use the proceeds of the Subordinated Indebtedness evidenced by the Subordinated Notes solely as follows: (a) first, to pay a portion of the costs and expenses of the Related Transactions and costs and expenses required to be paid pursuant to Section 2.1, and (b) second, on the Restatement Effective Date, to make a dividend to Holdings, the proceeds of which dividend shall be immediately used by Holdings to pay a portion of the repurchase price relating to the shares of capital stock of Holdings being repurchased pursuant to the Restatement Effective Date Transactions.

4.11 Solvency. The Borrower, individually, and the Borrower and its Subsidiaries, on a consolidated basis, shall at all times be Solvent.

4.12 Further Assurances.

(a) The Borrower shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) Promptly upon request by the Agent, the Borrower shall (and shall cause each of its Subsidiaries to) take such additional actions as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. Without limiting the generality of the foregoing and except as otherwise approved in writing by Required Lenders, Borrower shall cause each of its Subsidiaries (other than Foreign Subsidiaries if and to the extent a guaranty by such Subsidiary of the Obligations would result in adverse tax consequences to the Borrower under Section 956 of the Code) to guaranty the Obligations and to cause each such Subsidiary to grant to Agent, for the benefit of Agent and Lenders, a security interest in all of such Subsidiary’s Property to secure such guaranty (other than Foreign Subsidiaries if and to the extent any such grant would result in adverse tax consequences to the Borrower under Section 956 of the Code). Furthermore and except as otherwise approved in writing by the Required Lenders, Borrower shall pledge the stock or other equity interests of each of its Subsidiaries to Agent, for the benefit of Agent and Lenders, to secure the Obligations; provided , that with respect to any Foreign Subsidiary, no more than sixty-five percent (65%) of the voting stock or other voting equity interests of any such Subsidiary and no voting stock or other voting equity interests of any Subsidiary of such Subsidiary shall be pledged to the Agent for the benefit of the Agent and the Lenders if and to the extent any pledge of more than sixty-five percent (65%) of the voting stock or other voting equity securities of any such Subsidiary or the pledge of any voting stock or other voting equity interests of any Subsidiary of any such Subsidiary, as applicable, would result in adverse tax consequences to the Borrower under Section 956 of the Code. In connection with each pledge of stock or other equity interests, Borrower shall deliver, or cause to be delivered, to Agent, the items described in subsection 2.1(d)(iii), if applicable. In the event the Borrower or any of its Subsidiaries (other than Foreign Subsidiaries if and to the extent any such grant of a Mortgage would result in adverse tax consequences to the Borrower under Section 956 of the Code) acquires any real Property, simultaneously with such acquisition, the Borrower or such Subsidiary shall, if requested by the Agent, execute and/or deliver, or cause to be executed and/or delivered, to the Agent, (x) a fully executed Mortgage, in form and substance reasonably satisfactory to the Agent together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Agent, in form and substance and in an amount reasonably satisfactory to the Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (y) then current A.L.T.A. surveys, certified to the Agent and the Lenders by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (z) an environmental site assessment prepared by a qualified firm reasonably acceptable to the Agent, in form and substance reasonably satisfactory to the Agent. With respect to each new Subsidiary of Holdings or the Borrower acquired or created after the date hereof, the Borrower shall deliver an opinion of counsel, in form and substance reasonably acceptable to the Agent, to the Agent within ten (10) Business Days of the date on which such Subsidiary was acquired or created to the effect that the Loan Documents to be executed by such Subsidiary have been duly authorized, executed and delivered by such Subsidiary and constitute valid and binding agreements by such Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).

4.13 Interest Rate Protection. Within ninety (90) days of the Restatement Effective Date, the Borrower shall enter into, and thereafter maintain, Rate Contracts providing protection against fluctuations in interest rates with one or more financial institutions with respect to at least fifty percent (50%) of the sum of the amount of the Aggregate Term Loan Commitment on the date hereof, which agreements shall provide for not less than a three (3) year term and containing such other terms as are customary and are reasonably satisfactory to the Agent.

ARTICLE V - NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

5.1 Limitation on Liens. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following, in each instance solely to the extent permitted under the Subordinated Loan Agreement (“Permitted Liens”):

(a) any Lien existing on the Property of the Borrower or its Subsidiaries on the Restatement Effective Date and set forth in Schedule 5.1 securing Indebtedness outstanding on such date and permitted by subsection 5.5(c), including replacement Liens on the Property currently subject to such Liens securing Indebtedness permitted by Section 5.5(c);

(b) any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges (i) which are not delinquent or remain payable without penalty, or (ii) the non-payment of which is permitted by Section 4.7, provided that, in respect of this clause (ii), all such Liens secure claims in the aggregate at any time outstanding for Borrower and its Subsidiaries not exceeding $500,000;

(d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business which are not delinquent for more than ninety (90) days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto and for which adequate reserves in accordance with GAAP are being maintained;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeals bonds, bids, leases, governmental contract, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure liability to insurance carriers;

(f) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens secure claims in the aggregate at any time outstanding for the Borrower and its Subsidiaries not exceeding $500,000;

(g) easements, rights-of-way, zoning and other restrictions, minor defects or other irregularities in title, and other similar encumbrances which, either individually or in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

(h) Liens on any Property acquired or held by the Borrower or its Subsidiaries in the Ordinary Course of Business, securing Indebtedness incurred or assumed for the purpose of financing (or refinancing) all or any part of the cost of acquiring such Property and permitted under subsection 5.5(d); provided that (i) any such Lien attaches to such Property concurrently with or within ninety (90) days after the acquisition thereof, (ii) such Lien attaches solely to the Property so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such Property;

(i) Liens securing Capital Lease Obligations permitted under subsection 5.5(d);

(j) any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

(k) Liens arising from precautionary uniform commercial code financing statements filed under any lease permitted by this Agreement; and

(l) other Liens not described above that secure obligations other than Indebtedness, provided the aggregate outstanding amount of the obligations secured thereby does not exceed $500,000 in the aggregate at any one time.

5.2 Disposition of Assets. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any Property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except, in each instance solely to the extent permitted under the Subordinated Loan Agreement:

(a) dispositions of inventory, or used, worn-out or surplus equipment, all in the Ordinary Course of Business;

(b) upon not less than five (5) Business Days prior written notice to Agent, transfers of assets by one Foreign Subsidiary to another Foreign Subsidiary;

(c) upon not less than five (5) Business Days prior written notice to Agent, transfers of assets by (i) any Subsidiary of the Borrower to (x) a Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary (with respect to which there has been compliance with Section 4.12), or (y) the Borrower and (ii) the Borrower to a Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary (with respect to which there has been compliance with Section 4.12);

(d) dispositions not otherwise permitted hereunder which are made for fair market value and the mandatory prepayment in the amount of the Net Proceeds of such disposition is made as provided in Section 1.8; provided, that (i) at the time of any disposition, no Event of

Default shall exist or shall result from such disposition, (ii) no less than seventy five percent (75%) of the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate fair market value of all assets so sold by the Borrower and its Subsidiaries, together, shall not exceed in any fiscal year $500,000 and (iv) after giving effect to such disposition, Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent quarter for which financial statements have been delivered; and

(e) so long as no Event of Default has occurred and is continuing, the sale without recourse and consistent with the industry practice of accounts receivable, not in excess of $500,000 in aggregate stated amount during any fiscal year, arising in the Ordinary Course of Business which are at least ninety (90) days’ past due.

5.3 Consolidations and Mergers. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that upon not less than five (5) Business Days prior written notice to Agent, in each instance solely to the extent permitted under the Subordinated Loan Agreement:

(a) any Subsidiary of the Borrower may merge with, or dissolve or liquidate into, the Borrower or a Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary (with respect to which there has been compliance with Section 4.12); provided that the Borrower or such Wholly-Owned Subsidiary that is a Domestic Subsidiary shall be the continuing or surviving entity; and

(b) any Foreign Subsidiary of the Borrower may merge with, or dissolve or liquidate into, any Wholly-Owned Subsidiary of the Borrower that is also a Foreign Subsidiary; provided that such Wholly-Owned Subsidiary that is a Foreign Subsidiary shall be the continuing or surviving entity.

5.4 Loans and Investments. The Borrower shall not and shall not suffer or permit any of its Subsidiaries to (i) purchase or acquire, or make any commitment to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, including the establishment or creation of a Subsidiary, or (ii) make or commit to make any Acquisitions, or any other acquisition of all or substantially all of the assets of another Person, or of any business or division of any Person, including without limitation, by way of merger, consolidation or other combination or (iii) make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Borrower or any Subsidiary of the Borrower (the items described in clauses (i), (ii) and (iii) are referred to as “Investments”), except for, in each instance solely to the extent permitted under the Subordinated Loan Agreement:

(a) Investments in cash and Cash Equivalents;

(b) extensions of credit by the Borrower or any Wholly-Owned Subsidiaries that are Domestic Subsidiaries (with respect to which there has been compliance with Section 4.12) to any other Wholly-Owned Subsidiaries that are Domestic Subsidiaries (with respect to which there has been compliance with Section 4.12); provided, that if the aggregate amount of all extensions of credit by the Borrower or any such Wholly-Owned Subsidiaries to any other Wholly-Owned Subsidiaries exceeds $500,000 outstanding at any one time, such obligations of such obligor shall be evidenced by notes, which notes shall be pledged to the Agent, for the benefit of the Agent and Lenders, and have such other terms as the Agent may reasonably require;

(c) loans and advances to employees and independent contractors in the Ordinary Course of Business not to exceed $500,000 in the aggregate at any time outstanding;

(d) Investments constituting Permitted Acquisitions;

(e) Investments in Joint Ventures in an aggregate amount not to exceed $500,000, which amount shall be reduced, on a dollar-for-dollar basis, by the amount by which the total consideration paid or payable (including, without limitation, any Seller Paper) in connection with Permitted Acquisitions consummated by the Borrower during the term of this Agreement exceeds $2,500,000;

(f) to the extent constituting Investments, Rate Contracts entered into in the Ordinary Course of Business (i) for bona fide hedging purposes and not for speculation upon prior written notice to the Agent or (ii) pursuant to Section 4.13; and

(g) Investments in the form of promissory notes received in connection with dispositions of assets permitted under subsection 5.2(d); provided, that such notes shall be pledged to the Agent, for the benefit of the Lenders.

5.5 Limitation on Indebtedness. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to (and shall not suffer or permit any Joint Venture which is less than fifty percent (50%) owned by the Borrower or any of its Subsidiaries, if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary, to) create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except, in each instance solely to the extent permitted under the Subordinated Loan Agreement:

(a) Indebtedness incurred pursuant to this Agreement;

(b) Indebtedness consisting of Contingent Obligations described in clause (i) of the definition thereof and permitted pursuant to Section 5.9;

(c) Indebtedness existing on the Restatement Effective Date and set forth in Schedule 5.5 including extensions and refinancings thereof which do not increase the principal amount of such Indebtedness as of the date of such extension or refinancing;

(d) Indebtedness not to exceed $750,000 in the aggregate at any time outstanding, consisting of Capital Lease Obligations or secured by Liens permitted by subsection 5.1(h);

(e) unsecured intercompany Indebtedness permitted pursuant to subsection 5.4(b);

(f) unsecured Indebtedness (including earnouts) owing to sellers incurred in connection with Permitted Acquisitions, which Indebtedness (i) is subordinated to the Obligations on terms and conditions reasonably acceptable to the Agent, (ii) does not require payment of principal (other than any earn out obligation) prior to payment in full of the Loans, (iii) pays cash interest no more frequently than quarterly at a rate no greater than ten percent (10%) per annum, and (iv) does not exceed $500,000 in the aggregate at any time outstanding for all such Indebtedness (assuming for such purpose that earnouts shall be deemed to equal the maximum amount thereof) (the foregoing Indebtedness being referred to as “Seller Paper”);

(g) Subordinated Indebtedness not to exceed the original principal amount of $25,100,000, as the same may be increased due to capitalized interest, evidenced by the Subordinated Notes; and

(h) other unsecured Indebtedness not exceeding in the aggregate at any time outstanding $500,000.

5.6 Transactions with Affiliates. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except, in each instance solely to the extent permitted under the Subordinated Loan Agreement:

(a) as expressly permitted by this Agreement; or

(b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary provided that in the case of this clause (b), upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary and which are disclosed in writing to the Agent or as set forth in Schedule 5.6.

5.7 Management Fees and Compensation. The Borrower shall not, and shall not permit any of its Subsidiaries to pay any management, consulting or similar fees to any Affiliate of the Borrower or to any officer, director or employee of the Borrower or any of its Subsidiaries or any Affiliate of the Borrower except, in each instance solely to the extent permitted under the Subordinated Loan Agreement:

(a) payment of reasonable compensation to officers and employees for actual services rendered to the Borrower and its Subsidiaries and reimbursement for actual, reasonable, out-of-pocket expenses of employees of the Borrower and its Subsidiaries, in each case in the Ordinary Course of Business;

(b) payment of performance bonuses to officers and employees, not to exceed $2,500,000 in the aggregate, pursuant to one or more agreements or plans, each in form and substance acceptable to the Agent (it being acknowledged and agreed that the terms and conditions specified on Exhibit 5.7 are acceptable to the Agent), and which agreements or plans will in any event contain the EBITDA targets set forth on Schedule 5.7; provided, that

(i) prior to the making of any such payment, the Borrower shall have delivered to the Agent the audited financial statements and the Compliance Certificate required to be delivered pursuant to subsections 4.1(b) and 4.2(b) hereof, respectively; and

(ii) at the time of, and after giving effect to, the making of any such payment (A) no Default or Event of Default exists and (B) the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI recomputed for the most recent quarter for which financial statements have been delivered; provided, that for purposes of calculating the Fixed Charge Coverage Ratio as required by this subsection 5.7(b)(ii)(B), the amount of such payments shall constitute Fixed Charges;

(c) payment of directors’ fees at prevailing market rates in the Borrower’s industry and reimbursement of actual, reasonable, out-of-pocket expenses incurred in connection with attending board of director meetings, in each case to individuals who are not employees, consultants or independent contractors of the Borrower, any of its Subsidiaries, the Sponsor, or any of their respective Affiliates (including, with respect to the Sponsor, any Controlled Investment Affiliates); provided, that notwithstanding the foregoing, the Borrower may continue to pay directors’ fees to John Anderson in an amount not to exceed $250,000 in any fiscal year of the Borrower;

(d) payment of management fees to Sponsor and its Controlled Investment Affiliates pursuant to the Management Agreement, as in effect on the Original Closing Date, not to exceed, in the aggregate, per annum, the greater of (i) $1,500,000 or (ii) five percent (5%) of EBITDA for the applicable calendar year, payable in equal quarterly installments as provided in the Management Agreement, as in effect on the Original Closing Date, together with reimbursement of actual, reasonable, out-of-pocket expenses and payment of customary investment banking fees in connection with Permitted Acquisitions and financings pursuant to the Management Agreement, as in effect on the Original Closing Date; provided, that no other investment banking fees (other than customary brokers’ fees) have been or will be paid by the Borrower or its Subsidiaries in connection with any such Permitted Acquisition or financing; and provided, further, however, that (A) if payments of principal, interest or other amounts due and owing to the Lenders hereunder are not being paid when due, (B) upon notice from the Agent that any Event of Default under subsections 4.1, 4.2(b) or 7.1(c) has occurred and is continuing or would arise as a result of such payment (or automatically while any Event of Default under subsections 7.1(a), 7.1(f), 7.1(g) or 7.1(m)(iv) has occurred and is continuing or would arise as a result of such payment), or (C) the Borrower has elected to pay the entire amount of interest on the Subordinated Indebtedness evidenced by the Subordinated Notes in kind (and not in cash) at the 16% interest rate in accordance with Section 1.1 of the Subordinated Loan Agreement, the fees and expenses (other than actual, reasonable, out-of-pocket expenses) described in this clause (d) shall not be paid; and

(e) transactions permitted by subsection 5.6(b).

5.8 Use of Proceeds. The Borrower shall not and shall not suffer or permit any of its Subsidiaries to use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

5.9 Contingent Obligations. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to (and shall not suffer or permit any Joint Venture which is less than fifty percent (50%) owned by the Borrower or any of its Subsidiaries, if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary, to), create, incur, assume or suffer to exist any Contingent Obligations except in respect of the Obligations and except, in each instance solely to the extent permitted under the Subordinated Loan Agreement:

(a) endorsements for collection or deposit in the Ordinary Course of Business;

(b) Rate Contracts entered into in the Ordinary Course of Business for bona fide hedging purposes and not for speculation upon prior written notice to the Agent or pursuant to Section 4.13;

(c) Contingent Obligations of the Borrower and its Subsidiaries existing as of the Restatement Effective Date and listed in Schedule 5.9, including extension and renewals thereof which do not increase the amount of such Contingent Obligations as of the date of such extension or renewal;

(d) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations;

(e) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;

(f) Contingent Obligations arising with respect to customary indemnification obligations in favor of (i) sellers in connection with Permitted Acquisitions and (ii) purchasers in connection with dispositions permitted under subsection 5.2(d);

(g) Contingent Obligations arising under Lender Letters of Credit and other letters of credit which are the subject of a Letter of Credit Participation Agreement; and

(h) Contingent Obligations of Borrower with respect to any obligations of any of its Wholly-Owned Subsidiaries that are Domestic Subsidiaries (with respect to which there has been compliance with Section 4.12) permitted by this Agreement; provided, if such obligation is subordinated to the Obligations, such Contingent Obligation shall be subordinated to the same extent.

5.10 Compliance with ERISA. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to:

(a) terminate any Plan subject to Title IV of ERISA so as to result in any material liability to the Borrower;

(b) permit to exist any ERISA Event or any other event or condition, which would reasonably be expected to have a Material Adverse Effect;

(c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Borrower;

(d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which would reasonably be expected to have a Material Adverse Effect; or

(e) permit the present value of all nonforfeitable accrued benefits under any Plan subject to Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of a Title IV Plan) materially to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan that is subject to Title IV of ERISA.

5.11 Restricted Payments. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, partnership interests, membership interests or other equity securities, (ii) purchase, redeem or otherwise acquire for value any shares of its capital stock, partnership interests, membership interests or other equity securities or any warrants, rights or options to acquire such shares, interests or securities now or hereafter outstanding, or (iii) make any payment or prepayment of principal of, premium, if any, interest, fees, redemption, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, Subordinated Indebtedness (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary, and except that the Borrower may, in each instance solely to the extent permitted under the Subordinated Loan Agreement:

(a) declare and make dividend payments or other distributions payable solely in its common stock or other equity securities;

(b) make distributions to Holdings which are immediately used by Holdings to redeem from employee (or former employee) stockholders shares of Holdings common stock or warrants or options to acquire any such shares provided all of the following conditions are satisfied:

(i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) after giving effect to such Restricted Payment, the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent quarter for which financial statements have been delivered; provided, that for purposes of calculating the Fixed Charge Coverage Ratio as required by this subsection 5.1 l(b)(ii), the amount of such payments shall constitute Fixed Charges;

(iii) the aggregate Restricted Payments permitted (x) in any fiscal year of Borrower shall not exceed $250,000 and (y) during the term of this Agreement shall not exceed $750,000; and

(iv) after giving effect to such Restricted Payment, Availability is not less than $3,000,000;

(c) in the event Borrower files a consolidated income tax return with Holdings, make distributions to Holdings to permit Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the Ordinary Course of Business provided, that the amount of such distribution shall not be greater, nor the receipt by Borrower of tax benefits less, than they would have been had Borrower not filed a consolidated return with Holdings;

(d) pay as and when due and payable, regularly scheduled payments of interest at the non-default rate of interest and payments of earnouts in respect of Seller Paper, to the extent permitted under the subordination terms with respect thereto;

(e) make distributions to Holdings at such times and in such amounts as are necessary to permit payment of actual, reasonable, out-of-pocket overhead and administrative expenses payable by Holdings in the Ordinary Course of Business, not to exceed $500,000 in the aggregate in any fiscal year;

(f) consummate, on the Restatement Effective Date, the Restatement Effective Date Transactions; and

(g) (i) until such time as the Borrower shall have exercised its option under Section 1.1 of the Subordinated Loan Agreement to make all payments of interest on the Subordinated Indebtedness evidenced by the Subordinated Notes in-kind (and not in cash), make regularly scheduled cash payments of interest at the non-default cash pay rate of interest with respect to the Subordinated Indebtedness evidenced by the Subordinated Notes, (ii) reimburse out-of- pocket fees and expenses required to be paid pursuant to the Subordinated Loan Agreement, in each case, to the extent permitted under, and subject to the terms and conditions set forth in, the Subordination Agreement and (iii) on any regularly scheduled interest payment date for the Subordinated Notes, commencing with any such interest payment date following the fifth anniversary of the Restatement Effective Date, if the aggregate amount which would be includible in income of the holders of the Subordinated Notes for periods ending on or before such interest payment date (within the meaning of Section 163(i) of the Code) (the “Aggregate Accrual”) would exceed an amount equal to the sum of (x) the aggregate amount of interest to be paid (within the meaning of Section 163(i) of the Code) under the Subordinated Notes on or before such interest payment date (determined without regard to the amounts payable on such interest payment date under Section 1.1 of the Subordinated Loan Agreement), and (y) the product of (A) the issue price (as defined in Sections 1273(b) and 1274(a) of the Code) of the Subordinated Notes and (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of the Subordinated Notes (such sum, the “Maximum Accrual”), then the Borrower may pay to the holders of the Subordinated Notes in cash an aggregate amount equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual; provided , that solely for purposes of this clause (iii), (A) no Default or Event of Default then exists or would arise as a result thereof, (B) after giving effect to such payment, the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI (using the covenant thresholds for the immediately preceding testing date), recomputed for the most recent fiscal quarter for which financial statements have been delivered and (C) after giving effect to such payment, Availability is not less than $5,000,000.

5.12 Change in Business. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any material line of business substantially different from and unrelated to those lines of business carried on by it on the Original Closing Date.

5.13 Change in Structure. Except as expressly permitted under Section 5.3, the Borrower shall not and shall not permit any of its Subsidiaries to, make any material changes in its equity capital structure (including in the terms of its outstanding stock), or amend any of its Organization Documents in any material respect or in any respect adverse to the Agent or Lenders.

5.14 Accounting Changes. The Borrower shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any of its consolidated Subsidiaries, except with the prior written consent of the Agent.

5.15 Amendments to Related Agreements and Subordinated Indebtedness.

(a) The Borrower shall not and shall not permit any of its Subsidiaries, to (i) amend, supplement, waive or otherwise modify any provision of, any Related Agreement (other than the Subordinated Indebtedness Documents) in a manner adverse to the Agent or Lenders or which could reasonably be expected to have a Material Adverse Effect, or (ii) take or fail to take any action under any Related Agreement (other than the Subordinated Indebtedness Documents) that could reasonably be expected to have a Material Adverse Effect.

(b) Borrower shall not and shall not permit any of its Subsidiaries directly or indirectly to change or amend the terms of the Subordinated Indebtedness evidenced by the Subordinated Indebtedness Documents except in accordance with the terms of the Subordination Agreement.

5.16 No Negative Pledges. Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual restriction or encumbrance of any kind on the ability of any such Subsidiary to pay dividends or make any other distribution on any of such Subsidiary’s equity securities or to pay fees, including management fees, or make other payments and distributions to Borrower or any of its Subsidiaries. Borrower will not, and will not permit any of its Subsidiaries, directly or indirectly, to enter into, assume or become subject to any Contractual Obligation prohibiting or otherwise restricting the existence of any Lien upon any of its assets in favor of the Agent, whether now owned or hereafter acquired except in connection with any document or instrument governing Liens permitted pursuant to subsections 5.1(h) and (i)

provided that any such restriction contained therein relates only to the asset or assets subject to such permitted Liens.

5.17 OFAC. Neither Holdings, the Borrower nor any Subsidiary of the Borrower (i) will become a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit or Support Terrorism (66 Fed. Reg. 49079(2001), (ii) will engage in any dealings or transactions prohibited by Section 2 of such executive order, or be otherwise associated with any such person in any manner violative of Section 2, or (iii) will otherwise become a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

5.18 Integration. Notwithstanding anything in this Article V to the contrary, no action otherwise permitted under this Article V shall be permitted if such action is prohibited or is otherwise not permitted under any of the Subordinated Indebtedness Documents and the Agent shall have the right, at any time, to require the Borrower, to deliver a certificate executed by a Responsible Officer of the Borrower and otherwise in form and substance reasonably satisfactory to Agent which certifies to Agent and Lenders that any such action, at the time such action is to be taken, is permitted under the Subordinated Indebtedness Documents. Furthermore, all covenants contained in each of the Subordinated Indebtedness Documents hereby are incorporated herein, mutatis mutandis, as if such covenants were set forth in this Agreement, and shall be deemed in addition to, and not in substitution of, the covenants contained in the Loan Documents.

5.19 Stay. Extension and Usury Laws. None of Holdings, Borrower or its Subsidiaries shall (to the extent that they may lawfully covenant not to do so) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of Holdings, Borrower and its Subsidiaries (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, but shall suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE VI - FINANCIAL COVENANTS

The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied, unless the Required Lenders waive compliance in writing:

6.1 Capital Expenditures. The Borrower and its Subsidiaries shall not make or commit to make Capital Expenditures for any fiscal year (or shorter period commencing on the Restatement Effective Date) set forth below to exceed the amount set forth in the table below with respect to such fiscal year (or shorter period commencing on the Restatement Effective Date):

Fiscal Period	Capital Expenditure Limitation
For the fiscal December 31, 2006 year ending	$3,000,000
For the fiscal December 31, 2007 year ending	$2,000,000
For the fiscal December 31,2008 year ending	$2,000,000
For the fiscal December 31, 2009 year ending	$2,000,000
For the fiscal December 31, 2010 and for each fiscal year thereafter	$2,500,000

“Capital Expenditures” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.2 Senior Leverage Ratio. The Borrower shall not permit its Senior Leverage Ratio for the twelve month period ending on any date set forth below to be greater than the maximum ratio set forth in the table below opposite such date:

Date	Maximum Senior Leverage Ratio
March 31, 2006	3.50 to 1.00
June 30, 2006	3.50 to 1.00
September 30, 2006	3.50 to 1.00
December 31,2006	3.50 to 1.00

March 31, 2007	3.35 to 1.00
June 30, 2007	3.20 to 1.00
September 30,2007	3.10 to 1.00
December 31,2007	3.00 to 1.00

March 31, 2008	2.75 to 1.00
June 30, 2008	2.50 to 1.00
September 30, 2008	2.50 to 1.00
December 31, 2008	2.25 to 1.00
March 31, 2009	2.25 to 1.00
June 30, 2009 and the last day of each fiscal quarter thereafter	2.00 to 1.00

“Senior Leverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.3 Fixed Charge Coverage Ratio. The Borrower shall not permit its Fixed Charge Coverage Ratio for the twelve month period ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Fixed Charge Ratio
March 31, 2006	1.10 to 1.00
June 30,2006	1.10 to 1.00
September 30, 2006	1.10 to 1.00
December 31, 2006	1.10 to 1.00

March 31, 2007	1.10 to 1.00
June 30, 2007	1.10 to 1.00
September 30, 2007	1.10 to 1.00
December 31, 2007	1.10 to 1.00

March 31,2008	1.15 to 1.00
June 30, 2008	1.15 to 1.00
September 30,2008	1.15 to 1.00
December 31,2008	1.15 to 1.00

March 31, 2009	1.15 to 1.00
June 30,2009	1.15 to 1.00
September 30, 2009	1.15 to 1.00
December 31, 2009	1.20 to 1.00

March 31, 2010	1.20 to 1.00
June 30, 2010	1.20 to 1.00
September 30, 2010	1.20 to 1.00
December 31, 2010	1.20 to 1.00

“Fixed Charge Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

6.4 Interest Coverage Ratio. The Borrower shall not permit its Interest Coverage Ratio for the twelve month period ending on any date set forth below to be less than the minimum ratio set forth in the table below opposite such date:

Date	Minimum Interest Coverage Ratio
March 31, 2006	2.25 to 1.00
June 30,2006	2.25 to 1.00
September 30, 2006	2.35 to 1.00
December 31, 2006	2.40 to 1.00

March 31, 2007	2.45 to 1.00
June 30, 2007	2.50 to 1.00
September 30, 2007	2.50 to 1.00
December 31, 2007	2.60 to 1.00

March 31, 2008	2.65 to 1.00
June 30, 2008	2.65 to 1.00
September 30, 2008	2.70 to 1.00
December 31, 2008	2.75 to 1.00

March 31, 2009	2.75 to 1.00
June 30, 2009	3.00 to 1.00
September 30, 2009	3.00 to 1.00
December 31, 2009 and the last day of each fiscal quarter thereafter	3.25 to 1.00

“Interest Coverage Ratio” shall be calculated in the manner set forth in Exhibit 4.2(b).

ARTICLE VII - EVENTS OF DEFAULT

7.1 Event of Default. Any of the following shall constitute an “ Event of Default ” :

(a) Non-Pavment. The Borrower fails to pay, (i) when and as required to be paid herein, any amount of principal of on any Loan, including after maturity of the Loans, whether by acceleration or otherwise, or (ii) within five (5) days after the same shall become due, any interest on any Loan or any fee or any other amount payable hereunder or pursuant to any other Loan Document; or

(b) Representation or Warranty. Any representation, warranty or certification by or on behalf of Holdings, the Borrower or any of its Subsidiaries made or deemed made herein, in any Loan Document, or which is contained in any certificate, document or financial or other statement by Holdings, the Borrower, any of its Subsidiaries, or their respective Responsible Officers, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) Specific Defaults. Holdings or the Borrower fails to perform or observe any term, covenant or agreement contained in Sections 4.1, 4.2(b), 4.2(d), 4.3(a), 4.6, 4.10, 4.13 or Article V or Article VI hereof or the Fee Letter; or

(d) Other Defaults. Holdings, the Borrower or any of its Subsidiaries fails to perform or observe any other term, covenant or agreement contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by the Agent or Required Lenders; or

(e) Cross-Default , (i) Holdings, the Borrower or any of its Subsidiaries (A) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $500,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded, or (ii) any default or event of default occurs under or in respect of the Subordinated Indebtedness evidenced by the Subordinated Indebtedness Documents; or

(f) Insolvency; Voluntary Proceedings , (i) The Borrower or, except solely as a result of the consummation of any transactions expressly permitted by subsections 5.3(a) or 5.3(b), any of its Subsidiaries, ceases or fails to be Solvent, (ii) the Borrower or any of its Subsidiaries generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (iii) the Borrower or, except solely as a result of the consummation of any transactions expressly permitted by subsections 5.3(a) or 5.3(b), any of its Subsidiaries, voluntarily ceases to conduct its business in the ordinary course; (iv) the Borrower or any of its Subsidiaries commences any Insolvency Proceeding with respect to itself; or (v) the Borrower or any of its Subsidiaries takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower or any Subsidiary of the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Borrower’s or any of its Subsidiaries’ Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Borrower or any of its Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower or any of its Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(h) ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its

Withdrawal Liability under a Multiemployer Plan; (ii) a member of the Controlled Group shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) the occurrence of an ERISA Event; (iv) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification; (v) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; (vi) a violation of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code; (vii) any member of the Controlled Group is assessed a tax under Section 4980B of the Code or incurs a liability under Section 601 et seq. of ERISA; and, the occurrence of any such event listed in clauses (i) through (vii), or the occurrence of any combination of events listed in clauses (i) through (vii) results in, or could reasonably be expected to result in, a Material Adverse Effect or result in exposure to Borrower in an amount in excess of $500,000; or

(i) Monetary Judgments. One or more judgments, non-interlocutory orders, decrees or arbitration awards shall be entered against Holdings, the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not covered by independent third-party insurance) as to any single or related series of transactions, incidents or conditions, of $500,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of forty-five (45) days after the entry thereof; or

(j) Non-Monetary Judgments. One or more non-monetary judgments, orders or decrees shall be rendered against Holdings, the Borrower or any of its Subsidiaries which does or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (determined after giving effect to the proceeds of any business interruption insurance), and there shall be any period of twenty (20) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k) Collateral Any material provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Holdings, the Borrower or any Subsidiary of the Borrower party thereto or Holdings, the Borrower or any Subsidiary of the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason (other than the failure of the Agent to take any action within its control) cease to be a perfected and first priority security interest subject only to Permitted Liens; or

(1) Ownership , (i) Sponsor at any time fails to own beneficially, directly or indirectly, at least fifty-one percent (51%) of the issued and outstanding voting capital stock of Holdings or, in any event, capital stock representing voting control of the Borrower, or (ii) Holdings ceases to own one hundred percent (100%) of the issued and outstanding equity securities of the Borrower occurs in each instance in clauses (i) and (ii), free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of the Agent, for the benefit of the Agent and Lenders; or (iii) a “Change of Control” or terms of similar import occurs under the Subordinated Loan Agreement or the Borrower delivers a “Control Change Notice” (as such term is defined in the Subordinated Loan Agreement) under the Subordinated Loan Agreement; or

(m) Holdings Defaults. (i) Holdings shall fail in any material respect to perform or observe any term, covenant or agreement in the Guaranty, the Holdings Pledge Agreement or the Security Agreement; or (ii) the Guaranty, the Holdings Pledge Agreement or the Security Agreement shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect; or (iii) Holdings or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or (iv) any event described in subsections 7.1(f) or 7.1(g) shall occur with respect to Holdings; or (v) Holdings shall engage in any business activities other than (A) its ownership of the equity securities of Borrower, (B) activities incidental to maintenance of its corporate existence, and (C) performance of its obligations under the Related Transaction Documents to which it is a party; or

(n) Invalidity of Subordination Provisions. The subordination provisions of the Subordination Agreement or any other agreement or instrument governing any Subordinated Indebtedness shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations for any reason shall not have the priority contemplated by this Agreement or such subordination provisions; or

(o) Joint Venture Defaults. Any event described in subsections 7.1(f) or 7.1(g) shall occur with respect to any Joint Venture which is less than fifty percent (50%) owned by the Borrower or any of its Subsidiaries if the Borrower or such Subsidiary is a general partner, or treated as a general partner, of such Joint Venture resulting in general liability to the Borrower or such Subsidiary.

7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent may, and shall at the request of the Required Lenders:

(a) declare all or any portion of the Commitment of each Lender to make Loans or issue Lender Letters of Credit or Letter of Credit Participation Agreements to be terminated, whereupon such Commitments shall forthwith be terminated;

(b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided , however , that upon the occurrence of any event specified in subsections 7.1(f), 7.1(g) or 7.1(m)(iv) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans and the obligation of Agent to issue Lender Letters of Credit and Letter of Credit Participation Agreements shall automatically terminate and the unpaid principal amount of all outstanding

Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.

7.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

7.4 Cash Collateral for Letters of Credit. If an Event of Default has occurred and is continuing or this Agreement (or the Revolving Loan Commitment) shall be terminated for any reason, then the Agent may, and upon request of Lenders holding more than fifty percent (50%) of the Revolving Loan Commitments shall, demand (which demand shall be deemed to have been delivered automatically upon any acceleration of the Loans and other obligations hereunder pursuant to Section 7.2 hereof or upon payment in full of the Term Loan), and Borrower shall thereupon deliver to the Agent, to be held for the benefit of the Agent and the Lenders entitled thereto, an amount of cash equal to one hundred two percent (102%) of the amount of Letter of Credit Participation Liability (determined in accordance with subsection 1.1(c) hereof) as additional collateral security for Borrower’s Obligations in respect of any outstanding Lender Letter of Credit and Letter of Credit Participation Agreement. The Agent may at any time apply any or all of such cash and cash collateral to the payment of any or all of Borrower’s Obligations in respect of any Lender Letters of Credit or Letter of Credit Participation Agreements. Pending such application, the Agent may (but shall not be obligated to) invest the same in an interest bearing account in the Agent’s name, for the benefit of the Agent and the Lenders entitled thereto, under which deposits are available for immediate withdrawal, at such bank or financial institution as the Agent may, in its discretion, select.

ARTICLE VIII - THE AGENT

8.1 Appointment and Authorization. Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

8.3 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Subsidiary or Affiliate of the Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Borrower or any of the Borrower’s Subsidiaries or Affiliates. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by the Borrower or any other Credit Party or is cared for, protected or insured or has been encumbered or that the Liens granted to the Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority. No Agent-Related Person shall be liable for any action taken or omitted to be taken by Swing Line Lender under this Agreement (including, without limitation, Swing Line Lender’s failure to adjust the Applicable Margin (with respect to Swing Line Loans) following any changes thereto).

8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile or telephone message, statement or other document or conversation believed by it to be genuine and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders (or, where an action or waiver need only be approved by the Required Lenders, by the Required Lenders) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders (or, where an action or waiver need only be approved by the Required Lenders, by the Required Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Required Lenders in accordance with Article VII; provided , however , that unless and until the Agent shall have received any such request, the

Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

8.6 Credit Decision. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent.

8.7 Indemnification. Whether or not the transactions contemplated hereby shall be consummated, upon demand therefor the Lenders shall indemnify the Agent and each Affiliate of Agent issuing Lender Letters of Credit (in each instance, to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans and the termination or resignation of the Agent) be imposed on, incurred by or asserted against the Agent or such Affiliate in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent (or such Affiliate) under or in connection with any of the foregoing; provided , however , that no Lender shall be liable for the payment to the Agent (or such Affiliate) of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent’s (or such Affiliate’s) gross negligence or willful misconduct. In addition, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. Without limiting the generality of the foregoing, if the Internal Revenue Service or any other

Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 8.7, together with all related costs and expenses (including Attorney Costs). The obligation of the Lenders in this Section 8.7 shall survive the payment of all Obligations hereunder.

8.8 Agent in Individual Capacity. Antares and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with Holdings, the Borrower and its Subsidiaries and Affiliates as though Antares were not the Agent hereunder and without notice to or consent of the Lenders. With respect to its Loans, Antares shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” shall include Antares in its individual capacity.

8.9 Successor Agent. The Person then acting as the Agent may resign as Agent upon thirty (30) days’ prior notice to the Lenders and to Borrower. If such Person shall resign as Agent under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which appointment shall, so long as no Event of Default has occurred and is continuing, be subject to the approval of the Borrower (which approval shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may thereupon appoint a successor agent from among the Lenders reasonably acceptable to Borrower. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VIII and Sections 9.4 and 9.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent’s notice of resignation (or, if later, ten (10) days after the date upon which the Agent designates a successor agent), the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

8.10 Collateral Matters.

(a) The Agent is authorized (but not required) on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) The Agent is hereby authorized, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral:

(i) upon termination of the Commitments and payment in full of all Loans and all other Obligations then payable under this Agreement and under any other Loan Document;

(ii) constituting Property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder;

(iii) consisting of an instrument evidencing Indebtedness or of any other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or

(iv) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in subsection 9.1(f).

Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this subsection 8.10(b).

(c) Each Lender agrees with and in favor of each other Lender (which agreement shall not be for the benefit of the Borrower or any of its Subsidiaries) that the Borrower’s obligation to such Lender under this Agreement and the other Loan Documents shall be equally and ratably secured by any real property and/or other collateral now or hereafter securing any obligations of the Borrower or any of its Subsidiaries to such Lender, whether or not the same constitutes Collateral hereunder.

8.11 Documentation Agent and Syndication Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Documents, neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities, nor shall the Document Agent or the Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Documents or otherwise exist against the Documentation Agent or the Syndication Agent.

ARTICLE IX – MISCELLANEOUS

9.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document (or the Subordination Agreement or any subordination provisions applicable to Subordinated Indebtedness), and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders, the Borrower and acknowledged by the Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders, the Borrower and acknowledged by the Agent, do any of the following:

(i) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

(ii) postpone or delay any date fixed for, or waive, any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document (other than any postponement or delay of any date fixed for any mandatory prepayment of the Loans pursuant to subsection 1.8(c) or 1.8(d));

(iii) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v) amend this Section 9.1(a) or the definition of Required Lenders or any provision providing for consent or other action by all Lenders;

(vi) discharge Holdings or any Subsidiary of the Borrower from their respective Obligations under the Loan Documents, or release all or substantially all of the Collateral except as otherwise may be provided in this Agreement or the other Loan Documents; or

(vii) amend or waive any provision of subsection 1.10(c);

(b) No amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document;

(c) No amendment or waiver shall, unless signed by Agent, Required Lenders, Borrowers and Required Revolving Lenders: (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Revolving Loan (or to issue any Lender Letter of Credit or Letter of Credit Participation Agreement) in Section 2.2; (ii) amend or waive non-compliance with any provision of subsection 1.1(c); (iii) amend or waive this subsection 9.1(c) or the definitions of the terms used in this subsection 9.1(c) insofar as the definitions affect the substance of this subsection 9.1(c) or (iv) increase the Swing Line Commitment; and

(d) No amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender, affect the rights or duties of the Swing Line Lender (in its capacity as such), under this Agreement or any other Loan Document.

9.2 Notices.

(a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile or electronic transmission) and mailed by certified or registered mail, faxed or delivered by personal or overnight delivery, to the address or facsimile number specified for notices on the applicable signature page hereof (or, with respect to communications permitted or required to be delivered hereunder to the Agent electronically, to bsommerfeld@antareslev.com and dglickman@antareslev.com, or to such other e-mail addresses as may be designated by the Agent in a written notice to each of the other parties hereto given in compliance herewith); or, if directed to the Borrower or the Agent, to such other address as shall be designated by such party in a written notice to each of the other parties hereto given in compliance herewith, or, if directed to any other party hereto, to such other address as shall be designated by such party in a written notice given in compliance herewith to the Borrower and the Agent. The address for notices, requests and other communication to the Swing Line Lender shall be as follows or to such other address as shall be designated by the Swing Line Lender in a written notice to each of the other parties hereto given in compliance herewith:

Antares Capital Corporation

311 South Wacker Drive

Suite 4400

Attention: Portfolio Manager - Panther

Facsimile: (312) 697-3998

(b) All such notices, requests and communications shall be effective (i) if delivered in person, when delivered, (ii) if delivered by facsimile transmission, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Chicago time, otherwise on the next Business Day, (iii) if delivered electronically, upon receipt thereof by the recipient; (iv) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed and (v) if mailed, upon the third (3rd) Business Day after the date deposited into the U.S. Mail, certified or registered; except that notices pursuant to Article I shall not be effective until actually received by the Agent.

(c) The Borrower acknowledges and agrees that any agreement of the Agent and the Lenders in Article I hereof to receive certain notices by telephone, facsimile and other electronic transmission is solely for the convenience and at the request of the Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Agent and the Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic, facsimile or other electronic notice. The obligation of the Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

9.3 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No course of dealing between Borrower, any Affiliate of Borrower, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

9.4 Costs and Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay or reimburse:

(a) Antares (including in its capacity as Agent) within five (5) Business Days after demand (except as otherwise provided in subsection 2.1(f)) for all actual, reasonable, out-of-pocket costs and expenses incurred by Antares (including in its capacity as Agent) in connection with the development, preparation, syndication, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the Attorney Costs incurred by Antares (including in its capacity as Agent) with respect thereto and for all out-of-pocket costs and expenses incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any “workout” or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document, and any such other documents;

(b) Lenders within five (5) Business Days after demand for all Attorney Costs of one law firm, on behalf of all Lenders (other than Antares) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies during the existence of an Event of Default (including in connection with any “workout” or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement, any other Loan Document; and

(c) Agent within five (5) Business Days after demand for all actual, reasonable, out-of-pocket appraisal, audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by Agent in connection with the matters referred to under subsection (a) of this Section 9.4.

The obligations of this Section 9.4 shall survive payment of all other Obligations.

9.5 Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall indemnify, defend and hold harmless each Lender, the Swing Line Lender (in its capacity as such), the Agent, each Affiliate of Agent providing Lender Letters of Credit and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, and reasonable expenses or disbursements (including Attorney Costs):

(a) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans or the transactions contemplated hereby or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto; and

(b) which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any Property of Borrower or any of its Subsidiaries;

(all the foregoing, collectively, the “Indemnified Liabilities”); provided , that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent arising from the gross negligence or willful misconduct of such Indemnified Person as determined by a court of competent jurisdiction.

No action taken by legal counsel chosen by the Agent or any Lender in defending against any investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the Borrower’s obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender. In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Borrower nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Borrower or any other Person against, or to inform the Borrower or any other Person of, any Hazardous Materials or any other adverse condition affecting any site or Property. Neither the Agent nor any Lender shall be obligated to disclose to the Borrower or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender.

The obligations in this Section 9.5 shall survive payment of all other Obligations. At the election of any Indemnified Person, the Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the sole cost and expense of the Borrower. All amounts owing under this Section 9.5 shall be paid within thirty (30) days after demand.

9.6 Marshaling; Payments Set Aside. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforces its Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then:

(a) to the extent of such recovery the Obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred; and

(b) each Lender severally agrees to pay to the Agent upon demand its ratable share of the total amount so recovered from or repaid by the Agent.

The agreement and obligations of this Section shall survive payment of all other Obligations.

9.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that any assignment by any Lender shall be subject to the provisions of Section 9.8 hereof, and provided further that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

9.8 Assignments, Participations, etc.

(a) Any Lender may, with the written consent of the Borrower, which consent shall not be unreasonably withheld (provided that such consent shall not be required at any time that a Default or an Event of Default exists or in connection with any assignment by a Lender to another Lender or to an Eligible Assignee that is an Affiliate of a Lender or a Related Fund of a Lender), and the Agent, at any time assign and delegate to one or more Eligible Assignees (provided that such consent of the Agent or the Borrower shall not be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an “Assignee”) all, or any part of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $1,000,000 (or such lesser amount to which the Agent, in its sole discretion, may agree) or, if less, the entire Commitment or Loan(s) of such Lender; provided, however, that any assignment of the Swing Line Commitment and Swing Line Loans thereunder (x) shall require the prior written consent of Agent which may be granted or withheld in its sole discretion and (y) shall be in the full amount of the Swing Line Commitment and outstanding Swing Line Loans at such time; provided, further, however, that in no event shall more than one Lender hold the Swing Line Commitment and Swing Line Loans at any time; and provided, further, however, in all instances, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until:

(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee;

(ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in form and substance reasonably satisfactory to Agent, such Lender and its Assignee (an “Assignment and Acceptance”); and

(iii) the assignor Lender or the Assignee has paid to the Agent a processing fee in the amount of $3,500, provided no processing fee shall be required to be paid in connection with an assignment by a Lender to an Eligible Assignee that is an Affiliate of such Lender.

No less frequently than once every fiscal quarter, Agent shall notify Swing Line Lender of any assignments made to an entity that was not previously a Lender.

(b) Subject to the provisions of subsection 9.8(f) below, from and after the date that the Agent notifies the assignor Lender that the Agent has received and provided its consent with respect to an executed Assignment and Acceptance and payment of the above-referenced processing fee:

(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and the other Loan Documents; and

(ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

(c) Subject to the provisions of subsection 9.8(f) below, immediately upon the making of the processing fee payment to the Agent in respect of the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender to the same extent.

(d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrower (a “Participant”) participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided , however, that:

(i) the Originating Lender’s obligations under this Agreement shall remain unchanged;

(ii) the Originating Lender shall remain solely responsible for the performance of such obligations;

(iii) the Borrower and the Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents; and

(iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to subsection 9.1(a).

In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(e) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may (i) assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to

Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, (ii) in the case of any Lender that is a fund, trust or similar entity, assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (iii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purposes, provided that any payment in respect of such assigned Loans made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned or pledged Loans to the extent of such payment. No such assignment or pledge shall release the assigning Lender from its obligations hereunder.

(f) The Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Commitments, Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Commitment and/or Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Commitment and/or Loan evidenced by a Note shall be registered on the Register only upon a surrender or registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated assignee and, if applicable, assignor, and the old Notes shall be returned by the Agent to the Borrower marked “cancelled”. The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender’s Commitments and Loans) at any reasonable time and from time to time upon reasonable prior notice.

9.9 Confidentiality. Each of the Agent and the Lenders shall, until the second anniversary of the Revolving Termination Date, maintain in confidence in accordance with its customary procedures for handling confidential information, all written information that Borrower or any of its Subsidiaries, or any of their authorized representatives, furnishes to the Agent or any Lender on a confidential basis clearly marked as such (“Confidential Information”), other than any such Confidential Information that becomes generally available to the public other than as a result of a breach by the Agent or any Lender of its obligations hereunder or that is or becomes available to the Agent or such Lender from a source other than Borrower or any of its Subsidiaries, or any of their authorized representatives, and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto; provided , however, that the Agent and each Lender shall in any event have the right to deliver copies of any such documents, and to disclose any such information, to:

(a) on a confidential basis, its directors, officers, trustees, partners, employees, agents, attorneys and professional consultants;

(b) portfolio management services and rating agencies;

(c) any other Lender and any successor Agent;

(d) any Person to which such Lender offers to sell any Loan or any part thereof or interest or participation therein ( provided such Person agrees to keep such information confidential on the terms set forth in this Section 9.9);

(e) any federal or state regulatory authority or examiner, or any insurance industry association, regulating or having jurisdiction over the Agent or such Lender; and

(f) any other Person to which such delivery or disclosure may be necessary or appropriate (i) in compliance with any applicable law, rule, regulation or order, (ii) in response to any subpoena or other legal process or informal investigative demand, (iii) in connection with any litigation to which the Agent or such Lender is a party, or (iv) in connection with the enforcement of the rights and remedies of the Agent or the Lenders under this Agreement and the other Loan Documents at any time when an Event of Default shall have occurred and be continuing.

9.10 Set-off; Sharing of Payments. In addition to any rights and remedies now or hereafter granted under applicable law, and not by way of limitation of any such rights or remedies at any time and from time to time, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower, with reasonably prompt subsequent notice to the Borrower (any prior or contemporaneous notice being hereby expressly waived by the Borrower) to set off and to appropriate and to apply any and all

(a) balances held by such Lender at any of its offices for the account of the Borrower or any of its Subsidiaries (regardless of whether such balances are then due to the Borrower or any of its Subsidiaries); and

(b) other Property at any time held or owing by such Lender to or for the credit or for the account of the Borrower or any of its Subsidiaries;

against and on account of any and all Obligations which are not paid when due; except that no Lender shall exercise such right without the prior written consent of the Agent. Any Lender having a right to set off shall purchase for cash (and the other Lenders shall sell) participations in each such other Lender’s pro rata share of the Obligations as would be necessary to cause such Lender to share the benefit of such right of set-off with each other Lender in accordance with their respective pro rata shares of the Obligations. The Borrower agrees, to the fullest extent permitted by law, that (i) any Lender may exercise its right to set off with respect to amounts in excess of its pro rata share of the Obligations and may sell participations to other Lenders, and (ii) any Lender so purchasing a participation in the Obligations held by other Lenders may exercise all rights of setoff, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Obligations in the amount of such participation. The Borrower hereby grants to each Lender a security interest in all such deposits and other Property, whether now existing or hereafter arising, held by each Lender for the purposes set forth herein.

9.11 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

9.12 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with each of the Borrower and the Agent.

9.13 Severability; Facsimile Signature. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. Any Loan Document, or other agreement, document or instrument, delivered by facsimile transmission shall have the same force and effect as if the original thereof had been delivered.

9.14 Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

9.15 Independence of Provisions. The parties hereto acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

9.16 Interpretation. This Agreement is the result of negotiations among and has been reviewed by counsel to the Agent, the Borrower and other parties hereto, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent’s or Lenders’ involvement in the preparation of such documents and agreements.

9.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders and the Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither the Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

9.18 Governing Law and Jurisdiction.

(A) THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE LAWS OF ANY OTHER STATE

TO APPLY; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(B) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY BORROWER AGAINST AGENT OR ANY LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

(C) IF ANY AGENT APPOINTED BY BORROWER REFUSES TO ACCEPT SERVICE, BORROWER HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

9.19 Waiver of Jury Trial. THE BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.20 Entire Agreement; Release. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Holdings, the Borrower, the Lenders and the Agent, and supersedes all prior or contemporaneous Agreements and understandings of such Persons, oral or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Borrower of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lenders. Borrower has relied exclusively on the terms and provisions contained in this Agreement and the other Loan Documents in its execution and delivery hereof and thereof and entering into the transactions which are the subject hereof and thereof. Execution of this Agreement by the Borrower constitutes a full, complete and irrevocable release of any and all claims which the Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents. Neither Agent nor any Lender shall be liable to Borrower or any other Person on any theory of liability for any special, indirect, consequential or punitive damages.

9.21 Patriot Act. Each Lender that is subject to the Patriot Act hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender to identify Borrower in accordance with the Patriot Act.

9.22 Replacement of Lender. Within forty-five (45) days after: (i) receipt by the Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1,10.3 and/or 10.6; (ii) any default by a Lender in its obligation to make Loans hereunder after all conditions thereto have been satisfied, provided such default shall not have been cured; or (iii) any failure by any Lender to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender having Revolving Loans or Term Loan or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify the Agent and such Affected Lender (or such defaulting or non-consenting Lender, as the case may be) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such defaulting or non-consenting Lender, as the case may be), which Replacement Lender shall be reasonably satisfactory to the Agent. In the event the Borrower obtains a Replacement Lender within forty-five (45) days following notice of its intention to do so, the Affected Lender (or defaulting or non-consenting Lender, as the case may be) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment. In the event that a replaced Lender does not execute an Assignment and Acceptance pursuant to Section 9.8 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.22 and presentation to such replaced Lender of an Assignment and Acceptance evidencing an assignment pursuant to this Section 9.22, the Borrower shall be entitled (but not obligated) to execute such an Assignment and Acceptance on behalf of such replaced Lender, and any such Assignment and Acceptance so executed by the Borrower, the Replacement Lender and the Agent, shall be effective for purposes of this

Section 9.22 and Section 9.8. Upon any such assignment and payment and compliance with the other provisions of Section 9.8, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender.

9.23 Continued Effectiveness; No Novation. Anything contained herein to the contrary notwithstanding, this Agreement is not intended to and shall not serve to effect a novation of the Obligations under the Original Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Original Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral. Borrower acknowledges and confirms that it has no defense, set off, claim or counterclaim against the Agent and the Lenders with regard to the indebtedness, liabilities and obligations created under the Original Credit Agreement and the liens and security interests granted pursuant to the Loan Documents secure the indebtedness, liabilities and obligations of the Borrower to the Agent and the Lenders under the Original Credit Agreement, as amended and restated hereby, and that the term “Obligations” as used in the Loan Documents (or any other term used therein to describe or refer to the indebtedness, liabilities and obligations of the Borrower to the Agent and the Lenders) includes, without limitation, the indebtedness, liabilities and obligations of the Borrower under the Notes to be delivered hereunder, and under the Original Credit Agreement, as amended and restated hereby, as the same further may be amended, modified, supplemented and/or restated from time to time. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended to the extent necessary to give effect to the provisions of this Agreement. Cross-references in the Loan Documents to particular section numbers in the Original Credit Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, of this Agreement.

9.24 Press Release and Related Matters. Borrower agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name “GE Capital” or its affiliates or referring to this Agreement, the other Loan Documents or the Related Agreements without at least two (2) Business Days’ prior notice to the Agent and without the prior written consent of the Agent unless (and only to the extent that) Borrower or such Affiliate is required to do so under law and then, in any event, Borrower or such Affiliate will consult with the Agent before issuing such press release or other public disclosure. Borrower consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrower’s name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any advertising material to Borrower for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary for inclusion in league table measurements.

ARTICLE X - TAXES, YIELD PROTECTION AND ILLEGALITY

10.1 Taxes.

(a) Subject to subsection 10.1(g) or to the extent required by applicable law, any and all payments by the Borrower to each Lender or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all interest, additions to tax or penalties applicable thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes, franchise taxes branch profits taxes or similar taxes) as are imposed on or measured by each Lender’s net income by the jurisdiction under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof or imposed as a result of any present or former connection between the jurisdiction imposing such tax and such Lender other than a connection arising solely as a result of such Lender having performed its obligations or received payment hereunder or under any Loan Document (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and interest, additions to tax or penalties applicable thereto being hereinafter referred to as “Non-Excluded Taxes,” and all such excluded taxes being hereinafter referred to as “Excluded Taxes”).

(b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any Governmental Authority which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c) Subject to subsection 10.1(g), the Borrower shall indemnify and hold harmless each Lender and the Agent for the full amount of Non-Excluded Taxes or Other Taxes (including any Non-Excluded Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.1) paid by such Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date any Lender or the Agent makes written demand therefor.

(d) If the Borrower shall be required by law to deduct or withhold any Non-Excluded Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then, subject to subsection 10.1(g):

(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.1) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

(ii) the Borrower shall make such deductions; and

(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(e) Within thirty (30) days after the date of any payment by the Borrower of Non- Excluded Taxes or Other Taxes, the Borrower shall furnish to the Agent (and the applicable Lender) the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent (and the applicable Lender).

(f) Each Lender that is not a “United States person” as defined under Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Agent either (i) two completed copies of either (x) U.S. Internal Revenue Service Form W-8BEN claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (y) U.S. Internal Revenue Service Form W-8ECI, or in either case any subsequent versions thereof or successor forms thereto; or (ii) in the case of a Non-U.S. Lender that is entitled to claim and is claiming exemption from U.S. federal withholding tax under Section 871(h) or Section 881(c) of the Code with respect to payments of “portfolio interest,” (x) a certificate representing that such Non-U.S. Lender is not (A) a “bank” for purposes of Section 881(c)(3)(A) of the Code, (B) a ten percent (10%) shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or (C) a controlled foreign corporation related to Borrower within the meaning of Section 864(d)(4) of the Code (referred to as an “Exemption Certificate”) and (y) two completed copies of U.S. Internal Revenue Service Form W-8BEN or any subsequent versions thereof or successor forms thereto, in each case properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender to the Borrower on or before the date such Non-U.S. Lender becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender (but only for so long as such Non-U.S. Lender is legally available to deliver such form). Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

Each Lender that is a “United States person” as defined under Section 7701(a)(30) of the Code (a “U.S. Lender”) shall deliver to the Borrower and the Agent such form or forms, certificates or documentation, including two original copies of United States Internal Revenue Service Form W-9, as reasonably requested by any Borrower to confirm or establish that such U.S. Lender is not subject to deduction, withholding, or backup withholding of United States federal income tax with respect to any payments to such U.S. Lender. Such forms shall be delivered by each U.S. Lender to the Borrower on or before the date such U.S. Lender becomes a party to this Agreement.

(g) The Borrower will not be required to pay any additional amounts to any Lender pursuant to Section 10.1(d)(i), or to indemnify any Lender pursuant to Section 10.1(c), in respect of any United States federal withholding taxes:

(i) if the obligation to pay such additional amounts or to indemnify a Lender would not have arisen but for a failure by such Lender to comply with its obligations under subsection 10.1(f), including the failure of such Lender to deliver to Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender;

(ii) if such Lender shall have delivered to the Borrower a Form W-8BEN and/or Form W-8ECI (or any subsequent versions thereof or successors thereto) in respect of such Lending Office pursuant to subsection 10.1(f), and such Lender shall not at any time be entitled to complete exemption from deduction or withholding of United

States Federal income tax in respect of payments by the Borrower hereunder for the account of such Lending Office for any reason, including if such forms or Exemption Certificate fail to establish a complete exemption from United States federal withholding tax or if the information or certifications made therein by such Lender being untrue or inaccurate on the date delivered, other than to the extent that such reason is attributable to a change in United States law, treaty or regulations or in the official interpretation of such law or regulations by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form W-8BEN and/or Form W-8ECI (or any subsequent versions thereof or successors thereto); or

(iii) if such Lender designates a successor Lending Office at which it maintains its loans which has the effect of causing such Lender to become obligated for Non-Excluded Taxes or payments to such Lender to be subject to deduction or withholding in excess of those in effect immediately prior to such designation.

(h) If, at any time, the Borrower requests any Lender to deliver any forms or other documentation pursuant to subsection 10.1(f), then the Borrower shall, on demand of such Lender through the Agent, reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

(i) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection 10.1(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

(j) If the Borrower pays any amounts under this Section 10.1 to a Lender or a Governmental Authority with respect to such Lender and such Lender becomes aware that it has actually received any refund of such amounts, such Lender shall within thirty (30) Business Days pay such refund to the Borrower (but only to the extent of the amounts paid by the Borrower to such Lender in respect of the amounts giving rise to such refund), net of all out-of-pocket expenses incurred in obtaining such refund; provided , however , that (i) the Borrower agrees to repay the amount it received from such Lender in the event such Lender is required to repay such refund for any reason; (ii) nothing in this Section 10.1 shall require any Lender to disclose to the Borrower or to any other Person any information it deems to be confidential in its sole discretion (including, without limitation, its tax returns); and (iii) no Lender shall be required to pay any amounts pursuant to this Section 10.1 at any time in which a Default or Event of Default shall have occurred and be continuing.

(k) If any Non-Excluded Tax or Other Tax was not correctly or legally asserted, the relevant Lender shall, upon the Borrower’s reasonable request and at the expense of Borrower, provide such documents to Borrower as are necessary to enable Borrower to contest such Non-Excluded Tax or Other Tax pursuant to appropriate proceedings then available to the relevant Lender (so long as providing such documents shall not, in the good faith determination of the relevant Lender, result in any liability to the relevant Lender and doing so is otherwise permitted under applicable law as determined by such Lender).

10.2 Illegality. (a) If after the date hereof any Lender shall determine that the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Lender to the Borrower through the Agent, the obligation of that Lender to make LIBOR Rate Loans shall be suspended until such Lender shall have notified the Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(b) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall prepay in full all LIBOR Rate Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 10.4.

(c) If the obligation of any Lender to make or maintain LIBOR Rate Loans has been terminated, the Borrower may elect, by giving notice to such Lender through the Agent that all Loans which would otherwise be made by any such Lender as LIBOR Rate Loans shall be instead Base Rate Loans.

(d) Before giving any notice to the Agent pursuant to this Section 10.2, the affected Lender shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

10.3 Increased Costs and Reduction of Return.

(a) If any Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in the case of either clause (i) or (ii) subsequent to the date hereof, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, within thirty (30) days of demand therefor by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

(b) If any Lender shall have determined that:

(i) the introduction of any Capital Adequacy Regulation;

(ii) any change in any Capital Adequacy Regulation;

(iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof; or

(iv) compliance by such Lender (or its Lending Office) or any corporation controlling the Lender, with any Capital Adequacy Regulation;

affects the amount of capital required or expected to be maintained by such Lender or any entity controlling such Lender and (taking into consideration such Lender’s or such entity’s policies with respect to capital adequacy and such Lender’s desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment(s), loans, credits or obligations under this Agreement, then, within thirty (30) days of demand of such Lender (with a copy to the Agent), the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender (or the entity controlling such Lender) for such increase; provided , the Borrower shall not be required to compensate a Lender pursuant to this subsection for any such increase incurred more than one (1) year prior to the date that such Lender notifies the Borrower of the Capital Adequacy Regulation (whether or not having the force of law) giving rise to such increase and of such Lender’s intention to claim payment therefor; provided , further , if such Capital Adequacy Regulation or interpretation or administration thereof giving rise to such increase is retroactive, then the one (1) year period referred to above shall be extended to include the period of retroactive effect thereof. Each Lender agrees that if the Borrower is required to pay additional amounts to such Lender or the Agent pursuant to this subsection 10.3(b), it will, if requested by the Borrower, use reasonable good faith efforts (subject to overall policy considerations of such Lender) to designate another Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue if such designation would not require such Lender to disclose any information such Lender deems confidential and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

10.4 Funding Losses. The Borrower agrees to reimburse each Lender and to hold each Lender harmless from any loss or expense (excluding lost profits) which such Lender may sustain or incur as a consequence of:

(a) the failure of the Borrower to make any payment or mandatory prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

(b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion;

(c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with Section 1.7;

(d) the prepayment (including pursuant to Section 1.8) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

(e) the conversion pursuant to Section 1.6 of any LIBOR Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4 and under subsection 10.3(a): each LIBOR Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the interest rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

10.5 Inability to Determine Rates. If the Agent shall have determined in good faith that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR applicable pursuant to subsection 1.3(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will forthwith give notice of such determination to the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

10.6 Reserves on LIBOR Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional costs on the unpaid principal amount of each LIBOR Rate Loan equal to actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), payable on each date on which interest is payable on such Loan provided the Borrower shall have received at least fifteen (15) days’ prior written notice (with a copy to the Agent) of such additional interest from the Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be payable fifteen (15) days from receipt of such notice.

10.7 Certificates of Lenders. Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

10.8 Survival. The agreements and obligations of the Borrower in this Article X shall survive the payment of all other Obligations.

ARTICLE XI - DEFINITIONS

11.1 Defined Terms. The following terms are defined in the Sections or subsections referenced opposite such terms:

“Acquisition Co.”	Recitals
“Affected Lender”	9.22
“Aggregate Accrual”	5.11(g)
“Assignee”	9.8(a)
“Assignee Lender”	1.1(e)
“Assigning Lender”	1.1(e)
“Assignment and Acceptance”	9.8(a)(ii)
“Borrower”	Preamble
“Borrowing Base”	1.1(b)
“Commitment Fee”	1.9(b)
“Confidential Information”	9.9
“Documentation Agent”	Preamble
“EBITDA”	Exhibit 4.2(b)
“Event of Default”	7.1
“Excluded Taxes”	10.1 (a)
“Excess Cash Flow”	Exhibit 1.8(d)
“Exemption Certificate”	10.1(f)
“Existing Letters of Credit”	1.1(c)
“Existing Term Loans”	1.1(a)
“Fee Letter”	1.9(a)
“Fixed Charge Coverage Ratio”	Exhibit 4.2(b)
“Indemnified Person”	9.5
“Indemnified Liabilities”	9.5
“Interest Coverage Ratio”	Exhibit 4.2(b)
“Lender” and “Lenders”	Preamble
“Lender Letter of Credit”	1.1(c)
“Letter of Credit Participation Agreement”	1.1(c)
“Letter of Credit Participation Fee”	1.9(c)
“Leverage Ratio”	Exhibit 4.2(b)
“Maximum Accrual”	5.11(g)
“Maximum Revolving Loan Balance”	1.1(b)
“Non-Excluded Taxes”	10.1 (a)
“Non-U.S. Lender”	10.1(f)
“Notice of Swing Line Borrowing”	1.5(d)
“Original Credit Agreement”	Recitals
“Originating Lender”	9.8
“Other Taxes”	10.1(b)
“Participant”	9.8(d)
“Permitted Liens”	5.1
“Refunded Swing Line Loans”	1.8(g)
“Restricted Payments”	5.11
“Replacement Lender”	9.22
“Revolving Loan Commitment”	1.1(b)
“Revolving Loan”	1.1(b)
“Seller Paper”	5.5
“Senior Leverage Ratio”	Exhibit 4.2(b)
“Swing Line Commitment”	1.1(d)
“Swing Line Loan”	1.1(d)
“Syndication Agent”	Preamble
“Term Loan”	1.1(a)
“Term Loan Commitment”	1.1(a)
“U.S. Lender”	10.1(f)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, without limitation, the unpaid portion of the obligation of a customer of the Borrower or any of its Subsidiaries in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by the Borrower or such Subsidiary, as stated on the respective invoice of the Borrower or such Subsidiary, net of any credits, rebates or offsets owed to such customer.

“Account Debtor” means the customer of the Borrower or any of its Subsidiaries who is obligated on or under an Account.

“Acquired Entity” has the meaning ascribed to such term in the definition of “Permitted Acquisitions.”

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of fifty percent (50%) of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Borrower, or (c) a merger or consolidation or any other combination with another Person.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, neither the Agent nor any Lender shall be deemed an “Affiliate” of Holdings, the Borrower or of any Subsidiary of the Borrower.

“Agent” means Antares in its capacity as the administrative agent for the Lenders hereunder, and any successor agent.

“Agent-Related Persons” means Antares and any successor agent arising under Section 8.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Revolving Loan Commitment” means the combined Revolving Loan Commitments of the Lenders, which shall initially be in the amount of $20,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Aggregate Term Loan Commitment” means the combined Term Loan Commitments of the Lenders, which shall initially be in the amount of $70,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Antares” means Antares Capital Corporation, a Delaware corporation.

“Applicable Margin” means

(a) for the period commencing on the Restatement Effective Date through the fifth (5th) Business Day following the date of delivery of the monthly financial statements and the Compliance certificate for June 2006,

(i) with respect to Base Rate Loans, two and one-half percent (2.50%) per annum, and

(ii) with respect to LIBOR Rate Loans, three and three-quarters percent (3.75%) per annum; and

(b) thereafter, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time determined as set forth below based upon the applicable Leverage Ratio then in effect pursuant to the appropriate column under the table below:

Leverage Ratio	LIBOR Margin	Base Rate Margin
greater than 4.50 to 1.0	4.00%	2.75%
greater than 4.00 to 1.0, but less than or equal to 4.50 to 1.0	3.75%	2.50%
greater than 3.50 to 1.0, but less than or equal to 4.00 to 1.0	3.50%	2.25%
less than or equal to 3.50 to 1.0	3.00%	1.75%

The Applicable Margin shall be adjusted from time to time upon delivery to the Agent of the monthly financial statements for the last month of each fiscal quarter and the Compliance

Certificate required to be delivered pursuant to Section 4.1 hereof, in each case accompanied by a written calculation of the Leverage Ratio certified on behalf of the Borrower by a Responsible Officer as of the end of the fiscal month for which such financial statements are delivered. If such calculation indicates that the Applicable Margin shall increase or decrease, then on the fifth (5 th ) Business Day following the date of delivery of such financial statements, Compliance Certificate and written calculation the Applicable Margin shall be adjusted in accordance therewith; provided , however , that if the Borrower shall fail to deliver any such financial statements and Compliance Certificate for any such fiscal month by the date required pursuant to Section 4.1, then, at the Agent’s election, effective as of the date such financial statements and Compliance Certificate were to have been delivered, and continuing through the fifth (5 th ) Business Day following the date (if ever) when such financial statements, Compliance Certificate and such written calculation are finally delivered, the Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

“Availability” means as of any date of determination, the amount by which (a) the Maximum Revolving Loan Balance, exceeds (b) the aggregate outstanding principal balance of Revolving Loans.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq. ), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Base Rate” means, for any day, a rate of interest equal to the greater of (a) the rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Agent may select) and (b) the sum of the Federal Funds Rate plus one half of one percent (0.5%). Any change in the Base Rate due to a change in the “Prime Rate” or the Federal Funds Rate shall be effective on the effective date of such change in the “Prime Rate” or the Federal Funds Rate.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower Pledge Agreement” means that certain Pledge Agreement, dated as of the Original Closing Date made by the Borrower in favor of the Agent, for the benefit of Agent and the Lenders, pursuant to which, among other things, the Borrower pledged one hundred percent (100%) of the issued and outstanding capital stock of Panther Sub, as reaffirmed on the Restatement Effective Date pursuant to the Master Reaffirmation.

“Borrowing” means a borrowing hereunder consisting of Loans made to the Borrower on the same day by the Lenders pursuant to Article I.

“Borrowing Base Certificate” means a certificate of the Borrower, in substantially the form of Exhibit 11.1 (a) hereto, duly completed as of a date acceptable to the Agent in its sole discretion.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or New York, New York are authorized or required by law to close and , if the applicable Business Day relates to any LIBOR Rate Loan, a day on which dealings are carried on in the London interbank market.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

“Capital Lease Obligations” means all monetary obligations of the Borrower or any of its Subsidiaries under any Capital Leases.

“Cash Equivalents” means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a tenor of not more than six (6) months, issued by any Lender, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor’s Corporation or P-1 by Moody’s Investors Service Inc. and in either case having a tenor of not more than nine (9) months and (d) money market mutual funds provided that substantially all of the assets of such fund are comprised of securities of the type described in clauses (a) through (c).

“Code” means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

“Collateral” means all Property and interests in Property and proceeds thereof now owned or hereafter acquired by the Borrower, Holdings or any other Person as debtor and their respective Subsidiaries and any other Person who has granted a Lien to Agent, in or upon which a Lien now or hereafter exists in favor of any Lender or the Agent for the benefit of the Agent and Lenders, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Agent.

“Collateral Documents” means, collectively, the Security Agreements, the Master Reaffirmation, the Mortgages, the Guaranty, the Pledge Agreements and all other security agreements, pledge agreements, patent and trademark assignments, lease assignments, guarantees and other similar agreements, and all amendments, restatements, modifications or supplements thereof or thereto, by or between any one or more of Holdings, the Borrower, its Subsidiaries or any other Person pledging or granting a lien on Collateral or guaranteeing the payment and performance of the Obligations, and any Lender or the Agent for the benefit of the Agent and Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against Holdings, the Borrower, its Subsidiaries or any other Person as debtor in favor of any Lender or the Agent for the benefit of Agent and the Lenders, as secured party.

“Commitment” means, for each Lender, the sum of its Revolving Loan Commitment and Term Loan Commitment.

“Commitment Percentage” means, as to any Lender, the percentage equivalent of such Lender’s Revolving Loan Commitment or Term Loan Commitment divided by the Aggregate Revolving Loan Commitment or Aggregate Term Loan Commitment, as applicable.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any Rate Contracts; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (v) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Controlled Group” means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Controlled Investment Affiliates” means, with respect to Sponsor, any fund or investment vehicle that (i) is organized by Sponsor for the purpose of making equity investments in one or more companies and is controlled by Sponsor or (ii) has the same principal fund advisor as the Sponsor. For purposes of this definition “control” means the power to direct or cause the direction of management and policies of a Person, whether by contract or otherwise.

“Conversion Date” means any date on which the Borrower converts a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Disposition” means (a) the sale, lease, conveyance or other disposition of Property, other than sales or other dispositions expressly permitted under subsection 5.2(a), and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any equity securities issued by any Subsidiary of the Borrower and held by such transferor Person.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary incorporated, organized or otherwise formed under the laws of any state of the United States of America or the District of Columbia.

“ECF Percentage” means (a) if the Leverage Ratio, determined as of the last day of a fiscal year, is equal to or greater than 3.0 to 1.0, seventy five percent (75%) or (b) if such Leverage Ratio, as so determined, is less than 3.0 to 1.0, fifty percent (50%).

“Eligible Assignee” means any of: (a) a commercial bank organized under the laws of the United States, or any state thereof; (b) a commercial bank organized under the laws of any other country; (c) a finance company, insurance company or other financial institution or fund which is engaged in making, purchasing or otherwise investing in commercial loans for its own account in the ordinary course of its business; and (d) a Related Fund. In connection with an assignment of the Swing Line Commitment and all Swing Line Loans made thereunder, an “Eligible Assignee” shall be further required to be an existing Lender at such time of assignment or an Affiliate or Related Fund of an existing Lender at such time of assignment, or such assignee shall be simultaneously purchasing all or any portion of the Swing Line Lender’s Revolving Loan Commitment.

“Employment Agreements” means those certain Employment Agreements dated as of the Original Closing Date by and between the Borrower and each of John Sliter and Daniel K. Sokolowski, as amended, restated, supplemented or otherwise modified to the extent permitted hereunder.

“Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Borrower.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or 414(c) or 414(m) or 414(o) of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Borrower or any Subsidiary of the Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401 (a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower or any member of the Controlled Group may be directly or indirectly liable.

“Event of Loss” means, with respect to any Property, any of the following: (a) any casualty loss, destruction or damage of such Property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such Property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation of such Property or the requisition of the use of such Property.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in a commercially reasonable manner.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Foreign Subsidiary” means a Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guaranty” means, collectively, (i) that certain Guaranty, dated as of the Original Closing Date made by Holdings, Panther Sub and any other Person who becomes a party to such agreement by execution of a joinder thereto in favor of the Agent, for the benefit of the Agent and Lenders, as reaffirmed on the Restatement Effective Date pursuant to the Master Reaffirmation, and (ii) any other guaranty made by any Subsidiary of Holdings or the Borrower, or any other Person, in favor of the Agent, on behalf of the Lenders in respect of the Obligations.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law.

“Holdings” means PTHR Holdings, Inc., a Delaware corporation.

“Holdings Pledge Agreement” means that certain Pledge Agreement, dated as of the Original Closing Date made by Holdings in favor of the Agent, for the benefit of Agent and the Lenders, pursuant to which Holdings pledged one hundred percent (100%) of the issued and outstanding capital stock of the Borrower, as reaffirmed on the Restatement Effective Date pursuant to the Master Reaffirmation.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such

Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off balance sheet loan or similar off balance sheet financing products; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (i) all Contingent Obligations described in clause (i) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Interest Payment Date” means, (a) with respect to any LIBOR Rate Loan (other than a LIBOR Rate Loan having an Interest Period of six (6) months) the last day of each Interest Period applicable to such Loan, (b) with respect to any LIBOR Rate Loan having an Interest Period of six (6) months, the last day of each three (3) month interval and, without duplication, the last day of such Interest Period, and (c) with respect to Base Rate Loans, the first day of each calendar month.

“Interest Period” means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued or on the Conversion Date on which such Base Rate Loan is converted to the LIBOR Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

(a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period for any Term Loan shall extend beyond the last scheduled payment date therefor and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

(d) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loan unless the aggregate principal amount of the Term Loan represented by Base Rate Loans or by LIBOR Rate Loans having Interest Periods that will expire on or before such date is equal to or in excess of the amount of such principal payment.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Borrower and its Subsidiaries, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of the Borrower’s or such Subsidiaries’ custody or possession, including inventory on the premises of others and items in transit.

“Joint Venture” means any partnership, association, company, community of interest, or joint venture entered into by the Borrower or one of its Subsidiaries with an unrelated, non-Affiliated third party on an arm’s length basis to engage in the joint undertaking of a business, which such business shall be in the same line of business as the Borrower or any of its Subsidiaries, or any business reasonably related thereto.

“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” opposite its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and the Agent.

“Letter of Credit Participation Liability” means, as to each Lender Letter of Credit and each Letter of Credit Participation Agreement, all reimbursement obligations and all other liabilities of Borrower or any of its Subsidiaries to Agent and the Lenders in connection with the Lender Letter of Credit or to the obligee with respect to the transaction for which the Letter of Credit Participation Agreement was issued, whether contingent or otherwise, including with respect to any letter of credit: (a) the amount available to be drawn or which may become available to be drawn; (b) without duplication, all amounts which have been paid or made available by the issuing bank or by the Agent (or Affiliate of the Agent) under such Lender Letters of Credit or Letter of Credit Participation Agreement, in each instance, to the extent not reimbursed; and (c) all unpaid interest, fees and expenses.

“LIBOR” means, for each Interest Period, the offered rate per annum for deposits of Dollars for the applicable Interest Period that appears on Telerate Page 3750 as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/100 th of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.

“LIBOR Rate Loan” means a Loan that bears interest based on LIBOR.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

“Loan” means an extension of credit by a Lender to the Borrower pursuant to Article I hereof, and may be a Base Rate Loan or a LIBOR Rate Loan.

“Loan Documents” means this Agreement, the Notes, the Subordination Agreement, the Fee Letter, the Collateral Documents and all documents delivered to the Agent and/or any Lender in connection with any of the foregoing.

“Management Agreement” means that certain Management Advisory Agreement dated as of the Original Closing Date by and among Holdings, Borrower and Fenway Partners, Inc.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Master Reaffirmation” means that certain Master Reaffirmation Agreement dated as of the date hereof by and among Holdings, the Borrower and each Subsidiary of the Borrower in favor of the Agent, for the benefit of the Agent and the Lenders.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Holdings, the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Holdings, the Borrower, any of its Subsidiaries, or any other Person (other than the Agent or Lenders) to perform in any material respect its obligations under any Loan Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Loan Document, or (ii) the perfection or priority of any Lien granted to the Lenders or to the Agent for the benefit of the Lenders under any of the Collateral Documents.

“Material Contracts” means any contract or other agreement (other than the Loan Documents and the Subordinated Indebtedness Documents), to which any of Holdings, Borrower or its Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real Property or any interest in real Property.

“Multiemployer Plan” means a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and to which Borrower or any member of the Controlled Group may have any liability.

“Net Issuance Proceeds” means, in respect of any issuance of debt or equity, cash proceeds and non-cash proceeds received or receivable in connection therewith, net of underwriting discounts and actual, reasonable, out-of-pocket costs and expenses (including reasonable attorneys fees) paid or incurred in connection therewith.

“Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making a Disposition and insurance proceeds received on account of an Event of Loss, net of: (a) in the event of a Disposition (i) transaction costs relating to such Disposition (including reasonable attorneys fees) excluding amounts payable to the Borrower, (ii) sale, use or other transaction taxes paid or payable as a result thereof, (iii) income taxes paid or payable as a result thereof, (iv) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, and (v) reasonable amounts required to repair or prepare any Property that is the subject of such Disposition for sale, and (b) in the event of an Event of Loss (i) all money actually applied to repair or reconstruct the damaged Property or Property affected by the condemnation or taking, (ii) all of the costs and expenses (including reasonable attorneys fees) reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments.

“Note” means any Revolving Note or Term Note and “Notes” means all such Notes.

“Notice of Borrowing” means a notice given by the Borrower to the Agent pursuant to Section 1.5, in substantially the form of Exhibit 11.1(b) hereto.

“Notice of Continuation/Conversion” means a notice given by the Borrower to the Agent pursuant to Section 1.6, in substantially the form of Exhibit 11.1(c) hereto.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Lender, the Agent, or any other Person required to be indemnified, that arises under any Loan Document or any Rate Contract between the Borrower and a Lender (or an Affiliate of a Lender) required hereunder, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“Ordinary Course of Business” means, in respect of any transaction involving Holdings, the Borrower or any Subsidiary of the Borrower, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document or Subordinated Indebtedness Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership or (c) for any limited liability company, the operating agreement and articles or certificate of formation.

“Original Closing Date” means June 10, 2005.

“Panther” means Panther II Transportation, Inc., an Ohio corporation and predecessor of the Borrower.

“Panther Purchase Agreement” means that certain Contribution and Share Purchase Agreement dated as of May 22, 2005 by and among Holdings, Panther and the Shareholders, as amended, restated, supplemented or otherwise modified to the extent permitted hereunder.

“Panther Sub” means Panther II, Inc., an Ohio corporation f/k/a Sokolowski, Inc.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107-56, as amended.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.

“Permitted Acquisition” means any Acquisition by (i) the Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary of substantially all of the assets of a Person, which assets are located in the United States or (ii) the Borrower or any Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary of one hundred percent (100%) of the equity interests of a Person incorporated under the laws of any State in the United States or the District of Columbia (such assets, in the case of an asset acquisition, or entity, in the case of an acquisition of equity securities, are referred to herein as the “Acquired Entity”), to the extent that each of the following conditions shall have been satisfied:

(a) to the extent the Acquisition will be financed in whole or in part with the proceeds of any Loan, the conditions set forth in Section 2.2 shall have been satisfied;

(b) the Borrower shall have furnished to the Agent and Lenders at least ten (10) Business Days prior to the consummation of such Acquisition (i) an executed term sheet and/or commitment letter (setting forth in reasonable detail the terms and conditions of such Acquisition) and, at the request of the Agent, such other information and documents that the Agent may request, including, without limitation, executed counterparts of the respective agreements, documents or instruments pursuant to which such Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith, (ii) pro forma financial statements of Borrower and its Subsidiaries after giving effect to the consummation of such Acquisition, (iii) a certificate of a Responsible Officer of the Borrower demonstrating on a pro forma basis compliance with the covenants set forth in Section 6.2 hereof after giving effect to the consummation of such Acquisition (and the incurrence of any Indebtedness (including, without limitation, any Subordinated Indebtedness) in connection therewith) and (iv) copies of such other agreements, instruments and other documents (including, without limitation, the Loan Documents required by Section 4.12) as the Agent reasonably shall request;

(c) the Borrower and its Subsidiaries (including any new Subsidiary, which new Subsidiary shall be a Wholly-Owned Subsidiary of the Borrower that is a Domestic Subsidiary or any other Wholly-Owned Subsidiary of a Borrower that is a Domestic Subsidiary) shall execute and deliver the agreements, instruments and other documents required by Section 4.12 and the Agent shall have received, for the benefit of the Agent and Lenders, a collateral assignment of the seller’s representations, warranties and indemnities to the Borrower or any of its Subsidiaries under the acquisition documents;

(d) such Acquisition shall not be hostile and shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equityholders of the Acquired Entity;

(e) no Default or Event of Default shall then exist or would exist after giving effect thereto;

(f) after giving effect to such Acquisition, Availability shall be not less than $3,000,000;

(g) no more than $1,000,000 in the aggregate principal amount of Revolving Loans may be used during any calendar year and no more than $3,000,000 in the aggregate principal amount of Revolving Loans may be used during the term of this Agreement to consummate all such Acquisitions;

(h) the total consideration paid or payable (including, without limitation, any Seller Paper) for (i) any individual Acquisition shall not exceed $1,000,000 and (ii) all Acquisitions consummated during the term of this Agreement shall not exceed $3,000,000 in the aggregate for all such Acquisitions, less the amount of any Investments made under subsection 5.4(e);

(i) the Acquired Entity has EBITDA, the calculation and determination of which shall be reasonably acceptable to the Agent, and which EBITDA shall be subject to proforma adjustments acceptable to the Agent, for the most recent four (4) quarters prior to the acquisition date for which financial statements are available, greater than zero; and

(j) such Acquisition is permitted, and solely to the extent permitted, under the Subordinated Indebtedness Documents.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any member of the Controlled Group sponsors or maintains or to which the Borrower or any member of the Controlled Group is reasonably expected to have liability (whether contingent or otherwise).

“Pledge Agreements” means (i) the Holdings Pledge Agreement, (ii) the Borrower Pledge Agreement and (iii) any other pledge agreement entered into by any Subsidiary of Holdings or the Borrower, the Borrower, or any other Person, and the Agent, on behalf of the Lenders in respect of the Obligations.

“Pledged Collateral” has the meaning specified in the Pledge Agreements and shall include any other Collateral required to be delivered to Agent pursuant to the terms of any Collateral Document.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Qualified Plan” means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401 (a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

“Related Agreements” means the Management Agreement, the Subordinated Indebtedness Documents, the Panther Purchase Agreement, the Employment Agreements, the Sponsor Guaranty, the Repurchase Agreement and the Services Agreement.

“Related Fund” means (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of its business and is advised or managed by (i) a Lender, (ii) an Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) an Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses loans for any Lender or any Person described in clause (a) above.

“Related Transactions” means the transactions contemplated by the Related Agreements and includes, without limitation, the funding of the Subordinated Indebtedness evidenced by the Subordinated Indebtedness Documents and the consummation of the Restatement Effective Date Transactions.

“Reportable Event” means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

“Required Lenders” means at any time (a) Lenders then having greater than fifty percent (50%) of the sum of the Aggregate Revolving Loan Commitment then in effect plus the aggregate unpaid principal balance of the Term Loan then outstanding, or (b) if the Revolving Loan Commitments have been terminated, Lenders then having greater than fifty percent (50%) of the sum of the aggregate unpaid principal amount of Loans then outstanding plus outstanding Letter of Credit Participation Liability.

“Required Revolving Lenders” means at any time (a) Lenders then having greater than fifty percent (50%) of the Aggregate Revolving Loan Commitment then in effect or (b) if the Revolving Loan Commitments have been terminated, Lenders then having greater than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Revolving Loan then outstanding plus outstanding Letter of Credit Participation Liability.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer, the president or any vice president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer, the treasurer or the controller of the Borrower, or any other officer having substantially the same authority and responsibility.

“Restatement Effective Date” means the date on which all conditions precedent set forth in Section 2.1 are satisfied or waived by the Agent and all Lenders.

“Restatement Effective Date Transactions” means a dividend made by the Borrower to Holdings on the Restatement Effective Date in an aggregate amount equal to $47,179,385.43, the proceeds of which dividend shall be immediately used by Holdings to pay a portion of the repurchase price relating to the repurchase of an aggregate of 44,015.64 shares of its Preferred Stock, par value $0.01 per share, on the Restatement Effective Date from the Sponsor and certain other holders pursuant to that certain Repurchase Agreement dated as of the date hereof by and among Holdings, the Sponsor and such other holders (the “Repurchase Agreement”).

“Revolving Note” means an amended and restated promissory note of the Borrower payable to the order of a Lender in substantially the form of Exhibit 11.1(d) hereto, evidencing Indebtedness of the Borrower under the Revolving Loan Commitment of such Lender.

“Revolving Termination Date” means the earlier to occur of: (a) December 31, 2011; and (b) the date on which the Aggregate Revolving Loan Commitment shall terminate in accordance with the provisions of this Agreement.

“Security Agreements” means, collectively, (i) that certain Security Agreement dated as of the Original Closing Date made by Holdings, the Borrower, Panther Sub and any other Person who becomes a party to such agreement following the date hereof by execution of a joinder thereto, in favor of the Agent for the benefit of the Lenders, as reaffirmed on the Restatement Effective Date pursuant to the Master Reaffirmation, and (ii) any other security agreement entered into by any Subsidiary of Holdings or the Borrower, the Borrower, or any other Person, and the Agent, on behalf of the Lenders, in respect of the Obligations.

“Services Agreement” means that certain Services Agreement dated as of the Original Closing Date by and between the Borrower and Fusion Software, Inc., as amended, restated, supplemented or otherwise modified to the extent permitted hereunder.

“Shareholders” means each of Ellen A. Amato, as trustee of the Amato FLIT Trust U/A/D 12/31/03, Craig T. Amato, individually and as trustee of the 1999 Craig T. Amato Grantor Retained Annuity Trust and Daniel K. Sokolowski, individually and as trustee of the Daniel K. Sokolowski Revocable Trust U/A/D 2/16/98.

“Solvent” means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32)(A) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Sponsor” means Fenway Partners Capital Fund II, L.P.

“Sponsor Guaranty” means that certain Limited Guaranty dated as of May 22, 2005 by the Sponsor in favor of the Shareholders, as amended, restated, supplemented or otherwise modified to the extent permitted hereunder.

“Subordinated Indebtedness” means the Indebtedness of Borrower or any of its Subsidiaries which is subordinated in right of payment to the Obligations and shall include, without limitation, the Indebtedness evidenced by the Subordinated Indebtedness Documents.

“Subordinated Indebtedness Documents” means the Subordinated Loan Agreement, the Subordinated Notes, any guaranties of the Indebtedness under the Subordinated Loan Agreement and all other agreements, documents and instruments executed and delivered in connection therewith.

“Subordinated Lenders” means, York Street Mezzanine Partners, L.P., a Delaware limited partnership, CUNA Mutual Insurance Society, CUMIS Insurance Society Inc., Members

Life Insurance Company, CUNA Mutual Life Insurance Company, their successors and assigns and each other holder of Subordinated Notes from time to time.

“Subordinated Loan Agreement” means the Note Purchase Agreement dated as of the Restatement Effective Date among the Borrower and the Subordinated Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted by the Subordination Agreement and this Agreement.

“Subordinated Notes” means the 14% Senior Subordinated Notes dated as of the Restatement Effective Date, issued by the Borrower to the Subordinated Lenders in the original aggregate principal amount of $25,100,000, as the same may be amended, supplemented, restated or otherwise modified from time to time as permitted by the Subordination Agreement and this Agreement, including any notes issued in exchange or substitution thereafter.

“Subordination Agreement” means that certain Subordination Agreement of even date herewith among Holdings, Borrower, Agent and Subordinated Lenders, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Swing Line Lender” means the Lender holding the Swing Line Commitment, including its successors and assigns in such capacity.

“Swing Line Note” means a promissory note of the Borrower payable to the order of the Swing Line Lender, in substantially the form of Exhibit 11.1(f) hereto, evidencing the Indebtedness of the Borrower to the Swing Line Lender under the Swing Line Commitment.

“Swing Line Participation Liability” means, without duplication, all funding and participation obligations of the Lenders with Revolving Loan Commitments owing to Swing Line Lender pursuant to subsection 1.8(g) of this Agreement (including, without duplication, outstanding amounts funded to Swing Line Lender in respect of participation obligations under subsection 1.8(g) of this Agreement) in connection with the principal balance of Swing Line Loans, in each case to the extent not funded with proceeds of a Revolving Loan.

“Term Note” means an amended and restated promissory note of the Borrower payable to the order of a Lender, in substantially the form of Exhibit 11.1(e) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Term Loan made to the Borrower by such Lender.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois.

“Unfunded Pension Liabilities” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used by the Plan’s actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

“United States” and “U.S.” each means the United States of America.

“Wholly-Owned Subsidiary” means any Subsidiary in which (other than directors’ qualifying shares required by law) one hundred percent (100%) of the equity securities, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

“Withdrawal Liabilities” means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

11.2 Other Interpretive Provisions.

(a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b) The Agreement. The words “hereof, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, section, schedule and exhibit references are to this Agreement unless otherwise specified. All references herein to schedules shall mean such schedules as updated from time to time by written notice from the Borrower to the Agent.

(c) Certain Common Terms. The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term “including” is not limiting and means “including without limitation.”

(d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

11.3 Accounting Principles.

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(b) References herein to “fiscal year”, “fiscal quarter” and “fiscal month” refer to such fiscal periods of the Borrower.

(c) If any change in GAAP results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Loan Document, then the Borrower, the Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in GAAP with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change in GAAP as if such change had not been made, provided that, notwithstanding any other provision of this Agreement, the Required Lenders’ agreement to any amendment of such provisions shall be sufficient to bind all Lenders; and, provided further, until such time as the financial covenants and the related provisions of this Agreement have been amended in accordance with the terms of this subsection 11.3(c), the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with GAAP as in effect immediately prior to such change in GAAP.

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

PANTHER II TRANSPORTATION, INC. an Ohio corporation

By:	/s/ John J. Sliter
Name:	John J. Sliter
Title:

Borrower’s FEIN:

Address for notices:

c/o Fenway Partners, Inc. 152 W. 57th Street New York, New York 10029 Attn: Timothy P. Mayhew and Joseph Domonkos Facsimile: (212) 581-1205

Address for Wire Transfers:

M&I Bank Milwaukee,Wisconsin ABA # xxxxxxxxx Acct. # xxxxxxxxxx Reference – Panther II Transportation, Inc.

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ANTARES CAPITAL CORPORATION, as Agent, as the Swing Line Lender and as a Lender

By:	/s/ Michael P. King
Name:	Michael P. King
Title:	Director

Address for notices:

311 South Wacker Drive, Suite 4400 Chicago, IL 60606 Attn: Portfolio Manager – Panther Facsimile: (312) 697-3998 Telephone: (312) 697-3999

Address for payments: Antares Capital Corporation Account # xxxx-xxxx Citibank N.A., NY ABA # xxxxxxxxx Reference: Panther Please advise Jim Luchansky at (312) 697-3991 upon receipt

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

M&I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ Stephen F. Geimer
Name:	Stephen F. Geimer
Title:	Senior Vice President

M&I MARSHALL & ILSLEY BANK, as a Lender

By:	/s/ Stephen E. Kalmer
Name:	Stephen E. Kalmer
Title:	Vice President

Address for notices:

M&I Marshall & Ilsley Bank 770N. Water Street Milwaukee, WI 53202-2035 Attn: Stephen E. Kalmer Facsimile: (414) 765-7670

Address for payments:

M&I Marshall & Ilsley Bank Milwaukee, WI ABA #: xxxxxxxxx Account #: xxxxxxxx Beneficiary: Panther II Transportation, Inc.

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Anna C. Faford
Name:	Anna C. Faford
Title:	Corporate Banking Officer

Address for notices:

Credit:

LaSalle Bank National Association 135 South LaSalle Street Suite 842 Chicago, Illinois 60603 Attn: David J. Thomas Facsimile: (312) 904-2903

Admin./Operations

LaSalle Bank National Association 135 South LaSalle Street Suite 1425 Chicago, Illinois 60603 Attn: Angela Larkin Facsimile: (312) 904-6373

Address for payments:

Bank: LaSalle National Bank ABA Number: xxxxxxxxx Account Number: xxxxxxx-xxxx Account Name: Commercial Loan Wires Ref: Panther II Transportation Inc. Further credit to: Parti. - Bought

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ORIX FINANCE CORP., as a Lender

By:	/s/ Kenneth Moore
Name:	Kenneth Moore
Title:	Managing Director

Address for notices:

ORIX Finance Corp. 1717 Main Street, Suite 900 Dallas, TX 75201 Attention: Stephen Bassett

Address for payments:

Mellon Bank, N.A. Pittsburgh, PA ABA Acct.# : xxxxxxxxx Name on Acct.: ORIX Financial Services, Inc. Further Credit to: Panther II Transportation, Inc. Acct. Name./No.: xxx-xxxx

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

NAVIGATOR CDO 2005, LTD., as a Lender

By:	Antares Asset Management Inc., as Collateral Manager

By:	/s/ David Schmuck
Name:	David Schmuck
Title:	Treasurer

Address for notices:

LaSalle Bank N.A., as custodian 135 South LaSalle Street, Suite 1625 Chicago, IL 60603 Attention: CDO Trust Services – Joe Iannone Fax: 312.873.3830

Address for payments:

Bank: LaSalle Bank N.A.

ABA# : xxxxxxxxx

Account # : xxxxxxx

Account Name: Navigator Collection Account

Reference: Loan Name / Description Principal or Interest

Attention: Joe Iannone / Navigator CDO 2005, Ltd.

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

NAVIGATOR CDO 2003, LTD, as a Lender

By:	Antares Asset Management Inc., as Collateral Manager

By:	/s/ David Schmuck
Name:	David Schmuck
Title:	Treasurer

Address for notices:

LaSalle Bank N.A., as custodian 135 South LaSalle Street, Suite 1625 Chicago, IL 60603 Attention: CDO Trust Services – Matt Massier Fax: 312.261.5290

Address for payments:

Bank: LaSalle Bank N.A.

ABA# : xxxxxxxxx

Account # : xxxxxxxxx

Account Name: Navigator Collection Account

Reference: Loan Name / Description Principal or Interest

Attention: Matthew Massier / Navigator

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

MARINER CDO 2002, LTD., as a Lender

By:	Antares Asset Management Inc., as Collateral Manager

By:	/s/ David Schmuck
Name:	David Schmuck
Title:	Treasurer

Address for notices:

Mariner CDO 2002, Ltd.

c/o LaSalle Bank National Association

135 South LaSalle Street, Suite 1625

Chicago, IL 60603

Attention: CDO Trust Services – Mariner 2002-1

Attention: Matt Messier

Fax: 312.261.5290

Address for payments:

Bank: LaSalle Bank N.A.

ABA# : xxxxxxxxx

Account # : xxxxxxxxx

Account Name: Mariner Collection Account

Reference: Loan Name/ Description Principal or

Interest

Attention: Matthew Massier / Mariner CDO 2002

Ltd.

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

ANTARES FUNDING, L.P., as a Lender

By:	JP Morgan Chase Bank, N A., As Trustee of the Antares Funding Trust created under the Trust Agreement dated as of November 30, 1999

By:	/s/ Leslie Hundley
Name:	Leslie Hundley
Title:	AVP

Address for notices:

Leslie Hundley JPMorgan Chase 600 Travis Street, 48th Floor Houston, TX 77002 Fax: 713.437.8104

Address for payments:

Bank: JPMorgan Chase Bank

City: Houston, TX 77002

ABA# : xxx-xxx-xxx

Account# : xxxxxxxxx

Account Name: Wire Clearing – ABS #2

For Further Credit: Antares Funding LP /10200760

Attention: Leslie Hundley/ Antares Funding

Reference: Panther II Transportation, Inc.

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BABSON CLO LTD. 2005-II, as a Lender

By:	Babson Capital Management LLC, as Collateral Manager

By:	/s/ Adrienne Musgnug
Name:	Adrienne Musgnug
Title:	Managing Director

Address for notices:

Robert Lozano JPMorgan 600 Travis Street, 51st Floor Houston, TX 77002 Fax: (281) 582-7927

Address for payments:

Bank: JPMorgan Chase Bank

City: Houston, TX

ABA# : xxxxxxxxx

Account: xxxxxxxxx

Attention: Curtis Holden

Account Name: Babson CLO Ltd. 2005-II

Reference: Asset Backed Structured #2 –

PANTHER II TRANSPORTATION

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BABSON CLO LTD. 2005-I, as a Lender

By:	Babson Capital Management LLC, as Collateral Manager

By:	/s/ Adrienne Musgnug
Name:	Adrienne Musgnug
Title:	Managing Director

Address for notices:

Curtis Holden JPMorgan 600 Travis Street, 51st Floor Houston, TX 77002 Fax: (713) 229-4998

Address for payments:

Bank: JPMorgan Chase Bank

City: Houston, TX

ABA# : xxxxxxxxx

Account: xxxxxxxxx

Attention: Curtis Holden

Account Name: BNF Asset Backed Structured #2,

JPMorgan: Chasetower, Houston TX

Reference: FFC Babson CLO 2005-I AC#

10221241.2 – PANTHER II TRANSPORTATION

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Lender

By:	/s/ Adrienne Musgnug
Name:	Adrienne Musgnug
Title:	Managing Director

Address for notices:

Joe Li
Babson Capital Management LLC 201 South College Street, Suite 2400 Charlotte, NC 28244 Fax: (413) 226-2987

Address for payments:

Bank: Citibank, N.A.

City: New York, NY

ABA#: xxx xxx xxx

Account: xxxxxxxxx

Account Name: Escrow Administration

Concentrate Account

Reference: MassMutual Life Insurance Company –

PANTHER II TRANSPORTATION

Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

WB LOAN FUNDING 3, LLC, as a Lender

By:	/s/ Adrienne Musgnug
Name:	Adrienne Musgnug
Title:	Managing Director

Address for notices:

Heathe J. Clark 201 S. College Street NC0601 Charlotte, NC 28244-0002 Fax: (704) 715-1982

Address for payments:

Bank: Wachovia/CIB Group

City: Charlotte, NC

ABA# : xxx-xxx-xxx

Account: xxxxxxxxx

Account Attention: Credit Derivatives

Account Name: WB Loan Funding 3

Reference: PANTHER II TRANSPORTATION

Credit Agreement

Schedule 1.1 (a)

Term Loan Commitments

Term Loan Commitment

Antares Capital Corporation	$24,329,105.77
M&I Marshall & Ilsley Bank	$12,250,000.00
LaSalle Bank National Association	$11,795,000.00
Orix Leveraged Finance Corp.	$4,200,000.00
WB Loan Funding, LLC	$1,726,063.70
Massachusetts Mutual Life Insurance Company	$1,726,063.70
Babson CLO Ltd. 2005-I	$2,514,951.92
Babson CLO Ltd. 2005-II	$1,150,709.13
Antares Funding, L.P.	$3,796,153.85
Mariner CDO 2002, Ltd.	$2,429,673.08
Navigator CDO 2003, Ltd.	$2,138,336.54
Navigator CDO 2005, Ltd.	$1,943,942.31
TOTAL	$70,000,000

Schedule 1.1 (b)

Revolving Loan Commitments

Revolving Loan Commitment

Antares Capital Corporation	$11,210,000
M&I Marshall & Ilsley Bank	$3,500,000
LaSalle Bank National Association	$3,890,000
Orix Leveraged Finance Corp.	$1,400,000
TOTAL	$20,000,000

Schedule 1.1 (d)

Swing Line Commitments

Swing Line Commitment

Antares Capital Corporation	$2,000,000
TOTAL	$2,000,000

Schedule 3.2

Capitalization

PTHR Holdings, Inc.

	Common Stock	Preferred Stock
Fenway Panther Holdings, LLC	2,355,000	16,335.84
Daniel K. Sokolowski Revocable Trust U/A/D 2/16/98	291,300	2,020.65
Richard J. Buffington	11,550	80.12
John J. Sliter	11,550	80.12
Michael F. Stopka	7,800	182
Stephen D. Wharton	7,800	182
Antares Capital Corporation	15,000	104.05
York Street Mezzanine Partners L.P.	232,707.79	1,599.31
CUNA Mutual Insurance Society	27,924.94	—
CUMIS Mutual Insurance Society Inc.	13,962.47	639.73
Members Life Insurance Company	9,308.31	—
CUNA Mutual Life Insurance Company	41,887.40	—

Total	3,025,790.91	21,223.81

Authorized Shares

PTHR Holdings, Inc.	4,000,000 shares Common Stock 100,000 shares Preferred Stock

Panther II Transportation, Inc.	1,010 shares Class A Common Stock 9,090 shares Class B Common Stock

Panther II, Inc.	500 shares Common Stock

Outstanding Options

Holder	Share Class	Number of Shares	Exercise Price
Richard J. Buffington	Common	23,823.53	$10.00
Steven D. Wharton	Common	15,882.35	$10.00
Christopher T. French	Common	3,970.59	$10.00

Christopher D. Koehring	Common	3,970.59	$10.00
Paul D. Ratcliff	Common	3,970.59	$10.00
John J. Sliter	Common	23,823.53	$10.00
Jeffrey M. Sokolowski	Common	3,970.59	$10.00
Michael F. Stopka	Common	15,882.35	$10.00
Jeffrey S. St. Pierre	Common	15,882.35	$10.00
Daniel Sokolowski	Common	95,294.12	$10.00
Jon P. Garity	Common	7,941.18	$10.00

•	PTHR Holdings, Inc. Stock Subscription Agreement by and among PTHR Holdings, Inc., Fenway Panther Holdings, LLC, and Antares Capital Corporation dated as June 10, 2005.

•	Amended and Restated Stockholders Agreement among PTHR Holdings, Inc. and the Stockholders named therein dated as of the date hereof.

•	PTHR Holdings, Inc. 2005 Stock Option Plan

Schedule 3.5

Litigation

•

Scanware, Inc. v. Panther II Transportation, Inc.: Scanware, Inc. claims damages in the amount of approximately $30,000 against Panther II Transportation, Inc. for its sale of software products to Panther II Transportation, Inc. Panther II Transportation, Inc. has estimated that Scanware’s case has a settlement value of approximately $7,500.00-$15,000.00.

•

With regard to the outstanding claims arising out of automobile liability, Panther II Transportation, Inc. has the following limited loss reserve estimates: (1) $0 as of December 31, 2001, (2) $150,974 as of September 1, 2002, (3) $60,614 as of September 1, 2003, (4) $255,239 as of September 1, 2004 (5) $72,398 as of January 3, 2006. See attached Table 3.5 for a complete listing of outstanding automobile liability claims.

Customer Name	Policy Year	Coverage	Claim Number	Data of Loss	Claimant Name	Claim status	Accident Narrative	Paid Total	Reserves Total	Net Incurred Total
Panther II Transportation, Inc	2000	AUTOMOBILE	1700051415	20010128	Panther II Transportation, Inc	Closed	Unknown accident	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	1700051578	20010315	Panther II Transportation, Inc	Closed	IV lost control and hit guard rail, damage to IV.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	1700051880	20010209	Panther II Transportation, Inc	Closed	IV ran off roadway and struck a telephone pole.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4620078225	20010711	JJ Nursery,	Closed	IV door swung open hit Parked OV.XREF 162 0080954	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4640067200	20010821	S.N.E.T Company,	Closed	IV pulled down some power lines	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4640070935	20011205	Unknown,	Closed	IV Hit OV and pushed OV Into OV2.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4660074058	20010517	C & S Transportation,	Closed	OV slowed down, IV hit OV	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4880077020	20010818	Kimala Vesey,	Closed	IV rearend OV.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700049881	20010313	Head, Charles	Closed	Drive shaft fell off IV and OV2 ran over it causing damage.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700049742	20010313	Head, Charles	Closed	Drive shall fell off IV and OV2 ran over it causing damage.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700050051	20010315	Viar, Julian	Closed	IV lost control and hit guard rail, damage to IV.	$0	$0	$0
Partner II Transportation, Inc	2000	AUTOMOBILE	4700052071	20010518	logram, Betty	Closed	IV struck OV2 causing OV2 to have collision with OV3.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	47000523X1	20010612	Heald, Robert	Closed	IV rear-ended OV1, pushing them into OV2.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700054159	20010716	Lomas, Raymond and MIc	Closed	OV rear-ended IV	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700055X41	20010920	Shephard, Cynthia	Closed	OV ran stop sign, IV struck OV	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700055X41	20010920	Unknown,	Closed	OV ran stop sign, IV struck OV	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700057X22	20011004	Castrejon, Cecilia	Closed	Unknown auto accident	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700058560	20011207	Jackson, David	Closed	IV struck OV While parked	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700058912	20011222	Barb,	Closed	Freezing rain - slid into guardrails- flipped Die duck.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	47000589X2	20011222	State of Indiana,	Closed	Freezing rain - slid into guardrails- flipped Die duck.	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4700080743	20011213	Intreal Inc,	Closed	Insured truck tore down cimt fence	$0	$0	$0
Panther II Transportation, Inc	2000	AUTOMOBILE	4710062958	20010820	Wheeler, Amanda	Closed	IV failed to yield right of way and was sideswiped by OV	$0	$0	$0

Panther II Transportation, Inc	2000	AUTOMOBILE	4710062302	20010804	GraybBeal, Andrew E	Closed	IV swerved into OV.	$78	$0	$78
Panther II Transportation, Inc	2000	AUTOMOBILE	4700052007	20010524	Bowlus Trucking,	Closed	IV was struck by OV	$77	$0	$77
Panther II Transportation, Inc	2000	AUTOMOBILE	4700052855	20010X08	Little, Dennis	Closed	IV Struck OVs mirror	$100	$0	$100
Panther II Transportation, Inc	2000	AUTOMOBILE	4710060272	20010625	Little, Dennis	Closed	Passed around Dennis & barely bumped board, or driver	$158	$0	$158
Panther II Transportation, Inc	2000	AUTOMOBILE	4700053011	20010702	Dufour, Carol	Closed	IV back into OV	$250	$0	$250
Panther II Transportation, Inc	2000	AUTOMOBILE	4700051129	20010502	Cluppa, Salvatore	Closed	IV caught phone one and pulled it down out of house	$285	$0	$285
Panther II Transportation, Inc	2000	AUTOMOBILE	4880097715	20010518	Banks, Lucas	Closed	IV rearend OV.	$301	$0	$301
Panther II Transportation, Inc	2000	AUTOMOBILE	4700053800	20010723	Astro Enterprises,	Closed	IV backed up trailer, struck parked OV	$323	$0	$323
Panther II Transportation, Inc	2000	AUTOMOBILE	4700057310	20011018	Roman, Francisco	Closed	IV rearend OV in stopped traffic	$325	$0	$325
Panther II Transportation, Inc	2000	AUTOMOBILE	4700050530	20010117	ADM Trucking Inc,	Closed	IV rolled into OV	$364	$0	$364
Panther II Transportation, Inc	2000	AUTOMOBILE	4700054204	20010807	Ponton, Barry	Closed	IV backing to into parking space and hit OV passenger XXX	$374	$0	$374
Panther II Transportation, Inc	2000	AUTOMOBILE	4700054849	20010217	Smith, Rick	Closed	IV damaged cimt’s property.	$375	$0	$375
Panther II Transportation, Inc	2000	AUTOMOBILE	4700057489	20011102	Wesaw, Sheryl	Closed	IV backed into front end of parked OV.	$451	$0	$451
Partner II Transportation. Inc	2000	AUTOMOBILE	4840051329	20010228	Canberra Industrial,	Closed	IV struck a tree	$477	$0	$477
Panther II Transportation, Inc	2000	AUTOMOBILE	4700049551	20010228	Klein, John	Closed	IV and OV2 collided while turning a sharp corner.	$497	$0	$497
Panther II Transportation, Inc	2000	AUTOMOBILE	4840056321	20010319	National Railroad Passenger Corporation	Closed	IV truck damaged railroad bridge	$588	$0	$588
Panther II Transportation, Inc	2000	AUTOMOBILE	4700050760	20010326	CSI,	Closed	IV Pulled down light pole wire	$588	$0	$588
Panther II Transportation, Inc	2000	AUTOMOBILE	4820072594	20010331	Dickerson, Dixle	Closed	IV turned & struck OV.	$838	$0	$838
Panther II Transportation, Inc	2000	AUTOMOBILE	4700054341	20010607	Maiden Regional Airport	Closed	IV hit power lines and pulled them down	$702	$0	$702
Panther II Transportation, Inc	2000	AUTOMOBILE	4700052558	20010601	McHenry Recreation XXX Alley	Closed	IV XXX Cimt building: insure left scene of crime	$725	$0	$725
Panther II Transportation, Inc	2000	AUTOMOBILE	4700051122	20010412	LaXXX, David	Closed	IV struck OV	$790	$0	$790
Panther II Transportation, Inc	2000	AUTOMOBILE	4860074201	20010520	Brumfield, Barbara	Closed	IV was turning around in park, scratched OV rear XXX pannel.	$868	$0	$868
Panther II Transportation, Inc	2000	AUTOMOBILE	4700054826	20010825	Golden Hawk Transportation Services LLC	Closed	IV backed into parked OV hitting L front side	$872	$0	$872
Panther II Transportation, Inc	2000	AUTOMOBILE	4700048933	20010205	McKinney, Danielle	Closed	IV hit parked OV	$907	$0	$907
Panther II Transportation, Inc	2000	AUTOMOBILE	4700054703	20010817	Click, Kathlean	Closed	After top or box hit a low bridge, box red off & hit a car	$998	$0	$998
Panther II Transportation, Inc	2000	AUTOMOBILE	4860077020	20010818	Sheila Kennedy,	Closed	IV rearend OV.	$1,000	$0	$1,000
Panther II Transportation, Inc	2000	AUTOMOBILE	4700060431	20010406	Woods, Margie L	Closed	Insd veh switched lines & hit over veh mirror	$1,160	$0	$1,160

Panther II Transportation, Inc	2000	AUTOMOBILE	4700060431	20010406	Woods, Margie L	Closed	Insd veh switched lines & hit over veh mirror	$1,160	$0	$1,160
Panther II Transportation, Inc	2000	AUTOMOBILE	4700050376	20010208	Boone Rural Electric, Membership Corporal	Closed	IV ran off roadway and struck a telephone pole.	$1,181	$0	$1,181
Panther II Transportation, Inc	2000	AUTOMOBILE	4700082404	20011206	Queen City Steel,	Closed	Took out a door at shipper	$1,248	$0	$1,248
Panther II Transportation, Inc	2000	AUTOMOBILE	4700057094	20011015	Posphonan, David J	Closed	IV tried to turn-backed up and hit OV.	$1,352	$0	$1,352
Partner II Transportation, Inc	2000	AUTOMOBILE	4240031423	20010301	Mitsubishi Motor,	Closed	IV backing hit concrete column	$1,369	$0	$1,369
Panther II Transportation, Inc	2000	AUTOMOBILE	4700050051	20010315	Missouri Highway and , Transportation Comm	Closed	IV lost control and hit guard rail, damage to IV.	$1,385	$0	$1,385
Panther II Transportation, Inc	2000	AUTOMOBILE	4880072288	20010330	Adkins, Ruby	Closed	IV backing, hit traffic pole which fell onto a vehicle and	$1,557	$0	$1,557
Panther II Transportation, Inc	2000	AUTOMOBILE	4620073733	20010418	Borchardi, Albert	Closed	IV turned L in front of OV and they colided	$1,587	$0	$1,587
Panther II Transportation, inc	2000	AUTOMOBILE	4680072440	20010405	Cherry, Nancy	Closed	IV backed into OV	$1,830	$0	$1,830
Panther II Transportation. Inc	2000	AUTOMOBILE	4700049012	20010217	Brumbough, Clifford	Closed	IV backing and struck OV, no injuries	$1,961	$0	$1,961
Partner Transportation. Inc	2000	AUTOMOBILE	4700051014	20010409	Bakery Unlimited,	Closed	Insured drove into bakery sign.	$1,971	$0	$1,971
Panther II Transportation, Inc	2000	AUTOMOBILE	4680070794	20010214	Hughes, Nancy	Closed	IV rear ended OV when OV stopped suddenly	$1,989	$0	$1,989
Panther II Transportation, Inc	2000	AUTOMOBILE	4700054181	20010803	Borden, Robert	Closed	Parked to close to the sign & top of truck hit the sign	$2,087	$0	$2,087
Panther II Transportation, Inc	2000	AUTOMOBILE	4700048827	20010212	Adkins, Chris	Closed	IV hit parked OV	$2,117	$0	$2,117
Panther II Transportation, Inc	2000	AUTOMOBILE	4880071641	20010310	Haubrick, MaXXX	Closed	IV backed into OV2.	$2,133	$0	$2,133
Panther II Transportation, Inc	2000	AUTOMOBILE	4700052071	20010518	Sims, Malissa	Closed	IV struck OV2 causing OV2 to have collision with OV3.	$2,142	$0	$2,142
Panther II Transportation, Inc	2000	AUTOMOBILE	4700080301	20010828	Fish, Mary	Closed	IV rear-ended OV at a red light.	$2,519	$0	$2,519
Panther II Transportation, Inc	2000	AUTOMOBILE	4700049256	20010120	Ohio Department of Transportation	Closed	IV entering highway, hit Ice, hit guardrail and flipped	$2,232	$0	$2,232

Panther II Transportation, Inc	2000	AUTOMOBILE	4700051160	20010427	Danner, Trent	Closed	IV apparently Involved In side-swipe accident.	$2,307	$0	$2,307
Panther II Transportation, Inc	2000	AUTOMOBILE	4700056834	20011024	Parks, XXX	Closed	IV rear-ended other vehicle causing OV driver Stiff neck	$2,340	$0	$2,340
Panther II Transportation, Inc	2000	AUTOMOBILE	4700048833	20010115	XXXX Gas,	Closed	IV backed up and struck light post	$2,358	$0	$2,350
Panther II Transportation, Inc	2000	AUTOMOBILE	4700056834	20011024	Parks, XX	Closed	IV rear-ended other vehicle causing OV driver stiff neck.	$2,367	$0	$2,367
Panther II Transportation, Inc	2000	AUTOMOBILE	4780007603	20011227	Proctor, XXXX	Closed	IV felt hit on front passenger side-OV1 hit OV2 us result.	$2.401	$0	$2,381
Panther II Transportation, Inc	2000	AUTOMOBILE	4700052391	20010612	Jung, Paul	Closed	IV rear-ended OV1, pushing them Into OV2	$2,187	$0	$2,531
Panther II Transportation, Inc	2000	AUTOMOBILE	4700048512	20010130	TownXXXXX,	Closed	IVallegedly hit building while trying to turn around	$2,558	$0	$2,556
Panther II Transportation, Inc	2000	AUTOMOBILE	4700059764	20011028	Gilbert, Titus	Closed	IV hit parked OV.	$2,571	$0	$2,571
Panther II Transportation. Inc	2000	AUTOMOBILE	4700052974	200106__	Johns, Troy	Closed	IVrolled back into OV	$2,579	$0	$2,579
Panther II Transportation, Inc	2000	AUTOMOBILE	4700059746	20011201	Ebling, Edward	Closed	IV backed into OV	$2,378	$0	$2,579
Panther II Transportation, Inc	2000	AUTOMOBILE	4700052585	20010607	Jaussaud, Jeff	Closed	OVwas sideswiped by IV	$2,972	$0	$2,972
Panther II Transportation, Inc	2000	AUTOMOBILE	4620079677	20010607	Brookside Funeral Home	Closed	IV turned around in funeral home parking lot, and hit pole.	$3,487	$0	$3,457
Panther II Transportation, Inc	2000	AUTOMOBILE	47100_7534	20010611	Interstate Distribution	Closed	IV backed into parked OV	$3,509	$0	$3,509
Panther II Transportation, Inc	2000	AUTOMOBILE	4600071235	20010227	Crown Cleaners Inc.	Closed	IV side wiped OV	$4,015	$0	$4,015
Panther II Transportation, Inc	2000	AUTOMOBILE	4640065775	20010622	Eoolab Inc.	Closed	IV XXXXXX OV.	$4,104	$0	$4,104
Panther II Transportation, Inc	2000	AUTOMOBILE	4120001281	20010629	JO WOOD TRUCKING,	Closed	IV DRIVER TURNED CORNER LOAD SHIFTED, TRUCK FLIPPED OVER	$4,108	$0	$4,109
Panther II Transportation, Inc	2000	AUTOMOBILE	47000___40	20011222	Gonzalez. Jose	Closed	Unknown cause to unknown accident	$4,126	$0	$4,126
Panther II Transportation, Inc	2000	AUTOMOBILE	4640073543	20011219	Angus, Both	Closed	OV struck IV while iv entering driveway.	$4,677	$0	$4,677
Panther II Transportation, Inc	2000	AUTOMOBILE	4700056529	20011214	Mllam, James E	Closed	IV hit parked OV.	$4,901	$0	$4,901
Panther II Transportation, Inc	2000	AUTOMOBILE	4710061042	20010713	Jeffries, Curtis	Closed	IV struck parked OV	$5,117	$0	$5,117
Panther II Transportation, Inc	2000	AUTOMOBILE	4660077020	20010816	Byers, sharrod	Closed	IV XXX OV.	$5,140	$0	$5,140
Panther II Transportation, Inc	2000	AUTOMOBILE	470005_765	20011004	Lindsey, James	Closed	IV pulled out of truck stop-OV lost control & hit IV.	$8,102	$0	$8,102
Panther II Transportation, Inc	2000	AUTOMOBILE	4700051354	20010510	Joseph installation.	Closed	IV XXXX struck parked OV at loading dock	$7,309	$0	$7,308
Panther II Transportation, Inc	2000	AUTOMOBILE	4660073356	201501	Martinex Moving,	Closed	IV hacking out of parting spot end hit OV	$7,657	$0	$7,657
Panther II Transportation, Inc	2000	AUTOMOBILE	47000536633	20010628	XXXXX Management	Closed	IV backed into parking gate	$7,817	$0	$7,817
Panther II Transportation, Inc	2000	AUTOMOBILE	471006295_	20010858	Wheeler, Leon	Closed	IV failed to yield right of way and was sideswiped by OV	$7,528	$0	$8,764
Panther II Transportation, Inc	2000	AUTOMOBILE	4700051299	200105	Coldwell. Robert	Closed	IV hit OV while trying to XXXX at a bee.	$8,885	$0	$8,865
Panther II Transportation, Inc	2000	AUTOMOBILE	4710060701	2001070	Beckham, Barry	Closed	IV rearended OV A pushed OV through XXXX	$9,070	$0	$9,070

Panther II Transportation, Inc	2000	AUTOMOBILE	4700049_07	2001012	XXXXX XXX	Closed	XXX same direction	$9,449	$0	$9,449
Panther II Transportation, Inc	2000	AUTOMOBILE	4_40070935	2OOI120	XXXX, Tenance	Closed	IV hit OV and pushed OV into OV2.	$11,384	$0	$11,384
Panther II Transportation, Inc	2000	AUTOMOBILE	4700090526	2001030	XXXX Department of transportation	Closed	IV merged L struck construction equipment	$14,784	$0	$14,784
Panther II Transportation, Inc	2000	AUTOMOBILE	4710060701	2001070	Beckham, Barry & sheila	Closed	IV rear-ended OV and pushed OV through intersection	$15,128	$0	$15,708
Panther II Transportation, Inc	2000	AUTOMOBILE	4_40074954	2001112	Durosa.LynronJ	Closed	IV backing Into loading dock, hit Clmnt by standard	$16,560	$0	$16,560
Panther II Transportation, Inc	2000	AUTOMOBILE	4_00007603	20O112X	HaupnchXXXXX	Closed	IVfelt hit on front passenger side-OV1 hit OV2 as result	$20,145	$0	$20,145
Panther II Transportation, Inc	2000	AUTOMOBILE	4860074058	2001051	McCoy, Andrea	Closed	OV slowed down, IV hit OV	$21,858	$0	$21,483
Panther II Transportation, Inc	2000	AUTOMOBLE	4800007503	2001122	XXXX,	Closed	IV felt hit on front passenger side-OV1 hit OV2 as result	$23,200	$0	$23,200
Panther II Transportation, Inc	2000	AUTOMOBILE	4700048067	2001011	Bradford, Lathan	Closed	IV backed into OV while parked	$29,858	$0	$28,859
Panther II Transportation, Inc	2000	AUTOMOBILE	4000007603	2001122	Brooks, Dennis	Closed	IV felt hit on front passenger side - OV1 hit OV2 as result	$34,520	$0	$34,520
Panther II Transportation, Inc	2000	AUTOMOBILE	4710054948	2001012	Wells, Robert	Closed	Clmt on bike, struck Insured tractor on side	$113,061	$0	$113,061
	2000 Total							$483,408	$0	$481,172
Panther II Transportation, Inc	2001	AUTOMOBILE	1620060954	20010711	Panther II Transportation, Inc.,	Closed	IV door swung open hit parked OV, XREF 462 0078225	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	16_0063069	20010601	Nestec, Michael	Closed	IV mirror hit mirror of OV which was parked.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	1660066956	2001100;	Panther II Transportation, Inc	Closed	IV struck parked OV.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	1660075151	2002080:	Panther II Transportation, Inc	Closed	IV to middle lane of 3 lane highway - IVwent to change	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	1660076627	2M209K	Panther II Transportation, Inc	Closed	Unknown	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	1700059322	20011104	Panther II Transportation, Inc	Closed	IV hit deer	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	1700085720	2D020531	Panther II Transportation, Inc	Closed	Ins heading down 1 -75 - did not see car slowing in front a	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	1700069727	20020723	Panther II Transportation, Inc	Closed	Driver #1 stated that she was backing out of parking space	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	1700070920	20021111	Panther II Transportation, Inc	Closed	Insured backed into clmt	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	1700071853	20021223	Panther II Transportation, Inc	Closed	Claimant rear ended Insured. Insured went to hospital No d	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4620096639	20011117	Hartford, Pete	Closed	OV alleges vehicle was hit by IV.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4640071443	20011121	Co-Worker, unknown	Closed	Driver hit coworker with truck while backing.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	464007427J	20020J31	Speedy	Closed	OV hit the IV while at the shipper.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4640089609	20020506	Dollar RentACar,	Closed	IV ran over power pole causing a power outage.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4660083259	20020211	Britney.XXXXX	Closed	Unknown accident. both drivers say the other ran red light	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4660083J59	20020211	Dunn,XXXX	Closed	Unknown accident -both drivers say the other ran red light	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4680089275	20020723	Hughes, Alton	Closed	Claimant states that Insured backed Into Insured while prkd	$0	$0	$0

Panther II Transportation, Inc	2001	AUTOMOBILE	4660009396	420020807	Neville. Victor	Closed	IV In the middle lane ct3 lane highway-IV went to change	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4660089494	20020810	Unknown,	Closed	Ins trailer hit and broke pole.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4660089908	20020821	Hauss, Henry	Closed	#3 possibly an SUV putting a XXX. Was trying to pass #2.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4660091777	20020721	Brawn, Tim	Closed	IV backing into parking space & struck claimants vehicle	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4080097937	20021222	Jackson. Jeans	Closed	OV lost control and impacted IV front bumper and skidded of	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700052393	20010612	Jung. Paul	Closed	IV rear ends V2 and V2 rear ended V3	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700059356	20020109	Cenelo,XXXX	Closed	IV backing ino repair shop, OV pulled in turning radius	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700080461	20020216	Case Tractor Corp.	Closed	Insured damaged inside dock door paneling and rubber trim	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700060462	20020216	Brawn, Robert	Closed	IV was turning around and struck OV	$0	$0	$0

Panther II Transportation, Inc	2001	AUTOMOBILE	4700051932	20020405	Aggressive Transportation	Closed	IV backed into parked OV trailer and left the scene.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700062059	20020227	Jenks, Scott	Closed	IV “Turfed” Clients lawn while turning around.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700062328	20020329	Plelfer. Bus	Closed	Clmt is alleges that rock was kicked up by our unit	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700063287	20020522	Jennifer Foster.	Closed	OV ran a stop sign and struck IV. Both parties were taken	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700063287	20020522	Nanlam,Kulap	Closed	OV ran a stop sign and struck IV. Both parties were taken	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700063837	20020531	Vistson Automotive,	Closed	IV knocked over sign with trailer threw trailer axles out o	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700063776	20020605	Sunflower Express,	Closed	IV hit OV (tractor/trailer) In the rear in the middle of the	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700064010	20020509	Miller, Angela	Closed	IV hit OV side by side - both IV & OV sidewiped, Unable to	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700064540	20020525	May, Sue	Closed	Insured backed into Clmt	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700065254	20020712	Gordon, Karma	Closed	Insured pulled over into claimants lane - forcing claimant	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700065630	20020417	Lee, Paul D	Closed	IV backing into dock bumped OV	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700067607	20020722	Vance, Kara	Closed	Driver #1 stated that she was backing out of parking space	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700069718	20020620	XXX, Brian	Closed	IV proceeded thru 4-way/hit in middle of Intersec. by clmt.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700069914	20021223	Smith, Dianna	Closed	Claimant rear ended Insured. Insured went to hospital No d	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4700069914	20021223	Unknown,	Closed	Claimant rear ended Insured. Insured went to hospital. No d	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4710069720	20020327	Scott, Kenneth W	Closed	Flatbed changed lanes in front of IV & slammed on brakes &	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4710071827	20020316	Metro Airport,	Closed	Insured unit went over bump in parking lot ripped overhang	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4710072897	20020708	Guthrie, John	Closed	Clmt is alleging that Insured sideswlped his car	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4720006903	20020712	Ventura, Edwing	Closed	Conflicting stories, clmt alleges Ins backed into him - in	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4720007565	20020810	Unknown,	Closed	Insured was merging on Americans Ave. Back of our truck hit	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4720014326	20020516	Bacon, Guy	Closed	Insured backed into door.	$0	$0	$0
Panther II Transportation, Inc	2001	AUTOMOBILE	4800090783	20020806	Unknown,	Closed	IV’s driver thought person said to back up - struck OV.	$5	$0	$5
Panther II Transportation, Inc	2001	AUTOMOBILE	4700066185	20020809	Michael Bellamy,	Closed	Insured coming off exit ramp - traffic backed -up - Insured	$10	$0	$10
Panther II Transportation, Inc	2001	AUTOMOBILE	4660065222	20020212	Brinkley, Thereita	closed	OV entered four way Intersection and was struck by IV	$17	$0	$17
Panther II Transportation, Inc	2001	AUTOMOBILE	4700062810	20020108	Mooney, Latisha	Closed	Claimant pulled out in front of Insured from on ramp causin	$51	$0	$51
Panther II Transportation, Inc	2001	AUTOMOBILE	4700066048	20020809	Wilczak, Jacqueline	Closed	Backed out of shipper- nicked bumper of lady pulling in.	$242	$0	$242
Panther II Transportation, Inc	2001	AUTOMOBILE	4700061058	20020212	Anderson, Tecora	Closed	IV struck OVand left the scene	$267	$0	$267
Panther II Transportation, Inc	2001	AUTOMOBILE	46500751S5	20010607	Liggies, Larry	Closed	IV mirror hit mirror or OV which wns parked.	$299	$0	$299
Panther II Transportation, Inc	2001	AUTOMOBILE	4710974537	20020709	Cade, symphone	Closed	#2 pulled out In front of #1 -1H pushed #2 down the road th	$300	$0	$300
Panther II Transportation, Inc	2001	AUTOMOBILE	4710074537	20020709	Rounds, Oarlan	Closed	#2 pulled out In front of #1 -1H pushed #2 down the road th	$300	$0	$300
Panther II Transportation, Inc	2001	AUTOMOBILE	4700055117	20010904	Automotive, Dow	Closed	IV ran over clmt. trailer jack	$312	$0	$312
Panther II Transportation, Inc	2001	AUTOMOBILE	4700066455	20020821	Johnson, Dwayne	Closed	IV in parking lot - didn’t swing trailer wide enough-sera	$377	$0	$377
Panther II Transportation, Inc	2001	AUTOMOBILE	4880088850	20020728	Ushman, Chris	Closed	IV rear ended OV and pushed him into vehicle OV2.	$400	$0	$400
Panther II Transportation, Inc	2001	AUTOMOBILE	4880091441	20021003	Crocker, Wanda	Closed	Chain reaction accident. Insured hit clmt. in rear - pushed	$420	$0	$420
Panther II Transportation, Inc	2001	AUTOMOBILE	4700063787	20020224	Whsley, Mee	Closed	Turn around in a lawn	$434	$0	$434
Panther II Transportation, Inc	2001	AUTOMOBILE	4840073518	20020213	SHAKER GR0UP.	Closed	IV struck OV in icy parking lot	$469	$0	$469
Panther II Transportation, Inc	2001	AUTOMOBILE	4700084141	20020430	Zheng, Dezhi	Closed	OV hit IV, IV cited for failure to yield. IV making left turn	$469	$0	$469
Panther II Transportation, Inc	2001	AUTOMOBILE	4700065502	20020726	Dan Greenside Jr,	Closed	Insured side swiped clmt. while turning around.	$500	$0	$500
Panther II Transportation, Inc	2001	AUTOMOBILE	4700065998	20020727	Lavagninov, Regins A	Closed	Insured making left turn hit clmt with our trailer.	$500	$0	$500
Panther II Transportation, Inc	2001	AUTOMOBILE	4700003878	20020XX	Salines, Lubin M	Closed	Box of IV struck OV breaking out his tail light	$586	$0	$586
Panther II Transportation, Inc	2001	AUTOMOBILE	4840064529	20010531	XXX, Frank	Closed	IV drove on and damaged clmt lawn	$600	$0	$600
Panther II Transportation, Inc	2001	AUTOMOBILE	4880088859	20020726	Ushman, Steven	Closed	IV rear ended OV and pushed him into another vehicle 0V2.	$600	$0	$600

Panther II Transportation, Inc	2001	AUTOMOBILE	4700058744	20020124	Bowman, David	Closed	IV backin out- struck front of parked OV	$827	$0	$827
Panther II Transportation, Inc	2001	AUTOMOBILE	4700063781	20020522	Sept, Manene	Closed	OV stated that IV scrapped up the side of her jeep -IV den	$845	$0	$845
Panther II Transportation, Inc	2001	AUTOMOBILE	4700061082	20020304	Huck Fasteners,	Closed	IV backed into a door at shipper.	$856	$0	$856
Panther II Transportation, Inc	2001	AUTOMOBILE	4880090334	20020824	Robert Van Winkle,	Closed	Driver backed up into another vehicle damage minimal scratch	$748	$0	$748
Panther II Transportation, Inc	2001	AUTOMOBILE	4880088281	20020507	Regional Imaging Diagonostic	Closed	Insured driver ran over lawn with trailer.	$900	$0	$900
Panther II Transportation, Inc	2001	AUTOMOBILE	4700065936	20020807	XXX, Carlssa	Closed	Unknown.	$918	$0	$918
Panther II Transportation, Inc	2001	AUTOMOBILE	4840074748	20020326	Nelson, Paula H	Closed	IV stopped at railroad overhead bridge. IV backed into OV	$925	$0	$925
Panther II Transportation, Inc	2001	AUTOMOBILE	488008X	20020820	Ryder,	Closed	While backing into the cons dock clipped a Ryder cargo van.	$946	$0	$946
Panther II Transportation, Inc	2001	AUTOMOBILE	4880088562	20020521	Landster,	Closed	IVrearended OV2, OV3 fled the scene- IV couldn’t stop	$1,020	$0	$1,020
Panther II Transportation, Inc	2001	AUTOMOBILE	4840072899	20020118	Jackson, Lucy	Closed	IV backed into OV.	$1,092	$0	$1,092
Panther II Transportation, Inc	2001	AUTOMOBILE	4710074225	20020821	Hartson Kennedy Cabinet	Closed	Insured driver corner of van - git overhead door.	$1,100	$0	$1,100
Panther II Transportation, Inc	2001	AUTOMOBILE	4700068902	20021111	Mohr, Victor	Closed	Insured backed into clmt	$1,138	$0	$1,138
Panther II Transportation, Inc	2001	AUTOMOBILE	4710074932	20020621	Basham, Christopher	Closed	Clmt alleges Ins. ran him off the road see attached subro XXX	$1,205	$0	$1,205
Panther II Transportation, Inc	2001	AUTOMOBILE	4700060444	20020211	Lunn Trucking Carval,1 Trucking	Closed	IV backed intoOV	$1,297	$0	$1,297
Panther II Transportation, Inc	2001	AUTOMOBILE	4710071853	20020629	Graham, James	Closed	IV rolled back into OV	$1,324	$0	$1,324
Panther II Transportation, Inc	2001	AUTOMOBILE	4040080847	20020918	Motfatt. Karen J	Closed	IV backed into OV while parked.	$1,332	$0	$1,332
Panther II Transportation, Inc	2001	AUTOMOBILE	4710089287	20020308	McMichael, Cory	Closed	IV side swiped OV	$1,400	$0	$1,400
Panther II Transportation, Inc	2001	AUTOMOBILE	4680004912	20020613	First Energy/Penn Power	Closed	Driver ran over power pole	$1,442	$0	$1,442
Panther II Transportation, Inc	2001	AUTOMOBILE	4700063840	20O20531	Chesser, Henry E	Closed	IV backed into OV at shipper.	$1,470	$0	$1,470
Panther II Transportation, Inc	2001	AUTOMOBILE	4700003501	20020316	Gerig, Elizabeth	Closed	IV rearended OV while OV was turning into a parking lot. Into a parking lot.	$1,485	$0	$1,485
Panther II Transportation, Inc	2001	AUTOMOBILE	4720002534	20020125	Carpole, Jock	Closed	IV trailer struck OV front while turning	$1,553	$0	$1,553
Panther II Transportation, Inc	2001	AUTOMOBILE	472000X75	20020706	McClain, Terry	Closed	Insured tried to make a L turn in an area where he shouldn’t	$1,558	$0	$1,558
Panther II Transportation, Inc	2001	AUTOMOBILE	4700059828	20020128	McDonoald, Kathleen	Closed	IV rear ended OV.	$1,587	$0	$1,587
Panther II Transportation, Inc	2001	AUTOMOBILE	4680088268	20020512	Neofotistos, Constanline	Closed	#1’s foot slipped off the brake and #1 rolled back into #2	$1.541	$0	$1.541
Panther II Transportation, Inc	2001	AUTOMOBILE	4700083843	20020531	Crusenberry, Nakeesha	Closed	Ins heading down 1-75-did not see car slowing in front a	$1,700	$0	$1,700
Panther II Transportation, Inc	2001	AUTOMOBILE	4710076781	20020628	Werner.	Closed	Insured backed into clmt at dock. Please see attached subr	$2,177		$2,177

Panther II Transportation, Inc	2001	AUTOMOBILE	4700089330	20021002	Holland Trucking	Closed	Insured hit clmt while exiting parking lot.	$2,216	$0	$2,216
Panther II Transportation, Inc	2001	AUTOMOBILE	4700051615	20020328	Hermanoqicz Ryszard	Closed	IV struck OV which had stopped due to debris in the road	$2,220	$0	$2,220
Panther II Transportation, Inc	2001	AUTOMOBILE	4860090028	20020824	Leopold Curtis	Closed	IV struck OV when crossing lanes	$2,246	$0	$2,240
Panther II Transportation, Inc	2001	AUTOMOBILE	4700054976	20010828	LC Transportation	Closed	IV backed into OV.	$2,462	$0	$2,462
Panther II Transportation, Inc	2001	AUTOMOBILE	48600831785	20020210	Dement Laura	Closed	IV hit OV on door while turning around on narrow Street	$2,543	$0	2,543
Panther II Transportation, Inc	2001	AUTOMOBILE	4700066823	20020817	Speedway	Closed	Insured driver ran into canopylight	$2,564	$0	$2,564
Panther II Transportation, Inc	2001	AUTOMOBILE	4710073001	20020713	Hamilton Franky	Closed	Both insured and Clmt going into XXX lane - all of a sudde	$2,675	$0	$2,675
Panther II Transportation, Inc	2001	AUTOMOBILE	4660083252	20020211	Browning Jonny	Closed	IV backed into OV parked.	$2,XXX	$0	$2,XXX
Panther II Transportation, Inc	2001	AUTOMOBILE	8660094228	20020612	Novak Trucking Services	Closed	IV backed Into clmt - driver fells clmt illegally parked.	$2,710	$0	$2,710
Panther II Transportation, Inc	2001	AUTOMOBILE	4700066674	200206302	Brice William	Closed	OV ran to IV trailer.	$2,966	$0	$2,966
Panther II Transportation, Inc	2001	AUTOMOBILE	4640078064	20020507	Settlers Jenico	Closed	IV backed into OV	$3,000	$0	$3,000
Panther II Transportation, Inc	2001	AUTOMOBILE	4700058010	20011115	Brown William	Closed	Unknown accident description	$3,131	$0	$3,131
Panther II Transportation, Inc	2001	AUTOMOBILE	4640073885	20020227	Unknown	Closed	IV hit a door at a repair shop	$3,558	$0	$3,558
Panther II Transportation, Inc	2001	AUTOMOBILE	4700069763	20020125	Chrysler	Closed	IV hit a guard rail at Ihe clmts location	$3,635	$0	$3,635
Panther II Transportation, Inc	2001	AUTOMOBILE	4640078916	20020410	DeGarcia Maria	Closed	Unknown	$3,X32	$0	$3,X32
Panther II Transportation, Inc	2001	AUTOMOBILE	4680079558	20011003	Davis Nancy	Closed	IV struck parked OV.	$3,918	$0	$3,918
Panther II Transportation, Inc	2001	AUTOMOBILE	4660091158	20020824	Schnelder NC	Closed	Insured backed onto clmt	$4,117	$0	$4,117
Panther II Transportation, Inc	2001	AUTOMOBILE	4660064455	20020305	Young Larry	Closed	#3 pulled out in front of #1 - #1 moved over to the L &	$4,219	$0	$4,219
Panther II Transportation, Inc	2001	AUTOMOBILE	4700066419	20020823	Lewis Dana	Closed	IV put his truck in reverse and back into the OV	$4,317	$0	$4,317
Panther II Transportation, Inc	2001	AUTOMOBILE	4700059855	20020121	Craig Shirley	Closed	IV backed into stopped OV	$4,521	$0	$4,521
Panther II Transportation, Inc	2001	AUTOMOBILE	4700052335	20020412	Baldwin J Randy	Closed	Insured hit clmt while leaving parking lot. Our insured wa	$5,004	$0	$5,004
Panther II Transportation, Inc	2001	AUTOMOBILE	4700059986	20020201	Heget Rita	Closed	IV hit parked OV while trying to avoid oncoming truck.	$5,053	$0	$5,053
Panther II Transportation, Inc	2001	AUTOMOBILE	4660088XXX	20020728	Milloer Maltory	Closed	IV rear ended OV and pushed him into another vehicle OV2.	$5,513	$0	$5,513
Panther II Transportation, Inc	2001	AUTOMOBILE	4700054182	20020608	Orzach Karen	Closed	Claimant is alleging IV kicked up a stone hitting and crack	$5,XXX	$0	$5,XXX
Panther II Transportation, Inc	2001	AUTOMOBILE	4710074537	20020709	Air Masters Inc.	Closed	#2 pulled out in front of #1 -1H pushed #2 down the road XXX	$5,312	$0	$5,312
Panther II Transportation, Inc	2001	AUTOMOBILE	4660066659	20020728	Ushman Tina	Closed	IV rear ended OV and pushed him into another vehicle OV2.	$6,500	$0	$6,500

Panther II Transportation, Inc	2001	AUTOMOBILE	4660066605	20020604	Pete Adrian	Closed	Car in front of insured started to back - IV started to XXX	$6,5X0	$0	$6,5X0
Panther II Transportation, Inc	2001	AUTOMOBILE	4660117146	20020810	Dominion Resources Services	Closed	Insured driver struck and broke power pole. This was never	$7,110	$0	$7,110
Panther II Transportation, Inc	2001	AUTOMOBILE	4650087265	20020608	Nicholas Conrad	Closed	Insured was turning around and clmt ran into trailer of ins	$7,521	$0	$7,521
Panther II Transportation, Inc	2001	AUTOMOBILE	4710069720	20020327	Roto Rooter	Closed	Flatbed changed lanes in front of IV & slammed on brakes &	$7,X05	$0	$7,X05
Panther II Transportation, Inc	2001	AUTOMOBILE	4700061902	20020405	Schindler Elevator Inc.	Closed	IV rear ended clmt	$7,646	$0	$7,646
Panther II Transportation, Inc	2001	AUTOMOBILE	4710074537	20020709	State Farm	Closed	#2 pulled out in front of #1-1H pushed #2 down the road th	$8,000	$0	$8,000
Panther II Transportation, Inc	2001	AUTOMOBILE	4700052393	20010812	Heald Robbin	Closed	IV rear ends V2 and V2 rear ended V3	$8,714	$0	$8,714
Panther II Transportation, Inc	2001	AUTOMOBILE	4710069720	20020327	SBM Transport	Closed	Flatbed changed lanes in front of IV & slammed on brakes &	$9,201	$0	$9,201
Panther II Transportation, Inc	2001	AUTOMOBILE	4660091441	20021003	Brown Steven	Closed	Chain reaction accident. Insured hit clmt in rear -pushed	$9,883	$0	$9,883
Panther II Transportation, Inc	2001	AUTOMOBILE	4640089609	20020506	Fedral Property	Closed	IV ran over power pole causing a power outage.	$10,196	$0	$10,196
Panther II Transportation, Inc	2001	AUTOMOBILE	4700054158	20010804	Express Leasing	Closed	IV ran a flashing red and got hit by OV.	$10,581	$0	$10,581
Panther II Transportation, Inc	2001	AUTOMOBILE	4710071691	20020316	Cloumbus Airport	Closed	Ins unit went over bump in parking lot- ripped overhand of	$10,923	$0	$10,923
Panther II Transportation, Inc	2001	AUTOMOBILE	4660091441	20021003	carey Clark	Closed	Chain reaction accident. Insured hit clmt in rear-pushed	$11,000	$0	$11,000
Panther II Transportation, Inc	2001	AUTOMOBILE	4700061575	20020320	Zielnskl Lacy	Closed	IV rear ended OV	$11,153	$0	$11,153
Panther II Transportation, Inc	2001	AUTOMOBILE	4120001466	20020328	PANTHER II TRANSPORTATION INC.	Closed	FUEL SPILL CLEAN UP AFTER ACCIDENT	$12,973	$0	$12,973
Panther II Transportation, Inc	2001	AUTOMOBILE	471006972O	20020327	Gover Cheryl	Closed	Flatbed changed lanes in front of IV & slammed on brakes &	$16,21X	$0	$16,21X
Panther II Transportation, Inc	2001	AUTOMOBILE	4660088659	20020726	Ushman Kevin	Closed	IV rear OV and pushed him into another vehicle OV2.	$19,292	$0	$19,890
Panther II Transportation, Inc	2001	AUTOMOBILE	4700063643	20020531	Lambart Brian	Closed	Ins heading down I-75 - did not see car slowing in front o	$21,146	$0	$21,146
Panther II Transportation, Inc	2001	AUTOMOBILE	4710069720	20020327	David Patterson	Closed	Flatbed changed lanes in front of IV & slammed on brakes &	$32,711	$0	$32,711
Panther II Transportation, Inc	2001	AUTOMOBILE	4710074537	20020709	Rounds Mary C	Closed	#2 pulled out in front of #1-1H pushed #2 down the road th	$77,5X4	$0	$77,5X4
Panther II Transportation, Inc	2001	AUTOMOBILE	4700061127	20020117	Wegevelt Alice M	Closed	OV was NB on Cherry Valey-stopped XXX to turn L into	$85,340	$0	$85,340

Panther II Transportation, Inc	2001	AUTOMOBILE	4720006737	20020624	De Leon Carlos	Closed	lns. backed into clmt	$127,170	$0	$127,170
	2001 Total							$656,460	$0	$656,833
Panther II Transportation, Inc	2002	AUTOMOBILE	1640074991	20030404	Panther II Transportation	Closed	Insured moving through Intersection. Second auto slid thro	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1640077400	20030723	Panther II Transportation	Closed	IV backed into a gate, damaged trailer.	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1660062898	20030523	Panther II Transportation	Closed	Insund drove onto lawn and got stuck - wrecker removed tru	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1660063195	20030223	Panther II Transportation	Closed	Other vehicle heading out of the parking lot. Insured was	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1600663502	20030603	Joseph L. Matthews	Closed	Unknown	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1660064991	20030716	Panther II	Closed	IV rear ended OV after OV XXX changed into IV lane.	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1700072646	20030121	Panther II Transportation Inc.	Closed	Ins was at XXX plant - stopped at guard shack to get XXX	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1700074451	20030424	Panther II Transportation	Closed	#1 in R lane #2 in L lane at red light - Light turned green	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1700074817	20030510	Panther II Transportation	Closed	Clmt states that insured struck his vehicle and the impact	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	1700075346	20030603	Rater Larry	Closed	Insured and claimant were both going into center lane on 3	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4450073171	20030222	Washington Robert	Closed	Insured was hit by claimant. When insured was trying to tu	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4640061491	20020928	Unknown	Closed	Driver hit overpass with corner of the box of his trailer.	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4640087944	20030404	Morris Becky	Closed	Insured moving through Intersection. Second auto XXX thro	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4640088066	20030411	Farcia Luis	Closed	Insured backing into dock and hit one parked car with open	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4640088066	20030411	Wentke Bill H	Closed	Insured backing into dock and hit one parked car with open	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4840088711	20030502	Clouaire Lee	Closed	Insured XXX XXX Marina Rd. Claimant ran into insured XXX	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4640068907	20030509	Sullivan Henry J	Closed	IV turning R into perking lot OV on R side in XXX	$0	$0	$0

Panther II Transportation, Inc	2002	AUTOMOBILE	4540091071	20030723	Triple Crown,	Closed	Insured had to move Triple Crown Trailer	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX0094003	20021216	Ravenna Aluminum,	Closed	Insd missed d/w-pulled into next d/w & cut. thru tawn,	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX0094914	20030114	Fangman, Douglas	Closed	When mesrging on to a ramp IV collided with OV	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX009510X	20030109	Pioneer Glass,	Closed	2 Clmt is alleging Insured hit him. Insured is alleging that	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX0005X0X	20030210	Kreger, Carl	Closed	TV sideswIped OV	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX0095989	20021205	Belhn, Samuel P	Closed	2 Clmts involved in accident They are claiming ins is par	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX00959X9	20021205	Kelly, Gary	Closed	2 clmts involved in accident They are claiming ins is par	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX0097712	20030414	Cira Clmt	Closed	Insured in stop and go traffic - when	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX0098089	20030429	Smith, Richard	Closed	Insured backed into claimant at truck stop	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX0098309	20030506	Gracia, XXX J	Closed	Claimant ran red light and hit IV no issued to IV	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX00X8309	20030506	Turner, Douglas	Closed	Claimant ran red light and hit IV no issued to IV	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	46X0098592	20030505	XXX, XXX Ugoh	Closed	IV driver said another semi (OV) was on his right & was XXX	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4660099170	20030X01	United American,	Closed	Insured hit claimant with taller wheel on the corner right	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	46X010022X	20030702	XXX, Chris	Closed	Insured backed into basketball hoop.	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4660100675	2003071X	Hunt, Brands R	Closed	Clmt passing insured, clmt blew a fire swerved into insure	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	466010073X	20030723	XXX Transportation,	Closed	Insured XXX space - Insured traller hit front of claim a	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700067842	2002101X	Flutz, John	Closed	Insured was rear - ended by semi.	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700067941	20021010	Unknown,	Closed	IV backed into pole	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	47000XX520	20021101	Plumb, David	Closed	Stop & go traffic - Insured tapped bumper of clmt MI State	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700068873	20021113	Meridian Automotive,	Closed	Conflicting stories, IV driver says door came down while b	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700070801	20030121	Edward Union,	Closed	Ins was at GM plant - stopped at guard shack to get direct	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	470007114X	20030210	TMMK,	Closed	Insured driver turning around in no truck turnaround area.	$0	$0	$0
Panther II Transportation, Inc	2002	AUTOMOBILE	470007114X	20030210	Toyota Motor Mfg.	Closed	Insured driver turning around in no truck turnaround area.	$0	$0	$0

Panther II Transportation, Inc	2002	AUTOMOBILE	4700071373	20030212	Cummings, Michael	Closed	Clmt is alleging that insured backed into his parked truck		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700071X83	20030303	Enterprise Leasing Company	Closed	Insured was stopped at end of ramp Semi behind did not stop		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700071683	20030303	Moore, Steven	Closed	Insured was stopped at end of ramp Semi behind did not stop		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700071X83	20030303	Unknown	Closed	Insured was stopped at end of ramp Semi behind did not stop		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700071787	2003022X	Unknown,	Closed	Clmt pulled out in front of insured. Insured collided with		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072506	20030424	Unknown,	Closed	#1 went down wrong ramp at airport. Low clearance on this		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072939	200304314	Unknown,	Closed	#1 in R lane #2 in L lane at red light-Light turned green		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073374	20030510	Monigomery, Freds	Closed	After insured passed a disabled vehicle on the R hand side		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073402	20030512	GM Facility,	Closed	Insured cut the corner and ended up on the guard rail.		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073490	20030515	DoYoung, Gordon	Closed	Insured rear ended claimant.		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073920	20030603	Unknown,	Closed	Insured hit bridge		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074196	20030X13	Roberts. XXX	Closed	Insured tore up yard when backing into dock to pick up frel		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074X76	20021009	XXX Clifford,	Closed	Please see attached PIP claim. Clmt insured. Cl		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074676	20021009	Eric Clifford,	Closed	Please see attached PIP claim. Clmt insured. Cl		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4710082574	20030X20	Grayer, Eugene	Closed	Claimant stats that insured bumped him in the rear while X		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4720011785	20030127	Palmisano, Anthony	Closed	IV rear ended the OV on RL167 N while OV stopped at traffic		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4720012135	20030211	Meadows, Rick	Closed	While backing out of consignee -claimant is alleging that X		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4720014X4X	20030X09	Registermarks,	Closed	IV was backing into tight dock & struck bricks & for X		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4720015XXX	20030722	Martinez, Victor	Closed	Insured driver pulled emergency break but truck moved - hit		$0	$0		$0
Panther II Transportation, Inc	2002	AUTOMOBILE	4700070721	20030125	Fields, Paula	Closed	IV was rear ended by OV	$	XX	$0	$	XX
Panther II Transportation, Inc	2002	AUTOMOBILE	470006XX21	20021111	Jonson, Kris	Closed	IV pulled over to shoulder - no flashers - clmt rear ended IV		$27	$0		$27
Panther II Transportation, Inc	2002	AUTOMOBILE	4X4008835X	2003041X	XXX, XXX	Closed	Truck hit a mail box that was obstructed by a p of trash		$52	$0		S52

Panther II Transportation, Inc	2002	AUTOMOBILE	4XX010177X	2003071X	XXX, Robert P	Closed	IV rear ended OV after OV lane changed into IV lane.	$103	$0	$103
Panther II Transportation, Inc	2002	AUTOMOBILE	4X2010352X	20030815	Hoy, George	Closed	Conflicting stories -Claimant ran into box of insured per	$138	$0	$138
Panther II Transportation, Inc	2002	AUTOMOBILE	470007174X	20030305	Shamrock CO.	Closed	IV rear ended OV on slippery rds	$154	$0	$154
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074X7X	2002100X	XXX Jonn M	Closad	Please see attached PIP claim. Clmt rearended insured. CI	$196	$0	$196
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073500	20030X13	USA Truck,	Closed	Insured backing into parking spot and bumper into clmts sid	$197	$0	$197
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073379	20030510	Flowers, Kevin	Closed	Clmt states that insured struck his vehicle and the Impact	$200	$0	$200
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX009X9X3	2003031X	XXX, Tommy	Closed	IV knocked over a while turning around at shipper.	$23X	$0	$23X
Panther II Transportation, Inc	2002	AUTOMOBILE	47000X8328	20021004	XXX Express Inc,	Closed	Clmt alleges IV struck mirror on OV	$247	$0	$247
Panther II Transportation, Inc	2002	AUTOMOBILE	47000XXX7X	20020919	Graham, Chris	Closed	IV XXX R hand turn - OV tried to pass & clipped IV in re	$250	$0	$250
Panther II Transportation, Inc	2002	AUTOMOBILE	47000737X4	2003052X	XXX Enterprises,	Closed	Insured drove over XXX onto lawn. Damage to lawn and poss	$270	$0	$270
Panther II Transportation, Inc	2002	AUTOMOBILE	472000X921	20020X15	Valley Crest,	Closed	unknown	$272	$0	$272
Panther II Transportation, Inc	2002	AUTOMOBILE	4X40090057	20030X18	XXX, Ken	Closed	Insured turned corner too short hit parked unit with XXX	$273	$0	$273
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072XXX	20030412	Zipp XXX,	Closed	IV hit dock door not open all way/sun in the driver’s eyes	$275	$0	$275
Panther II Transportation, Inc	2002	AUTOMOBILE	470007143X	200X021X	XXX Yang,	Closed	driver tried truning around and got stuck in clmt’s lawn	$300	$0	$300
Panther II Transportation, Inc	2002	AUTOMOBILE	47100775X9	20021117	Enterprise Rent a Car	Closed	IV driver in parking lot hit parked car which was a rental	$305	$0	$305
Panther II Transportation, Inc	2002	AUTOMOBILE	4X400X224X	20030827	McDonalds,	Closed	Insured turning around from gas station in connecting	$337	$0	$337
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX009X101	20030213	Freeman, XXX	Closed	Iv lost control, backed up into oc’s fence.	$355	$0	$355
Panther II Transportation, Inc	2002	AUTOMOBILE	4XX009X2XX	20030225	Varga, Robert	Closed	Insured came over steep grad into stopped traffic- could n	$355	$0	$355
Panther II Transportation, Inc	2002	AUTOMOBILE	470006X832	20021111	Mesary, Car_1	Closed	Ins. turned around in parking lot - as he was pulling out in	$35X	$0	$35X
Panther II Transportation, Inc	2002	AUTOMOBILE	47000714XX	20030219	Sherill Fox,	Closed	Driver tried turning around and got stuck in client’s lawn	$3X9	$0	$3X9
Panther II Transportation, Inc	2002	AUTOMOBILE	471007674X	20021113	Pro Transportation X, Jack Morris	Closed	IV backong in parking space - rubbed OV’s side mirror & kno	$393	$0	$393

Panther II Transportation, Inc	2002	AUTOMOBILE	4700073207	20030505	XXX, James E	Closed	Insured was lost and driving down a dead end road. Insured	$431	$0	$431
Panther II Transportation, Inc	2002	AUTOMOBILE	4710079152	20030209	Hitz, Stanley	Closed	OV pulled out in front of IV. IV had police escort.	$435	$0	$435

Panther II Transportation. Inc	2002	AUTOMOBILE	4840082966	20021118	Sargent, Steven	Closed	Claimant states that IV backed into him - exiting the shipp	$437	$0	$437
Partner II Transportation. Inc	2002	AUTOMOBILE	4680101475	20030814	Virginia Dept of Transportation	Closed	Insured driver changed lanes - did not see limit Pushed him	$500	$0	$500
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072470	20030405	Thomas Dulyn.	Closed	Details sketchy for copy of report with accident descripllo	$500	$0	$500
Panther II Transportation, Inc	2002	AUTOMOBILE	4700075714	20030808	Thompson-Rehm, Sarah	Closed	Insured was backing into empty lot - didn’t see XXX	$500	$0	$500
Panther II Transportation, Inc	2002	AUTOMOBILE	4700076198	20030822	Isis Porter,	Closed	insured rearended XXX No damage to XXX auto - but Insur	$500	$0	$500
Panther II Transportation, Inc	2002	AUTOMOBILE	4700078198	20030822	Mies Porter.	Closed	Insured rearended dmt. No damage to dmls auto - but Insur	$500	$0	$500
Panther II Transportation, Inc	2002	AUTOMOBILE	4720015371	20030708	Better Price Warehouse	Closed	O/O Belt Farm Inc. backed Into gale at shipper	$500	$0	$500
Panther II Transportation, Inc	2002	AUTOMOBILE	4720012334	20030220	Landstar.	Closed	Insured hit dmt while backing in parking space.	$522	$0	$522
Panther II Transportation. Inc	2002	AUTOMOBILE	4700070536	20030117	USA Truck.	Closed	Clmt alleges IV backed Into OV twice and left scene	$585	$0	$565
Panther II Transportation, Inc	2002	AUTOMOBILE	4880098745	20030306	Dana Corp.	Closed	Clmt claims Insured trailer hit one of their parked trailer	$571	$0	$571
Panther II Transportation, Inc	2002	AUTOMOBILE	4680099869	200309824	Tvro Doors Buiscut World	Closed	Insured driver pulled into faculty to ask to directions.	$633	$0	$633
Panther II Transportation, Inc	2002	AUTOMOBILE	4660099873	20030617	Gilbert Jason	Closed	IV rear ended OV	$860	$0	$860
Panther II Transportation, Inc	2002	AUTOMOBILE	4620094832	20021012	Facemine, Jerry	Closed	IV scraped OVsR front fender while making R tum	$716	$0	$716
Panther II Transportation, Inc	2002	AUTOMOBILE	4660108304	20030804	Gahms Truck Paris,	Closed	Claimant is alleging that IV driver hit gate at an auto park	$775	$0	$775
Panther II Transportation, Inc	2002	AUTOMOBILE	4660091976	20021018	Vldak, Bruce	Closed	OV was stopped in traffic and IV rearended OV	$794	$0	$794
Panther II Transportation, Inc	2002	AUTOMOBILE	4700068426	20021002	City of Waukasha.	Closed	Insured making a right turn - ran over stop sign.	$847	$0	$947
Panther II Transportation, Inc	2002	AUTOMOBILE	4640090370	20030630	North Maple Inn,	Closed	Insured driver took out XXX at Consignee - approx. 7 fe	$885	$0	$995
Panther II Transportation, Inc	2002	AUTOMOBILE	4640082819	20021017	Oakhurst Dairy.	Closed	Insured trailer grabbed clmts bumper while Insured was exit	$890	$0	$890
Panther II Transportation, Inc	2002	AUTOMOBILE	4660095883	20030523	American Tower. Attn: skip	Closed	Insured drove onto lawn and got stuck -wrecker removed tru	$800	$0	$900
Panther II Transportation, Inc	2002	AUTOMOBILE	4700070305	20021025	Toyota Rein Dollar.	Closed	Driver took out tree with trailer whinle leaving parking lot	$800	$0	$900
Panther II Transportation, Inc	2002	AUTOMOBILE	4660093334	20021125	Mitchell. Jeff	Closed	Insured driving between loading dock and parked cars - when	$831	$0	$931
Panther II Transportation. Inc	2002	AUTOMOBILE	4700073471	20030514	Olive XXX trucking.	Closed	Claimant claims that Insured ran him odd the road into a d	$934	$0	$934
Panther II Transportation, lnc	2002	AUTOMOBILE	4640089488	20030517	Hernandez, Elizabeth	Closed	Clm rearended IV in heavy traffic on l-95. No damage to	$863	$0	$963
Panther II Transportation. Inc	2002	AUTOMOBILE	4710012049	20030530	Progress Energy GE Northa	Closed	Insured was leaking diesel fuel on shippers property. 8 ft	$989	$0	$969
Panther II Transportation, Inc	2002	AUTOMOBILE	4660094950	20030109	Mul, Lisa	Closed	Insured rolled into the rear of clmt at stop sign.	$982	$0	$982
Panther II Transportation, Inc	2000	AUTOMOBILE	4240031754	20030312	SPS Technologies,	Closed	IV backed Into dock doors	$986	$0	$896
Panther II Transportation, Inc	2002	AUTOMOBILE	4680097544	20030411	Atlas Transportation, Molsay Shulman	Closed	OV was struck by IV-unknown cause.	$1,131	$0	$1,131
Panther II Transportation, Inc	2002	AUTOMOBILE	4860098242	20030502	Donovan, Harry	Closed	IV was turning and aideswiped OV	$1.143	$0	$1,143

Panther II Transportation, Inc	2002	AUTOMOBILE	4660094107	20021218	Hafzidakis.Miko	Closed	IV backed Into OV.	$1.170	$0	$1,170
Panther II Transportation, Inc	2002	AUTOMOBILE	4700071282	20030215	Brumett, Steven	Closed	IV slid on lce into parked OV	$1.219	$0	$1,219
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072309	20030331	Vaccaro.Mel	Closed	OV was lead car going up ramp in construction area, Spotte	$1.228	$0	$1,226
Panther II Transportation, Inc	2002	AUTOMOBILE	4540090404	20030701	Dietech (ConsignXX).	Closed	IV backed into consignees OV	$1.293	$0	$1,293
Panther II Transportation, Inc	2002	AUTOMOBILE	4860O99275	20030803	CohnXX.Ethel	Closed	IV was turning into Flying J Clmt cut him off pulling in an	$1,320	$0	$1,320
Panlher II Transportation, Inc	2002	AUTOMOBILE	4860099518	20030613	Hutchison, Richard	Closed	Insured was backing, up on street to let a semi make a come	$1.328	$0	$1,326
panther II Transportation. Inc	2002	AUTOMOBILE	4700073056	20030430	Slavers, Thomas	Closed	Insured backed up and pulled and caught front end of the ca	$1.339	$0	$1,339
Panther II Transportation, Inc	2002	AUTOMOBILE	4660100579	20030716	XXX,Wolts	Closed	Insured took his eyes off the roadway - clmt stopped in fron	$1.385	$0	$1,385
Panther II Transportation, Inc	2002	AUTOMOBILE	4640089771	20030809	Long, Mike	Closed	Insured was waiting at a light and rolled bck and went on	$1,388	$0	$3,398
Panther II Transportation, Inc	2002	AUTOMOBILE	4240031720	20021207	Wyatt, Jeni	Closed	IV and OV both backed into one another in parking lot	$1,414	$0	$1,414
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072740	20030416	Hayes. Christopher	Closed	IV struck low bridge-debris from IV struck OV windshield	$1,315	$0	$1,415
Panther II Transportation, Inc	2002	AUTOMOBILE	4860096536	20030227	Trail, Thomas D	Closed	Insured pulled into post office driveway Ins went to back u	$1,426	$0	$1,425
Panlher II Transportation, Inc	2002	AUTOMOBILE	4720015995	20030805	Torgamon, shannon E	Closed	OV scraped IV while parking	$1.437	$0	$1,437
Panther II Transportation. Inc	2002	AUTOMOBILE	4700067834	20021009	XXX 2000 LTD,	Closed	Insured was pulling out of dock - hit claimant - causing tr	$1.472	$0	$1,472
Panther II Transportation, Inc	2002	AUTOMOBILE	4860094410	20021216	Steffan Bookbinders, Inc	Closed	Caught box doors on loading door and tore doors off at hing	$1.583	$0	$1,563
Panther II Transportation. Inc	2002	AUTOMOBILE	4660099723	20030610	Progress Energy,	Closed	Insured driver cut corner too sharp - broke power pole in h	$1,589	$0	$1,569
Panther II Transportation. Inc	2002	AUTOMOBILE	4700071049	20030204	Alcoa,	Closed	Insured driver backed into door at dock.	$1.577	$0	$1,577
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074370	20030620	Boaman, Karen	Closed	Insured pulled out in front of claimant from gas station -	$1,802	$0	$1,602
Panther II Transportation, Inc	2002	AUTOMOBILE	464087588	20030327	Martin, Sheryl	Closed	IV backed Into OV	$1.629	$0	$1,626
Panlher II Transportation. Inc	2002	AUTOMOBILE	4840089730	20030809	Kanagarajah. Regulan	Closed	Insured saw claimant backing up and decided to back up to g	$1,940	$0	$1,540
panther II Transportation. Inc	2002	AUTOMOBILE	4700088847	20021105	Koiskoski, Greg	Closed	Insured backed into OV while leaving dock area.	$1,640	$0	$1,540
Panther II Transportation, Inc	2002	AUTOMOBILE	4640088597	20030216	Catelfussio, Guseppa	Closed	Insured driver was stuck In snow - tried to back up to gain	$1.642	$0	$1,542
Panther II Transportation, Inc	2002	AUTOMOBILE	4660099285	20030604	Clouties, Josh	Closed	IV changed lanes not see claimant (OV) &, forced them In	$1,656	$0	$1,858
Panther II Transportation, Inc	2002	AUTOMOBILE	4680093849	20021212	Bodycote.	Closed	IV stuck on ice couldn’t go f/ward-bck’d up & hit cust door	$1.710	$0	$1,710
Panther II Transportallon, Inc	2002	AUTOMOBILE	4700074214	20030613	Midwest Special Services	Opened	Unit #1 hit door, #2a stopped- #3, IV hit 2 and Into #1.	$0	$1.842	$1,842
Panther II Transportation, Inc	2002	AUTOMOBILE	4720013037	20030226	Bagnole, Daniel	Closed	Unknown	$1,997	$0	$1,867
Panther II Transportation, Inc	2002	AUTOMOBLE	4700068400	20021028	Hartman,Arnold A	Closed	IV was pulling out of truck stop - clmt opened his pick up	$1,895	$0	$1,895
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073979	20030603	Kay, Lesile & Joanna	Closed	Insured and claimant were both going hot center lane on 3	$1,916	$0	$1,916
Panther II Transportation, Inc	2002	AUTOMOBILE	4660100579	20030716	Damlco. Marcus P	Closed	Insured took his eyes off the roadway - clmt stopped in fron	$1.917	$0	$1,917

Panther II Transportation, Inc	2002	AUTOMOBILE	4700069019	20021106	Diez, Nicanor	Closed	IV rearended OV	$1,945	$0	$1,945
Panther II Transportation, Inc	2002	AUTOMOBILE	4700076198	20030622	Nelstera Portar.	Closed	Insured rearended clmt. No damage to clmts auto - but Insur	$2,000	$0	$2,000
Panther II Transportation. Inc	2002	AUTOMOBILE	4540089308	20030522	Hollman. Allen	Closed	IV rolled back into dlaimants (OV) vehicle In parking lot	$2,038	$0	$2,038
Panther II Transportation, Inc	2002	AUTOMOBILE	4710077700	20021216	Norfolk & southern R.R	Closed	Insured knocked over RR crossing sign caught sign with tral	$2,060	$0	$2,060
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073996	20030224	Swift.	Closed	Insured struck by a Swift truck in the rear of the vehicle	$2,111	$0	$2,111
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073285	20030507	Laney. Linda	Closed	Insured stopped for traffic light - was too far into Inters	$2,254	$0	$2,254
Panlher II Transportation, Inc	2002	AUTOMOBILE	4700066988	20020911	XXX, Fernando	Closed	IV struck parked OV	$2,504	$0	$2,504
Panther II Transportation, Inc	2002	AUTOMOBILE	4880100815	20030522	XXX	Closed	Insured turning around In service station - knocked over po	$2,548	$0	$2,548
Panther II Transportation, Inc	2002	AUTOMOBILE	4720012837	20030313	Bergeron, Ted	Closed	IV driver hit a XXX while turning	$2,5877	$0	$2,587
Panther II Transportation, Inc	2002	AUTOMOBILE	4660097712	20030414	Denner.John	Closed	Insured in stop and go traffic - when he rearended claiman	$2,630	$0	$2,830
Panlher II Transportation. Inc	2002	AUTOMOBILE	4880099285	20030605	City of Parkersburg.	Closed	Insured cut corner too sharp and knocked over telephone pol	$2,639	$0	$2,839

Panther II Transportation, Inc	2002	AUTOMOBILE	46800051xx	20030123	Evans, Bob	Closed	Insured backed into door at shipper.	$2,860	$0	$2,680
Panther II Transportation, Inc	2002	AUTOMOBILE	4680101877	20030827	Dawson, Richard	Closed	3rd unit pulled out in front of Insured - forcing Insured 1	$2,801	$0	$2,801
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073374	20030510	Beavers, Dana	Closed	After insured passed a disabled vehicle on the R hand side	$2,758	$0	$2,856
Panther II Transportation, Inc	2002	AUTOMOBILE	4640092322	20030831	TA Truck Stop,	Closed	IV driver forgot to set his brake and truck rolled into tru	$2,943	$0	$2,943
Panther II Transportation, Inc	2002	AUTOMOBILE	4710082917	20030709	Pitts, Henry	Closed	C/O Bobby Toombs-insured rear ended cimt	$2,885	$0	$2,973
Panther II Transportation, Inc	2002	AUTOMOBILE	4720011788	20030127	Still, Biffy	Closed	IV rearended the OV on RL 167 while OV stopped at traffic	$3,039	$0	$3,039
Panther II Transportation, Inc	2002	AUTOMOBILE	4700068000	20021013	Dreher, Julie	Closed	IV & OV merged into same lane and collided	$3,147	$0	$3,147
Panther II Transportation, Inc	2002	AUTOMOBILE	4680101475	20030814	Challinor, Katie F	Closed	Insured driver changed lanes-did not see cimt. Pushed him	$3,104	$0	$3,234
Panther II Transportation, Inc	2002	AUTOMOBILE	4700068000	20021013	Dreher, Cheryl	Closed	IV & OV merged into same lane and collided	$3,287	$0	$3,287
Panther II Transportation, Inc	2002	AUTOMOBILE	4640086723	20030304	NEVES, LECEL	Closed	Our driver was backing in and hit Driver#2 open says mino	$3,340	$0	$3,340
Panther II Transportation, Inc	2002	AUTOMOBILE	4710076455	20021104	Alena Vinson,	Closed	Insured rear ended Cimt	$3,352	$0	$3,352
Panther II Transportation, Inc	2002	AUTOMOBILE	4700075193	20030724	Z.F. Balavia,	Closed	IV turning around in driveway, IV backed Into light pole	$3,500	$0	$3,500
Panther II Transportation, Inc	2002	AUTOMOBILE	4640091071	20030723	Owens Coming,	Closed	Insured had to move Triple crown Trailer	$3,528	$0	$3,529
Panther II Transportation, Inc	2002	AUTOMOBILE	4840089821	20030811	Finance, Miniser of	Closed	Insured WB on 401 in Windsor ON- Insured cut of by unknow	$3,589	$0	$3,589
Panther II Transportation, Inc	2002	AUTOMOBILE	4640089471	20030317	NY State Thruway Ath,ority	Closed	Insured backing out of easy pass lane at a toll booth. Burn	$3,823	$0	$3,623
Panther II Transportation, Inc	2002	AUTOMOBILE	4720014952	20030615	Montlet, Monica	Closed	Insured stopped in middle of roadway - and was struck by cl	$3,748	$0	$3,748
Panther II Transportation, Inc	2002	AUTOMOBILE	4660094455	20021209	Matthew Nemance,	Closed	Cimt alleges that insured sideswiped him on exit ramp. Ins	$3,788	$0	$3,786
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074214	20030613	Peterson, Amanda	Opened	Unit #1 hit deer, #2 stopped - #3, IV hit 2 and into #1.	$0	$3,898	$3,898
Panther II Transportation, Inc	2002	AUTOMOBILE	4680090904	20020918	Dix, David	Closed	Detour due to construction -narrow lanes IV hit OV.	$4,050	$0	$4,050
Panther II Transportation, Inc	2002	AUTOMOBILE	4840089807	20030603	BASF,	Closed	IV was turning around -hit claimant and took out set of step	$4,055	$0	$4,055
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073652	20030519	Bianchard, Jennifer D	Closed	IV In R fane and made L turn striking OV.	$4,250	$0	$4,259
Panther II Transportation, Inc	2002	AUTOMOBILE	4700087267	20020919	Rambling Rose Inc.	Closed	IV sideswiped OV	$4,282	$0	$4,282
Panther II Transportation, Inc	2002	AUTOMOBILE	4660101700	20030612	Prima Marketing LLc,	Closed	Insured pulled into gas station to change his headlight - h	$4,379	$0	$4,379
Panther II Transportation, Inc	2002	AUTOMOBILE	4640086041	20021010	Dutta, Shivani	Closed	IV changing lanes, struck ov	$4,457	$0	$4,457
Panther II Transportation, Inc	2002	AUTOMOBILE	4840086780	20021129	Owens, Richard E	Closed	Cimt was parked in no parking zone - ins hit parked vehicle	$4,474	$0	$4,474
Panther II Transportation, Inc	2002	AUTOMOBILE	4700078198	20030822	Amy Porter,	Closed	Insured rearanded cimt. No damage to cimts auto - but insur	$4,500	$0	$4,544
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074140	20030611	Field Pucking Co.,	Closed	IV struck parked OV while backing up	$4,926	$0	$4,925
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072x09	20030331	Carrasco, Daniel	Closed	OVwas lead car going up ramp in the construction area. Spotle	$5,392	$0	$5,382
Panther II Transportation, Inc	2002	AUTOMOBILE	4700088004	20021015	Sills, Amy	Closed	OV was on Hwy 30 and IV got over and hit OV	$5,476	$0	$5,476
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074158	20030613	Penska Lessing,	Closed	Insured and claimant were parked parallel insured was back!	$5,906	$0	$5,906
Panther II Transportation, Inc	2002	AUTOMOBILE	4700070553	20030118	Anderson, Andrew	Closed	Insured travelling in center lane of 1-44. Vehicle in R is	$5,955	$0	$5,955
Panther II Transportation, Inc	2002	AUTOMOBILE	4720021543	20030303	City of Rayville.	Closed	Insd driver hit patch of ice-lost congtrol-jacknified.	$6,165	$0	$6,165

Panther II Transportation, Inc	2002	AUTOMOBILE	4700071519	20030225	Hawkins, Kelly	Closed	Ins lost control/went into ditch/hit OV already in ditch	$6,820	$0	$6820
Panther II Transportation, Inc	2002	AUTOMOBILE	488009724x	20030320	Holland, USF	Closed	Insured caught claimants mirror - bumper- and hood- with	$7,405	$0	$7,405
Panther II Transportation, Inc	2002	AUTOMOBILE	4840091627	20030804	World Sleep Products, Hugh Oxnard	Closed	IV backed into parker unit (OV).	$7,435	$0	$7,435
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073823	20030529	Home Bldg. Cartler, Clinton	Closed	Insured turning L - hit client in front pass side. Third auto	$8,022	$0	$8,022
Panther II Transportation, Inc	2002	AUTOMOBLE	4700074214	20030613	Hoeger, Cathy	Opened	Unit #1 hit deer #2 stopped -#3, IV hit 2 and into #1	$0	$8,333	$8,333
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072133	20030317	Schuchardt, Peter	Closed	insured rear ended client on exit ramp	$9,334	$0	$9,334
Panther II Transportation, Inc	2002	AUTOMOBILE	4660091716	20021011	Fox, Patrenia	Opened	Client pulled out in front or insured - Insured clipped cimt	$9,699	$123	$9,702
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074498	20030628	Markiewicz, Kathy	Closed	Claimant claims insured scraped the side of his car with tr	$9,866	$0	$9,986
Panther II Transportation, Inc	2002	AUTOMOBILE	4700078198	20030822	Lee Porter,	Closed	Insured rearended cimt. No damage to cimts auto - but insur	$9,937	$0	$9,937
Panther II Transportation, Inc	2002	AUTOMOBILE	4700072701	20030219	Stroke, Nicolae	Closed	IV turning left out of fuel Island - OV pulled out of adlac	$10,355	$0	$10,355
Panther II Transportation, Inc	2002	AUTOMOBILE	4880091718	20021011	Wilmington Nissan,	Opened	Cimt pulled out in front of insured - Insured clipped Cimt	$11,897	$0	$11,897
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074214	20030613	Hoeger, Mike	Opened	Unit #1 hit deer, #2 stopped - #3 IV hit 2 and into #1.	$12,635	$0	$12,835
Panther II Transportation, Inc	2002	AUTOMOBILE	48800962x8	20030225	Cluckey, Doreen	Closed	Insured came over steep grad into stopped traffic - could n	$13,432	$0	$13,432
Panther II Transportation, Inc	2002	AUTOMOBILE	4710076455	20021104	Raymond Vinson,	Closed	Insured rear ended Cimt	$21,105	$0	$19,596
Panther II Transportation, Inc	2002	AUTOMOBILE	4660101475	20030814	Henry, Lorraine	Closed	Insured driver changed lanes- did not see client Pushed him	$21,318	$0	$20,416
Panther II Transportation, Inc	2002	AUTOMOBILE	4680100726	20030711	Saunders, Valerie	Closed	Insd attempting to pull out of pkng lot and make left across	$23,050	$0	$23,050
Panther II Transportation, Inc	2002	AUTOMOBILE	4530068114	20030725	Kazimour, Micheal L	Closed	Insured has been named in Lawsuit - please see attached, in	$25,815	$0	$25,815
Panther II Transportation, Inc	2002	AUTOMOBILE	4700073623	20030529	Engel, Ralfegh	Closed	Insured turning L-hit cimt in front pass side. Third auto	$28,173	$0	$2x,173
Panther II Transportation, Inc	2002	AUTOMOBILE	4700074214	20030813	Staffing, Carol	Opened	Unit#1 hit dear, #2 stopped-#3, IV hit 2 and into #1.	$8,981	$33,173	$42,155
Panther II Transportation, Inc	2002	AUTOMOBILE	4660100726	20030711	Ruble. Barbara	Closed	Insd attempting to pull out of parking lot and make left across	$42,847	$0	$42,867
Panther II Transportation, Inc	2002	AUTOMOBILE	4680091718	20021011	Travis, Delorese M	Opened	Client pulled out in front of insured- insured clipped Cimt	$1,833	$97,929	$99,762
Panther II Transportation, Inc	2002	AUTOMOBILE	4720011788	20030127	Reedy, Joseph	Closed	IV rearended the OV on RL.167 N while OV Stopped at traffic	$223,300	$0	$222,363
Panther II Transportation, Inc	2002	AUTOMOBILE	4860094130	20021218	Atkinson, Arthur R	Opened	Intersection of US 178-5C72- 5C122, Ins approaching inters	$447,861	$5,878	$453,884
	2002 Total							$1,178,182	$160,974	$1,326,432
Panther II Transportation, Inc	2003	AUTOMOBILE	1620086743	20040706	Panther II Transportation	Closed	While backing into dock though fuel Isle Insured trailer hit	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	1700083098	20040730	Panther II Transportation	Closed	Insured driver struck overhead canopy.	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4120001878	20040706	Roadside Spill,	Closed	For Report Onlyi Client went to pass another vehicle and hit	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4120001880	20040715	Hendrbt, William	Closed	#5 tired to merge in front of insured who swerved to avoid it	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4120001880	20040715	Lambert, George S	Closed	#5 tired to merge in front of insured who swerved to avoid it	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4120001880	20040715	Remediation,	Closed	#5 tired to merge in front of insured who swerved to avoid it	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4240031945	20040209	Marin, Pablo	Closed	Client crosses lane of traffic-Insured struck Cimt and fled s	$0	$0	$0

Panther II Transportation, Inc	2003	AUTOMOBILE	4240031945	20040209	Watties, Tracy L	Closed	Client crosses lane of traffic-Insured struck Cimt and fled s	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4510014528	20040323	Deric, Zdravko	Opened	Insured vehicle rolled over end passenger was Injured	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4620106429	20031209	Winterhalter, Nicholas J	Closed	IV (Justin Boyle) he was in the #1 Lane on US 101 S bound.	$0	$0	$0

Panther II Transportation, Inc	2003	AUTOMOBILE	4620109080	20040406	Lisa Transport,	Closed	Insured driver scraped clmts mirror while parking, Not XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4620111167	20040708	Nissan Technical Center	Closed	While backing into dock though fuel Isle Insured trailer XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4640098422	20040112	Royal Mounted Police, Allen Robertson	Closed	Claimant-Royal Mounted Police/Allen Roberts-IV turning	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4640098585	20040319	City of Westfield,	Closed	Insured driver struck a light pole with XXX while XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4640099368	20040419	Rowsell, Kristopher	Closed	IV rear ended clmt on the QEW. Clmt is now alleging injury	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4640102916	20040816	Falmeron, Julio	Closed	Insd was turning when clml ran into the rear of insd trailer	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660102559	20030922	Virginia Power,	Closed	IV hit telephone pole	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660102943	20031002	Pilot Travel Center,	Closed	Insured driver at scale - pulled out and struck fuel pump w	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660103331	20030901	Paschall Truck Lines,	Closed	Ins driver denies this incident ever happend Clmt cannot t	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660103437	20031020	Willams, Teresa A	Closed	IV pulled into parkign lot to turn around while backing up	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660103907	20031029	PECO,	Closed	IV struck a telephone pole.	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660104173	20031107	Bably, Charles	Closed	Clmt tried to cut in stopped traffic hitten our truck, Ins,	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660104218	20031117	J&R Wheel, Randy	Closed	IV hit dockwhile backing. No damage to trailer only to do	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660104492	20031125	Beckler Transportation	Closed	IV backed into a parked OV taller siting at dock	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660104803	20031205	Excel Logistics, Attn: Adam	Closed	Insured pulling out of dock-XXX door off trailer. Ran do	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660105229	20031219	Eagle Global Logistics	Closed	XXX backing into dock-backed into rear doors of XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660106307	20040203	ION Beam Application,	Closed	Shipper is claiming insured XXX gate and bent it. Driver is	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660106366	20040205	Gipe, Troy W	Closed	Insured was in stop and go traffic. Insured had to stop and	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660106366	20040206	Unknown,	Closed	Insured was in stop and go traffic. Insured had to stop and	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660106371	20040206	RosaXXX Automotive,	Closed	Insured driver is accused of hitting another truck whiles XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660106380	20040226	Terrell, KC	Closed	Insured turning around at shipper. Insured backed into overXXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660107235	20040312	USF Holland,	Closed	Insured travelling south on 1-79-being passed by claiment,	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660108176	20040415	Abney, KXXX	Closed	Chain reaction accident. 3rd auto stopped to avoid 4th unit	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660108783	20040316	Transit All Service,	Closed	Ins slid on ice-lost control started to XXX tried t	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660108784	20040506	Unknown,	Closed	Ins. made right turn from Rhoades to service. Traller XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660109344	20040526	Venish, Fredrick	Closed	Insured Won Spencer - claimant parked E on Spencer, insured	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660109482	20040509	Gibson, StXXX	Closed	Insured stopped at 4 way stop. Clmt hit insured in rear pass	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660109722	20040203	Ponton, Kristen (Robert)	Closed	3 car chain reaction- Insd apparently slowing due to servers	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660109722	20040203	Transportation Inc., Panther II	Closed	3 car chain reaction- Insd apparently slowing due to servers	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660109722	20040203	Unknown, OV2	Closed	3 car chain reaction- Insd apparently slowing due to servers	$0	$0	$0

Panther II Transportation, Inc	2003	AUTOMOBILE	4660111115	20040730	Guest, Nancy	Closed	Something came off insured-s trailer-hitting clmt	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4660111614	20040815	All American EnvironmentX	Closed	Clmt alleges that insured hit his parked dump truck when ins	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700076748	20030924	Dood, Mary Ja	Closed	IV hit clmt miror while clmt was parked, XXX clmt’s mirr	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700076925	20031002	Berger Jenifor,	Closed	Insured pulled out in front of clmt. Clmt hit insured.	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700076980	20031003	Unknown,	Closed	Insured turning right on red into truckstop. Clmt turning	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700077391	20031017	GXrant, Kim M	Closed	Claimant pulled out in front of insured. Insured hit claims	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700077391	20031017	KuXXX, Sara A	Closed	Claimant pulled out in front of insured. Insured hit claims	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700078740	20031217	Johnson, Glen	Closed	IV traveling 8 on 1-75 lost control hit concrete wall. Cis	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700078740	20031217	Unknown, un	Closed	IV traveling 8 on 1-75 lost control hit concrete wall. Cis	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700078784	20031217	PAM Motor Freight,	Closed	IV backed into OV while it was at the dock.	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700078820	20031218	Fabian, JXus	Closed	Insured struck a park unit XXX fuel island. Clmt XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700079455	20040121	Seal Fab Corp,	Closed	Insured backing into dock - backed into ladder inside dock p	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700080135	20040219	National Freight Carriers	Closed	IV pulled out of spot and struck OV with rear of traller - o	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700080391	20040302	White, Doug	Closed	Clmt alleges insured hit his truck. Insured denies.	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700081387	20040414	Fields, George	Closed	Driver came off exit ramp - tried to stop - could not -went	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700081587	20040427	Petal, Rosita D	Closed	Insured turning into truck stop - Clmt also turning - Insure	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700082844	20040524	AT&T,	Closed	Driver struck a train trestle with steeper-and got stuck und	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700082644	20040524	Norfolk,	Closed	Driver struck a train trestle with steeper-and got stuck und	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700082938	20040626	Walmart,	Closed	Ins driver struck low clearance market in Wal-Mart parking XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700083049	20040228	Cotton, David	Closed	IV XXX OV	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700083368	20040715	United Transportion,	Closed	Insured backed Into parked clalmant.	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700083454	20040719	Conner, Royce	Closed	Insured struck electric pole and phone line.	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700083846	20040727	Brindist, Rose	Closed	OV lane ends-and she tried to push her way in and struck XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700083034	20040804	Castido, Mika	Closed	#1 (IV) merging from ramp onto US20-#1 had green light.	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4700085077	20040726	Hollar, Cory N	Closed	IV polled off to the wrong side of the road - OV went to go	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710084448	20030905	Warren, Damon	Closed	Claimant hit insured from behind. Claimant called insured	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710084825	20030912	Power Company,	Closed	Insured turning around - ICC Dumper on trailer caught guide	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710085269	20031008	Ketchum, Ed	Closed	IV on 1-40 In 3rd lane. OV in 1st lane. IV and OV both XXX	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710088473	20031128	WoXXX, Cindy	Closed	Clmt is alleging that insured “kicked up” stone that cracke	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710088970	20031201	Gamer, Janet	Closed	OV made XXX L hand turn in front of IV - IV struck OV	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710087116	20031222	Cason, Jennifer	Closed	IV was leaving fuel island - put into reverse instead of dr	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710089411	20040117	Unknown,	Closed	Insured driver felt asleep and ran into the rear of the XXX	$0	$0	$0

Panther II Transportation, Inc	2003	AUTOMOBILE	4710090145	20040430	Krasner, Construction,	Closed	Axel came off trailer - tire flew off and hit buiding..	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710091954	20040719	Unknown,	Closed	OV passed IV and then slammed on the brakes causing IV to re	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710092430	20040809	Richards, Rex	Closed	insured was backing into tight spot - insured bumped clmts a	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4710092481	20040810	Turner, Thomas C	Closed	Insured travelling in far L lane. Clmt is far R. Both attempt	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4720019269	20040124	City of XXX Texas,	Closed	While ins. was turning - bumped into clmts car. Clmts car wa	$0	$0	$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4720019379	20040130	Goodwin, Stella	Closed	IV driver lost -attempting turn around - hooked on cable	$0	$0	$0

Panther II Transportation, Inc	2003	AUTOMOBILE	4720020034	2004022X	Brash, Michael	Closed	XXX alleges insured ran him off the road- XXX had no othe	$0	$0		$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4720020450	2004032X	Edison, XXX and Rick	Closed	Drive shall fell out of insured unit. Two vehicles hit XXX	$0	$0		$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4720020450	2004032X	unknown,	Closed	Drive shall fell out of insured unit. Two vehicles hit	$0	$0		$0
Panther II Transportation, lnc	2003	AUTOMOBILE	47200215X5	20040527	Unknown,	Closed	Rep from gas station stated that our driver pulled down powe	$0	$0		$0
Panther II Transportation, Inc	2003	AUTOMOBILE	47200221X1	20040X2X	Reed, Angela	Closed	IV turning R OV passing IV on Left struck IV L front corner	$0	$0		$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022194	2004062X	XXX, Lee	Closed	IVhit parked OV	$0	$0		$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022735	20040X02	XXX, XXX	Closed	Ins travelling down highway - when tool box came off truck, a	$0	$0		$0
Panther II Transportation, Inc	2003	AUTOMOBILE	472002308X	20040817	Gateway Printing,	Closed	Insured driver was boing guided into dock & struck a XXX po	$0	$0		$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4X00010107	20040715	Workman, Hayward	Closed	Insd driver on hwy, an unk. veh pulled out into insd driver	$0	$0		$0
Panther II Transportation, Inc	2003	AUTOMOBILE	4X4010114X	20040X14	Bradley, Johnathan XXX	Closed	Ins. changing lanes and apparently struck clmt. Police	$5	$0		$5
Panther II Transportation, Inc	2003	AUTOMOBILE	47100XX193	20031102	Unknown,	Closed	Ins. did not know that he damaged XXX motorcycle until a	$5	$0		$5
Panther II Transportation, Inc	2003	AUTOMOBILE	4X20109XX0	20040510	Unknown,	Closed	Insured unit hit XXX while backing out of lot.	$5	$0		$5
Panther II Transportation, Inc	2003	AUTOMOBILE	4700077XX5	20031113	XXX, Gary	Closed	IV struck OVwhlie making left tum	$6	$0		$6
Panther II Transportation, Inc	2003	AUTOMOBILE	470007XXXX	20031215	Hackman, XXX	Closed	XXX lost control - hit our Insured. Major damage to XXX	$7	$0		$7
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0111014	20040730	General Motors,	Closed	IV struck post in driveway while XXX XXX area XXX tig	$8	$0		$8
Panther II Transportation, Inc	2003	AUTOMOBILE	4700064057	20040X14	Botkins, Ronald	Closed	Claimant broke down in middle of country road, Insured did	$9	$0		$9
Panther II Transportation, Inc	2003	AUTOMOBILE	46XXXX7144	20040202	DreanXXXstrick, Jon	Closed	Insured on Easton Ave, - while traveling S.- Insured XXX	$9	$0		$9
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X0707	20040316	Tina Marie Pries,	Closed	IV stopped for sign - looked both ways - than proceeded XXX	$9	$0		$9
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X3372	20040715	ComEd,	Closed	Driver struck a low hanging power line.	$10	$0		$10
Panther II Transportation, Inc	2003	AUTOMOBILE	4720019404	20040202	BFXXX,	Closed	XXX pulled from side XXX and broadsided insured - XXX	$12	$0		$12
Panther II Transportation, Inc	2003	AUTOMOBILE	47100X103X	2004XX03	Quiet, Francis	Closed	Insured travelling north - claimant opened drivers door- ins	$14	$0		$14
Panther II Transportation, Inc	2003	AUTOMOBILE	4720020372	20040323	Walts, Wendy	Closed	Ins turning R from lot. OV pulled up to turn R. IV making	$23	$0		$23
Panther II Transportation, Inc	2003	AUTOMOBILE	4X400X3558	20031008	Unknown,	Closed	Insured turning right at Intersection -hit light pole on co	$30	$0		$30
Panther II Transportation, Inc	2003	AUTOMOBILE	47100XX004	20040317	Hurtburt Field XXX B	Closed	Insured scraped side of consignee-s building _tuck - also	$60	$0		$60
Panther II Transportation, Inc	2003	AUTOMOBILE	47100X24X2	20040X11	Triple Crown Service,.	Closed	Insured was backing into tight spot at consignee. Insured d	$81	$0		$61
Panther II Transportation, Inc	2003	AUTOMOBILE	470007XX11	20031211	Ingersoll, Attn: Gary Downing	Closed	Insured backing into dock - door swung open and caught side	$85	$0	$	X5
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022735	20040802	Bales, Jr., Charles	Closed	Ins traveling down highway - when tool box came off truck, s	$98	$0		$98

Panther II Transportation, Inc	2003	AUTOMOBILE	4XXXXXXXXX	2004011X	Hetrick, Ed	Closed	XXX called Ins. to report XXX Panther XXX had run over it		$101	$0		$101
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X4050	20040721	Wow Logistics,	Closed	Insured XXX backed up and bent dock plate. See attached b		$12X	$0		$128
Panther II Transportation, Inc	2003	AUTOMOBILE	4710089174	20040323	Inter American,	Closed	Insured driver look out XXX - while backing in at shippe		$150	$0		$150
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022216	20040702	Martin, XXX	Closed	As Insured and claimant XXX were XXX right they XXX		$1XX	$0		$1XX
Panther II Transportation, Inc	2003	AUTOMOBILE	4700077XXX	20031016	Pride Transport,	Closed	Insured backed into a parked unit.		$174	$0		$174
Panther II Transportation, Inc	2003	AUTOMOBILE	4XXXXX3252	20040X30	Hargrove, XXX	Closed	Insured struck XXX XXX while backing into XXX.		$208	$0		$208
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X3735	20040731	XXX, Larry	Closed	Ins tried to make a turn and slid into XXX. XXX was a par		$227	$0		$227
Panther II Transportation, Inc	2003	AUTOMOBILE	4XXXXXX721	20040505	Stevens, Sarah	Closed	IV travelling up ramp to exit - OV stopped suddenly IV could		$245	$0		$245
Panther II Transportation, Inc	2003	AUTOMOBILE	4XXX107741	20040331	United Plastics, Contact: XXX XXX	Closed	IV backing into dock - caught power line - and XXX them dow		$2XX	$0		$2XX
Panther II Transportation, Inc	2003	AUTOMOBILE	4800010107	20040715	Major, XXX	Closed	Insd driver on XXX, an unk. veh pulled out into insd driver		$2X5	$0		$2X5
Panther II Transportation, Inc	2003	AUTOMOBILE	4700080285	20040225	Dart TransXX for XXX	Closed	IV pulling out of parking space clipped the mirrors on XXX		$2X7	$0		$2X7
Panther II Transportation, Inc	2003	AUTOMOBILE	470007X751	20030X22	XXX, MaryA	Closed	IV reanended Clmt in stop and go traffic		$345	$0		$345
Panther II Transportation, Inc	2003	AUTOMOBILE	4X201122X2	2004XX19	Northway High XXX, XXX	Closed	Insured river caught fence and pulled post out of the ground		$350	$0		$350
Panther II Transportation, Inc	2003	AUTOMOBILE	472001X37X	20040130	gamer, Rodney	Closed	IV driver lost - attempting to XXX around - XXX on cable		$3X0	$0		$3X0
Panther II Transportation, Inc	2003	AUTOMOBILE	470007X71X	20031214	Prime Co.,	Closed	While Insured was backing out of parking spot at truck stop		$3X3	$0		$3X3
Panther II Transportation, Inc	2003	AUTOMOBILE	4X00010107	20040715	Fox, Jennifer	Closed	Insd driver on XXX, an unk. veh pulled out into insd driver		$430	$0		$430
Panther II Transportation, Inc	2003	AUTOMOBILE	4XXXXXXXXX	20031105	XXX, James	Closed	XXX: Hamar, IV backed into CV while parked in parking lot		$447	$0		$447
Panther II Transportation, Inc	2003	AUTOMOBILE	4700077571	20031025	Truck Stop, Robert Jenkins	Closed	IV getting truck washed-drove into wash bay before it was a		$500	$0		$500
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X3946	20040_09	Kenneth Smith, Inc.,	Closed	Ins. was stopped because XXX was blocking roadway. Clmt XXX		$500	$0		$500
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0107443	20040320	Wright, Judy	Opened	IV merging onto highway- XXX XXX travailing behind In		$0	$501		$501
Panther II Transportation, Inc	2003	AUTOMOBILE	4XXX11231	20040X05	Phillips, XXX	Closed	IV rolled back into OV		$540	$0		$540
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X04X2	20040305	Bert’s Chuck Wagon,	Closed	Driver knocked down light pole with traffic device attached		$55X	$0		$55X
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X13X7	20040414	Bridgeport Township, Dick Dunnill	Closed	Driver came off exit ramp - tried to stop - could not - went		$5X0	$0		$5X0
Panther II Transportation, Inc	2003	AUTOMOBILE	470007XX27	20031001	XXX, Luther	Closed	iv and ov backed into each other par report	$	X32	$0	$	X32
Panther II Transportation, Inc	2003	AUTOMOBILE	4X400XX2X4	2004030X	Lowe’s,	Closed	Insured driver ran over Island at Lowe- X. Struck XXX and		$632	$0	$	X32
Panther II Transportation, Inc	2003	AUTOMOBILE	40400XX5XX	20040211	XXX Shell Gas Statio.n	Closed	IV pulling out of truck stop - caught sign with XXX.	$	X33	$0	$	X33
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010X721	20040505	Stevens, matthew	Closed	IV traveling up XXX to exit - OV stopped suddenly IV could		$650	$0	$	X50
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0107421	20040315	Cooper, Sandy	Closed	Insured bumped into XXX in parking lot while he was XXX		$702	$0		$702

Panther II Transportation, Inc	2003	AUTOMOBILE	470007XX44	20031120	Byard, John T	Closed	Per police report - our Insured - was stopped at stop light		$747	$0		$747
Panther II Transportation, Inc	2003	AUTOMOBILE	470007707X	20030X23	Deshi XXX,	Closed	Insured backed into clmt turning around in parking lot.		$765	$0		$765
Panther II Transportation, Inc	2003	AUTOMOBILE	47100XXXXX	20040413	Moreno, Frank	Closed	Insured pulling from between 2 parked units - Insured backed		$7X1	$0	$	XX1
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010X303	20040524	XXX, Bryan	Closed	Insured driver made ruts in the lawn while putting into lot		$808	$0		$808
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0109577	20040115	Cicco, Mary C	Closed	Lackawanna County. See attached police report. Reported by	$	X10	$0	$	X10
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X0X30	2004032X	Lisa Motor Lines,	Closed	CL: Lisa Motor lines. IV backed into CL vehicle.	$	X25	$0	$	X25
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X25X5	2004052X	Boyd, Rory	Closed	IV turning around when struck OV	$	X34	$0	$	X34
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X35XX	20040503	Branch, Ezell	Closed	IV was changing lanes and struck OV	$	XX3	$0	$	XX3
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X24XX	20040X0X	Wheeler, Robert	Closed	IN caught front corner of parked unit while pulling out.		$899	$0		$899
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010563X	20040110	XXX Transportation,	Closed	IV backed into OV in truck stop		$900	$0		$900
Panther II Transportation, lnc	2003	AUTOMOBILE	47100XXX31	20040521	Koat of Tennessee In, Ken	Closed	Insured driver struck 2 awnings at dock while backing in.		$913	$0		$913
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X04X3	2004030X	Robert Thompson Transport	Closed	XXX is alleging that insured backed into his truck, Insure		$923	$0		$923
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022024	20040X20	Simecer, Steve	Closed	Insured-s XXX XXX - XXX struck car behind him		$942	$0		$942

Panther II Transportation, Inc	2003	AUTOMOBILE	47100XX74X	20040407	TRW Inc.	Closed	IV driver struck door while backing into loading dock	$	XX4	$0	$	XX4
Panther II Transportation, Inc	2003	AUTOMOBILE	4720023XX0	20040X2X	Ashby, Dan	Closed	Insured driver made ruts in yard and damaged XXX.	$	X70	$0	$	X70
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0107XX1	20040325	Collins & Alkens/Noe, I Spe	Closed	CL: Collins & Alkens, IV backing into a dock and struck a ga	$	XX2	$0	$	XX2
Panther II Transportation, Inc	2003	AUTOMOBILE	4X400X6135	20031007	Dobmeler Janitor Inc.	Closed	Driver damaged dock. Stated he would pay for damage - paid		$1,000	$0		$1,000
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0109981	20040X18	Johnson Gll	Closed	Insured cought power line XXX/trailer		$1,000	$0		$1,000
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX01074X3	20040320	Wright, Steven	Opened	IV merging onto highway-clmt Stafanko travelling behind in		$0	$1002		$1002
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0105134	20031212	Lyon, Debra	Closed	IV backed up at Intersection of airport-backed into OV beh		$1,04X	$0		$1,04X
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX01044X3	2003112X	Sunoco Gas Station, Dave Takhar	Closed	IV swerced to miss block - XXX got stuck on gas & hit pole		$1,102	$0		$1,102
Panther II Transportation, Inc	2003	AUTOMOBILE	4X400X5055	20031125	TRL Inc.	Closed	IV pulling away from fuel station didn’t see OV to his right		$1,134	$0		$1,134
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X3723	2004072X	Watson, Patricia	Closed	Ins. thought XXX was turning - clmt did not - ins. struck XXX		$1,134	$0		$1,134
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010X42X	20040424	XXX Inc., Anthony	Closed	IV driver tried to avoid hitting an XXX in a construction		$1,20X	$0		$1,20X
Panther II Transportation, Inc	2003	AUTOMOBILE	4X400XX35X	20040419	Hise, Mary	Closed	Insured driver backed up to let semi make a turn in front.		$1,20X	$0		$1,20X
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX01025XX	20030X23	Graham-Petty, Gloris A	Closed	Insured behind XXX at stop light. Light turned green		$1,220	$0		$1,220
Panther II Transportation, Inc	2003	AUTOMOBILE	4X400X5422	2003120X	Morin, Gall	Closed	Insured backing into parking space - caught back end of XXX		$1,240	$0		$1,240
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010X5X4	20040430	Waico Corporation,	Closed	Insured driver stuck building at shipper		$1,2X0	$0		$1,2X0
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X002X	20040210	Illinois Dept. of Transportation	Closed	For Record Only. Insured driver making a turn - XXX elec		$1,2XX	$0		$1,2XX
Panther II Transportation, Inc	2003	AUTOMOBILE	4X401016XX	20040602	Mehen, Harmesh K	Closed	Insured merged into XXX		$1,2X4	$0		$1,2X4
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X04X2	20040305	XXX Dept. of Transportation	Closed	Driver knocked down light pole with traffic device attached.		$1,3X1	$0		$1,3X1
Panther II Transportation, Inc	2003	AUTOMOBILE	47100X15X7	20040701	Vazquez, Gullerno	Closed	Insured backed into parked XXX.		$1,411	$0		$1,411
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X1X5X	20040501	Bangstrom,	Closed	Dock damaged by driver backing in. See attached estimate.		$1,431	$0		$1,431
Panther II Transportation, Inc	2003	AUTOMOBILE	4X601045X4	20031126	Henry, Nicole M	Closed	Insured was rear ended by XXX. Claimant is saying we XXX		$1,4X1	$0		$1,4X1
Panther II Transportation, Inc	2003	AUTOMOBILE	4720021X95	2004061X	XXX, XXX	Closed	Ins. turning R XXX middle turn lan - XXX came up on R when		$1,500	$0		$1,500
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0110425	20040707	Chartand, Janice	Closed	Insured backed into parked XXX		$1,50X	$0		$1,50X
Panther II Transportation, Inc	2003	AUTOMOBILE	47100X545X	20031015	JOSEPH, MATTHEW	Closed	Insured driver unaware of accident. FL. State XXX Patrol XXX		$1,535	$0		$1,535
Panther II Transportation, Inc	2003	AUTOMOBILE	47100XX42X	20031214	Knight, Tine	Closed	XXX claims that Insd hit the front of his tractor. Ins XXX		$1,5XX	$0		$1,5XX
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0105X00	20040109	Deson, Gary	Closed	Insured backed into parked XXX - then into 3rd unit. Unit w		$1,570	$0		$1,570
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010X34X	2004052X	XXX, William	Closed	IV backed into OV		$1,573	$0		$1,573
Panther II Transportation, Inc	2003	AUTOMOBILE	470007X7XX	20030X25	Porter Paints,	Closed	Insured turned around in parking lot of Porter Paints. Ins		$1,X20	$0		$1,X20

Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0103X5X	2003110X	Linpold & Arnel,	Closed	CL: Linpoid, IV truning in parking lot and struck CL with	$1,X3X	$0	$1,X3X
Panther II Transportation, Inc	2003	AUTOMOBILE	470007X274	20031024	Automotive, Tower	Closed	Insd. Turning into customers parking lots - had to turn shar	$1,712	$0	$1,712
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0104XXX	20031115	XXX Thermal, Produ	Closed	IV backing into dock at consignee. XXX was parked in XXX	$1,744	$0	$1,744
Panther II Transportation, Inc	2003	AUTOMOBILE	4X20110X5X	20040225	Jamison-Birks Norma	Closed	Insured turning left - claimant came around on the left hit	$1,7X3	$0	$1,7X3
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010770X	20040330	City of Beneca,	Closed	Insurd driver turning around in parking lot - hit and knock	$1,800	$0	$1,800
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X333X	20040714	House, Cordanials	Closed	XXX reported accident to insured. Claimant claims that	$1,X17	$0	$1,X17
Panther II Transportation, Inc	2003	AUTOMOBILE	46400XXX41	20040401	Cash True Value Home, Center	Closed	Insured pulling away from XXX - was in a tight spot - had XXX	$1,823	$0	$1,823
Panther II Transportation, Inc	2003	AUTOMOBILE	4X2010X831	20041319	L & L Nursery Supply, Inc	Closed	IV hit gate and wall at shipper while pulling in.	$1,850	$0	$1,850
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0105159	2003121X	Jackson, Sarah	Closed	XXX Jackson IV & CV both making R head turn. IV struck C	$1,878	$0	$1,87X
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0111015	2004072X	Baker, XXX	Closed	IV was stopped by police and told he had stuck claimant. IV	$1,XX3	$0	$1,XX3
Panther II Transportation, Inc	2003	AUTOMOBILE	46601054X0	20031222	TMSI Logistics,	Closed	IV backed into parked OV	$1,916	$0	$1,916
Panther II Transportation, Inc	2003	AUTOMOBILE	466010X7X3	20040316	XXX Public Power	Closed	Ins slid on ice-lost control started to jackknife tried t	$1,945	$0	$1,945
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X8456	20040615	Khoury, XXX	Opened	See attached letter of representation. All details unknown	$0	$2,001	$2,001
Panther II Transportation, Inc	2003	AUTOMOBILE	4840099498	20040421	Quick,	Closed	Insured hit a parked auto.	$2,03X	$0	$2,038
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0102XX4	20030X24	Thibodeau, Martin	Closed	Insured “XXX” front of XXX	$2,0X3	$0	$2,0X3
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0111794	20040829	Green, Leonard	Closed	Insured sideswiped XXX while pulling out of parking lot.	$2,141	$0	$2,141
Panther II Transportation, Inc	2003	AUTOMOBILE	4700054107	2004081X	Trans Frieght LLC,	Closed	IV van popped out of gear rolled forward into parked OV	$2,169	$0	$2,169
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010XX57	2004022X	Yellow Frieght,	Closed	While backing into dock - insured driver caught XXX fende	$2,203	$0	$2,203
Panther II Transportation, Inc	2003	AUTOMOBILE	47000830X7	20040702	XXX Craftsman,	Closed	While turning around - insured struck parked XXX.	$2,254	$0	$2,254
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X4409	20040830	SSI Technologies Inc.,	Closed	Insured driver struck building while backing into dock. Bro	$2,25X	$0	$2,25X
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX01074X3	20040320	XXX Diane	Opened	IV merging onto highway - XXX XXX traveling behind in	$16X	$2,161	$2,327
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X3XX4	20040X02	US Bank,	Closed	Dock door was damaged by insured XXX truck.	$2,41X	$0	$2,415
Panther II Transportation, Inc	2003	AUTOMOBILE	47200215X7	20040528	Sparkman, Irvin	Closed	Insured backed into claimants parked vehicle	$2,4X4	$0	$2,4X4
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010X51X	20040213	Rice, Gary	Closed	While insured vehicle was backing into dock - he hit XXX.	$2,468	$0	$2,468
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX01049X5	20031211	Erb, Tammy	Closed	Semi pulled out of driveway in front of our XXX Backe	$2,4XX	$0	$2,4XX
Panther II Transportation, Inc	2003	AUTOMOBILE	4X2011254X	20040X24	XXX, XXX	Closed	Insured backing in at XXX lot when he struck XXX XXX	$2,52X	$0	$2,52X
Panther II Transportation, Inc	2003	AUTOMOBILE	4800010107	20040715	Southeastern Freight, Lines	Closed	Insd driver on hwy, an XXX XXX pulled out into XXX driver	$2,54X	$0	$2,54X
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X3240	2004070X	Brougher, XXX	Closed	Insured XXX thru water in intersection and hit claims	$2,584	$0	$2,XX

Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0109541	2004XX03	Chambers, Shawn	Closed	Insured driver drove past driveway - slammed on brakes and b	$2,445	$0	$2,590
Panther II Transportation, Inc	2003	AUTOMOBILE	4X40100XX1	20040524	Kellogg, XXX	Closed	Claimant states XXX run over sign and tore up the lawn on XXX	$2,592	$0	$2,592
Panther II Transportation, Inc	2003	AUTOMOBILE	4700078732	20031213	ASYST Technology LLC,	Closed	As insured driver was backing out of garage clipped XXX	$2,752	$0	$2,752
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0108310	20040420	IKEX, Chip Gachou	Closed	IV hit pole. Pole is used for security lighting in parking XXX	$2,7XX	$0	$2,7XX
Panther II Transportation, Inc	2003	AUTOMOBILE	4X40101944	20040715	Malek, XXX	Closed	XXX changing lines XXX stuck clmt. XXX XXX did not see clmt.	$2,XX1	$0	$2,XX1
Panther II Transportation, Inc	2003	AUTOMOBILE	47100XXXXX	200X0X12	Whirlpool XXX	Closed	Insured backed into dock at customers XXX attached report.	$2,812	$0	$2,812
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0104050	2003110X	Carolyn, Duaningan	Closed	IV backed onto road and struck OV	$2,841	$0	$2,841
Panther II Transportation, Inc	2003	AUTOMOBILE	4510014528	20040323	NYS Throway Authority	Opened	Insured vehicle rolled over and passenger was injured	$2,XX0	$0	$2,XX0
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022735	20040802	XXX, Kendall	Closed	Ins traveling down highway - when tool box came off truck, a	$2,XX5	$0	$2,XX5
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0111521	20040817	Ricker, James M	Closed	IV trying to back off roadway and struck OV who was behind XXX	$2,X55	$0	$2,9X5
Panther II Transportation, Inc	2003	AUTOMOBILE	470007X322	20031128	Williams, Shawn	Closed	Insured caught the front of clmts truck at fuel station.	$2,9X2	$0	$2,9X2
Panther II Transportation, Inc	2003	AUTOMOBILE	4700081X07	2004042X	Central XXX,	Closed	Turning around in parking lot - XXX overhang clipped XXX	$2,9X1	$0	$2,9X1

Panther II Transportation, Inc	2003	AUTOMOBILE	47000XXXX	20040330	Smith, Tim	Closed	Insd sideswiped Clmt - s unit - taking off Clmt - s mirror - & s	$3,0XX	$0	$3,0XX
Panther II Transportation, Inc	2003	AUTOMOBILE	4700081383	20046419	Rudoll, Gene	Closed	IV Hit parked CV	$3,032	$0	$3,132
Panther II Transportation, Inc	2003	AUTOMOBILE	4660105940	20040301	Holland, David	Closed	Insured hit clmt backing. Claim never called In. Pleas	$3,13X	$0	$3,136
Panther II Transportation, Inc	2003	AUTOMOBILE	4700082592	20040613	Cuevas, Jimmy	Closed	Insured turning right - swung out to make turn - clmt came u	$3,152	$0	$3,152
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022312	20040709	Sonic Drive Thru,	Closed	While leaving a drive thru parking lot Insured hit canopy	$3,170	$0	$3,170
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022400	20040714	Perkins, Joel	Closed	Insured backed up into claimant who was behind him	$3,360	$0	$3,380
Panther II Transportation, Inc	2003	AUTOMOBILE	486010252X	20030919	Edge, Latania R	Closed	Insured merging onto 195 while entering right lane - Clmt	$3,4XX	$0	$3,4XX
Panther II Transportation, Inc	2003	AUTOMOBILE	4X060105800	2004010X	Shearer, Corwin	Closed	Insured backed into parked Clmt - then into 3rd unit. Unit w	$3,49X	$0	$3,49X
Panther II Transportation, Inc	2003	AUTOMOBILE	47200221X1	20040XXX	State Farm as Subro, gee of Angela Reed	Closed	IV turning R OV passing IV on Left struck IV L front corner	$3,516	$0	$3,516
Panther II Transportation, Inc	2003	AUTOMOBILE	4680106051	20040504	Contract, John R	Closed	IV hit OV that was parked	$3,634	$0	$3,634
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX10X5728	2004050X	Counts, Jeffrey J	Closed	Insd & clmt received citation. IV on road too small for	$3,572	$0	$3,X72
Panther II Transportation, Inc	2003	AUTOMOBILE	4700076208	20030903	Ward, Richard	Closed	Insured dropped phone bent over to pick it up when he looks	$3.X49	$0	$3,949
Panther II Transportation, Inc	2003	AUTOMOBILE	466010X835	20040225	Progressive stamping, & Fabrication	Closed	While backing into dock - trailer caught door frame and XXX	$4,144	$0	$4,144
Panther II Transportation, Inc	2003	AUTOMOBILE	46400X3017	20030922	Consignee; Tammy Gro, ves	Closed	Insured XXX pulling in at consignee and struck a post an	$4,185	$0	$4,168
Panther II Transportation, Inc	2003	AUTOMOBILE	4720020873	20040419	Marlast, George F	Closed	IV rear ended OV	$4,193	$0	$4,193
Panther II Transportation, Inc	2003	AUTOMOBILE	4100010107	20040715	Hendnx, William	Closed	Insd driver on toy, an unk. veh pulled out into lead driver	$4,437	$0	$4,437
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X2547	20040X10	OBX	Closed	While backing into dock - Insured backed into claimant	$4,671	$0	$4,671

Panther II Transportation, Inc	2003	AUTOMOBILE	4X400X73XX	20040XXX	Raynoso, Pedro	Closed	Insd making R turn onto Medford ST Clmt traveling toward in		$4,725	$0		$4,726
Panther II Transportation, Inc	2003	AUTOMOBILE	471009233	20040X14	Craven, John	Closed	While Insured was turning around in parking lot - hit rear		$4,743	$0		$4,743
Panther II Transportation, Inc	2003	AUTOMOBILE	47100X2933	20040X27	XXX, XXX	Closed	Insured turning right - when clmt ran into side of insured.		$4.744	$0		$4,744
Panther II Transportation, Inc	2003	AUTOMOBILE	4700079515	20040110	Habter, Dale	Closed	IV pulling out of parking space - IV trailer caught parked O		$4,753	$0		$4,753
Panther II Transportation, Inc	2003	AUTOMOBILE	47000791X4	20040109	Mike, Snow J	Closed	IV backed into mailbox that fell over XXX parked OV.		$4,934	$0		$4,834
panther II Transportation, Inc	2003	AUTOMOBILE	47100X528X	2003100X	Thompson, John	Closed	IV on 1 - 40 E in 3rd lane. OV in 1st lane. IV and OV both t		$4,972	$0		$4,972
Panther II Transportation, Inc	2003	AUTOMOBILE	466011042X	20040708	Brebe, Herry	Closed	insured backed into parked claimant		$5,03X	$0		$5,03X
Panther II Transportation, Inc	2003	AUTOMOBILE	4660102313	20030911	XXX. Mike	Closed	Clmt alleges that insured backed in parked vehicle, Insured		$5,067	$0		$5,067
Panther II Transportation, Inc	2003	AUTOMOBILE	4700081602	20040427	Toth, Andrew G	Closed	Claimant struck Insured in front line. Claimant alleges ins		$5,405	$0		$5,250
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X0340	20040301	Freedom Express/Dome. Irfo	Closed	Insured claims clmt hit her in rear - clmt claims Insured at		$5,559	$0		$5,559
Panther II Transportation, Inc	2003	AUTOMOBILE	4700083722	20040730	Toyota Technical Coen. Guy Girard	Closed	Insured driver struck overhead canopy.		$6,201	$0		$8,201
Panther II Transportation, Inc	2003	AUTOMOBILE	4120001XX0	20040715	Workman, Heyward	Closed	5 tired to merge in front of Insured who swerved to avoid h		$6,324	$0	$	X,324
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0111086	20040730	Jafferies, Todd	Closed	Insured missed turn - backed up on roadway - striking clmt		$5,935	$0		$6.410
Panther II Transportation, Inc	2003	AUTOMOBILE	4660108178	20040415	Card, Stephania	Closed	Cha in reaction accident. 3rd auto stopped to avoid 4th unit		$8,423	$0		$6,423
Panther II Transportation, Inc	2003	AUTOMOBILE	4850020525	20040825	Roadside XXX (Cinc Innall, OH)	Closed	Ins. traveling s on 1 - 75, Accident ahead - Ins. had to XXX		$8,521	$0		$6,521
Panther II Transportation, Inc	2003	AUTOMOBILE	4710XX2797	20040825	Moore, Thomas	Closed	Insured move from L lane into R lane, Insured R front com		$8,539	$0		$6,539
Panther II Transportation, Inc	2003	AUTOMOBILE	4700076744	20030922	Reador, Clay	Closed	Insd merging into traffic and OV passed Insd on right	$	X,X77	$0	$	X,677
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0103498	20031023	Coxfor Mfg.,	Closed	Driver ripped L trip door completely off - damaged door fra		$6,769	$0		$8,769

Panther II Transportation, Inc	2003	AUTOMOBILE	47000XX270	20040825	Yeary, Richard	Closed	Insured attempted to stop, Pavement was wet - side into rear		$8,780	$0	$		6,930
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0020541	20040507	Panther II Transportation	Opened	Forklift at shipper punctured drum while loading. Acrglic		$0	$7,000			$7,000
Panther II Transportation, Inc	2003	AUTOMOBILE	4660106629	20040617	Wilson, Krista	Closed	OV was going to work - IV was trying to make wide turn - XXX		$7,459	$0			$7,459
Panther II Transportation, Inc	2003	AUTOMOBILE	4700084054	20040614	Sexton, Robert K	Closed	IV though he had L turn arrow - pulled out in front of OV -		$7,833	$0			$7,633
Panther II Transportation, Inc	2003	AUTOMOBILE	4660105559	20040108	Duerkson, Kirk	Closed	Insured backed into claimant in shippers lot. Claimant - s	$	X,057	$0			$8,057
Panther II Transportation, Inc	2003	AUTOMOBILE	4710090292	20040127	Jefferson County Lake,	Closed	Driver incurred damage to cross - over lines on tractor and X		$8,162	$0			$8,162
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX0110119	20040624	Rohmand Hass Chemica, Lawrance	Closed	Insured turning around - struck parked cimt.	$	X,275	$0			$8,275
Panther II Transportation, Inc	2003	AUTOMOBILE	4720021895	20040616	Onyekwere, Genevine	Closed	Ins. turning R from middle turn lane clmt came up on R who		$8,132	$0			$5,332
Panther II Transportation, Inc	2003	AUTOMOBILE	4860103672	20031029	TRW Automotive, Dick Grey	Closed	Insured pulling out of gala - clipped gate - broker it off.	$	XX32	$0		$	X,632
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X05X6	20040311	Archer, Madeline	Closed	Insured ran stop sign - clmt broad sided insured, Insured w		$9,282	$0			$9,399
Panther II Transportation, Inc	2003	AUTOMOBILE	4240031945	20040209	Resendez, Juana	Closed	Clmt crosses lane of traffic - Insured struck clmt and filed s		$9,644	$0			$9,644
Panther II Transportation, Inc	2003	AUTOMOBILE	48400947X6	20031113	XXX, Jennifer	Closed	Insured rolled back into cimt/ minor damage to license plat		$10,000	$0			$10,000
Panther II Transportation, Inc	2003	AUTOMOBILE	47100X5269	20031001	Gaines, Joseph G	Closed	IV on 1 - 40 E in 3rd lane. OV in 1st lane. IV and OV both X		$10,000	$0			$10,000
Panther II Transportation, Inc	2003	AUTOMOBILE	451001452X	20040323	Savic, Dusan	Opened	Insured vehicle rolled over and passenger was injured		$1,XX0	$9,128			$11,00X
Panther II Transportation, Inc	2003	AUTOMOBILE	4X60106712	20040222	Smith, , Carolyn	Closed	XXX yes - insured - improper lane change. Insured mov		$11,532	$0			$11,532
Panther II Transportation, Inc	2003	AUTOMOBILE	4X60107557	20040324	Samardzic, Small	Closed	Clmt parked on a saint - Ins. backing in - trying to avoid a		$11,862	$0			$11,882
Panther II Transportation, Inc	2003	AUTOMOBILE	4660106613	20040224	Great Southern Wood,	Closed	Insured traveling in slow stop and go traffic, Unknown car		$11,901	$0			$11,901

Panther II Transportation, Inc	2003	AUTOMOBILE	4660106050	20040128	Unknown,	Closed	Ins. traveling on 1 - 85. Clmt swerved into Ins lane. Ins hit	$12,517	$0	$12,517
Panther II Transportation, Inc	2003	AUTOMOBILE	4700079494	20040123	Dover, Rhonda K	Closed	IV SB - in L lane - OVWB - allegedly IV ran red light and	$12,726	$0	$12,726
Panther II Transportation, Inc	2003	AUTOMOBILE	4640097366	20040206	Rodnquiaz.Jose	Closed	Insd making R turn onto Medford St. Clmt traveling toward in	$14,389	$0	$14,XXX
Panther II Transportation, Inc	2003	AUTOMOBILE	4720022735	20040602	Hernandez, Baidramisa R	Closed	Ins traveling down highway - when tool box came off truck, a	$14,455	$0	$14,455
Panther II Transportation, Inc	2003	AUTOMOBILE	4720021258	20040510	Hollowell Sam	Closed	#1 ran stop sign & struck #2 in the side. #1 died for fall	$20,239	$0	$20,239
Panther II Transportation, Inc	2003	AUTOMOBILE	4500010107	20040715	XXX, George	Closed	Insd driver on hwy, an unk. veh pulled out into Insd driver	$25,970	$0	$25,970
Panther II Transportation, Inc	2003	AUTOMOBILE	466010X721	20040505	Stevens, XX	Closed	IV travel ling up ramp to exit - OV stopped suddenly IV could	$2X,445	$0	$26,445
Panther II Transportation, Inc	2003	AUTOMOBILE	4XX010X7X3	2004031X	Transit All Services,	Closed	Ins slid on Ice - lost control started to Jackknife tried I	$27,537	$0	$27,537
Panther II Transportation. Inc	2003	AUTOMOBILE	4XX0102X24	20030923	Calbreth, Syivia	Opened	IV was making a R turn - OV rear ended IV - clmt Ins claims	$339	$38.821	$39,160
Panther II Transportation, Inc	2003	AUTOMOBILE	470007X349	20031201	Hall, Jerry G	Closed	3rd car trying to make U - Turn on Hwy. Unit 2 XXX on the	$64,162	$0	$54,262
Panther II Transportation, Inc	2003	AUTOMOBILE	47000X3735	20040731	Ells Towing,	Closed	Ins tried to make a turn and slid into cimt. Clmt was a par	$64,729	$0	$64,72X
	2003 Total							$743,547	$80,514	$303,004
Panther II Transportation, Inc	2004	AUTOMOBILE	151000X074	20040902	Morris, Vamell	Closed	IV was found in the highway overturned, OV struck IV, Unknow	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	16400XX240	20041112	Panther II Transportation,	Closed	Insured parked, Claimant backing. Claimant backed into from	$0	$0	$0

Panther II Transportation, Inc	2004	AUTOMOBILE	4660093884	20041202	Panther II Transportation	Closed	Insured at Intersection at red light. Insured backing up to	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4660094994	20041122	ACDC Leasing Inc.	Closed	Insured driver advised that he went to his sons house parked	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4660095628	20050302	Panther II Transportation	Closed	Backing accident	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700084919	20040904	Panther II Transportation	Closed	Cargo shifted and spilled see attached bills for cleanup	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700087080	20050315	Panther II Transportation	Closed	Insured backed Into claimant.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4120001905	20040901	PANTHER II TRANSPORTATION	Closed	HAZARDOUS SPILL CLEANUP	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4530068371	20050418	Ohlo Dept. of Transportation	Closed	Ins driver backed over stop sign	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4840106469	20041112	Adam. Abdul A	Closed	Insured parked, claimant backing. Claimant backed into from	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4840109144	20050304	Wilson, Edns	Closed	IV pulled from a stop sign and xxx OV.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4840109339	20050311	Sampson, John	Closed	Insured hit overhead door	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4840113998	20050802	Carson, Heather	Closed	IV reversed into stopped OV	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880113832	20041109	Stanens, Robert	Closed	IV slopped at off ramp-IV rolled into OV. IV says OV hit	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880114084	20041129	Adkns, Jarred	Closed	Cimt is alleging that a rock came off of Insured - s trailer b	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880114378	20041207	Emerald Transfer Inc.,	Closed	Cimt called to report that one of out Insured drivers who XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880114718	20041220	Male, Osman	Opened	Insured driver lost control - flipped cargo van. Both drive	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880115005	20050105	GM Defiance Plant,	Closed	IV driver XXX of roadway - damage to grounds at GM	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	480115670	20050201	Ralprich Jeffrey H	Closed	IV pulling out onto Old Trail Rd. looked both ways and saw n	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880116576	20050307	Igor	Closed	Cimt backed into parked insured - CANADA	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880116840	20050318	Unknown,	Closed	Insured backed into trailer at swap dock.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880117253	20050330	ODDT,	Closed	OV rear ended OV causing debris to strike IV.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880117253	20050330	Robinson of Ontario.	Closed	OV rear ended OV causing debris to strike IV.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880117468	20050404	RI 80 Express Inc.	Closed	Insured driver was asked to move cimt trailer went to pull	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880117626	20050423	State of Virginia,	Closed	Insured approaching too fast - lost control - hit and damage	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880118219	20050520	Adams, David	Closed	Cimt following Ins - when cimt alleges that rock new up fro	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880118852	20050604	Renke, Christin	Closed	Cimt Turning right when Veh. 2 pulled up on inside of vehicle	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880119012	20050702	Sneridanbol, Steven	Closed	Ins SB on 301 cimt WB on 92 -passed car stopped @ sign. Cl	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880119078	20050707	Kelly, David	Closed	Insured hit painter at shipper.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880119330	20050720	Unknown,	Closed	It is alleged that Ins, backed into light pole in subdivision	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4880119780	20050811	Lee, Andraa	Closed	IV turning around in parking lot and struck, OV.	$0	$0	$0

Panther II Transportation, Inc	2004	AUTOMOBILE	4700085018	20040826	Hall, Melissa	Closed	Ins alleged he was parked - when an XXX cimt struck	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700085385	20041207	Quick Delivery Service	Closed	Insured hit parked unit while backing. Please see attached XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700085549	20041220	Roe, Amanda	Closed	IV driver could not stopped for traffic hit Cimt in the rear -	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700087208	20050111	Ryder Truck Rental.	Closed	Insured driver stopped to use the restroom - came out to fin XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700087325	20050118	Unknown,	Closed	Insured involved in 3 car chain reaction. accident please see	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700087517	20050107	Hunt, J B	Closed	Traffic stopped -Insured did not -struck cimt to the rear. XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700088590	20050322	Advance Auto Trends,	Closed	Insured backed into building at stop off.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700088855	20050408	Webb, store	Closed	Cimt states Ins struck; XXX -Ins XXX is damaged	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700088904	20050412	smith, Jimmy	Closed	Insured driver struck low over pass- part of roof then fell	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700089017	20050415	McDonald’s,	Closed	river struck a post in McDonald-s parking lot. Ins. driver	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700090019	20050605	_____, John	Closed	Insured backed into cimt with ICC bumper of trailer	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091385	20050807	Hunter, Lnry	Closed	IV trying to make U-turn and struck mailbox.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091386	20050811	Unknown,	Closed	CL; Unknown. IV making U-turn and clipped CV	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091785	20050831	Averitt Express.	Closed	Insured hit cimt while backing into dock.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091821	20050831	Hoggart, Robert	Closed	Insured making wide right - turn signal on -cimt also turning	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700092608	20050421	Conley Jr. Rayford	Closed	IV was rear ended by OV - PIP benefits claim	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700092608	20050421	Warren, Janle L	Closed	IV was rear ended by OV - PIP benefits claim	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4700092714	20050727	______, __	Closed	Insured backed into cimt -MI No Fault claim -please see XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710094607	20041112	Unk,	Closed	Insured struck parked auto	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710095035	20041202	Unknown,	Closed	Claimant is alleging that insured bumped her- causing hert XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710096081	20050121	Unknown,	Closed	5512 called and said that while parked at the dock another XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710096396	20050207	State of Tennessee,	Closed	Ins. ran off roadway - hit XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710097653	20050329	Unknown,	Closed	Insured rear ended cimt - who was pushed into a 3rd unit XXX	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710099151	20050608	Chaffin, Sam	Closed	Ins hit cimt in parking area - cimt was parked & unattended.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710099220	20050610	Woods, John	Closed	Cimt parked and unattended. Insured backed in parking space	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710100300	20050728	Hyder, Kari Jarrod	Closed	Claimant is alleging that something came from top of truck -	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710100876	20050816	Unknown,	Closed	#2 hit #1 parked attended.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4720026045	20050127	TriCounty Trucking,	Closed	#1 hit #2 while backing.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4720027482	20050424	Unknown,	Closed	Insured driver backed into stop sign.	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4720027545	20050425	Cooper, Jenatta	Closed	Claimant alleges that our Insured kicked up road debris that	$0	$0	$0

Panther II Transportation, Inc	2004	AUTOMOBILE	4800011715	20050531	Celadon Trucking.	Closed	Truck stop bump cimt claims that Ins hit his passenger site	$0	$0	$0
Panther II Transportation, Inc	2004	AUTOMOBILE	4710099728	20050702	FInkes, Mary	Opened	Insured EE on 1-40 cimt was parked partially off the road-	$0	$2	$2
Panther II Transportation, Inc	2004	AUTOMOBILE	4880115458	200412123	Johnson, Glen	Closed	Cimt. struck Ins. while parked. Ins. is now receiving subro	$3	$0	$3
Panther II Transportation, Inc	2004	AUTOMOBILE	4700084597	20040909	United Van Lines.	Closed	OV tractor - trailer rear-ended IV.	$5	$0	$5
Panther II Transportation, Inc	2004	AUTOMOBILE	4710094651	20041115	Parry, Jannifer L	Closed	Insured turning onto Enon Springs Rd. In Smyrma TN when in XXX	$7	$0	$7
Panther II Transportation, Inc	2004	AUTOMOBILE	4710099395	20050608	Crowsen. Michel	Closed	Ins. driver caught low hanging wire - pulled wire and pole XXX	$7	$0	$7
Panther II Transportation, Inc	2004	AUTOMOBILE	47100095257	20041211	ParrIsh, Josh	Closed	Insured driving west on 140. When he attempted to change XXX	$8	$0	$8
Panther II Transportation, Inc	2004	AUTOMOBILE	4660120067	20050828	Dinu, George	Closed	Insured rear ended cimt	$8	$0	$8
Panther II Transportation, Inc	2004	AUTOMOBILE	4710097396	20050316	____ker, Clavdette	Closed	Unknown Accident	$8	$0	$8

Panther II Transportation, Inc	2004	AUTOMOBILE	4700091702	20050825	Unknown,	Closed	Insured went into Clmts. lane hitting Clmt on left side.	$9	$0	$9
Panther II Transportation, Inc	2004	AUTOMOBILE	47000XXXXX	20041208	unknown, Unknown	Closed	Clmt claims that Insd reversed on the KWY striking his car.	$9	$0	$9
Panther II Transportation, Inc	2004	AUTOMOBILE	466011XXXX	20050802	Unknown,	Closed	Insured missed his turn and was trying to turn around - tral	$10	$0	$10
Panther II Transportation, Inc	2004	AUTOMOBILE	4640113448	20050801	Unknown,	Closed	INFO ONLY. IV pulled over for possibly being involved in ac	$10	$0	$10
Panther II Transportation, Inc	2004	AUTOMOBILE	4640111851	20050820	Unknown	Closed	Insured ran over curb or yard	$11	$0	$11
Panther II Transportation, Inc	2004	AUTOMOBILE	4710099603	20050513	Gulf Power Comp,	Closed	Insured driver struck low hanging wires with Polic	$12	$0	$12
Panther II Transportation, Inc	2004	AUTOMOBILE	4450073453	20050204	Bell, James	Closed	***Lawsuit*** Owner operator transferring street auto parts 1	$14	$0	$14
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091380	20050806	State of Illinois	Closed	IV trying to turn and backed into an electrical pole.	$14	$0	$14
Panther II Transportation, Inc	2004	AUTOMOBILE	4640109889	20050401	594908 Ontario Ltd., owned	Closed	OV was westbound on Hwy 401 and IV rear-ended OV.	$14	$0	$14
Panther II Transportation, Inc	2004	AUTOMOBILE	4710093311	20040920	Pope, Jonathan	Closed	Insured rear ended claiment	$16	$0	$16
Panther II Transportation, Inc	2004	AUTOMOBILE	4700069316	20041220	McConnell Emilly G	Closed	claimant merged into the side of Insured Police called - bu	$20	$0	$20
Panther II Transportation, Inc	2004	AUTOMOBILE	4700067756	20050203	Flying J Truckstop,	Closed	insd driver hit building at truck stop	$100	$0	$100
Panther II Transportation, Inc	2004	AUTOMOBILE	471008577X	20041214	Lyons. Ernest E	Closed	IV was making a turn - the turn had to be wide because of XXX	$113	$0	$113
Panther II Transportation, Inc	2004	AUTOMOBILE	4640XXXXX	20040023	Nelson, Bill	Closed	Insured driver knocked over “ no u turn sign”	$128	$0	$126
Panther II Transportation, Inc	2004	AUTOMOBILE	471009915X	20050602	Baastoy Amarius	Closed	Insured driver reported he was turning left from left lane -	$129	$0	$129
Panther II Transportation, Inc	2004	AUTOMOBILE	471008915X	20050802	Fltcheard, shaunie	Closed	Insured driver reported he was turning left from left lane -	$129	$0	$129
Panther II Transportation, Inc	2004	AUTOMOBILE	470008X712	20041203	Cowles, Erica	Closed	Insured changing lanes “checked his mirrors - nobody there	$14	$0	$130
Panther II Transportation, Inc	2004	AUTOMOBILE	47000XXXXX	20041220	Browning, Robert	Closed	IV driver could not stop for traffic hit Clmt in the rear	$0	$0	$138
Panther II Transportation, Inc	2004	AUTOMOBILE	4700088645	20050323	XXX XXX	Closed	While trying to park- Insured hit Clmt	$139	$0	$139
Panther II Transportation, Inc	2004	AUTOMOBILE	4800012020	20050629	Westerly Hill plaza	Closed	Insured rear over parking lot island	$148	$0	$148
Panther II Transportation, Inc	2004	AUTOMOBILE	4X40103X90	20040921	Compac corporation	Closed	Insured driver backed over wooden post and drove into lawn.	$200	$0	$200
Panther II Transportation, Inc	2004	AUTOMOBILE	462XXXXXXX	20050807	XXX Albert	Closed	Insured Backing out of parking space - hit Clmt	$240	$0	$240
Panther II Transportation, Inc	2004	AUTOMOBILE	4710096396	20050207	City of Cross Plains	Closed	Ins. ran off roadway- hit XXX	$250	$0	$250
Panther II Transportation, Inc	2004	AUTOMOBILE	4XXXXX393	20050812	Apple, Ralph	Closed	Ins. hit telephone pole -brought down wires. Damage to house	$275	$0	$275
Panther II Transportation, Inc	2004	AUTOMOBILE	4680115291	20041230	Pagllaro, James	Closed	Rose transportation called Ins. and said our truck was	$295	$0	$295
Panther II Transportation, Inc	2004	AUTOMOBILE	4720028635	20050628	XXX XXX Transfe Mark Peterson	Closed	Driver making turn in yard to prepare to back into dock when	$297	$0	$297
Panther II Transportation, Inc	2004	AUTOMOBILE	4700066752	20041218	State of KY,	Closed	Insured hit bridge marked 12-2. of the bridge are	$309	$0	$308
Panther II Transportation, Inc	2004	AUTOMOBILE	4960113802	20041011	Dynamic Auto Body,	Closed	Clmt called statedInsured driver ran over a large boulder	$335	$0	$335
Panther II Transportation, Inc	2004	AUTOMOBILE	4XX011X445	20050302	XXX XXX	Closed	Backing accident	$339	$0	$339
Panther II Transportation, Inc	2004	AUTOMOBILE	4710096618	2004110X	Hertz Rental,	Closed	While leaving parking lot - Insured hit clmt with trailer -	$401	$0	$401
Panther II Transportation, Inc	2004	AUTOMOBILE	46X011471X	20041220	State of Ohio.	Opened	Insured driver lost control - XXX cargo van. Both drive	$400	$3	$403
Panther II Transportation, Inc	2004	AUTOMOBILE	4X00011342	20050504	BealAnjela	Closed	Insured backed into claimant. Insured denied claim, claims	$427	$0	$427
Panther II Transportation, Inc	2004	AUTOMOBILE	4XX011XX03	20050309	XXX XXX	Closed	Insured turning around hit gutter	$430	$0	$430
Panther II Transportation, Inc	2004	AUTOMOBILE	4600115216	20050523	Wecie, Simon	Closed	Record Only. No contact between Ins and 2 other units - all	$433	$0	$433

Panther II Transportation, Inc	2004	AUTOMOBILE	4710096X32	20050515	Unknown, unknown	Closed	Insured rear ended clmt who was pushed Into and rear ended 3	$310	$0	$445
Panther II Transportation, Inc	2004	AUTOMOBILE	4700087596	20050128	Nobbe, Dave	Closed	Ins. driver backed into dock door. Customer is claminng the	$458	$0	$456
Panther II Transportation, Inc	2004	AUTOMOBILE	47000XX203	20050225	WFKN Radio, Ben sheroan	Closed	Insured driver hit building	$480	$0	$460
Panther II Transportation, Inc	2004	AUTOMOBILE	4XX011X460	20050303	Palmer, Nicholas	Closed	Insured backed into Clmt vehicle while at consignee.	$475	$0	$475
Panther II Transportation, Inc	2004	AUTOMOBILE	4720026511	20050224	United Transportation Inc	Closed	Insured backing into Pilot truck stop. Insured backed into C	$464	$0	$484
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115162	20050112	Simco Parts Services	Closed	Insured driver ran over stop sign trying to avoid small	$466	$0	$488
Panther II Transportation, Inc	2004	AUTOMOBILE	4X00X11711	20050602	XXX XXX	Closed	Insured pulled out thinking he had plenty of time to make It	$492	$0	$402
Panther II Transportation, Inc	2004	AUTOMOBILE	472002XX09	20050623	XXX XXX	Closed	Insured rolled back into clmt	$500	$0	$500
Panther II Transportation, Inc	2004	AUTOMOBILE	472002XX09	20050623	XXX, Robbie	Closed	Insured rolled back into clmt	$500	$0	$500
Panther II Transportation, Inc	2004	AUTOMOBILE	4700087321	20050105	Kegley,JasonR	Closed	Insured making legal U turn on Highway XX - claimant moved	$509	$0	$509
Panther II Transportation, Inc	2004	AUTOMOBILE	4700064926	20040922	Hughes, Roger	Closed	Insured backed into clmt in parking lot	$511	$0	$511
Panther II Transportation, Inc	2004	AUTOMOBILE	4660120047	20050623	XXX XXX	Closed	Insured Backing out of parking space and struck Clmt.	$534	$0	$534
Panther II Transportation, Inc	2004	AUTOMOBILE	4660114003	20041019	Siemens Energy tAuLomoll	Closed	Insured driver backed into lawn by mistake -was dark and dr	$538	$0	$538
Panther II Transportation, Inc	2004	AUTOMOBILE	4720026609	20050623	Rubio, Santos	Closed	Insured rolled back into clmt	$541	$0	$541
Panther II Transportation, Inc	2004	AUTOMOBILE	47X0O91150	20050729	Leign, Ricky	Closed	Insured was in bumper to bumper traffic on 71 West bound and	$557	$0	$557
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115042	20041230	Ronnie Do, Ronnie	Closed	Ins pulling away from dock - XXX doors swung loose and br	$563	$0	$563
Panther II Transportation, Inc	2004	AUTOMOBILE	4660116236	20050216	XXX, Robert	Closed	Insured driver ran off roadway into lawn. Had to be lowed	$575	$0	$576
Panther II Transportation, Inc	2004	AUTOMOBILE	4860120067	20050826	Herr.Arronk	Closed	Insured rear ended clmt	$577	$0	$577
Panther II Transportation, Inc	2004	AUTOMOBILE	4890120077	20050126	Claudio, Robert	Closed	Insd hit parked unattended unit	$577	$0	$577
Panther II Transportation, Inc	2004	AUTOMOBILE	4690120003	20050923	Miller, Derrick	Closed	Insured struck parked unit	$569	$0	$569
Panther II Transportation, Inc	2004	AUTOMOBILE	4100011711	20050502	Moll, Jasmine	Closed	Insured pulled out thinking he had plenty of time to make It	$643	$0	$643
Panther II Transportation, Inc	2004	AUTOMOBILE	4720026697	20050701	Enterprise Rental,	Closed	While backing Insured hit clmt	$670	$0	$670
Panther II Transportation, Inc	2004	AUTOMOBILE	4680117146	20050403	Motorway Express,	Closed	Insured trying to pull out of truck stop when truck Slide on	$696	$0	$696
Panther II Transportation, Inc	2004	AUTOMOBILE	4640107195	20050106	Brar, Sukhjeel	Closed	IV hit black Ice - throwing her into OV while entering high	$700	$0	$700
Panther II Transportation, Inc	2004	AUTOMOBILE	4700087904	20050209	Colston. Kevin	Closed	CL: Colston. IV ran off road into CL yard. IV got stuc	S700	$0	$700
Panther II Transportation, Inc	2004	AUTOMOBILE	4660116621	20050310	Ever Roll XXX Company	Closed	IV backed into dock door.	$708	$0	$706
Panther II Transportation, Inc	2004	AUTOMOBILE	4720029946	20050717	Jones, James	Closed	while trying to turn around - door hit low hang wires.	$729	$0	$728
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115603	20041122	Vertton XXX	Closed	Insured driver advised that he went to his sons house parked	$733	$0	$733
Panther II Transportation, Inc	2004	AUTOMOBILE	4680117501	20050417	Phonetech,	Closed	lVdriver pulled down wire attached to phone booth bending po	$759	$0	$759
Panther II Transportation, Inc	2004	AUTOMOBILE	4700089018	20050412	Curl, James	Closed	Insured hit a parked clmt	$760	$0	$760
Panther II Transportation, Inc	2004	AUTOMOBILE	4700090203	20050313	Townsend, Theloneous	Closed	IV backed into clmt.	$794	$0	$794
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115733	20050203	WWD Dedicated,	Closed	Clmt claims that Insured hit his truck. Insured XXX	$669	$0	$869
Panther II Transportation, Inc	2004	AUTOMOBILE	4860115475	20050124	Williams Wemer, Jesse	Closed	Insured brushed up against XXX Minor damage. Please see at	$695	$0	$695
Panther II Transportation, Inc	2004	AUTOMOBILE	4710099158	20050602	Fitcheard, Anglea	Closed	Insured driver reported he was turning left from left lane -	$919	$0	$919

Panther II Transportation, Inc	2004	AUTOMOBILE	4550112953	20041012	Miller, Yvonne	Closed	Insured was turning around because he was lost in a resident	$925	$0	$925
Panther II Transportation, Inc	2004	AUTOMOBILE	4710094726	20041118	In Health Systems,	Closed	Insured driver struck a fens while turning around,	$995	$0	$995
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115929	20050210	Boyles, Aaron	Closed	CL; Boyles, IV struck parked OV while pulling out	$889	$0	$889
Panther II Transportation, Inc	2004	AUTOMOBILE	4100001597	20050623	Stewart, Worthy	Closed	Clmt struck parked unit - loss occurred in Canada	$1,000	$0	$1,000
Panther II Transportation, Inc	2004	AUTOMOBILE	4550112776	20041007	Best, Joseph	Closed	Insured hit low bridge. Kept going onto delivery - part of	$1,000	$0	$1,000
Panther II Transportation, Inc	2004	AUTOMOBILE	4660119515	20050630	Lednam, Crystal	Closed	Insured rear inded claimant.	$1,005	$0	$1,005
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115552	20050119	Johnson, Cleva	Closed	Clmt called stated our insured made u - turn in parking lot	$1,099	$0	$1,099
Panther II Transportation, Inc	2004	AUTOMOBILE	4660119150	20050705	Sparks, Ron D	Closed	Ins. turning left -moving slowly blind Intersection - clmt m	$1,126	$0	$1,126
Panther II Transportation, Inc	2004	AUTOMOBILE	4700090304	20050614	Smiley, Mark	Closed	While backing in parking lot to move out of way - IV backed	$1,170	$0	$1,170
Panther II Transportation, Inc	2004	AUTOMOBILE	4640106459	20041210	Polanik Erio	Closed	IV intered wrong lane for toll booth he begin backing up a	$1,190	$0	$1,190
Panther II Transportation, Inc	2004	AUTOMOBILE	4710095580	20050215	Hihlor, James R	Closed	Clmt claims IV backed into him Incident occurred on prival	$1,304	$0	$1,304
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115552	20050119	Raines, Tom	Closed	Clmt called staled our Insured made u - turn In parking lot	$1,327	$0	$1,327
Panther II Transportation, Inc	2004	AUTOMOBILE	4640107347	20050112	Marinello, John	Closed	IV lost control and stack clmt who had also lost control an	$1,338	$0	$1,338
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091613	20050823	Kenny, Patrick	Closed	Insured a sideswiped Clmt Lug nuts on Ins. unit it front II	$1,349	$0	$1,349
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115402	20050121	Bukovet, Michael	Closed	Driver was turning around in the parking lot of clmt - Ins,	$1,352	$0	$1,352
Panther II Transportation, Inc	2004	AUTOMOBILE	4700059762	20050521	Flagship Express, Inc	Closed	insured backed into clmt	$1,362	$0	$1,362
Panther II Transportation, Inc	2004	AUTOMOBILE	4660119782	20050811	TRW,	Closed	CL:TRW. IV hit customers overhead door.	$1,396	$0	$1,396
Panther II Transportation, Inc	2004	AUTOMOBILE	4700088443	20050125	Jasper County Sheriff	Closed	Clmt-s door swung open and Insured struck it after review o	$1,440	$0	$1,440
Panther II Transportation, Inc	2004	AUTOMOBILE	4700084600	20040909	Canters, Quality	Closed	Insured trying to turn around when his traller struck front	$1,408	$0	$1,408
Panther II Transportation, Inc	2004	AUTOMOBILE	4640105479	20041104	Zack Taylor Inc	Closed	Ins. parallel parking in front of cons - as insured was backed	$1,422	$0	$1,422
Panther II Transportation, Inc	2004	AUTOMOBILE	4700089461	20041207	Gorden, Clans	Closed	Subrogation for auto accident - sideswipe collision	$1,447	$0	$1,447
Panther II Transportation, Inc	2004	AUTOMOBILE	4720025609	20050623	Flores, Rubia S	Closed	Insured rolled backed into clmt.	$1,492	$0	$1,492
Panther II Transportation, Inc	2004	AUTOMOBILE	4710095103	20041205	Spears, Debra	Closed	Clmt called Ins. said that while at work - he park car wa	$1,493	$0	$1,493
Panther II Transportation, Inc	2004	AUTOMOBILE	4660112953	20041012	Meditla, Shenita	Closed	Insured was turning around because he was lost in a resident	$1,500	$0	$1,500
Panther II Transportation, Inc	2004	AUTOMOBILE	4660112953	20041012	Miller, Johnny	Closed	Insured was turning around because he was lost in a resident	$1,500	$0	$1,500
Panther II Transportation, Inc	2004	AUTOMOBILE	4640104416	20041006	Gorey, Marry Janey	Closed	Insured sideswiped claimant.	$1,527	$0	$1,527
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091381	20050808	Cason, Chad	Closed	CL: Unknown, IV backed Into CV.	$1,535	$0	$1,535

Panther II Transportation, Inc	2004	AUTOMOBILE	4660117733	20050427	Haffman, Linda	Closed	Ins. made L turn from Rt. lane. Struck clmt Ins. thought	$1,572	$0	$1,572
Panther II Transportation, Inc	2004	AUTOMOBILE	4660112953	20041012	Miller, Cedric	Closed	Insured was turning around because he was lost in a resident	$1,800	$0	$1,800
Panther II Transportation, Inc	2004	AUTOMOBILE	4710099729	20050702	Unknown.	Opened	Insured EE on 1-40 clmt was parked partially off tne road -	$0	$1,850	$1,850
Panther II Transportation, Inc	2004	AUTOMOBILE	4700090557	20050707	Electrolux Home Products	Closed	Ins. making L hit 2 windows cranked open on building.	$1,650	$0	$1,650
Panther II Transportation, Inc	2004	AUTOMOBILE	4700034905	20040922	Garret, David Wilson	Closed	Insured rear ended clmt in stop and go traffice. Very low l	$1,580	$0	$1,580
Panther II Transportation, Inc	2004	AUTOMOBILE	4660119010	20050701	Anthony, Chrisy	Closed	Insured truning around due to being lost - rear of truck hit	$1,707	$0	$1,707
Panther II Transportation, Inc	2004	AUTOMOBILE	4710095402	20041219	Campo, Donna	Closed	Insured was merging onto 1-285 in Atlanta when he clipped c	$1,750	$0	$1,750
Panther II Transportation, Inc	2004	AUTOMOBILE	4660114238	20041202	Hvang, Jim C	Closed	Insured at intersection at red light. Insured backing up to	$1,761	$0	$1,761
Panther II Transportation, Inc	2004	AUTOMOBILE	4710095504	20050223	Honaywell	Closed	IV track hit clmt - clmt unit was parked	$1,761	$0	$1,761
Panther II Transportation, Inc	2004	AUTOMOBILE	4510015547	20041024	Dopp, Joshva	Closed	XXX XXX that while working on truck - vehicle left off	$1,789	$0	$1,789
Panther II Transportation, Inc	2004	AUTOMOBILE	4660116272	20050217	Amon, Joseph	Closed	Insured hit car while turning	$1,795	$0	$1,795
Panther II Transportation, Inc	2004	AUTOMOBILE	4710097381	20050321	Rrel, Joe	Closed	Ins. driver bent a post on a get entering consingee	$1,800	$0	$1,800
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091123	20050729	Raymer, Christina	Closed	Insured was in middlelane @ exit of Parking lot - Ins. in le	$1,803	$0	$1,803
Panther II Transportation, Inc	2004	AUTOMOBILE	4700091718	20050826	Allen,Darrel	Closed	Insd backed in to clmt	$1,808	$0	$1,808
Panther II Transportation, Inc	2004	AUTOMOBILE	4700069898	20050519	Roy, Michael	Closed	Insd hit clmt merging	$1,810	$0	$1,810
Panther II Transportation, Inc	2004	AUTOMOBILE	4660118575	20050307	Transportaion, Panther 1I	Closed	Clmt backed int parked Insured - CANADA	$1,843	$0	$1,843
Panther II Transportation, Inc	2004	AUTOMOBILE	4700089437	20050506	Howard, Darryl	Closed	Insured turning right -when clmt came over on the right sid	$1,766	$0	$1,866
Panther II Transportation, Inc	2004	AUTOMOBILE	4660117882	20050504	Frenchik Jessica	Closed	Insured turning left - Clmt turning right from otherway	$1,834	$0	$1,834
Panther II Transportation, Inc	2004	AUTOMOBILE	4840103796	20040914	Upshaw,fred	Closed	Insured was pulling () when he strucked clmts front end.	$1,838	$0	$1,838
Panther II Transportation, Inc	2004	AUTOMOBILE	4660112636	20041004	Austin, Brenton	Closed	Insured living lot when he strucked the box of a parked unit	$1,976	$0	$1,976
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115688	20050130	Myers, Ivan	Opened	Insured was backing clmt pulling in to lot clmt slid in to race	$0	$2,000	$2,000
Panther II Transportation, Inc	2004	AUTOMOBILE	4700088822	20041217	Dave Lewis Trk, LLC	Closed	Insured into backed into clmt Both are Panther trucks happened a	$2,089	$0	$2,089
Panther II Transportation, Inc	2004	AUTOMOBILE	4640109378	20050311	Slamens Warehouse,	Closed	Insured hit the swing arm gate and broke it.	$2,097	$0	$2,097
Panther II Transportation, Inc	2004	AUTOMOBILE	4700088330	20041124	Kitchen and Bath Distributing, Inc	Closed	Insured pulling out of dock - traller swang out and struck c	$2,115	$0	$2,115
Panther II Transportation, Inc	2004	AUTOMOBILE	4510015254	20041210	Western Outlet Store, Inc.	Closed	Ins driver hit building	$2,127	$0	$2,127
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115109	20050110	Casper, Pauls	Closed	Insured making R turn- claimant tried to pass on R- Insure	$1,854	$0	$2,131
Panther II Transportation, Inc	2004	AUTOMOBILE	4660114276	20041203	Messenger, Ryan	Closed	IV turning left at intorsection and XXX with left OV	$2,188	$0	$2,188
Panther II Transportation, Inc	2004	AUTOMOBILE	4710096680	20050225	Ortiz, Martha	Closed	IV backed Into OV.	$2,191	$0	$2,191
Panther II Transportation, Inc	2004	AUTOMOBILE	4700089695	20050531	Lochrian, Clint	Closed	Insured bumped traller into building.	$2,224	$0	$2,224

Panther II Transportation, Inc	2004	AUTOMOBILE	4660112119	20040910	Sonntag, Robert J	Closed	OV1 was stopped at stoplight –OVZ behind OV1 was strck from	$2,230	$0	$2,230
Panther II Transportation, Inc	2004	AUTOMOBILE	4700089260	20050427	Hoss.Vallry	Closed	Insured backed into clmt. insured driver was sitted for impr	$2,135	$0	$2,251
Panther II Transportation, Inc	2004	AUTOMOBILE	4660118215	20050523	Raszmann, Daniel	Closed	Record Only. No contact between Ins. and 2 other units - all	$2,277	$0	$2,277
Panther II Transportation, Inc	2004	AUTOMOBILE	4710098936	20050528	Strode, Lyffem	Closed	Insured at a & way stop -very busy intersection. Insured t	$2,215	$0	$2,323
Panther II Transportation, Inc	2004	AUTOMOBILE	4710096532	20050515	Maoon, Valyndra	Closed	Insured rear ended clmt who was pushed Into and rare ended 3	$2,371	$0	$2,358
Panther II Transportation, Inc	2004	AUTOMOBILE	4640106158	20041201	Robinson, Courtney	Closed	Insured struck the side of a parked unit, did not caled r	$2,436	$0	$2,436
Panther II Transportation, Inc	2004	AUTOMOBILE	4660115230	20050106	Willesh, Jennifer	Closed	Insured parked away from everybody and ran into Walmart. Whe	$2,450	$0	$2,450
Panther II Transportation, Inc	2004	AUTOMOBILE	4710093248	20040909	Gillesple, Beverly	Closed	IV made u -turn and struck the rear bumper of claimant with	$2,493	$0	$2,493
Panther II Transportation, Inc	2004	AUTOMOBILE	4700085275	20041006	Haynes, Darfens	Closed	Insured driver swung wide to make a wide turn - car came up	$2,592	$0	$2,592
Panther II Transportation, Inc	2004	AUTOMOBILE	4660119517	20050729	Raker, Amber	Closed	Insured hit X clmt while backing to avoid being struck by a tr	$2,654	$0	$2,654
Panther II Transportation, Inc	2004	AUTOMOBILE	4720024904	20041123	Davis, Jarred	Opened	IV rear ended OV	$0	$2,700	$2,700
Panther II Transportation, Inc	2004	AUTOMOBILE	4700059720	20041028	Illinois DOT District 3	Closed	Insured hit guard rail.	$2,745	$0	$2,745

Panther II Transportation, Inc	2004	AUTOMOBILE 470008957X	20050517	Vernell’s Interstate, Service Inc	Closed	Insured backing into dock hit clmt	$2,768	$0	$2,7XX
Panther II Transportation, Inc	2004	AUTOMOBILE 47000X0445	20050624	TI Automotive,	Closed	Doors of Cargo Box carm loose and struck door frame of load	$2,787	$0	$2,787
Panther II Transportation, Inc	2004	AUTOMOBILE 4XX011XXXX	20050527	Hershner, XXX	Closed	IV hit claimant while changing lanes. Insured XXX for Imp	$2,999	$0	$2,XXX
Panther II Transportation, Inc	2004	AUTOMOBLE 4XX0114724	20041215	Winter, Jeff	Closed	Ins. making it turn out of lot came up fast strHdngc	$3,009	$0	$3,00X
Panther II Transportation, Inc	2004	AUTOMOBLE 4XX0112308	20040919	Burkle, Eric	Closed	Ina. was routed on a detour to RL X47 from 250 due to flood	$3,14X	$0	$3,14X
Panther II Transportation, Inc	2004	AUTOMOBILE 47100X7030	20050304	Stinson, Jimmy F	Closed	Insured turn left - pulled out too far - tried to back up an	$3,147	$0	$3,147
Panther II Transportation, Inc	2004	AUTOMOBILE 4XX011XX32	20050821	XXX, Georgia	Closed	Insured was attemting to park and hit clmt XXX	$3,2XX	$0	$3,298
Panther II Transportation, Inc	2004	AUTOMOBILE 4840112X1X	20050719	Campbell, Joyce	Closed	Insd drifted into clmts L side	$3,384	$0	$3,3X4
Panther II Transportation, Inc	2004	AUTOMOBILE 47000X490X	20040922	Garrett, Naomi	Closed	Insured rear ended clmt in stop and go traffic. Very low 1	$3,400	$0	$3,400
Panther II Transportation, Inc	2004	AUTOMOBLE 4720025240	20041123	Dennis, Steve	Closed	Insured backing up into a spot at truck stop - hit another p	$3,427	$0	$3,427
Panther II Transportation, Inc	2004	AUTOMOBIE 4700088712	2004120X	McCormack, XXX	Closed	Insured changing lanes - checked his mirrors - nobody there	$3,578	$0	$3,578
Panther II Transportation, Inc	2004	AUTOMOBILE 4700087148	20050106	XXX, Joseph R	Closed	Insured XXX to turn left from middle lane - claimant In la	$3,698	$0	$3,698
Panther II Transportation, Inc	2004	AUTOMOBILE 4700090020	200X0X07	Shaffer, XXX D	Closed	Insured EB on 224-one lane each way. Clmt came over cente	$3,70X	$0	$3,708
Panther II Transportation, Inc	2004	AUTOMOBILE 4710100584	20050X1X	XXX, XXX	Closed	Insured following clmt when clmt stopped - Insured did not -	$3,75X	$0	$3,75X
Panther II Transportation, Inc	2004	AUTOMOBILE 4XX11X55X	20050302	Durching, Richard	Closed	Insured backing out - struck parked Clmts unit	$3,7X3	$0	$3,7X3
Panther II Transportation, Inc	2004	AUTOMOBILE 47000X7790	20050125	XXX, Dick	Closed	Clmt claims that insured damaged his dock	$4,1XX	$0	$4,1XX
Panther II Transportation, Inc	2004	AUTOMOBILE 47000XX253	2004111X	XXX, XXX	Closed	Clmt XXX IV backed into OV	$5,XX3	$0	$4,423
Panther II Transportation, Inc	2004	AUTOMOBILE 4XX011X77X	20050X0X	Reid, Dennis	Closed	IV was pulling forward to park and struck OV.	$4,562	$0	$4,582
Panther II Transportation, Inc	2004	AUTOMOBILE 4XX011211X	20040X10	XXX, XXX	Closed	OV1 was stopped at stoplight -OV2 behind OV1 was struck from	$4,585	$0	$4,585
Panther II Transportation, Inc	2004	AUTOMOBILE 47000X684X	20041220	Browning, Tammy	Closed	IV driver could not stop for traffic hit XXX in the rear -	$4,822	$0	$4,577
Panther II Transportation, Inc	2004	AUTOMOBILE 47000X73X5	2005011X	Henry, XXX	Closed	Insured Involved In 3 car chain reaction accident. Please XXX	$4,77X	$0	$4,77X
Panther II Transportation, Inc	2004	AUTOMOBILE 47000X1X4X	20050X31	Brazil, Kevin	Closed	Insd drove thru car wash with 7 XXX clearance - got stuck	$4,77X	$0	$4,77X
Panther II Transportation, Inc	2004	AUTOMOBILE 4XX01203X3	20050X12	First Energy,	Closed	XXX, XXX telephone pole -brought down wires. Damage to house	$4,XXX	$0	$4,X4X

Panther II Transportation, Inc	2004	AUTOMOBILE	47000XXXXX	20041212	U - John	Closed	Insured hit parked XXX car while putting away from dock -	$5,071	$0		$5,071
Panther II Transportation, Inc	2004	AUTOMOBILE	47000XXXXX	20050801	XXX, Mathew G	Opened	Insured XXX clmt who was broke down on side of road -	$7	$5,093		$5,100
Panther II Transportation, Inc	2004	AUTOMOBILE	4720024X04	20041123	Clopp, Harold	Opened	IV rear ended OV	$2,XXX	$2,520		$5,215
Panther II Transportation, Inc	2004	AUTOMOBILE	4XX01150X4	20050107	Johnson. Mary	Closed	IV and OV were entering the XXX IV had yield sign did not XXX	$5,274	$0		$5,277
Panther II Transportation, Inc	2004	AUTOMOBILE	4X401113X4	20050502	ALD Transport	Closed	IV made XXX R turn and OV on R side was hit by IV.	$5,374	$0		$5,374
Panther II Transportation, Inc	2004	AUTOMOBILE	47100X7553	20050329	Walter Jr., Grady X	Closed	Insured rear XXX clmt - who was pushed into a 3rd unit...!	$5,354	$0		$5,558
Panther II Transportation, Inc	2004	AUTOMOBLE	47000XXX23	20050X31	Blackburn, Danette	Opened	Ins. EB on Hamilton in came to traffic light on pole - did n	$5,717	$0		$5,717
Panther II Transportation, Inc	2004	AUTOMOBILE	47100X71X4	20050311	Woodard, Carolyn	Closed	IV was backing up when he struck the parked - unoccupied OV.	$5,X01	$0		$5,901
Panther II Transportation, Inc	2004	AUTOMOBILE	4XXX115X52	20050207	AAA Homes, Linda	Closed	CLAAA Hoses. CV struck IV XXX. CL is stating that the	$7,043	$0		$6,171
Panther II Transportation, Inc	2004	AUTOMOBILE	41200011X4	20040X02	Hwy. 85 Alabama XXX,	Closed	IV was found in the highway overturned, OV struck IV. Unknow	$6,6X0	$0	$	X,XX0
Panther II Transportation, Inc	2004	AUTOMOBILE	47000XX315	20050502	Deemo, Kimberly	Closed	Insured backed into XXX while on Hwy. Insured XXX to	$6,742	$0		$6,742
Panther II Transportation, Inc	2004	AUTOMOBILE	47000XX5X4	20050515	Fisher, Donna	Closed	Insured XXX to miss a dog slid into parked car.	$8,551	$0		$6,801
Panther II Transportation, Inc	2004	AUTOMOBILE	47000X720X	20050111	Robert Pedigo Inc.,	Closed	Insured driver stopped to use the restroom - came out to XXX	$6,X20	$0	$	X,920
Panther II Transportation, Inc	2004	AUTOMOBILE	4800011711	20050X02	Sherri, Amber	Closed	Insured pulled out thinking he had plenty of time to make it	$7,32X	$0		$7,004
Panther II Transportation, Inc	2004	AUTOMOBILE	47100X4X2X	20041125	Dance, Clifford T	Closed	Insured was trying to back into parking space - backed into	$7,4XX	$0		$7,4XX
Panther II Transportation, Inc	2004	AUTOMOBILE	4X40112583	20050712	Federal Reserve Bank,	Closed	Insured-s ICC Bumper clipped cement wall on way out.	$7,X2X	$0		$7,527
Panther II Transportation, Inc	2004	AUTOMOBILE	47000X720X	20050110	Mid States Express,	Closed	Insured was attempting to back into the docks at slipped - W	$7,981	$0		$7,981
Panther II Transportation, Inc	2004	AUTOMOBILE	47000XX574	20050314	XXX Truck Trailer, Service	Closed	Insured backed into claimant.	$8,3XX	$0		$8,3XX
Panther II Transportation, Inc	2004	AUTOMOBILE	47100X5035	20041202	Bartholomew, Boddie J	Closed	Claimant is alleging that insured bumped her - causing her XXX	$8,493	$0		$8,X0X
Panther II Transportation, Inc	2004	AUTOMOBILE	4XX0115142	20050111	Auclair, Mark	Closed	Insured said light was yellow - proceeded - claimant “left a	$8,787	$0		$8,7X7
Panther II Transportation, Inc	2004	AUTOMOBILE	472002X423	20050X0X	Brazina, Ronald	Closed	Claimant stopped for light - Insured slowed but could not XXX	$12,010	$0		$9,04X

Panther II Transportation, Inc	2004	AUTOMOBILE	4710100888	20050830	Shemeck, Douglas J	Closed	IV pulling out of parking space - XXX XXX.	$	X,72X	$0	$9,72X
Panther II Transportation, Inc	2004	AUTOMOBILE	471010053X	20050X13	Hendrix, Kerl	Closed	Insd attempting to make a right hand turn and clmt tried to		$10,078	$0	$9,943
Panther II Transportation, Inc	2004	AUTOMOBILE	4X40105473	2004110X	Dabaja, Mohamad	Opened	IVdriver deceased at scene. IV driver lost control - roll		$5,7X4	$4,2X7	$10,031
Panther II Transportation, Inc	2004	AUTOMOBILE	47000XXX23	20050531	XXX, Christina	Opened	Ins. EB on Hamilton in came to traffic light on pole - did XXX		$12X	$10,651	$10,77X
Panther II Transportation, Inc	2004	AUTOMOBILE	472002X2XX	20050X10	Smith, Patrick	Closed	Insured driving on 35 heading XXX clmt came out of nowhere		$11,07X	$0	$11,5X2
Panther II Transportation, Inc	2004	AUTOMOBILE	468011510X	20050110	Love, Rodnoy T	Closed	Insured making R turn - claimant tried to pass on R - Insure		$1X,104	$0	$19,242
Panther II Transportation, Inc	2004	AUTOMOBILE	488011471X	20041220	Ibrahim, Issak	Opened	Insured driver lost control - XXX cargo van. Both drive		$20,045	$46X	$20,514
Panther II Transportation, Inc	2004	AUTOMOBILE	47000X112X	20050X01	XXX, Christopher	opened	Insured XXX clmt who was broke down on side of road -		$1X,082	$5,6XX	$23,750
Panther II Transportation, Inc	2004	AUTOMOBILE	4X4010X01X	20041129	Adams, Robin	Opened	XXX In left lane right lane was ending.Clmt was in front o		$1,878	$23,217	$2X,1X5
Panther II Transportation, Inc	2004	AUTOMOBILE	47100X30X2	20040X02	XXX, XXX	Opened	Iv was found in the Hwy, overturned. Ov struck IV		$0	$27,500	$27,500
Panther II Transportation, Inc	2004	AUTOMOBILE	47100X30X2	20040X02	Florida Transformer	Opened	Iv was found in the Hwy, overturned. Ov struck IV		$0	$41,500	$41,500
Panther II Transportation, Inc	2004	AUTOMOBILE	47000X112X	20050X01	XXX, Christopher G	Opened	Insured XXX clmt who was broke down on side of road -		$43,254	$0	$43,400
Panther II Transportation, Inc	2004	AUTOMOBILE	47100X3XX2	20040X02	Thompson, Edward	opened	Iv was found in the Hwy, overturned. Ov struck IV		$0	$128,000	$128,000
Panther II Transportation, Inc	2004 Total								$505,122	$2XX,23X	$754,X72
Panther II Transportation, Inc	2005	AUTOMOBILE	4X401171XX	20051220	Anes, John	Cloied	IV ran red light and was strack by OV.		$0	$0	$0
Panther II Transportation, Inc	2005	AUTOMOBILE	4XX0120XXX	20051012	Unknown,	Closed	Insured hit low bridge - not sure if there is damage to the		$0	$0	$0
Panther II Transportation, Inc	2005	AUTOMOBILE	4XX01210X3	2005101X	Gunnell, Randal 1	Closed	Insured backed into clmt		$0	$0	$0
Panther II Transportation, Inc	2005	AUTOMOBILE	4XX0121121	2005101X	XXX, Mohammed	Closed	Insured was XXX by claimant.		$0	$0	$0
Panther II Transportation, Inc	2005	AUTOMOBILE	4XX01211XX	2005101X	Unknown,	Closed	Insured backed into clmt		$0	$0	$0
Panther II Transportation, Inc	2005	AUTOMOBILE	4660121174	20051023	On police report,	Closed	Insured vehicle struck claimant while putting out of a XXX		$0	$0	$0
Panther II Transportation, Inc	200S	AUTOMOBILE	4XX01212X5	20051027	Estes, Billy	Closed	Insured XXX clmt.		$0	$0	$0
Panther II Transportation, Inc	2005	AUTOMOBILE	47000X21X5	20050X20	Unknown,	Closed	Insured driver fell asleep and hit construction sign.		$0	$0	$0

Panther II Transportation, Inc.	2005	AUTOMOBILE	4700082476	20050929	Unknown,	Closed	Truck Overturned - No Spills - but 6 hours to dean up.	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093536	20051130	Yoma, Jose R	Closed	Insured rear ended dmL	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093590	20051129	Keftlo, Jessica	Closed	Insured ralfed Into cTslmarrL	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	47000939O7	20051213	Mike’s Cor Wash,	Closed	Driver was told to enter carwash and that his equipment wou	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710101386	20050921	Thompson, Jerry	Closed	Insured hit dmt white pulling out of parUw lot	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710101581	20050930	Jacobs, Aids	Cmad	ConKdlnostories. Clmtslueswipidku. Ins.lncenterl	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710101688	20051007	Srfvastava.Akanleha	Cioied	Vehicle 2 (Ov) stopped quick »r«! vehicle 1 0V) could not an	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710101869	20051004	Blake, Ron	Closed	Insd backing Into parking space - struck parked tmlL	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	4720031902	20051219	Okemura, Dentse	Closed	Clrnl Is aneglng that Irud kicked up road debris causing dam	$0	$0	$0
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710101232	20050915	LocomlH-Reed. Hose M	Closed	Insured rear ended dmL	$6	$0	$8
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700092683	20051012	Debyle-Hoen, Wendy	Closed	Insured turning right - dmt turning right - Insured collldo	$9	$0	$9
Panther II Transportation, Inc.	2005	AUTOMOBILE	4640114009	20050902	American Vending,	Closed	Insured hit parked van white backing	$30	$0	$30
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700092821	20051018	BnkBbustiTnuuporta.llonlnt	Closed	Insured backed Into cant	$88	$0	$86
Panther II Transportation, Inc.	2005	AUTOMOBILE	4600121175	20051021	Heaberun.Dave	Closed	Insured ran traxarinlo freshly seeded yard of dmt	$100	$0	$100
Panther II Transportation, Inc.	2005	AUTOMOBILE	4060120356	20050908	BV. Robert	Closed	fmunsdflotno down 14jhSt- hit overhead Bncs. Slntetfs	$204	$0	$204
Panther II Transportation, Inc.	2005	AUTOMOBILE	4680121754	20051118	M»er,Fran	Closed	Insured hit a guardrail on privsui property	$345	$0	$345
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710101852	20051017	Fisher, Jofm	Closed	Ins* Ml parked dmt	$384	$0	$384
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700092306	20050923	WIeox, Larry	Closed	Insured ran Into nar of dalmtnt.	$500	$0	$500
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700092234	20050920	unknown.	Opened	Iru. In stop/start traffic- vehicle t rolled and vehlcta 1	$0	$502	$502
Panther II Transportation, Inc.	2005	AUTOMOBILE	4660122264	20051216	carter, Haflene	Opened	Insured was changing lanes and hit cWrnarrt-s vehldo.	$0	$506	$506
Panther II Transportation, Inc.	2005	AUTOMOBILE	4680122287	20051212	Domlscti.Hogh	Opened	Insured meklng right turn swing wide and claimant nK	$0	$506	$506
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093567	20051130	Unknow	Opened	Insd rear added dmt	$0	$506	$506
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093906	20051214	Carey- safety, BJ	Opened	Insured backed Wo dock and marker Bnht caught fire.	$0	$506	$506
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093960	20051217	t3ross,J6nn	OpenM	Insured struck parked unattended unft.	$0	$506	$506
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710102919	20051103	B Hoffman, Brenard	Opened	Insd lays dnrl came Into his lane struck mirrors- please see	$0	$506	$506
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700092234	20050920	Unknown,	Opened	kis. In stop/start traffic - vehlds 2 roiled and vehldo 1	$5	$502	$507
Panther II Transportation, Inc.	2005	AUTOMOBILE	4720030091	20050920	Central Hauling Comp,&ny	Closed	Insured backed Into CM while backing	$620	$0	$620
Panther II Transportation, Inc.	2005	AUTOMOBILE	4680120224	20050905	Flowers, Jems*	Closed	Insd changed lanes* rfld not see dmt vrtra was side swiped.	$708	$0	$708
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700092473	20050930	Packaging UnHmljed,	Closed	Cvslamoe caRed -Mid ourdrrVor damaged dbok.	$750	$0	$750
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700094059	20051220	Gurtls, Michael	Opened	Insured hit dmt Insured turning letl dim proceedlnrj slra	$85	$753	$838
Panther II Transportation, Inc.	2005	AUTOMOBILE	47000S2555	20051005	Wilder. Tyrone	Closed	Insured dipped bumper or parked dmt	$874	$0	$674
Panther II Transportation, Inc.	2005	AUTOMOBILE	4600121377	20051030	WIBIams, Andrew	Closed	Insured backed Into Clmt at gas vtauon	$905	$0	$905
Panther II Transportation, Inc.	2005	AUTOMOBILE	4640115010	20051010	FanrtngoalePcractia,	Closed	Insured hH slop sign and comer of guard shack	$987	$0	$975
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710102412	20051029	Ball, Audrey	Closed	Insured making left turn from right lane dmt bi left lane g	$1,000	$0	$1,000
Panther II Transportation, Inc.	2005	AUTOMOBILE	4720031003	20051108	Uvkioston, Katie	Opened	Insured making left onto 263 HE - dmt SB on 283 dmt tut In	$0	$1,001	$1,001
Panther II Transportation, Inc.	2005	AUTOMOBILE	4880120283	20050907	Clark, William J	Ckttfld	Ins. WB on Hivy - Ins. Irad to slop for stop s»sn - Clmt SB -	$1,051	$0	$1,051
Panther II Transportation, Inc.	2005	AUTOMOBILE	4720029676	20050908	Krttt, Chad	Closed	SmeB curved road - 2 trucks did not fiL	$1,090	$0	$1,050
Panther II Transportation, Inc.	2005	AUTOMOBILE	4660120469	20050915	Lively, Teresa	Closed	IV Rear Ended the ov.	$1,065	$0	$1,065
Panther II Transportation, Inc.	2005	AUTOMOBILE	4600013977	20051104	Green, Catherine	Closed	Insured was struck by dmL	$1,102	$0	$1,102
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700092619	20051011	Goose Bench Trucking,, Inc.	Closed	Insd backed Into dmL	$1,208	$0	$1,208
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710101888	20051007	Anty. Amanda	CJoied	Vehlde J (Ov) stopped oujck and vehlde 1 (IV) could nra an	$1,230	$0	$1,230
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710102107	20051026	Khox,J0hn	Closed	Clmt alleges that Insd rolled back Into hli unit Insured de	$1,388	$0	$1,586
Panther II Transportation, Inc.	2005	AUTOMOBILE	4790093445	20051116	Cooper, Randy	Closed	Insured scraped mirror of dmt In construction	$1,395	$0	$1,385

Panther II Transportation, Inc.	2005	AUTOMOBILE	4720031001	20051019	KaklKaHrS	Opened	Insd vehldo making turn -Ml dmt CONFLICTING! stories.	$0	$1,501	$1,601
Panther II Transportation, Inc.	2005	AUTOMOBILE	4680121671	20051116	Evans. PJck	Closed	Insured owneroperatorranovarsomelhVia Q consignee proper	$1,585	$0	$1,605
Panther II Transportation, Inc.	2005	AUTOMOBILE	4600013529	20050923	Johnson. David T	Opened	IV had R rurure Mow out and lanolns gcarfeH off hi ro	$0	$1,591	$1,600
Panther II Transportation, Inc.	2005	AUTOMOBILE	4780083442	20051013	Mohr.Mlcheel	closed	Cunt alleges Insured side swiped him. Insured was not at sc	$1,848	$0	$1,048
Panther II Transportation, Inc.	2005	AUTOMOBILE	4710102100	20051022	landnBrTruclono,,lnc.	Opened	Insd merged Into drnt -spinning clmt around Into (he lane of	$1,884	$0	$1,894
Panther II Transportation, Inc.	2005	AUTOMOBILE	4640115062	20051012	BakS, Josephine	dosed	Insured rolled back Into dmt at red light	$1,704	$0	$1,704
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093440	20051116	Joruwon Grafn fnc,	Closed	Insd tracked Into perked attuned cunt	$1,881	$0	$1,681
Panther II Transportation, Inc.	2005	AUTOMOBILE	4660121559	20051110	Hogan Truck Servlca,	Closed	Insured backing - struck a parked - attended dmt	$1,890	$0	$1,800
Panther II Transportation, Inc.	2005	AUTOMOBILE	4640115663	20051109	Cariucdo, Aaron	Closed	*1 Rollodb«ck«2allnleraedlon»1 dtsegree	$1,935	$0	$1,935
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093352	20051108	Dicker, Anna K	Closed	Insured rolled Ma the rear of dmt at stop light	$2,005	$0	$2,005
Panther II Transportation, Inc.	2005	AUTOMOBILE	1660099562	20051128	Panlherll Transportation	Opened	Insured s&udt parked unattended dalmant unit	$0	$2,006	$2,008
Panther II Transportation, Inc.	2005	AUTOMOBILE	4660121039	20051014	Tempcraf, Howmet	Closed	Door of the IraUerlnsd was puHIna scraped the door frame	$2,038	$0	$2,036
Panther II Transportation, Inc.	2005	AUTOMOBILE	4860120222	20050902	MBOSEMAN,	Closed	Insured Ht parked unt.	$2,070	$0	$2,070
Panther II Transportation, Inc.	2005	AUTOMOBILE	4600012952	20050905	stewalt, Glna	Closed	Insured unit toned down alto vehldeR which pushed vehld	$2,338	$0	$2,336
Panther II Transportation, Inc.	2005	AUTOMOBILE	4860121816	20051128	BuBlvan. Martin	Closed	Insured struck parked unattended dalmant unit	$2,430	$0	$2,430
Panther II Transportation, Inc.	2005	AUTOMOBILE	4680120631	20050925	BalheL Phillip	Opened	Insured ran Mo rear of dmt	$0	$2,501	$1501
Panther II Transportation, Inc.	2005	AUTOMOBILE	4720031918	20051218	Small, Aloha	Opened	Insured rolled Into dalmant	$0	$2,000	$2,600
Panther II Transportation, Inc.	2005	AUTOMOBILE	4660120991	20051012	Kelly, Eita	Closed	In&d scrapped dmt while chsnglng lanes.	$2,812	$0	$2,612
Panther II Transportation, Inc.	2005	AUTOMOBILE	4880121904	20051130	WanfTlscUng,	Opened	Insured backed Into parked IraSor	$0	$2,718	$2,716
Panther II Transportation, Inc.	2005	AUTOMOBILE	4660122309	20051218	Michael BalchelOrtLLs* Motor Unes	Opened	Insured backed Into dmt at truck stop.	$0	$2,718	$2,716
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093256	20051111	Ken. Keesle	Closed	Insured passed entrance to plant - entered next entrance end	$0	$2,718	$2,716
Panther II Transportation, Inc.	2005	AUTOMOBILE	4620120900	20050920	Unknown.	Opened	Insured unit hit Clmt when clmt changed lanes - then stopped	$24	$2,728	$2,750
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700092883	20051023	Domino’s Pizza,	Closed	Insured drivor hit *Oomlno-s pliza” sfon.	$3,010	$0	$3,010
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093687	20051125	Mason, Anna Mario	Opened	For Record Only.... Insured was struck head on by dmL	$0	$3,100	$3,100
Panther II Transportation, Inc.	2005	AUTOMOBILE	4700093487	20051125	Waonef. Uny	Opened	For Record Only Insured was struck head on by dmL	$0	$3,100	$3,100

Panther II Transportation, Inc	2005	AUTOMOBILE	4720031005	20051108	Johnson, Leonard	Opened	Insured making XX XX 283 NE - XX SB on 283 dXX hit In	$0	$3,700	$3,700
Panther II Transportation, Inc	2005	AUTOMOBILE	4720031182	20051013	Bertrand, Joseph	Opened	Insured backed XX	$0	$3,700	$3,700
Panther II Transportation, Inc	2005	AUTOMOBILE	4710102412	20051028	Bell, WandXX	Closed	Insured making left turn from right lane XX In left lane g	$3,74X	$0	$3,743
Panther II Transportation, Inc	2005	AUTOMOBILE	4710102488	20051114	CollXXs- HollingsworXX, Rebecca	Closed	Driver of Ins. unit forgot to set penXX brake and rolled b	$4,060	$0	$4,060
Panther II Transportation. Inc	2005	AUTOMOBILE	4720030232	20050928	Orange County Fire Authority	Closed	CL: MoXX - IV rear ended OV.	$4,178	$0	$4,179
Panther II Transportation, Inc	2005	AUTOMOBILE	4700092344	20050928	Redondo, Alfredo BonXX	Opened	Insd rear ended XX.	$83	$5,300	$5,383
Panther II Transportation. Inc	2005	AUTOMOBILE	4700092822	20051020	Archer James	Opened	Insured hit XX.	$3,102	$3,128	$8,456
Panther II Transportation, Inc	2005	AUTOMOBILE	4710102100	20051022	McTXX_r, Lestle	Opened	Insd merged Into dXX spinning XX around into the lane of	$1,522	$5,200	$8,XX0
Panther II Transportation, Inc	2005	AUTOMOBILE	4060120394	20050912	AppXX, John	Opened	Insd rear ended XX.	$19	$7,581	$7,X00
Panther II Transportation, Inc	2005	AUTOMOBILE	4680120468	20050915	Geez Louise Enterprises Inc	Closed	Insured backing and hit XX.	$7,972	$0	$7,972
Panther II Transportation, Inc	2005	AUTOMOBILE	4480121172	20051020	Mohammad, Frank	Closed	Insured unit hit. overhead canopy at gas station	$10,0099	$0	$10,09X
Panther II Transportation, Inc	2005	AUTOMOBILE	4720030700	20051022	Davis, MyrXXn	Opened	IV rear ended OV.	$2,027	$8,124	$10,151
Panther II Transportation, Inc	2005	AUTOMOBILE	4880120831	20050825	BenXX, Raven	Opened	Insured ran into rear of dXX.	$5,258	$2,600	$10,XXX
Panther II Transportation, Inc	2005	AUTOMOBILE	4800012952	20050905	Taylor, Marsha	Closed	Insured unit rolled down Into vehicle #2 which pushed vehicle	$18,985	$0	$14,191
Panther II Transportation, Inc	2005	AUTOMOBILE	4890120293	20050907	Smith, Alicia L	Closed	Ins. WB on Hwy - Ins. had to stop for stop sign - CXX SB.	$25,105	$0	$25,243
	2005 Total							$135,184	$72,3XX	$203,203
	Grand Total							$3,700,503	$538.226	$4,224,557

Schedule 3.7

ERISA

Retirement Plans

•	Panther II Transportation, Inc. 401(k) Profit Sharing Plan (January 1, 2004 Restatement).

Schedule 3.9

Title to Properties

•	Panther II Transportation, Inc. uses meeting space at 1197 Farnsworth Street, Waterville, OH pursuant to an oral agreement on a month to month basis.

Schedule 3.10

Taxes

•	None

Schedule 3.17

Intellectual Property

•	Service Marks

Mark	Registration No ./Issue Date	Goods/Services/Class
Panther II Transportation	2,338,784 4/4/2000	Transportation of freight by truck, namely, its pick up, transport and delivery, Class 39

Panther II Transportation Inc. (Words and Design)	2,415,329 12/26/2000	Transportation of freight by truck, namely, its pick up, transport and delivery, Class 39

Elite Services	Pending; Application No. 78762130	Transportation of freight by truck, namely, its pick up, transport and delivery, Class 39

•	Domain name: http://www.pantherii.com

•

Rights, title and interest in a software package known as “Intrans” including the source code, object code and all copyrights associated therewith, assigned from Integrity Software Solutions, Inc. on July 15, 1998 (the “Intrans Agreement”).

•

Information Management Proposal, dated July 21, 2000, prepared for Panther II Transportation, Inc. by Hudson James Incorporated, regarding OnBase Document Management System, developed by Hyland Software, Inc. OnBase Document Management System allows for the automation of document processing and retrieval based on custom document types and workflows that can be customized within the software. Panther II Transportation, Inc. is currently running the latest version of OnBase with no modifications to the original source code provided by Hyland Software Inc.

•	QUALCOMM, Inc. licensed OmniTRACS Software to Panther II Transportation, Inc. pursuant to OmniTracs Contract between Panther II Transportation, Inc. and QUALCOMM, Inc., effective September 28, 2002.

Schedule 3.19

Brokers Fees; Transaction Fees

•	Panther II Transportation, Inc. will pay Rothschild Inc. a transaction fee of $890,931.08.

•	Investment banking fee payable to Fenway Partners, Inc. as permitted by Schedule 5.7.

Schedule 3.24

Material Contracts

•	Assignment by and between Fusion Software, Inc. and Panther II Transportation, Inc. dated as of June 10, 2005.

•	QUALCOMM, Inc. licensed OmniTRACS Software to Panther II Transportation, Inc. pursuant to OmniTracs Contract between Panther II Transportation, Inc. and QUALCOMM, Inc., effective September 28, 2002.

•	Agreement between MCI and Panther II Transportation, Inc. dated February 23, 2004.

•	Management Advisory Agreement by and among Panther II Transportation, Inc., PTHR Holdings, Inc. and Fenway Partners, Inc. dated June 10, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Daniel Sokolowski dated June 10, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Richard J. Buffington dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Steven D. Wharton dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Richard A. Ford dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Christopher T. French dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Jon P. Garity dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Christopher D. Koehring dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Robert J. Poulos dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Paul D. Ratcliff dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and John J. Sliter dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Jeffrey M. Sokolowski dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Michael F. Stopka dated July 27, 2005.

•	Employment Agreement between Panther II Transportation, Inc. and Jeffrey S. St. Pierre dated November 1, 2005.

Schedule 5.1

Liens

•

Liens on equipment securing lease payments in the outstanding amount of approximately $2,800,000 under that certain Master Equipment Lease Agreement No. 12441 between Panther II Transportation, Inc. and National City Leasing Corporation, dated September 12, 2002 (the “Master Equipment Lease”). The following Equipment Schedules were executed pursuant to the Master Equipment Lease:

•	Schedule No. 001 covering 20 trailers (September 12, 2002) and associated riders.

•	Schedule No. 002 covering 20 trailers (April 9, 2003) and associated riders.

•	Schedule No. 003 covering 20 trailers (January 20, 2004) and associated riders.

•	Schedule No. 004 covering 20 trailers (July 26, 2004).

•	Schedule No. 005 covering 20 trailers (Nov. 30, 2004) and associated riders.

•	Schedule No. 006 covering 15 trailers (Dec. 31, 2004) and associated riders.

•

Liens on equipment securing lease payments in the outstanding amount of approximately $407,200.57 under that certain Equipment Lease Agreement No. 66137000 between Panther II Transportation, Inc. and National City Leasing Corporation, dated December 12, 2005.

•

Liens on equipment securing lease payments in the outstanding amount of approximately $110,010.00 under that certain Equipment Lease Agreement No. 65860000 between Panther II Transportation, Inc. and National City Leasing Corporation, dated December 2, 2005.

Schedule 5.5

Indebtedness

•	Letter of credit between Panther II Transportation, Inc. and LaSalle Bank in the face amount of $2,505,875.00.

•

Indebtedness in the amount of approximately $2,800,000 under the Master Equipment Lease Agreement No. 12441 between Panther II Transportation, Inc. and National City Leasing Corporation, dated September 12, 2002 (the “Master Equipment Lease”). The following Equipment Schedules were executed pursuant to the Master Equipment Lease:

•	Schedule No. 001 covering 20 trailers (September 12, 2002) and associated riders.

•	Schedule No. 002 covering 20 trailers (April 9, 2003) and associated riders.

•	Schedule No. 003 covering 20 trailers (January 20, 2004) and associated riders.

•	Schedule No. 004 covering 20 trailers (July 26, 2004).

•	Schedule No. 005 covering 20 trailers (Nov. 30, 2004) and associated riders.

•	Schedule No. 006 covering 15 trailers (Dec. 31, 2004) and associated riders.

•

Indebtedness in the amount of approximately $407,200.57 under Equipment Lease Agreement No. 66137000 between Panther II Transportation, Inc. and National City Leasing Corporation, dated December 12, 2005.

•

Indebtedness in the amount of approximately $110,010.00 under Equipment Lease Agreement No. 65860000 between Panther II Transportation, Inc. and National City Leasing Corporation, dated December 2, 2005.

Schedule 5.6

Affiliate Transactions

•

Contractor Operating Agreement between Panther II Transportation, Inc. and AC/DC Leasing Inc., owned by Richard Buffington, Director of Operations of Panther II Transportation, Inc., dated February 24, 2005.

•

40 Contractor Operating Agreements between Panther II Transportation, Inc. and AC/DC Leasing Inc., owned by Richard Buffington, Director of Operations of Panther II Transportation, Inc., and various truck drivers all in form identical to the Contractor Operating Agreement between Panther II Transportation, Inc., AC/DC Leasing Inc. and Jerry and Tina Husfelt executed on April 5, 2005 and provided to Antares (payments of approximately $4,000,000 per annum).

Schedule 5.7

EBITDA Targets 2005

Special Bonus Plan

Members of senior management (excluding Daniel Sokolowski), will be entitled to receive up to $500,000, in the aggregate, if the Company achieves the minimum EBITDA levels for the 2005 fiscal year set forth in following table:

2005 EBITDA

FROM	TO	% of Bonus	Proceeds
$0.0	$21.0	0%	$0
$21.0	$21.1	20%	$100,000
$21.1	$21.2	40%	$200,000
$21.2	$21.3	60%	$300,000
$21.3	$21.4	80%	$400,000
$21.4	and over	100%	$500,000

2005 Supplemental Cash Bonus Plan

Specified members of senior management will be entitled to receive a cash bonus if the Company achieves the minimum EBIDTA levels for the 2005 fiscal year set forth in the following table:

2005 EBITDA

FROM	TO	Cash Bonus Payment
$21.4	$21.5	$3,000
$21.5	$21.6	$4,000
$21.6	$21.7	$5,000
$21.7	$21.8	$10,000
$21.8	$21.9	$13,333
$21.9	$22.0	$16,667
$22.0	$22.1	$20,000
$22.1	$22.2	$33,333
$22.2	$22.3	$43,333
$22.3	$22.4	$46,667
$22.4	N/A	$50,000

Daniel Sokolowski

Daniel Sokolowski will be entitled to receive up to $2,000,000 if the Company achieves the minimum EBITDA levels for the 2005 fiscal year set forth in following table:

2005 EBITDA

FROM	TO	Proceeds
$0.0	$21.0	$0.0
$21.0	$21.1	$200,000
$21.1	$21.2	$400,000
$21.2	$21.3	$600,000
$21.3	$21.4	$800,000
$21.4	$21.5	$991,000
$21.5	$21.6	$998,000
$21.6	$21.7	$985,000
$21.7	$21.8	$1,136,667
$21.8	$21.9	$1,126,667
$21.9	$22.0	$1,116,667
$22.0	$22.1	$1,273,333
$22.1	$22.2	$1,233,333
$22.2	$22.3	$1,203,333
$22.3	$22.4	$1,360,000
$22.4	$22.5	$1,350,000
$22.5	$22.8	$1,516,667
$22.8	$23.1	$1,683,333
$23.1	and over	$1,850,000

Schedule 5.9

Contingent Obligations

•	Letter of credit between Panther II Transportation, Inc. and LaSalle Bank in the face amount of $2,505,875.00.

EXHIBIT 1.8(e)

EXCESS CASH FLOW CERTIFICATE

PANTHER II TRANSPORTATION, INC.

Date:             , 200

This Certificate is given by PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), pursuant to subsection 1.8(e) of that certain Amended and Restated Credit Agreement dated as of January 11, 2006 among the Borrower, Antares Capital Corporation, as agent (in such capacity, the “Agent”) and the other financial institutions party thereto as lenders (collectively, the “Lenders”), as such agreement may have been further amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to the Agent and the Lenders that:

(a) set forth on Exhibit 1 hereto is a correct calculation of Excess Cash Flow for the year ended              , 200   (or, with respect to the year ending December 31, 2006, for the period commencing on the Restatement Effective Date and ending on December 31, 2006) and a correct calculation of the required prepayment of $        ;

(b) set forth on Exhibit 2 hereto is a correct calculation of the Leverage Ratio as of               , 200   and, based on such Leverage Ratio, the applicable ECF Percentage is [50/75] %; and

(c) the Exhibits set forth below are based on the audited financial statements which have been delivered to Agent in accordance with subsection 4.1(a) of the Credit Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officer this      day of              , 200  .

PANTHER II TRANSPORTATION, INC., an
Ohio corporation, as the Borrower

By:
Name:
Title:

EXHIBIT 1 to Excess Cash Flow Certificate

CALCULATION OF REQUIRED EXCESS CASH FLOW PREPAYMENT

Excess Cash Flow is defined as follows:

Cash Flow (per Exhibit 4.2(b) ) for the year ending December 31, 200 (or, with respect to the year ending December 31, 2006, for the period commencing on the Restatement Effective Date and ending on December 31, 2006)

Less:	Scheduled principal payments with respect to Indebtedness actually paid in cash during the relevant period	$	_________

	Voluntary prepayments of Indebtedness (other than the Loans) permitted by the Credit Agreement (to the extent not made with the proceeds of Revolving Loans or Swing Line Loans) actually paid in cash during the relevant period	$	_________

	Net Interest Expense (per Exhibit 4.2(b)) actually paid in cash during the relevant period	$	_________

	Management and board of director fees and expenses actually paid in cash during the relevant period to the extent added back to income in calculating EBITDA and to the extent permitted by Section 5.7 of the Credit Agreement	$	_________

	Taxes actually paid in cash during the relevant period	$	_________

	Amounts actually paid in cash in respect of Acquisitions permitted by the Credit Agreement (to the extent not made with the proceeds of Indebtedness, including, without limitation, Revolving Loans or Swing Line Loans, or proceeds of cash equity) during the relevant period	$	_________

	Amendment and waiver fees paid in cash during the relevant period to Agent and Lenders and annual agent’s fee paid in cash during the relevant period to Agent, in each instance, to the extent added back to income in calculating EBITDA	$	_________

	Other expenses paid in cash during the relevant period at the direction of the Agent in connection with the exercise of its rights under the Loan Documents, to the extent added back to income in calculating EBITDA	$	_________
Without duplication for any amounts already included in any of the preceding deductions to Cash Flow, Restricted Payments actually

	made in cash by Borrower that are permitted under Section 5.11 of the Credit Agreement	$	_________

	Increase in Working Capital (defined below)	$	_________

Plus:	Decrease in Working Capital	$	_________

Excess Cash Flow		$	_________

ECF Percentage (pursuant to the calculations set forth on Exhibit 2 ) [1]			75%/50%

Subtotal:		$	_________

Less:	Voluntary principal prepayments of the Term Loan actually paid in cash and permanent reductions of the Revolving Loan Commitment that are accompanied by a cash payment equal to such reduction	$	_________

Prepayment amount		$	_________

[1]	The ECF Percentage is based on the Leverage Ratio as provided in Section 1.8(e) of the Credit Agreement.

Decrease (increase) in Working Capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period		End of Period
Current assets:	$	_________	$	_________

Less (to the extent included in current assets):

Cash		________		________

Cash Equivalents		________		________

Amounts due from Affiliates		________		________

Deferred tax assets		________		________

Income taxes receivable (without duplication of amounts included in “Deferred tax assets”)		________		________

Adjusted current assets	$	_________	$	_________

Current liabilities:	$	_________	$	_________

Less (to the extent included in current liabilities):

Revolving Loans		________		________

Swing Line Loans		________		________

Current portion of Indebtedness		________		________

Amounts due to Affiliates		________		________

Deferred tax liabilities		________		________

Income taxes payable (without duplication of amounts included in “Deferred tax liabilities”)		________		________

Adjusted current liabilities	$	_________	$	_________

Working Capital (adjusted current assets minus adjusted current liabilities)	$	_________	$	_________

Decrease (Increase) in Working Capital (beginning of period minus end of period Working Capital)			$	_________

EXHIBIT 2 to Excess Cash Flow Certificate

CALCULATION OF LEVERAGE RATIO

Leverage Ratio is defined as follows:

Average of the Revolving Loan balance as of the last day of each of the twelve months ended on date of measurement (or, with respect to any measurement date ending on or prior to December 31, 2006, the average of the Revolving Loan balance as of the last day of each calendar month since the Restatement Effective Date)

		$	_________

Plus:	Letter of Credit Participation Liability as of date of measurement	$	_________

	Outstanding principal balance of the Swing Line Loans as of date of measurement	$	_________

	Outstanding principal balance of the Term Loan as of date of measurement	$	_________

	Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement	$	_________

	Principal portion of Subordinated Indebtedness evidenced by the Subordinated Notes as of date of measurement	$	_________

	Without duplication, all other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under Rate Contracts to the extent constituting Obligations) as of date of measurement	$	_________

Indebtedness		$	_________

Less:	Unrestricted cash and cash equivalents of Borrower and its Subsidiaries in which Agent has a perfected first priority Lien, not to exceed $2,500,000 in the aggregate	$	_________

Adjusted Indebtedness		$	_________

EBITDA for the twelve month period ending on the date of measurement (per Exhibit B of Exhibit 4.2(b)) :		$	_________

Plus:	Pro Forma Acquisition EBITDA (per Exhibit B of Exhibit 4.2(a)) for each Permitted Acquisition (attach Schedule showing calculation of Pro Forma Acquisition EBITDA for each Permitted Acquisition)	$	_________

Adjusted EBITDA		$	_________

Leverage Ratio (Adjusted Indebtedness (from above) divided by Adjusted EBITDA		$	_________

EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

PANTHER II TRANSPORTATION, INC.

Date:           , 200

This Compliance Certificate (this “Certificate”) is given by PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), pursuant to subsection 4.2(b) of that certain Amended and Restated Credit Agreement dated as of January 11, 2006 among Borrower, Antares Capital Corporation, as agent (“Agent”), and the financial institutions party thereto as lenders (collectively, the “Lenders”), as such agreement may have been further amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders, on behalf of Borrower, that:

(a) the financial statements delivered with this Certificate in accordance with subsection 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b) to the best of such officer’s knowledge, each of Holdings, the Borrower and its Subsidiaries, during the period covered by such financial statements, has observed and performed all of their respective covenants and other agreements, and satisfied every condition in, the Credit Agreement and the other Loan Documents to be observed, performed or satisfied by them, and such officer had not obtained knowledge of any Default or Event of Default [except as specified on the written attachment hereto];

(c) Exhibit A hereto is a correct calculation of each of the financial covenants contained in Article VI of the Credit Agreement as of the end of the most recent fiscal quarter;

(d) based on the Leverage Ratio, the Applicable Margin for (i) Base Rate Loans is              and (ii) LIBOR Rate Loans is [for use with delivery of monthly financial statements with respect to the last month of a fiscal quarter]; and

(e) since the Original Closing Date and except as disclosed in prior Compliance Certificates delivered to Agent, none of Holdings, Borrower or any of its Subsidiaries has:

(i) changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                  ;

1

(ii) acquired the assets of, or merged or consolidated with or into, any Person, except as follows:                                  ; or

(iii) changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                         .

2

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this      day of              , 200  .

PANTHER II TRANSPORTATION, INC., an Ohio corporation, as the Borrower

By:
Name:
Title:

3

EXHIBIT A TO EXHIBIT 4.2(b)

COMPLIANCE CERTIFICATE

Covenant 6.1 Capital Expenditure Limit

Capital Expenditures are defined as follows:

The aggregate of all expenditures and obligations, for the relevant test period set forth in Section 6.1 of the Credit Agreement, which should be capitalized under GAAP		$

Less:	Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above

To the extent included above, amounts paid as the purchase price in Permitted Acquisitions

Capital Expenditures

Permitted Capital Expenditures

In Compliance			Yes/No

For purposes of calculating Cash Flow, Capital Expenditures are defined as follows:

The aggregate of all expenditures and other obligations for the twelve month period ending on the last day of the month covered by such financial statements which should be capitalized under GAAP		$

Less:	Net Proceeds from Dispositions and/or Events of Loss which Borrower is permitted to reinvest pursuant to subsection 1.8(c) and which are included above

To the extent included above, amounts paid as the purchase price in Permitted Acquisitions

Capital Expenditures

Less:	Portion of Capital Expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

Unfinanced Capital Expenditures [used in calculation of Cash Flow]

Covenant 6.2 Senior Leverage Ratio

Senior Leverage Ratio is defined as follows:

Adjusted Indebtedness (per Exhibit B ):	$

Less: The principal amount of the Subordinated Indebtedness evidenced by the Subordinated Notes

Senior Indebtedness:	$

Adjusted EBITDA (per Exhibit B )	$

Senior Leverage Ratio (Senior Indebtedness (from above) divided by Adjusted EBITDA)

Maximum Senior Leverage Ratio

In Compliance		Yes/No

Covenant 6.3 Fixed Charge Coverage

Fixed Charge Coverage is defined as follows:

Cash Flow (“per Exhibit B )	$

Fixed Charges:

Net Interest Expense (per Covenant 6.4 )	$

Plus: Scheduled principal payments of Indebtedness during such period [1]

Taxes paid in cash during such period

Restricted Payments paid in cash during such period (excluding (a) dividends from Subsidiaries of the Borrower to the Borrower or other Subsidiaries of the Borrower, (b) the Restatement Effective Date Transactions and (c) Restricted Payments made pursuant to and in compliance with Section 5.1 l(b) of the Credit Agreement)

Management fees and expenses and board of director fees paid in cash during such period

Fixed Charges [2]	$

Fixed Charge Coverage (Cash Flow divided by Fixed Charges)

Required Fixed Charge Coverage

In Compliance		Yes/No

[1]

For purposes of calculating Fixed Charge Coverage, any prepayment of the Term Loan pursuant to Section 1.8(e) of the Credit Agreement shall be deemed to have been applied pro rata to all remaining scheduled installments thereof, regardless of how such prepayment was actually applied.

[2]

For purposes of calculating the Fixed Charge Coverage Ratio as of March 31, 2006, June 30, 2006 and September 30, 2006, (i) Fixed Charges (other than scheduled principal payments of the Term Loan) shall be annualized, such that Fixed Charges as of such date shall equal actual Fixed Charges for the period commencing on January 1, 2006 and ending on such March 31, 2006, June 30, 2006 or September 30, 2006, as the case may be, multiplied by 4, 2 and 4/3, respectively, and (ii) scheduled principal payments of the Term Loan shall be deemed to be $1,300,000 for each such measurement period. Notwithstanding the foregoing, actual Restricted Payments pursuant to Section 5.11 (b) of the Credit Agreement shall be used and shall not be annualized.

Covenant 6.4 Interest Coverage Ratio

Interest Coverage Ratio is denned as follows:

EBITDA (per Exhibit B )	$

Net Interest Expense:

Gross interest expense for such period required to be paid in cash (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Borrower and its Subsidiaries on a consolidated basis	$

Less: Interest income for such period	$

Net Interest Expense [used in calculation of Fixed Charge Coverage and Excess Cash Flow]	$

Interest Coverage Ratio (EBITDA divided by Net Interest Expense) [3]

Required Interest Coverage Ratio

In Compliance		Yes/No

[3]

For purposes of calculating the Interest Coverage Ratio as of March 31, 2006, June 30, 2006 and September 30, 2006, Net Interest Expense shall be annualized, such that Net Interest Expense as of such date shall equal actual Net Interest Expense for the period commencing on January 1, 2006 and ending on such March 31, 2006, June 30, 2006 or September 30, 2006, as the case may be, multiplied by 4, 2 and 4/3, respectively.

Exhibit B

Calculation of EBITDA, Cash Flow and Leverage Ratio

EBITDA is defined as follows:

Net income (or loss) for the applicable period of measurement of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries; (c) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; and (d) any other extraordinary or non-recurring gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP	$

Plus, without duplication:

All amounts deducted in calculating net income (or loss) for depreciation or amortization for such period

Interest expense (less interest income) deducted in calculating net income (or loss) for such period

All accrued taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period

All management fees and expenses and board of director fees, in each instance, to the extent deducted in calculating net income (or loss) for such period

Severance payments and non-recurring seller-related expenses, not to exceed $550,000 in the aggregate, incurred in the calendar quarter ended June 30, 2005, in each instance, to the extent deducted in calculating net income (or loss) for such period

All non-cash amounts deducted in the determination of net income (or loss) for such period resulting solely from the application of FAS 141, FAS 142 or FAS 144 in accordance with GAAP		_________

All transaction-related expenses and fees incurred in connection with (a) the transactions consummated on the Original Closing Date pursuant to the Credit Agreement and Related Agreements as in effect on the Original Closing Date and (b) the transactions contemplated by the Credit Agreement and the Related Transactions, not to exceed $12,000,000 in the aggregate, and in connection with Permitted Acquisitions, not to exceed $500,000 in the aggregate, in each case to the extent not included in any of the other add-backs in computing EBITDA provided herein, and to the extent deducted in calculating net income or loss for such period	$	_________

Amendment and waiver fees paid to Agent and Lenders and annual agent’s fee paid to Agent, in each instance, to the extent deducted in calculating net income (or loss) for such period	$	_________

Other expenses paid at the direction of the Agent in connection with the exercise of its rights under the Loan Documents, to the extent deducted in calculating net income (or loss) for such period	$	_________

Non-cash compensation expense attributable to employee stock options, to the extent deducted in calculating net income (or loss) for such period	$	_________

Other non-cash expenses (or less non-cash income), to the extent deducted (or, with respect to non-cash income, included) in calculating net income (or loss) for such period and for which no cash outlay (or cash receipt) is foreseeable	$	_________

Performance bonuses paid to officers and employees in accordance with Section 5.7 of the Credit Agreement, not to exceed $2,500,000 in the aggregate, to the extent deducted in calculating net income (or loss) for such period	$	_________

EBITDA [4]	$	_________

[4]	For all purposes, EBITDA for the following periods shall be deemed equal to the following amounts:

Period	EBITDA
February 2005	$1,070,000
March 2005	$1,463,000
April 2005	$1,443,000
May 2005	$1,998,000
June 2005	$2,018,000
July 2005	$1,374,000
August 2005	$2,689,000
September 2005	$2,871,000
October 2005	$3,159,000
November 2005	$2,204,000

EBITDA for December 2005 and for the stub-period beginning January 1, 2006 and ending on the Restatement Effective Date shall equal actual EBITDA of Borrower and its Subsidiaries for such month (or stub-period) computed on a basis consistent with the determination of EBITDA set forth in the table above.

Calculation of Cash Flow

EBITDA for the applicable period of measurement		$	_________

Less: Unfinanced Capital Expenditures (per Covenant 6.1)			_________

Cash Flow [used in calculation of Excess Cash Flow and Fixed Charge Coverage]		$	_________

**********

Calculation of Leverage Ratio

Leverage Ratio is defined as follows:

Average of the Revolving Loan balance as of the last day of each of the twelve months ended on date of measurement (or, with respect to any measurement date ending on or prior to December 31, 2006, the average of the Revolving Loan balance as of the last day of each calendar month since the Restatement Effective Date)		$	_________

Plus:	Letter of Credit Participation Liability as of date of measurement		_________

	Outstanding principal balance of the Swing Line Loans as of date of measurement		_________

	Outstanding principal balance of the Term Loan as of date of measurement		_________

	Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement		_________

	Principal portion of Subordinated Indebtedness evidenced by the Subordinated Notes as of date of measurement		_________

	Without duplication, all other Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under Rate Contracts to the extent constituting an Obligation) as of date of measurement		_________

Indebtedness:		$	_________

Less:	Unrestricted cash and cash equivalents of Borrower and its Subsidiaries in which Agent has a perfected first priority Lien, not to exceed $2,500,000 in the aggregate	$	_________

Adjusted Indebtedness [used in calculation of Senior Leverage Ratio]	$

EBITDA for the twelve month period ending on the date of measurement (per Exhibit B)	$

Plus: Pro Forma Acquisition EBITDA (as defined below) for each Permitted Acquisition (attach Schedule showing calculation of Pro Forma Acquisition EBITDA for each Permitted Acquisition)	$

Adjusted EBITDA [used in calculation of Senior Leverage Ratio]	$

Leverage Ratio (Adjusted Indebtedness (from above) divided by Adjusted EBITDA) [used in determination of Applicable Margin]

“Pro Forma Acquisition EBITDA” means, with respect to any Acquired Entity, the Acquired Entity’s earnings before interest, taxes, depreciation and amortization for the most recent trailing twelve (12) month period ending as of the last day of the month preceding the closing of the Permitted Acquisition for which financial statements have been delivered to Agent, subject to (a) such proforma add-backs of the type specified on Exhibit B that have been deducted in calculating net income (or loss) for such period and (b) such other proforma adjustments, in each case as are acceptable to the Agent. Pro Forma Acquisition EBITDA for any Acquired Entity shall be calculated on a month by month basis such that a separate amount shall be allocated to each month included in the applicable trailing twelve (12) month period. After the consummation of any Permitted Acquisition, Pro Forma Acquisition EBITDA with respect to any Acquired Entity acquired as a result thereof shall equal Pro Forma Acquisition EBITDA (a) for and allocated to the calendar month preceding the calendar month in which the closing of such Permitted Acquisition occurs and (b) included within the twelve (12) month period ending the applicable date of determination.

EXHIBIT 5.7

PANTHER II TRANSPORTATION, INC.

2005 Special Bonus Plan

July 27, 2005

The following sets forth the terms and conditions of the 2005 Special Bonus Plan for specified members of senior management of Panther II Transportation, Inc. (the “ Company” ).

Plan :	The plan will be referred to as the 2005 Special Bonus Plan (the “ Plan”). For the avoidance of doubt, this Plan shall be in addition to, and not in lieu of, any other bonus plan for fiscal year 2005 established by the Company prior to the date hereof.

Eligibility :	The compensation committee (the “ Compensation Committee”) of the board of directors of PTHR Holdings, Inc. (“Holdings”) will award interests in the Plan to identified members of management of the Company.

Interests :	Awards under the Plan represent the right to receive a cash payment if the Company meets or exceeds certain EBITDA (as defined below) targets for the 2005 fiscal year. The maximum amount of the cash payment payable to each Participant under the Plan will be in an amount equal to the “Maximum Bonus Amount” specified in the Participant’s award letter.

Payment :	Each Participant will be entitled to receive up to 100% of the applicable Maximum Bonus Amount from the Company as follows:

(1)    If the Company achieves EBITDA for the 2005 fiscal year equal to or in excess of $21,000,000 but less than $21,100,000, each Participant will be entitled to receive a cash payment equal to 20% of such Participant’s Maximum Bonus Amount;

(2)    If the Company achieves EBITDA for the 2005 fiscal year equal to or in excess of $21,100,000 but less than $21,200,000, each Participant will be entitled to receive a cash payment equal to 40% of such Participant’s Maximum Bonus Amount;

(3)    If the Company achieves EBITDA for the 2005 fiscal year equal to or in excess of $21,200,000 but less than $21,300,000, each Participant will be entitled to receive a cash payment equal to 60% of such Participant’s Maximum Bonus Amount;

(4)    If the Company achieves EBITDA for the 2005 fiscal year

equal to or in excess of $21,300,000 but less than $21,400,000, each Participant will be entitled to receive a cash payment equal to 80% of such Participant’s Maximum Bonus Amount; and

(5)    If the Company achieves EBITDA for the 2005 fiscal year equal to or in excess of $21,400,000, each Participant will be entitled to receive a cash payment equal to 100% of such Participant’s Maximum Bonus Amount.

If earned, payments made hereunder will be paid on the date which is 10 business days following the date on which the audited financial statements for fiscal year 2005 are released (the “ Payment Date ”).

Payments made hereunder will be reduced by the amount of any federal or state tax which the Company determines is required to be withheld under applicable law and regulations. Amounts payable hereunder are not intended to constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code, as amended, and the Plan shall be construed accordingly.

Key Definitions :	“ EBITDA ” means, for fiscal year 2005, the consolidated earnings of Holdings and its subsidiaries, before interest, taxes, depreciation, amortization and any fees paid to Fenway Partners, Inc. and its affiliates plus or minus (as applicable) any items determined by the Compensation Committee in its reasonable discretion to be extraordinary or non-recurring, provided that the Company’s costs incurred in investigating, preparing for and finalizing the Stock Purchase Agreement shall be an extraordinary, non-recurring expense that shall not be included in the calculation of EBITDA, all as calculated by the Compensation Committee on the basis of the Holdings’ audited consolidated financial statements for fiscal year 2005.

“ Stock Purchase Agreement ” means the Contribution and Share Purchase Agreement by and among Panther II Transportation, Inc., PTHR Holdings, Inc., Panther Acquisition, Inc. and Ellen A. Amato as trustee of the Amato FLIT Trust U/A/D 12/31/03, Craig T. Amato, individually and as trustee of the 1999 Craig T. Amato Grantor Retained Annuity Trust and Daniel K. Sokolowski, individually and as trustee of the Daniel K. Sokolowski Revocable Trust U/A dated 2/16/99.

Termination :	The Plan and all awards granted hereunder will immediately and automatically terminate in the event of an insolvency or bankruptcy of the Company or Holdings.

If a Participant’s employment with the Company is terminated by the Company or by the Participant for any reason prior to the Payment Date, such Participant’s award will immediately and automatically terminate; provided , however that, in the event of the death or disability of the Participant after December 31, 2005 and prior to the Payment Date, the Company shall pay to the estate of the Participant the award, if any, that would have otherwise been payable to the Participant hereunder and under the Participant’s award letter.

Neither the adoption of the Plan nor the grant of an award to any Participant will confer upon any Participant any right to continue as an employee or in any other position with the Company or any of its subsidiaries or affiliates or affect in any way the right of the Company or any such subsidiary or affiliate to terminate any Participant at any time.

The loss of existing or potential profit in awards granted under the Plan will not constitute an element of damages in the event of termination of any employment or other relationship of any Participant with the Company or any of its subsidiaries or affiliates even if the termination is in violation of an obligation of the Company or any of its subsidiaries or affiliates to such Participant by contract or otherwise.

Non-transferability :	Awards under the Plan are non-transferable, except upon the death of a Participant, whose awards may be transferred by will or by the laws of descent and distribution.

Administration and Amendment :	The Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to (a) determine the terms and conditions of each award under the Plan; (b) prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (c) adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) interpret the Plan and any award granted under the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any award granted thereunder. Such determinations of the Compensation Committee will be conclusive and will bind all parties.

The Compensation Committee may at any time discontinue granting awards under the Plan. The Compensation Committee may at any time or times amend the Plan or any award under the Plan for any purpose in the sole discretion of the Compensation Committee, but no such amendment will adversely affect the rights of the holder of any award previously granted under the Plan without the consent of such holder.

PANTHER II TRANSPORTATION, INC.

2005 Supplemental Cash Bonus Plan

September 14, 2005

The following sets forth the terms and conditions of the 2005 Supplemental Bonus Plan for specified members of senior management of Panther II Transportation, Inc. (the “ Company ”)

Plan :	The plan will be referred to as the 2005 Supplemental Bonus Plan (the “ Plan ”). For the avoidance of doubt, this Plan shall be in addition to, and not in lieu of, any other bonus plan for fiscal year 2005 established by the Company prior to the date hereof.

Eligibility :	The compensation committee (the “ Compensation Committee ”) of the board of directors of PTHR Holdings, Inc. (“ Holdings ”) will award interests in the Plan to the members of management of the Company identified on Schedule I hereto (each, a “ Participant ”).

Interests :	Awards under the Plan represent the right to receive a cash payment if the Company meets or exceeds certain EBITDA (as defined below) targets for the 2005 fiscal year. The maximum amount of the cash payment payable to each Participant under the Plan will be $50,000.

Payment :	Each Participant will be entitled to receive a cash bonus in the amount set forth in the following table based on the amount of EBITDA (as defined below) achieved by the Company for the 2005 fiscal yean

If 2005 Fiscal Year EBITDA is: (EBITDA amounts in millions)		Then each Participant will be entitled to receive a cash bonus payment equal to:
Greater Than:	But Less Than:
$21.4	$21.5	$3,000
$21.5	$21.6	$4,000
$21.6	$21.7	$5,000
$21.7	$21.8	$10,000
$21.8	$21.9	$13,333
$21.9	$22.0	$16,667
$22.0	$22.1	$20,000
$22.1	$22.2	$33,333
$22.2	$22.3	$43,333
$22.3	$22.4	$46,667
$22.4	N/A	$50,000

If earned, payments made hereunder will be paid on the date which is 10 business days following the date on which the audited financial statements for fiscal year 2005 are released (the “ Payment Date”).

Payments made hereunder will be reduced by the amount of any federal or state tax which the Company determines is required to be withheld under applicable law and regulations. Amounts payable hereunder are not intended to constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code, as amended, and the Plan shall be construed accordingly.

Key Definitions:	“ EBITDA” means, for fiscal year 2005, the consolidated earnings of Holdings and its subsidiaries, before interest, taxes, depreciation, amortization and any fees paid to Fenway Partners, Inc. and its affiliates plus or minus (as applicable) any items determined by the Compensation Committee in its reasonable discretion to be extraordinary or non-recurring, provided that the Company’s costs incurred in investigating, preparing for and finalizing the Stock Purchase Agreement shall be an extraordinary, non-recurring expense that shall not be included in the calculation of EBITDA, all as calculated by the Compensation Committee on the basis of the Holdings’ audited consolidated financial statements for fiscal year 2005.

“ Stock Purchase Agreement” means the Contribution and Share Purchase Agreement by and among Panther II Transportation, Inc., PTHR Holdings, me, Panther Acquisition, Inc. and Ellen A. Amato as trustee of the Amato FLIT Trust U/A/D 12/31/03, Craig T. Amato, individually and as trustee of the 1999 Craig T. Amato Grantor Retained Annuity Trust and Daniel K. Sokolowski, individually and as trustee of the Daniel K. Sokolowski Revocable Trust U/A dated 2/16/99.

Termination:	The Plan and all awards granted hereunder will immediately and automatically terminate in the event of an insolvency or bankruptcy of the Company or Holdings.

If a Participant’s employment with the Company is terminated by the Company or by the Participant for any reason prior to the Payment Date, such Participant’s award will immediately and automatically terminate; provided , however that, in the event of the death or disability of the Participant after December 31, 2005 and prior to the Payment Date, the Company shall pay to the estate of the Participant the award, if any, that would have otherwise been payable to the Participant hereunder and under the Participant’s award letter.

Neither the adoption of the Plan nor the grant of an award to any Participant will confer upon any Participant any right to continue as an employee or in any other position with the Company or any of its subsidiaries or affiliates or affect in any way the right of the Company or any such subsidiary or affiliate to terminate any Participant at any time.

The loss of existing or potential profit in awards granted under the Plan will not constitute an element of damages in the event of termination of any employment or other relationship of any Participant with the Company or any of its subsidiaries or affiliates even if the termination is in violation of an obligation of the Company or any of its subsidiaries or affiliates to such Participant by contract or otherwise.

Non-transferability :	Awards under the Plan are non-transferable, except upon the death of a Participant, whose awards may be transferred by will or by the laws of descent and distribution.

Administration and Amendment :	The Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to (a) determine the terms and conditions of each award under the Plan; (b) prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (c) adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) interpret the Plan and any award granted under the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any award granted thereunder. Such determinations of the Compensation Committee will be conclusive and will bind all parties.

The Compensation Committee may at any time discontinue granting awards under the Plan. The Compensation Committee may at any time or times amend the Plan or any award under the Plan for any purpose in the sole discretion of the Compensation Committee, but no such amendment will adversely affect the rights of the holder of any award previously granted under the Plan without the consent of such holder.

	Participants	Schedule I
John Sliter Richard Buffington Christopher French

PANTHER II TRANSPORTATION, INC.

Sokolowski 2005 Cash Bonus Plan

September 14, 2005

The following sets forth the terms and conditions under which a cash bonus for fiscal year 2005 may be paid to Daniel K. Sokolowski (“Sokolowski”) based on the achievement by Panther II Transportation, Inc. (the “Company”) of certain EBITDA targets for fiscal year 2005.

Plan :	The plan will be referred to as the Sokolowski 2005 Cash Bonus Plan (the “Plan”).
Payment :	Sokolowski will be entitled to receive a cash bonus in the amount set forth in the following table based on the amount of EBITDA (as defined below) achieved by the Company for the 2005 fiscal year.

If 2005 Fiscal Year EBITDA is: (EBITDA amounts in millions)		Then Sokolowski will be entitled to receive a cash bonus payment equal to:
Greater Than:	But Less Than:
$0	$21.0	$0
$21.0	$21.1	$200,000
$21.1	$21.2	$400,000
$21.2	$21.3	$600,000
$21.3	$21.4	$800,000
$21.4	$21.5	$991,000
$21.5	$21.6	$998,000
$21.6	$21.7	$985,000
$21.7	$21.8	$1,136,667
$21.8	$21.9	$1,126,667
$21.9	$22.0	$1,116,667
$22.0	$22.1	$1,273,333
$22.1	$22.2	$1,233,333
$22.2	$22.3	$1,203,333
$22.3	$22.4	$1,360,000
$22.4	$22.5	$1,350,000
$22.5	$22.8	$1,516,667
$22.8	$23.1	$1,683,333
$23.1	N/A	$1,850,000

The maximum amount of the cash payment payable to Sokolowski under the Plan will be $1,850,000.

Sokolowski Cash Bonus Plan

If earned, payments made hereunder will be paid on the date which is 10 business days following the date on which the audited financial statements for fiscal year 2005 are released (the “Payment Date”).
Payments made hereunder will be reduced by the amount of any federal or state tax which the Company determines is required to be withheld under applicable law and regulations. Amounts payable hereunder are not intended to constitute deferred compensation for purposes of Section 409A of the Internal Revenue Code, as amended, and the Plan shall be construed accordingly.

Key Definitions :	“EBITDA” means, for fiscal year 2005, the consolidated earnings of PTHR Holdings, Inc. (“Holdings”) and its subsidiaries, before interest, taxes, depreciation, amortization and any fees paid to Fenway Partners, Inc. and its affiliates plus or minus (as applicable) any items determined by the Compensation Committee of the Board of Directors of Holdings (the “Compensation Committee”) in its reasonable discretion to be extraordinary or non-recurring, provided that the Company’s costs incurred in investigating, preparing for and finalizing the Stock Purchase Agreement shall be an extraordinary, non-recurring expense that shall not be included in the calculation of EBITDA, all as calculated by the Compensation Committee on the basis of the Holdings’ audited consolidated financial statements for fiscal year 2005.

“ Stock Purchase Agreement ” means the Contribution and Share Purchase Agreement by and among Panther II Transportation, Inc., PTHR Holdings, Inc., Panther Acquisition, Inc. and Ellen A. Amato as trustee of the Amato FLIT Trust U/A/D 12/31/03, Craig T. Amato, individually and as trustee of the 1999 Craig T. Amato Grantor Retained Annuity Trust and Daniel K. Sokolowski, individually and as trustee of the Daniel K. Sokolowski Revocable Trust U/A dated 2/16/99.

Termination :	The Plan will immediately and automatically terminate in the event of an insolvency or bankruptcy of the Company or Holdings.

~~If Sokolowski’s employment with the Company is terminated by the Company or by Sokolowski for any reason prior to the Payment Date, Sokolowsk’s award will immediately and automatically terminate;~~ provided~~,~~ however that, in the event of

Sokolowski Cash Bonus Plan	-2-

the death or disability of Sokolowski after December 31, 2005 and prior to the Payment Date, the Company shall pay to the estate of Sokolowski the award, if any, that would have otherwise been payable to Sokolowski hereunder.

Neither the adoption of the Plan nor the grant of an award to Sokolowski will confer upon Sokolowski any right to continue as an employee or in any other position with the Company or any of its subsidiaries or affiliates or affect in any way the right of the Company or any such subsidiary or affiliate to terminate Sokolowski at any time.

The loss of existing or potential profit in awards granted under the Plan will not constitute an element of damages in the event of termination of any employment or other relationship of Sokolowski with the Company or any of its subsidiaries or affiliates even if the termination is in violation of an obligation of the Company or any of its subsidiaries or affiliates to such Sokolowski by contract or otherwise.

Non-transferability :	The award granted to Sokolowski hereunder is non-transferable, except that upon the death or disability of Sokolowski, the award may be transferred by will or by the laws of descent and distribution.

Administration and Amendment :	The Plan will be administered by the Compensation Committee. The Compensation Committee will have the authority to (a) determine the terms and conditions of any award under the Plan; (b) prescribe the form or forms of any instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (c) adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) interpret the Plan and any award granted under the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan or any award granted thereunder. Such determinations of the Compensation Committee will be conclusive and will bind all parties.

/s/ Daniel K. Sokolowski 9/26/05
Daniel K. Sokolowski
CEO

Sokolowski Cash Bonus Plan	-3-

EXHIBIT 11.1(a)

BORROWING BASE CERTIFICATE

PANTHER II TRANSPORTATION, INC.

Date:             , 200

This Borrowing Base Certificate (this “Certificate”) is given by PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), pursuant to subsection 4.2(d) of that certain Amended and Restated Credit Agreement dated as of January 11, 2006 among Borrower, Antares Capital Corporation, as agent (“Agent”), and the financial institutions party thereto as lenders (collectively, the “Lenders”), as such agreement may have been further amended, restated, supplemented or otherwise modified from time to time (the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

(a)	attached is a schedule of the Borrowing Base (Exhibit A) of Borrower as of the above date and the calculations made with respect thereto;

(b)	based on such schedule, the Borrowing Base as of the above date is:

$

Borrowing Base Certificate	1

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this              day of January, 2006.

PANTHER II TRANSPORTATION, INC., an Ohio corporation, as the Borrower

By:
Name:
Title:

Borrowing Base Certificate	2

EXHIBIT A TO EXHIBIT 11.1(a)

BORROWING BASE CERTIFICATE

Accounts of the Borrower. Accounts means on any date of determination, all “accounts” (as such term is defined in the UCC) of Borrower and its Subsidiaries, including, without limitation, the unpaid portion of the obligations of a customer of Borrower or one of its Subsidiaries in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by Borrower or such Subsidiary, as stated on the invoice of Borrower or such Subsidiary, net of any credits, rebates or offsets owed to such customer.		$

Less Ineligible Accounts:

(a)	Accounts that are unpaid more than ninety (90) days after the invoice date

(b)	Accounts that are owed by an Account Debtor who is obligated on Accounts owed to Borrower and its Subsidiaries more than twenty-five percent (25%) of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in clause (a) above, unless the Agent has approved the continued eligibility thereof

(c)	Accounts that do not arise out of the sale by Borrower or one of its Subsidiaries of finished goods Inventory and/or the rendition by Borrower or one of its Subsidiaries of services to an Account Debtor located within the United States of America or Canada, or, if located outside of the United States of America or Canada, if such Accounts are not backed by a letter of credit issued or confirmed by either (i) a bank which is organized under the laws of the United States of America or a state thereof and which has capital, surplus and undivided profits in excess of $250,000,000, or (ii) an office located in the United States of America of a foreign bank, which bank has been approved in advance by the Agent in its sole discretion and which letter of credit has been delivered to the Agent as Collateral

1

(d)	Accounts where the Account Debtor is (i) an Affiliate of the Borrower, (ii) a director, officer or employee of the Borrower or an Affiliate of the Borrower, (iii) the United States of America or any department, agency or instrumentality thereof unless the aggregate outstanding amount of such Accounts do not exceed $250,000 or the Borrower or its Subsidiary shall have complied with the Federal Assignment of Claims Act of 1940, as amended, to the satisfaction of the Agent, (iv) a debtor under any proceeding under the Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof, other than, at the sole discretion of the Agent, Accounts that arise out of the sale by Borrower or one of its Subsidiaries of finished goods Inventory and/or the rendition by Borrower or one of its Subsidiaries of services to an Account Debtor, in each case after the filing date of any such proceeding, or (v) an assignor for the benefit of creditors

(e)	Accounts that are not subject to a first priority perfected Lien in favor of the Agent for the benefit of the Agent and the Lenders, or Accounts which are subject to any Lien other than Permitted Liens

(f)	Accounts with respect to which there is an unresolved dispute (but only to the extent of the disputed amount)

(g)	Accounts to the extent that including such Accounts as Eligible Accounts would cause the total Eligible Accounts owing from the Account Debtors obligated thereon or their Affiliates to exceed twenty percent (20%) of all Eligible Accounts

(h)	Accounts that arise from a sale to an Account Debtor on a bill-and-hold guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis or with respect to which the obligations of the applicable Account Debtor thereon are contingent upon any further performance or delivery to be made by the Borrower or one of its Subsidiaries

(i)	Accounts that are not payable in United States Dollars

2

Advance Rate			85%

85% Advance Rate Subtotal		$	_____________

Plus:  Accounts(in an aggregate amount of up to $666,667 at any time outstanding) that are unpaid more than ninety (90) days, but less than one hundred twenty (120) days after the invoice date, and that are not “Ineligible Accounts” pursuant to any of the criteria set forth in clauses (b) – (i) above

		$	_____________

Advance Rate			75%

75% Advance Rate Subtotal	$		_____________

Borrowing Base	$		_____________

3

EXHIBIT 11.1(b)

FORM OF

NOTICE OF BORROWING

            , 200

Antares Capital Corporation,

as Agent

311 South Wacker Drive

Suite 4400

Chicago, Illinois 60606

Gentlemen:

Reference is made to the Amended and Restated Credit Agreement dated January 11, 2006 (the “Credit Agreement”) among Antares Capital Corporation, as Agent for the benefit of all Lenders, the Lenders who are parties thereto and the undersigned, Panther Transportation II, Inc., an Ohio corporation. All capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

Pursuant to Section 1.5 of the Credit Agreement, Borrower hereby notifies Agent that on              , 200      , Borrower desires to borrow an aggregate principal amount of $              of the Revolving Loan, which amount, when taken together with the outstanding principal balance of the Revolving Loan and any Letter of Credit Participation Liability on the date hereof, will not exceed the Maximum Revolving Loan Balance.

The disbursement of the portion of the Revolving Loan hereby requested shall be a (check applicable blanks):

☐	Base Rate Loan; or

☐	LIBOR Rate Loan having an Interest Period of:

☐	one month

☐	two months

☐	three months

☐	six months

Borrower acknowledges that this Notice of Borrowing and acceptance by Borrower of the proceeds of the Revolving Loan contemplated hereby constitute a representation and warranty that the conditions contained in Section 2.2 of the Credit Agreement have been satisfied.

Very truly yours,

PANTHER TRANSPORTATION II, INC., an Ohio corporation, as the Borrower

By:
Name:
Title:

EXHIBIT 11.1(c)

FORM OF

NOTICE OF CONTINUATION/CONVERSION

            ,200

Antares Capital Corporation, as Agent

311 South Wacker Drive

Suite 4400

Chicago, Illinois 60606

Ladies and Gentlemen:

We refer to the Amended and Restated Credit Agreement dated as of January 11, 2006 (as the same has been or may hereafter be amended, modified or supplemented, the “Credit Agreement”) between the undersigned, Antares Capital Corporation, as Agent and the lenders who are parties thereto. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

Pursuant to subsection 1.6(b) of the Credit Agreement, Borrower hereby makes a request to:

(a) convert to a LIBOR Rate Loan with an Interest Period of [1, 2, 3 or 6] months $             [to convert to a LIBOR Rate Loan, said amount must be a minimum of $100,000 and integral multiples of $50,000 in excess thereof] of presently outstanding [Revolving Loans] [Term Loan] Base Rate Loans.

(b) continue as a LIBOR Rate Loan $             [must be a minimum of $100,000 and integral multiples of $50,000 in excess thereof] of presently outstanding [Revolving Loans] [Term Loan] LIBOR Rate Loans with an Interest Period expiration date of             , 200   . The Interest Period for such LIBOR Rate Loan is requested to be a [1, 2, 3 or 6] month period.

The undersigned hereby represents and warrants that, both before and after giving effect to the conversion or continuation request above, the conditions in Section 2.2 of the Credit Agreement are satisfied.

Sincerely,

PANTHER TRANSPORTATION II, INC., an Ohio corporation, as the Borrower

By
Its

EXHIBIT 11.1(e)

FORM OF AMENDED AND SUBSTITUTED TERM NOTE

$	January , 2006
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), hereby unconditionally promises to pay to the order of                                  , a                                  corporation (“Lender”), at Agent’s office at 311 South Wacker Drive, Suite 4400, Chicago, Illinois 60606, or at such other place as the Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                      AND NO/100 DOLLARS ($             ) , or, if less, the aggregate unpaid principal amount of all advances made pursuant to subsection 1.1(a) of the “Credit Agreement” (as hereinafter defined), at such times as are specified in, and in accordance with the provisions of, the Credit Agreement. This Amended and Substituted Term Note is referred to in and was executed and delivered pursuant to that certain Amended and Restated Credit Agreement dated as of January 11, 2006 (the “Credit Agreement”) among Borrower, Antares Capital Corporation, a Delaware corporation, as Agent for the benefit of all Lenders, and the lenders who are parties thereto, to which reference is hereby made for a statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Term Note as defined in the Credit Agreement. This Term Note is secured by the Collateral.

Borrower further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Credit Agreement, from the date hereof until payment in full hereof at the applicable rate specified in subsection 1.3(a) of the Credit Agreement; provided , however , that if Agent or Required Lenders so elect, following the occurrence and during the continuance of an Event of Default under subsections 4.1, 4.2(b), 7.1(a) or, as a result of the Borrower’s failure to observe any of the covenants contained in Article VI hereof, 7.1(c) (or automatically while any Event of Default under subsections 7.1(f), 7.1(g) or 7.1(m)(iv) exists), Borrower promises to pay to Lender interest on the unpaid principal amount hereof at the applicable rate specified in subsection 1.3(c) of the Credit Agreement. Interest shall be payable in arrears on the dates specified in subsection 1.3(b) of the Credit Agreement, on the date of any prepayment in full and at maturity, whether by acceleration or otherwise.

If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by applicable law.

If any suit or action is instituted or attorneys are employed to collect this Term Note or any part thereof, Borrower hereby promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

Borrower and each endorser, guarantor and surety of this Term Note hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Term Note. Except as provided in the Credit Agreement, Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Agent of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

THIS TERM NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK AND SHALL PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. Whenever possible each provision of this Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Note. Whenever in this Term Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

This Term Note is in partial substitution for and replacement of certain Term Notes A and Term Notes B in the original aggregate principal amount of $            , made by Borrower to certain lenders under the Original Credit Agreement (as such Term Notes A and Term Notes B shall have been amended and substituted prior to the date hereof, collectively, the “Original Notes”), and is made in substitution of such Original Notes and not in satisfaction of any portion of such Original Notes. This Term Note shall not be deemed to constitute a novation.

IN WITNESS WHEREOF, Borrower has executed this Term Note as of the day and year first written above.

PANTHER II TRANSPORTATION, INC., an Ohio corporation, as the Borrower

By:
Title:

EXHIBIT 11.1(d)

FORM OF AMENDED AND SUBSTITUTED REVOLVING NOTE

$	January , 2006
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, PANTHER II TRANSPORTATION, INC. , an Ohio corporation (“Borrower”), hereby unconditionally promises to pay to the order of                     , a              corporation (“Lender”), at Agent’s office at 311 South Wacker Drive, Suite 4400 Chicago, Illinois 60606, or at such other place as the Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                      AND NO/ 100 DOLLARS ($             ) , or, if less, the aggregate unpaid principal amount of all advances made pursuant to subsection 1.1(b) of the “Credit Agreement” (as hereinafter defined), at such times as are specified in, and in accordance with the provisions of, the Credit Agreement. This Amended and Substituted Revolving Note is referred to in and was executed and delivered pursuant to that certain Amended and Restated Credit Agreement dated as of January 11, 2006 (the “Credit Agreement”) among Borrower, Antares Capital Corporation, a Delaware corporation, as Agent for the benefit of all Lenders, and the Lenders who are parties thereto, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Revolving Note as defined in the Credit Agreement. This Revolving Note is secured by the Collateral.

Borrower further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Credit Agreement, from the date hereof until payment in full hereof at the applicable rate specified in subsection 1.3(a) of the Credit Agreement; provided , however , that if Agent or Required Lenders so elect, following the occurrence and during the continuance of an Event of Default under subsections 4.1, 4.2(b), 7.1(a) or, as a result of the Borrower’s failure to observe any of the covenants contained in Article VI hereof, 7.1(c) (or automatically while any Event of Default under subsections 7.1(f), 7.1(g) or 7.1(m)(iv) exists), Borrower promises to pay to Lender interest on the unpaid principal amount hereof at the applicable rate specified in subsection 1.3(c) of the Credit Agreement. Interest shall be payable in arrears on the dates specified in subsection 1.3(b) of the Credit Agreement, on the date of any prepayment in full and at maturity, whether by acceleration or otherwise.

If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or

1

received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by applicable law.

If any suit or action is instituted or attorneys are employed to collect this Revolving Note or any part thereof, Borrower hereby promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

Borrower and each endorser, guarantor and surety of this Revolving Note hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Revolving Note. Except as provided in the Credit Agreement, Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Agent of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

THIS REVOLVING NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK AND SHALL PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

This Revolving Note is in partial substitution for and replacement of certain Revolving Notes in the original aggregate principal amount of $            , made by Borrower to certain lenders under the Original Credit Agreement (as such Revolving Notes shall have been amended and substituted prior to the date hereof, collectively, the “Original Notes”), and is made in substitution of such Original Notes and not in satisfaction of any portion of such Original Notes. This Revolving Note shall not be deemed to constitute a novation.

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IN WITNESS WHEREOF, Borrower has executed this Revolving Note as of the day and year first written above.

PANTHER II TRANSPORTATION, INC., an
Ohio corporation, as the Borrower

By:
Title:

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EXHIBIT 11.1(e)

FORM OF AMENDED AND SUBSTITUTED TERM NOTE

$	January , 2006
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), hereby unconditionally promises to pay to the order of                                 , a                                  corporation (“Lender”), at Agent’s office at 311 South Wacker Drive, Suite 4400, Chicago, Illinois 60606, or at such other place as the Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                                  AND NO/100 DOLLARS ($             ) , or, if less, the aggregate unpaid principal amount of all advances made pursuant to subsection 1.1 (a) of the “Credit Agreement” (as hereinafter defined), at such times as are specified in, and in accordance with the provisions of, the Credit Agreement. This Amended and Substituted Term Note is referred to in and was executed and delivered pursuant to that certain Amended and Restated Credit Agreement dated as of January 11, 2006 (the “Credit Agreement”) among Borrower, Antares Capital Corporation, a Delaware corporation, as Agent for the benefit of all Lenders, and the lenders who are parties thereto, to which reference is hereby made for a statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Term Note as defined in the Credit Agreement. This Term Note is secured by the Collateral.

Borrower further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Credit Agreement, from the date hereof until payment in full hereof at the applicable rate specified in subsection 1.3(a) of the Credit Agreement; provided , however , that if Agent or Required Lenders so elect, following the occurrence and during the continuance of an Event of Default under subsections 4.1, 4.2(b), 7.1 (a) or, as a result of the Borrower’s failure to observe any of the covenants contained in Article VI hereof, 7.1(c) (or automatically while any Event of Default under subsections 7.1(f), 7.1(g) or 7.1(m)(iv) exists), Borrower promises to pay to Lender interest on the unpaid principal amount hereof at the applicable rate specified in subsection 1.3(c) of the Credit Agreement. Interest shall be payable in arrears on the dates specified in subsection 1.3(b) of the Credit Agreement, on the date of any prepayment in full and at maturity, whether by acceleration or otherwise.

If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by Lender, and in such event Borrower shall pay Lender interest at the highest rate permitted by applicable law.

If any suit or action is instituted or attorneys are employed to collect this Term Note or any part thereof, Borrower hereby promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

Borrower and each endorser, guarantor and surety of this Term Note hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Term Note. Except as provided in the Credit Agreement, Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Agent of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

THIS TERM NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK AND SHALL PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. Whenever possible each provision of this Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Note. Whenever in this Term Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Term Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

This Term Note is in partial substitution for and replacement of certain Term Notes A and Term Notes B in the original aggregate principal amount of $            , made by Borrower to certain lenders under the Original Credit Agreement (as such Term Notes A and Term Notes B shall have been amended and substituted prior to the date hereof, collectively, the “Original Notes”), and is made in substitution of such Original Notes and not in satisfaction of any portion of such Original Notes. This Term Note shall not be deemed to constitute a novation.

IN WITNESS WHEREOF, Borrower has executed this Term Note as of the day and year first written above.

PANTHER II TRANSPORTATION, INC., an Ohio corporation, as the Borrower

By:
Title:

EXHIBIT 11.1(f)

FORM OF SWING LINE NOTE

$2,000,000	January , 2006
Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Borrower”), hereby unconditionally promises to pay to the order of ANTARES CAPITAL CORPORATION, a Delaware corporation (“Lender”), at Agent’s office at 311 South Wacker Drive, Suite 4400 Chicago, Illinois 60606, or at such other place as the Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000), or, if less, the aggregate unpaid principal amount of all advances made pursuant to subsection 1.1(d) of the “Credit Agreement” (as hereinafter defined), at such times as are specified in, and in accordance with the provisions of, the Credit Agreement. This Swing Line Note is referred to in and was executed and delivered pursuant to that certain Amended and Restated Credit Agreement dated as of January 11, 2006 (the “Credit Agreement”) among Borrower, Antares Capital Corporation, a Delaware corporation, as Agent for the benefit of all Lenders, and the Lenders who are parties thereto, to which reference is hereby made for a statement of the terms and conditions under which the Swing Line Loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Credit Agreement shall be used in this Swing Line Note as defined in the Credit Agreement. This Swing Line Note is secured by the Collateral.

Borrower further promises to pay interest on the outstanding unpaid principal amount hereof, as provided in the Credit Agreement, from the date hereof until payment in full hereof at the applicable rate specified in subsection 1.3(a) of the Credit Agreement; provided , however , that if Agent or Required Lenders so elect, following the occurrence and during the continuance of an Event of Default under subsections 4.1, 4.2(b), 7.1(a) or, as a result of the Borrower’s failure to observe any of the covenants contained in Article VI hereof, 7.1(c) (or automatically while any Event of Default under subsections 7.1(f), 7.1(g) or 7.1(m)(iv) exists), Borrower promises to pay to Lender interest on the unpaid principal amount hereof at the applicable rate specified in subsection 1.3(c) of the Credit Agreement. Interest shall be payable in arrears on the dates specified in subsection 1.3(b) of the Credit Agreement, on the date of any prepayment in full and at maturity, whether by acceleration or otherwise.

If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. Anything herein to the contrary notwithstanding, the obligations of Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Swing Line Lender would be contrary to the provisions of any law applicable to Swing Line Lender limiting the highest rate of interest which may be lawfully

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contracted for, charged or received by Lender, and in such event Borrower shall pay Swing Line Lender interest at the highest rate permitted by applicable law.

If any suit or action is instituted or attorneys are employed to collect this Swing Line Note or any part thereof, Borrower hereby promises and agrees to pay all costs of collection, including reasonable attorneys’ fees and court costs.

Borrower and each endorser, guarantor and surety of this Swing Line Note hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Swing Line Note. Except as provided in the Credit Agreement, Borrower also waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default and prior to the exercise by Agent of its rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

THIS SWING LINE NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT NEW YORK, NEW YORK AND SHALL PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. Whenever possible each provision of this Swing Line Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Swing Line Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Swing Line Note. Whenever in this Swing Line Note reference is made to Agent, Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Swing Line Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

This Swing Line Note is in partial substitution for and replacement of certain Revolving Notes in the original aggregate principal amount of $            , made by Borrower to certain lenders under the Original Credit Agreement (as such Revolving Notes shall have been amended and substituted prior to the date hereof, collectively, the “Original Notes”), and is made in substitution of such Original Notes and not in satisfaction of any portion of such Original Notes. This Swing Line Note shall not be deemed to constitute a novation.

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IN WITNESS WHEREOF, Borrower has executed this Swing Line Note as of the day and year first written above.

PANTHER II TRANSPORTATION, INC., an Ohio corporation, as the Borrower

By:
Title:

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